LOAN AGREEMENT
Dated as of December 6, 2024
among

CIM/J STREET HOTEL SACRAMENTO OWNER, LLC
CIM/J STREET HOTEL SACRAMENTO ML, LLC
CIM/J STREET GARAGE SACRAMENTO OWNER, LLC
each, a Delaware limited liability company
jointly and severally, as Borrowers,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Agent,
and
DEUTSCHE BANK AG, NEW YORK BRANCH, AND ANY OTHER LENDING INSTITUTIONS WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO,
as Lenders

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Page
Section 1.1    Definitions    2
Section 1.2    Other Definitional Provisions    55
ARTICLE II
THE LOAN
Section 2.1    The Loan.    56
Section 2.2    Interest    57
Section 2.3    Interest Calculation    60
Section 2.4    Principal Payments    60
Section 2.5    Other Sums    61
Section 2.6    Mandatory Prepayment    61
Section 2.7    Prepayments After Default    61
Section 2.8    Payment; Default Rate; Application of Certain Monies; Priority of Payments; Set-offs    61
Section 2.9    Interest Rate Protection Agreement    64
Section 2.10    Additional Interest    70
Section 2.11    Taxes    71
Section 2.12    Reserved    74
Section 2.13    Increased Costs and Capital Adequacy.    74
Section 2.14    Changes in Law Regarding Taxation of Mortgaged Property    76
Section 2.15    Usury    76
Section 2.16    Fees    77
Section 2.17    Extensions of Term    77
Section 2.18    Release of Property Upon Repayment in Full.    81
Section 2.19    Required Closing Equity Funds    82
Section 2.20    Phase Zero Renovation Advances and PIP Advances    82
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Due Organization    87
Section 3.2    Due Execution    87
Section 3.3    Enforceability    87
Section 3.4    No Violation    88
Section 3.5    No Litigation    88
Section 3.6    No Default or Event of Default    88
Section 3.7    Offsets, Defenses, Etc.    88
Section 3.8    Agreements: Consents    88
Section 3.9    Use    89
Section 3.10    Representations, Warranties and Certifications of Others    89
Section 3.11    Financial Statements and Other Information    89
Section 3.12    Full Disclosure    89
Section 3.13    Contracts    90
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Section 3.14    Indebtedness    90
Section 3.15    Insurance Policies    90
Section 3.16    Availability of Utilities and Access    90
Section 3.17    Title: No Liens    90
Section 3.18    Compliance with Legal Requirements    90
Section 3.19    Certain Agreements    91
Section 3.20    Security Documents    91
Section 3.21    Casualty and Taking    91
Section 3.22    Operations Agreements    91
Section 3.23    Encroachments    92
Section 3.24    Foreign Person    92
Section 3.25    Control Person    92
Section 3.26    Government Regulation    92
Section 3.27    ERISA    92
Section 3.28    Labor Relations    92
Section 3.29    Name; Principal Place of Business    93
Section 3.30    Trademarks, Etc.    93
Section 3.31    Purpose of Borrower    93
Section 3.32    Flood Zone    93
Section 3.33    Taxes    94
Section 3.34    Adverse Contracts    94
Section 3.35    Adverse Claims    94
Section 3.36    Creditworthiness    94
Section 3.37    Illegal Activity    94
Section 3.38    Physical Condition    95
Section 3.39    No Reliance on Agent or Lenders    95
Section 3.40    Solvency/Fraudulent Conveyance    95
Section 3.41    Organizational Chart    96
Section 3.42    Leases    96
Section 3.43    Hotel    97
ARTICLE IV
CASH MANAGEMENT
Section 4.1    Collateral Accounts    98
Section 4.2    Pledge of Account Collateral    101
Section 4.3    Reserved    102
Section 4.4    Disbursements from Cash Management Account    102
Section 4.5    Net Cash Flow Reserve Sub-Account    103
Section 4.6    Tax and Insurance Reserve Sub-Account    104
Section 4.7    Intentionally Omitted    105
Section 4.8    Key Money Reserve Sub-Account    105
Section 4.9    FF&E Reserve Sub-Account    105
Section 4.10    .    105
Section 4.11    Intentionally Left Blank    106
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Section 4.12    Renovation/PIP Costs Rebalancing Reserve Sub-Account    106
Section 4.13    Seasonality Reserve    107
Section 4.14    Bankruptcy    107
Section 4.15    Borrower’s Account Representations, Warranties and Covenants    107
Section 4.16    Account Collateral and Remedies    108
Section 4.17    Transfers and Other Liens    109
Section 4.18    No Liability    109
Section 4.19    Interest    109
Section 4.20    Reinstatement    109
ARTICLE V
GENERAL AND OPERATIONAL COVENANTS
Section 5.1    Financial Statements, Reports and Documents of Borrower    109
Section 5.2    Management Agreement, Maintenance and Repairs    115
Section 5.3    Inspection of Mortgaged Property and Books and Records    117
Section 5.4    Compliance with Legal, Insurance and Contractual Requirements    117
Section 5.5    Appraisals    118
Section 5.6    Payment of Impositions    119
Section 5.7    Liens and Encumbrances; Ownership of Collateral    119
Section 5.8    Permitted Contests    119
Section 5.9    Alterations    120
Section 5.10    Leases    121
Section 5.11    Required Insurance    123
Section 5.12    Damage or Destruction    129
Section 5.13    Taking of the Mortgaged Property    133
Section 5.14    Application of Proceeds of Casualty or Taking to Loan; Loan Repayment    135
Section 5.15    Costs and Expenses    136
Section 5.16    Transfers    136
Section 5.17    Defense of Title    138
Section 5.18    Recordation and Certain Taxes    139
Section 5.19    Name, Fiscal Year and Accounting Method    139
Section 5.20    Consolidation, Merger, Conveyance, Transfer or Lease    139
Section 5.21    Special Purpose Bankruptcy Remote Entity    139
Section 5.22    Changes in Zoning    140
Section 5.23    Limitation on Indebtedness    140
Section 5.24    Distributions and Dividends    140
Section 5.25    Organizational Documents    140
Section 5.26    ERISA    141
Section 5.27    Maintenance of Existence    141
Section 5.28    Subsidiaries and Joint Ventures    141
Section 5.29    Loans to Partners and Employees    141
Section 5.30    Transactions with Affiliates    142
Section 5.31    Adverse Contracts    142
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Section 5.32    Utilities    142
Section 5.33    Margin Stock    142
Section 5.34    Patriot Act and U.S. Bank Secrecy Act Compliance    142
Section 5.35    Anti-Corruption Obligations    144
Section 5.36    General Contractor Agreement    144
Section 5.37    Architect’s Contract    145
Section 5.38    Replacement of General Contractor, Borrower’s Architect    145
Section 5.39    Hotel Covenants    146
Section 5.40    Construction Representations and Covenants    147
Section 5.41    Completion of Phase Zero Renovation Project/PIP Project    148
Section 5.42    Correction of Defects    150
Section 5.43    Project Budget    150
Section 5.44    Construction Consultant    154
Section 5.45    Collective Bargaining Agreements    155
ARTICLE VI
RESERVED
ARTICLE VII
EVENTS OF DEFAULT
Section 7.1    Events of Default    156
Section 7.2    Acceleration of Loan    160
Section 7.3    Agent’s Right to Complete; Sums Advanced    160
Section 7.4    Reserved    160
Section 7.5    Collateral Accounts    160
Section 7.6    No Liability of Agent or Lenders    161
Section 7.7    Management Agreement    161
Section 7.8    Set-Off    162
Section 7.9    Termination of Loan Agreement    162
Section 7.10    Interest Rate Protection Agreement    162
Section 7.11    Cash Collateral    163
Section 7.12    Guarantor Cure Right    163
ARTICLE VIII
SPECIAL PROVISIONS
Section 8.1    Sale of Loan    163
Section 8.2    Confidentiality; Availability of Records    164
Section 8.3    Severance    165
Section 8.4    Costs and Expenses    166
Section 8.5    Register    166
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ARTICLE IX
AGENT AND LENDERS
Section 9.1    Appointment    167
Section 9.2    Delegation of Duties    169
Section 9.3    Exculpatory Provisions    169
Section 9.4    Reliance by Agent    169
Section 9.5    Notice of Default    170
Section 9.6    Non-Reliance on Agent and Other Lenders    170
Section 9.7    Indemnification    170
Section 9.8    Agent in Its Individual Capacity    171
Section 9.9    Appraisals    171
Section 9.10    Ratable Share    171
Section 9.11    Reserved    171
Section 9.12    Co-Lender Agreement    171
Section 9.13    Future Funding Obligations    172
Section 9.14    Modifications to Article IX    173
Section 9.15    Successor Agents    173
Section 9.16    Limitation on Agent’s Liability    173
ARTICLE X
GENERAL CONDITIONS
Section 10.1    Indemnity    173
Section 10.2    No Waivers    174
Section 10.3    Agent’s Review    175
Section 10.4    Submission of Evidence    175
Section 10.5    Agent and Lenders Sole Beneficiaries    175
Section 10.6    Third Party Beneficiaries    175
Section 10.7    Entire Agreement    175
Section 10.8    Assignment    175
Section 10.9    Further Assurances; Filing of Financing Statements    175
Section 10.10    Cumulative Remedies    176
Section 10.11    Amendments, Waivers, Consents and Approvals    176
Section 10.12    Notices    176
Section 10.13    Binding Effect    178
Section 10.14    Severability of Provisions    178
Section 10.15    Governing Law and Consent to Jurisdiction    178
Section 10.16    Waiver of Jury Trial    179
Section 10.17    No Joint Venture    180
Section 10.18    Determinations and Consents of Agent and Lenders    180
Section 10.19    Headings, Etc.    180
Section 10.20    Incorporation by Reference    180
Section 10.21    Counterparts    181
Section 10.22    IntraLinks    181
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Section 10.23    Survival    181
Section 10.24    Damages    181
Section 10.25    Preferences    181
Section 10.26    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    181
Section 10.27    Exculpation    183
Section 10.28    Brokers and Financial Advisors    183
Section 10.29    Servicer    183
Section 10.30    Creation of Security Interest    184
Section 10.31    Publicity    184
Section 10.32    Joint and Several Liability; Suretyship Waivers    185

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EXHIBITS
Exhibit A-1    Hotel Property
Exhibit A-2    Garage Property
Exhibit B    Secondary Market Transaction Information
Exhibit C    Reserved
Exhibit D    Form of Date Down Endorsement
Exhibit E    List of Unanimous Decisions
Exhibit F    List of Required Lender Decisions

SCHEDULES
Schedule I    Borrower’s Organizational Chart
Schedule II    Definition of Special Purpose Bankruptcy Remote Entity
Schedule III    Intentionally Left Blank
Schedule IV    Approved Annual Budget
Schedule V    Ratable Shares
Schedule VI    Rent Roll
Schedule VII    Approved Phase Zero Renovation Budget
Schedule VIII    Approved Phase Zero Renovation Schedule
Schedule IX    Phase Zero Renovation Plans and Specifications
Schedule X    PIP Budget
Schedule XI    PIP Plans and Specifications

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LOAN AGREEMENT
This Loan Agreement dated as of December 6, 2024, by and among CIM/J STREET HOTEL SACRAMENTO OWNER, LLC, a Delaware limited liability company (“Hotel Fee Borrower”), CIM/J STREET HOTEL SACRAMENTO ML, LLC, a Delaware limited liability company (“Operating Lessee Borrower”), and CIM/J STREET GARAGE SACRAMENTO OWNER, LLC, a Delaware limited liability company (“Garage Fee Borrower”, together with the Hotel Fee Borrower and Operating Lessee Borrower, jointly and severally, the “Borrowers” and each, a “Borrower”), having an office at c/o CIM Group, LLC, 4700 Wilshire Boulevard, Los Angeles, CA 90010, DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”), having an address at 1 Columbus Circle, 15th Floor, New York, New York 10019 (together with its successors and assigns hereunder and such other co-lenders as may exist from time to time, together with each of their successors and assigns, each a “Lender” and collectively, the “Lenders”), and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (including any of its successors and assigns, “Agent”), having an address at 1 Columbus Circle, 15th Floor, New York, New York 10019, for itself and the other Lenders party hereto from time to time.
W I T N E S S E T H:
WHEREAS, Hotel Fee Borrower is the fee owner of that certain real property commonly known as the Sheraton Grand Sacramento located at 1230 J Street, Sacramento, California, 33132, consisting of a 503-key full-service hotel, which real property is more particularly described on Exhibit A-1 attached hereto (the “Hotel Property”);
WHEREAS, Hotel Fee Borrower and Operating Lessee Borrower are parties to that certain Lease Agreement, dated as of May 2, 2008, between Hotel Fee Borrower’s predecessor-in-interest, as lessor, and Operating Lessee Borrower’s predecessor-in-interest, as lessee, as amended by that certain First Amendment to Lease Agreement dated November 1, 2013, that certain Second Amendment to Lease Agreement dated January 1, 2017, that certain Third Amendment to Lease Agreement dated January 1, 2018, that certain Fourth Amendment to Lease Agreement dated as of January 1, 2020, and that certain Fifth Amendment to Lease Agreement dated January 1, 2021 and as assigned to Hotel Fee Borrower pursuant to an Assignment and Assumption of Lease dated as of the date hereof and to Operating Lessee Borrower pursuant to an Assignment and Assumption of Lease dated as of the date hereof (as amended, restated or otherwise modified from time to time in accordance with the terms of this Agreement, the “Operating Lease”).
WHEREAS, Garage Fee Borrower is the fee owner of that certain 5-story parking garage, located at 1221 J Street, Sacramento, California, 33132, which real property is more particularly described on Exhibit A-2 attached hereto (the “Garage Property” and together with the Hotel Property, individually or collectively as the context may require, the “Property”);
WHEREAS, Borrower wishes to borrow up to Ninety-Two Million Two Hundred Thousand Dollars ($92,200,000) (the “Loan Amount”) from Lenders; and

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WHEREAS, the Lenders are willing to make the Loan to Borrowers and Deutsche Bank is willing to act as administrative agent for the benefit of the Lenders with respect to the Loan, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as defined below);
NOW, THEREFORE, in consideration of the making of the Loan by Lenders and of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Article I
DEFINITIONS
1.Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth in this Article I:
“2025 Hotel Management Agreement” means that certain Amended and Restated Management Agreement entered into on or about the date hereof with an effective date of January 1, 2025 between Operating Lessee Borrower and Hotel Manager, as the same may be Modified.
“Acceptable Blanket Policy” has the meaning set forth in Section 5.11(a)(iii).
“Account Agreement” means the Clearing Account Agreement, the Cash Management Agreement, and each other account control agreement (in a form reasonably acceptable to Agent), to be executed and delivered by Borrowers, Agent and the bank at which the Collateral Account that is the subject of such agreement is held.
“Account Bank” means (i) Comerica Bank, a Texas banking association or (ii) any Eligible Institution.
“Account Collateral” has the meaning set forth in Section 4.2(a).
“Acknowledgment” means the Consent of Counterparty to the Collateral Assignment of Rate Protection, if any, made by Counterparty, or, in the case of any Replacement Interest Rate Protection Agreement or Substitute Interest Rate Protection Agreement, an acknowledgment or consent to the Collateral Assignment of Rate Protection made by the Counterparty in form reasonably satisfactory to Agent.
“ADA” means the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101 et seq., as amended from time to time.
“Additional Interest” means (a) all sums payable to Agent or any Lender pursuant to Sections 2.10, 2.11, 2.13 and 2.14 hereof and (b) all sums payable to Agent or any Lender pursuant to an Interest Rate Protection Agreement.
“Advance Conditions” shall have the meaning specified in Section 2.20 hereof.

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“Advances” shall mean, collectively, the Initial Advance, and any additional advance of proceeds of the Loan after the Closing Date made by Lenders pursuant to Section 2.20 hereof, which shall include each of the Phase Zero Renovation Advances and PIP Advances, and “Advance” shall mean any one of the Initial Advance, any Phase Zero Renovation Advances and any PIP Advances.
“Advance Deposits” shall mean all deposits, advance payments and similar items for commitments, reservations and agreements regarding the future use of guest rooms, banquet rooms, conference rooms and other facilities constituting part of the Hotel Property.
“Affiliate” means, with respect to any Person, means any other Person:
(a)    which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; or
(b)    which, directly or indirectly, beneficially owns or holds twenty percent (20%) or more of the voting securities or other rights to vote of such Person; or
(c)    more than twenty percent (20%) of the voting securities or other rights to vote of which is beneficially owned or held by such Person; or
(d)    which is a member of the family (as defined in Section 267(c)(4) of the Code) of such Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of such Person; or
(e)    which is an officer or director of such Person.
For purposes of this definition, the term “control” (and its correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other ownership interest, by contract or otherwise, notwithstanding that other parties holding an ownership interest may have consent rights to certain major decisions specified in the constituent documents of such entity.
“Agent” has the meaning set forth in the first paragraph of this Agreement.
“Agent’s Counsel” means such counsel as Agent from time to time may engage on behalf of itself and Lenders.
“Agent’s Counsel Fees” means the reasonable fees of and disbursements actually incurred by Agent’s Counsel (as opposed to any statutory presumption establishing such fees, as a percentage of the outstanding Loan amount) for services heretofore or hereafter rendered to Agent on behalf of itself and/or Lenders in connection with the Loan, including the preparation, negotiation, administration and Modification of the Loan Documents, and the enforcement of Agent’s and Lenders’ rights and remedies under the Loan Documents including any and all such fees and expenses incurred in connection with litigation, mediation, arbitration, other alternative

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dispute processes, administration proceedings and bankruptcy proceedings, and any appeals from any of the foregoing.
“Agreement” means this Loan Agreement, as it may be Modified and in effect from time to time.
“Alterations” means any demolition, alteration, installation, improvement or expansion of or to the Improvements or any portion thereof.
“Alterations Threshold” means $2,000,000.
“Alternate Index Rate” means, with respect to each Interest Period, the per annum rate of interest of the Benchmark Replacement, determined as of the Interest Determination Date with respect to such Interest Period; provided, that, in no event will the Alternate Index Rate be less than the Index Floor.
“Alternate Rate” means, with respect to each Interest Period, the per annum rate of interest equal to the greater of (i) the sum of (A) the Alternate Index Rate plus (B) the Spread, and (ii) the sum of (A) the Index Floor plus (B) the Spread.
“Alternate Rate Loan” means the Loan at such time as interest thereon accrues at a per annum rate of interest based on the Benchmark Replacement.
“Annual Budget” means the operating budget for the subject Fiscal Year, including all planned Capital Expenditures for the Mortgaged Property, prepared by Borrowers and subject to Agent’s approval to the extent provided in Section 5.1(f), as the same may be amended in accordance with the provisions hereof.
“Annual Seasonality Cap” means (i) with respect to the Fiscal Years 2025 and 2026, $925,000, and (ii) if the Loan is extended beyond the Initial Maturity Date, on the Initial Maturity Date, and annually thereafter, the Annual Seasonality Cap for such Fiscal Year shall be reasonably determined by Agent based on the product of (x) Agent’s reasonable determination of the shortfall in cash flow at the Hotel for the prior twelve (12) months and (y) the greater of (i) 3.25%, and (ii) the lesser of (A) then applicable Daily SOFR Rate and (B) then applicable Strike Price.
“Anti-Corruption Obligation” shall have the meaning specified in Section 5.35 hereof.
“Anti-Money Laundering Laws” shall mean any laws relating to money laundering or terrorist financing, including, without limitation, (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the U.S. Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, and (E) the Patriot Act.
“Appraisal” means the written appraisal report of the Mortgaged Property, as the term “appraisal” is defined in the Code of Professional Ethics of the American Institute of Appraisers, meeting the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, prepared by a professional appraiser retained by Agent at Borrowers’ expense (except as

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otherwise provided in this Agreement), who is a member of the Appraisal Institute, addressed to Agent and, if requested by Agent, Lenders, in form, scope and substance reasonably satisfactory to Agent, setting forth such appraiser’s determination of the Appraised Value.
“Appraisal Update” means, any written supplement or “update” to an Appraisal, prepared by a professional appraiser retained by Agent at Borrowers’ expense (except as otherwise provided in this Agreement), who is a member of the Appraisal Institute, addressed to Agent and, if requested by Agent, Lenders, and in form, scope and substance reasonably satisfactory to Agent, setting forth such appraiser’s determination of the Appraised Value.
“Appraised Value” means the fair market value of the interests being appraised, which would be obtained in an arm’s length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, on the appraisal date of the Appraisal or Appraisal Update, as applicable.
“Approved Annual Budget” has the meaning set forth in Section 5.1(e).
“Approved Capital/FF&E Expenditures” shall mean the cost of FF&E Expenditures and Capital Expenditures to unaffiliated third-parties (except with respect to expenses or fees to Affiliates of Borrower or Guarantor to the extent such expenses or fees have been expressly approved by Agent (including if contained in a budget approved by Agent) incurred by Borrowers and either (i) are Approved Renovation/PIP Expenses, (ii) incurred pursuant to agreements specifically approved by Agent, or (iii) approved by Agent, which approval shall not be unreasonably withheld.
“Approved Guarantor” means (a) (i) (x) CIM Group, or (y) any successor and/or assign of the CIM Group that is both a (I) CIM Entity and (II) Qualified Equity Holder, succeeds to the interest of CIM Group, either directly or as the direct and/or indirect owner of 100% of the equity interests in the counterparty under the CIM Master Services Agreement and CIM Investment Management Agreement, and as manager of Urban Partners GP, LLC (a “CIM Group Successor”), (ii) a Qualified Equity Holder or (iii) other Person that has been approved by Agent in writing in its reasonable discretion as a replacement or supplemental guarantor, (b) that satisfies the Guarantor Financial Covenants (provided, if such Approved Guarantor is supplementing the original Guarantor, then such Approved Guarantor, together with Guarantor shall satisfy the Guarantor Financial Covenants), (c) in the case of clause (a)(ii), such Qualified Equity Holder (I) directly and/or indirectly Controls each Borrower with substantially the same level of Control over the Borrowers that CMCT had as of the Closing Date (or, if the applicable indicia of Control is transferred to CIM Group or another CIM Entity, less Control over the Borrowers than CMCT had as of the Closing Date) and (II) owns not less than fifty percent (50.0%) of the direct and/or indirect ownership interests in each Borrower, and CIM Group or a CIM Group Successor retains at least the same level of Control over the Borrowers that CIM Group had as of the Closing Date, (d) with respect to which Agent and each Lender shall have received and approved Satisfactory Search Results, and (e) that is not a Prohibited Person. If two (2) or more Approved Guarantors are delivering replacement or supplemental guaranties and a replacement or supplemental guaranties and a replacement or supplemental environmental

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indemnity to Agent (on behalf of Lenders), then the obligations of all Approved Guarantors shall be joint and several.
“Approved Guarantor Conditions” means the following conditions: that (i) an Approved Guarantor has duly executed and delivered to Agent, on behalf of the Lenders, replacement or supplemental guaranties in substantially the same forms as each Guaranty, with financial covenants thereunder that (subject to the parenthetical clause in clause (b) of the definition of Approved Guarantor) are substantially the same as the Guarantor Financial Covenants and an environmental indemnity, in substantially the same form as the Environmental Indemnity, whereby such Approved Guarantor agrees to be liable for any and all “Guaranteed Obligations” (as such term is defined in each Guaranty) arising under each Guaranty and all obligations and liabilities arising under the Environmental Indemnity, in each case from and after the Closing Date, (ii) an Approved Guarantor has delivered to Agent (a) evidence reasonably acceptable to allow Agent to confirm such Person satisfies the definition of “Approved Guarantor”; (b) financial statements of such Person setting forth such Person’s Net Worth (as such term is defined in the Guaranty) and Liquid Assets (as such term is defined in the Guaranty) and confirming such Person (subject to the parenthetical clause in clause (b) of the definition of Approved Guarantor) satisfies the Guarantor Financial Covenants; (c) such organizational documents, resolutions and consents as Agent reasonably requests or that are referenced in the opinion delivered pursuant to the following subclause (d) below, and (d) a legal opinion in form and substance reasonably satisfactory to Agent addressing the authority, execution and enforceability of any such Person and the applicable documents which such Person is executing in connection with the Loan and (iii) Borrowers and/or Guarantor have paid all of Agent’s out-of-pocket costs and expenses, including reasonable attorneys’ fees, actually incurred in connection with such Approved Guarantor Condition, even if same is not ultimately satisfied.
“Approved Phase Zero Renovation Expenses” shall mean (i) Phase Zero Renovation Costs set forth in the Phase Zero Renovation Budget, or (ii) any other Phase Zero Renovation Costs approved by Agent which approval shall not be unreasonably withheld.
“Approved PIP Expenses” shall mean (i) PIP Costs set forth in the PIP Budget, or (ii) approved by Agent, which approval shall not be unreasonably withheld.
“Approved Renovation/PIP Expenses” shall mean, collectively, Approved Phase Zero Renovation Expenses and/or Approved PIP Expenses.
“Architect’s Contract” shall mean (i) with respect to the Phase Zero Renovation Project, that certain Agreement for Architectural Services dated November 8, 2019 between Hotel Fee Borrower and Borrower’s Architect, as amended by Change Order #01 and Change Order #02, and (ii) with respect to the PIP Project, the agreement for architectural services to be entered into between Hotel Fee Borrower and Borrower’s Architect, in each case, as the same may be amended from time to time in compliance with the terms hereof.
“Assignment of Agreements” means that certain Assignment of Agreements, Plans, Permits and Licenses, dated the date hereof, by and between Borrowers and Agent, as the same may be Modified.

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“Assignment of Leases” means, individually or collectively as the context may require, (i) that certain Assignment of Leases and Rents, dated the date hereof, by Hotel Fee Borrower and Operating Lessee Borrower in favor of Agent (for the benefit of Lenders), and (ii) that certain Assignment of Leases and Rents, dated the date hereof, by Garage Fee Borrower in favor of Agent (for the benefit of Lenders), in each case, as the same may be Modified.
“Awards” has the meaning set forth in Section 5.13(a).
“Bail-In Action” has the meaning set forth in Section 10.26(b).
“Bail-In Legislation” has the meaning set forth in Section 10.26(b).
“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101 et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.
“Bankruptcy Event” means with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Mortgaged Property; (e) the filing of a petition against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable Legal Requirements; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of such Person or of the whole or any substantial part of its property or assets; or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Benchmark” shall mean (i) initially, and continuing unless and until replaced by a Benchmark Replacement pursuant to Section 2.2.1(c) hereof, the Term SOFR Reference Rate, and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the applicable Benchmark Replacement.
“Benchmark Replacement” shall mean, for any Interest Period, the first alternative set forth in the order below that can be determined by Agent as of the date that the Loan is converted to an Alternate Rate Loan pursuant to Section 2.2(c) below:

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(a)subject to the provisos at the end of this definition, the sum of: (i) SOFR Average and (ii) the related Benchmark Replacement Adjustment; provided, that, SOFR Average and the related Benchmark Replacement Adjustment are displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its sole but good faith discretion; or
(b)the sum of: (i) the floating rate index that Agent determines in its sole but good faith discretion (and in connection therewith, Agent may take into consideration the recommendations of the Relevant Governmental Body) and that is then, or Agent anticipates will be, generally used by Agent in its syndicated floating rate commercial real estate loans similar to the subject Loan as an alternative to the then-current Benchmark, as determined by Agent in its sole but good faith discretion, and (ii) the related Benchmark Replacement Adjustment;
provided, that, if the index rate set forth in clause (a) above is not then commonly used by Agent in its syndicated floating rate commercial real estate loans similar to the subject Loan as an alternative to the then-current Benchmark, as determined by Agent in its sole but good faith discretion, then the Benchmark Replacement shall be determined per clause (b) above.
Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Benchmark Replacement be less than the Index Floor.
“Benchmark Replacement Adjustment” shall mean, for any Interest Period, the first alternative set forth in the order below that can be determined by Agent as of the date that the Loan is converted to an Alternate Rate Loan pursuant to Section 2.2.1 below:
(a)the rate adjustment, or method for calculating or determining such rate adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or
(b)the rate adjustment (which may be a positive or negative value or zero) that has been determined by Agent in its sole but good faith discretion, giving due consideration to any industry-accepted index rate adjustment, or method for calculating or determining such rate adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate balance sheet loans.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark (or the published component used in the calculation thereof);

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(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark continues to be provided on such date; or
(3)     in the case of clause (4) of the definition of “Benchmark Transition Event”, the date of the Change in Law Determination; or
(4)    in the case of clause (5) of the definition of “Benchmark Transition Event”, the date of the Benchmark Unavailability Determination.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(3)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative;

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(4)    a Change in Law that Agent determines (which determination shall be made by Agent in its sole but good faith discretion) prohibits, restricts or limits the use of such Benchmark (upon such determination “Change in Law Determination”); or
(5)    a Benchmark Unavailability Period has occurred or exists with respect to such Benchmark, and Agent determines in its sole but good faith discretion that such Benchmark shall no longer be used as the Benchmark under this Agreement (a “Benchmark Unavailability Determination”).
“Benchmark Unavailability Period” shall mean each (if any) Interest Period for which Agent determines (which determination shall be made by Agent in its sole but good faith discretion) that adequate and reasonable means do not exist for ascertaining the Interest Rate for the applicable Interest Period (including, if the Benchmark is Term SOFR or SOFR Average, that Term SOFR or SOFR Average, as applicable, cannot be determined in accordance with the definition thereof).
“Borrower(s)” has the meaning set forth in the first paragraph of this Agreement.
“Borrowers’ Architect” shall mean (i) with respect to the Phase Zero Renovation Project, DLR Group Inc. and (ii) with respect to the PIP Project, the architect to be selected by Borrower, subject to Agent’s reasonable approval.
“Borrowers’ Certificate” means that certain Borrowers’ Certificate in favor of Agent dated as of the date hereof.
“Borrowers’ Share” means (i) with respect to Phase Zero Renovation Advances, thirty percent (30.0%) and (ii) with respect to PIP Advances, eighty percent (80.0%) of the costs that are the subject of each PIP Advance.
“Borrower Related Party” shall mean, collectively and individually, any Credit Party and any Affiliate of any of the foregoing, and any officer, director, manager, agent, employee or immediate family member of the foregoing, and any Person acting at the direction of any of the foregoing.
“Breakage Costs” has the meaning set forth in Section 2.8.8(a).
“Broker” has the meaning set forth in Section 10.28.
“Business Day” means any day (other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close).
“Calendar Quarter” means each of the periods of January 1 through the immediately succeeding March 31, April 1 through the immediately succeeding June 30, July 1 through the immediately succeeding September 30, and October 1 through the immediately succeeding December 31.

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“Capital Expenditures” for any period means any amount applicable to the Mortgaged Property expended for items capitalized under GAAP or USALI, as applicable (including, as applicable, expenditures for building improvements or major repairs).
“Carry Costs” means, without duplication, Debt Service, Taxes that any Borrower is required to pay pursuant to this Agreement, Property Taxes (and the funding of the Tax and Insurance Reserve Sub-Account), Insurance Premiums (and the funding of the Tax and Insurance Reserve Sub-Account), operating expenses and Other Charges.
“Cash” means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.
“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing one year or less from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of no more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Cash Management Account” has the meaning set forth in Section 4.1(e).
“Cash Management Agreement” means a Cash Management Agreement (Cash Management Account), by and among Borrowers, Agent and Cash Management Bank to be executed in accordance with the terms of this Agreement, as the same may be Modified.
“Cash Management Bank” means: (i) Deutsche Bank Trust Company Americas; or (ii) any other Eligible Institution designated by Agent, at which the Cash Management Account

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is maintained, in each case, provided that such Person enters into the Cash Management Agreement.
“Cash Sweep Period” means any of the following:
(i)    the period of time commencing upon the occurrence of any Event of Default, and ending upon such time as Agent has accepted in writing a cure of such Event of Default (it being understood that Agent shall have no obligation to accept a cure by any Borrower of any Event of Default)) and so long as no other Cash Sweep Period then exists and is continuing; and/or
(ii)    the period of time commencing upon the Closing Date and ending on the date Final Completion of all of the Phase Zero Renovation Project, PIP Project Phase 1 and PIP Project Phase 2 have occurred and no other event giving rise to a Cash Sweep Period then exists and is continuing; and/or
(iii)     the period of time commencing upon a Low Debt Yield Period Trigger and ending upon a Low Debt Yield Period Cure; and/or
(iv)    the period of time commencing on any date a Hotel Management Agreement is not in full force and effect, and ending on the date a Hotel Management Agreement becomes in full force and effect.
Notwithstanding the foregoing, Borrowers shall have the right to terminate a Cash Sweep Period that is continuing pursuant to clause (iii) or clause (iv) hereof by making a partial prepayment of Principal in accordance with Section 2.4 hereof in an amount that would result in the occurrence of a Low Debt Yield Period Cure.
“Casualty” means any damage to or destruction of the Mortgaged Property or any part thereof.
“Casualty Proceeds Disbursement Threshold” has the meaning set forth in Section 5.12(b).
“Central Bank Pledge” has the meaning set forth in Section 10.30.
“Change Order” means any change in, modification to or deviation from any Plans and Specifications or any Construction Contract, whether designated a change order or construction change directive, and whether or not there is a change in the contract sum or contract time under any Construction Contract.
“CIM Entity” means CIM Group or any Person that is either under the Control of CIM Group or under common Control with CIM Group.
“CIM Group” means CIM Group Management, LLC, a Delaware limited liability company.

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“CIM Investment Management Agreement” means that certain Investment Management Agreement, dated as of December 10, 2015, between CIM Urban Partners GP, LLC, as the general partner of, and for and on behalf of, CIM Urban Partners, L.P., a Delaware limited partnership, and CIM Investment Advisors, LLC, a Delaware limited liability company as the "Adviser".
“CIM Master Services Agreement” means that certain Master Services Agreement between Creative Media & Community Trust Corporation, formerly known as CIM Commercial Trust Corporation, which was previously known as PMC Commercial Trust, as “Service Recipient”, and CIM Service Provider LLC , as “CIM Service Provider” and/or “Manager”, dated March 11, 2014.
“Clearing Account” has the meaning set forth in Section 4.1(a).
“Clearing Account Agreement” means that certain Deposit Account Control Agreement, by and between Garage Fee Borrower and Clearing Bank pertaining to the Clearing Account dated as of the Closing Date, as the same may be Modified.
“Clearing Bank” means Comerica Bank, a Texas banking association.
“Closing Date” means the date of the funding of the Loan.
“CMCT” shall mean Creative Media & Community Trust Corporation, a Maryland corporation.
“Co-Lender Agreement” has the meaning set forth in Section 9.12(a).
“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means the Mortgaged Property, the Account Collateral, and all other property, real or personal, tangible or intangible, and all rights thereto, now or hereafter pledged, mortgaged, assigned or delivered pursuant or with respect to the Loan Documents or otherwise by Borrowers, any other Credit Party or any other Person to Agent and/or Lenders as security for the Obligations.
“Collateral Accounts” has the meaning set forth in Section 4.1(g).
“Collateral Assignment of Rate Protection” means that certain Assignment of Interest Rate Protection Agreement from Borrowers to Agent (on behalf of Lenders), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Collective Bargaining Agreements” means, collectively, (i) the Collective Bargaining Agreement dated as of September 5, 2017, between Sheraton Operating Corporation dba The Sheraton Grand Sacramento Hotel and Unite Here Local 49, as modified by that certain Memorandum of Agreement dated on or around September 27, 2022 and that certain

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Memorandum of Agreement dated on or around April 27, 2023, and that certain Sheraton Grand Term Sheet 2024-2028 CBA, which has been ratified by Unite Here Local 49, and (ii) the Collective Bargaining Agreement dated as of January 1, 2019, between Sheraton Operation Corporation for the Sheraton Grand Sacramento Hotel and the International Union of Operating Engineers, Stationary Engineers, Local 39 (the “Local 39 CBA”).
“Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Loan, in the amount set forth on the signature page hereto, and hereafter, as such commitment shall be set forth on the signature page of any assignment and acceptance by which such Lender becomes a Lender or by which such Lender assigns all or any portion of its rights and/or obligations in and to the Loan and the other Loan Documents to an assignee, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Loan, which aggregate commitment shall equal the Loan Amount on the date hereof, as the amounts set forth in clauses (a) and (b) may be adjusted in accordance with this Agreement.
“Comparable Parking Structures” means premises located in the City of Sacramento, California which are comparable to the Garage Property in general location, price, size, facilities, amenities, quality and nature.
“Completion Guaranty” means that certain Completion Guaranty of even date herewith from Guarantor for the benefit of Agent (on behalf of Lenders), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Alternate Index Rate, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day”, “Interest Determination Date”, “Interest Period”, “Payment Date” and “U.S. Government Securities Business Day”, preceding and succeeding business day conventions, rounding of amounts, the timing and frequency of determining rates and making payments of interest, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Agent determines, from time to time, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice for U.S. dollar-denominated floating rate balance sheet loans (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or if Agent or its designee determines that no market practice for the use and administration of such rate exists, in such other manner as Agent determines is reasonably necessary).
“Construction Consultant” shall mean, collectively CBRE, and/or such other Person (which may be an Affiliate of Agent and/or Servicer) as Agent may designate and engage to inspect the Improvements and the Property as renovation and/or construction of the Project progresses and consult with and to provide advice to and render reports to Agent.
“Construction Contract” shall mean any agreement, contract, subcontract or purchase order entered into by Borrower or by the General Contractor in which the Contractor thereunder

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agrees to provide labor, equipment, services and/or materials in connection with the construction, renovation or development of the Phase Zero Renovation Project and/or PIP Project.
“Construction Schedule” shall mean, as applicable, the Phase Zero Renovation Construction Schedule or PIP Construction Schedule.
“Contractor” means any contractor, subcontractor or other Person supplying services, labor or materials in connection with the Approved Renovation/PIP Expenses.
“Control”, “Controlled by” and its respective correlative meanings means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, by contract or otherwise, notwithstanding that other parties holding an ownership interest may have consent rights to certain major decisions specified in the constituent documents of such entity.
“Control Party” means, collectively, (i) with respect to ultimate Control, Guarantor, an Approved Guarantor or a CIM Entity, and (ii) with respect to day to day Control and management, CIM Group or another CIM Entity.
“Controlled Affiliate” means, as to any Person, any other Person that is in direct and/or indirect Control of, is directly and/or indirectly Controlled by or is under common direct and/or indirect Control with such Person.
“Conversion Interest Rate Protection Agreement” has the meaning set forth in Section 2.9.3(h)(i).
“Cost Savings” shall mean the amount, if any, remaining in any Line Item in a Project Budget, after (A) completion of at least 90% of the work relating to such Line Item, (B) at least 90% of all Contractors have been paid in full (subject to Retainage) for work performed and materials provided with respect to the component of the applicable Project to be funded from such Line Item, and (C) delivery to Agent of lien waivers from such Contractors in form and substance reasonably satisfactory to Agent and in recordable form, if requested by Agent, demonstrating that such Contractors have been paid in full (subject to Retainage) for work performed and materials provided with respect to the component of the applicable Project to be funded from such Line Item.
“Counterparty” means, with respect to any Interest Rate Protection Agreement, Replacement Interest Rate Protection Agreement or Substitute Interest Rate Protection Agreement, any Qualified Counterparty thereunder.
“Counterparty Opinion” shall have the meaning specified in Section 2.9.3(g) hereof.
“Credit Card Agreements” shall have the meaning specified in Section 4.1(a) hereof.

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“Credit Party” means, collectively, each Borrower, each Guarantor and each other Person that has, in accordance with the terms of this Agreement, become a guarantor of some or all of Borrowers’ Obligations.
“DBTCA” shall mean Deutsche Bank Trust Company Americas, a New York corporation.
“Debt Service” means, with respect to any particular period of time, scheduled interest payments and, if applicable, scheduled principal payments, due under the Note and the other Loan Documents; provided, that for purposes of calculating Debt Service Coverage Ratio, the Debt Service shall be calculated (I) for purposes of determining the applicable Strike Price, based on the Outstanding Principal Balance, and (II) otherwise, on an annualized basis assuming (a) the outstanding principal balance is the Loan Amount (minus any amounts that have been prepaid) and (b) an interest rate equal to the sum of the (i) the Strike Price and (ii) the Spread (or the Prime Rate Spread if the Loan is a Prime Rate Loan).
“Debt Service Coverage Ratio” means, as of any date of determination, a ratio, calculated by Agent in which (a) the numerator is the Underwritten Net Cash Flow, and (b) the denominator is the annual Debt Service as of the date of determination.
“Debt Service Reserve Sub-Account” has the meaning set forth in Section 4.1(e)(3).
“Debt Yield” means, as of the date of determination, the ratio, expressed as a percentage of (i) the Underwritten Net Cash Flow to (ii) (a) the Outstanding Principal Balance minus (b) the amounts then on deposit in the Net Cash Flow Reserve Sub-Account.
“Default” means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Default Rate” means, as to any date, as to any interest payable at the Default Rate pursuant to this Agreement or any other Loan Document or with respect to any other sum or amount payable pursuant to this Agreement, the Note, the Mortgage or any other Loan Document at the Default Rate, an interest rate per annum equal to the sum of (x) four percent (4%) plus (y) the Interest Rate on such date. The Default Rate shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.
“Deferred Equity Guaranty” means that certain Guaranty of Payment of even date herewith from Guarantor for the benefit of Agent (on behalf of Lenders), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Deutsche Bank” has the meaning set forth in the first paragraph of this Agreement.
“Dollars” or the sign “$” means dollars in the lawful currency of the United States of America.
“Draw Request” has the meaning set forth in Section 2.20.

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“EEA Financial Institution” has the meaning set forth in Section 10.26(b).
“EEA Member Country” has the meaning set forth in Section 10.26(b).
“EEA Resolution Authority” has the meaning set forth in Section 10.26(b).
“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (a) (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case of (a)(i) or (a)(ii), a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (b) an account maintained by DBTCA. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligibility Requirements” means, with respect to any Person, that such Person (A) has total assets (in name or under management and including uncalled or recallable capital commitments) in excess of $650,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity or net worth (including, without limitation, uncalled or recallable capital commitments) of $150,000,000.00 and (B) is regularly engaged in the business of making or owning commercial real estate mortgage and/or mezzanine loans, bonds, securities or other debt instruments.
“Eligible Assignee” shall mean (i) Deutsche Bank or any or any affiliate or alternate branch thereof, or (ii) one or more of the following that is not a Restricted Lender/Assignee:
a.    a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company, mortgage REIT, debt fund or institution substantially similar to any of the foregoing, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements (as defined below);
b.    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;
c.    an institution substantially similar to any of the entities described in clauses (a) or (b) above that satisfies the Eligibility Requirements;
d.    any entity that satisfies the Eligibility Requirements and is Controlled by any of the entities described in clauses (a), (b) or (c) above; or

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e.    an entity that is otherwise an Eligible Assignee under clauses (a), (b), (c) or (d) of this definition acting as the general partner, managing member or fund manager of an entity that satisfies the Eligibility Requirements.
“Eligible Institution” means (i) Wells Fargo Bank N.A., a national banking association, (ii) PNC Bank N.A., a national banking association, (iii) DBTCA or (iv) a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1” by Fitch (and the long term unsecured debt obligations of such depository institution are rated at least “A” by Fitch) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) “A” by S&P, (ii) “A” by Fitch (and the short term deposits or short term unsecured debt obligations or commercial paper of such depository institution are rated no less than “F1” by Fitch), and (iii) “A2” by Moody’s.
“Embargoed Person” shall have the meaning set forth in Section 5.34(c) hereof.
“Emergency Repair” means any work required to be performed at the Mortgaged Property on an emergency basis (i.e. without sufficient time to comply with the applicable provisions of this Agreement) to remedy a situation posing an imminent threat to the Mortgaged Property, human health or safety.
“Environmental Indemnity” means that certain Environmental Indemnity dated as of the date hereof made by Borrowers and Guarantor in favor of Agent.
“Equity Interests” means the capital stock of a corporation, the membership interests of a limited liability company, the partnership interests in a partnership, the joint venture interests in a joint venture, the interests of a beneficiary under a trust or business trust, and all other evidence or instruments of ownership in any legal entity or trust, together with (i) any rights to receive distributions or payments from such corporation, limited liability company, partnership, joint venture, trust, business trust or other legal entity, and all other economic rights and interests of any nature arising from such Person, (ii) any management and voting rights with respect to such corporation, limited liability company, partnership, joint venture, trust, business trust or other legal entity, and (iii) all other rights of and benefits of any nature arising or accruing with respect to the ownership of the capital stock, membership interests, partnership interests, joint venture interests or beneficial interests such corporation, limited liability company, partnership, joint venture, trust, business trust or other legal entity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower, or any trade or business which is under common control (within the meaning of Section 414(c), (m) or (o) of the Code) with any Borrower.

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“EU Bail-In Legislation Schedule” has the meaning set forth in Section 10.26(b).
“Event of Default” has the meaning set forth in Section 7.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or commitment or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to Recipient’s failure to comply with Section 2.11(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order 13244” shall have the meaning specified in Section 5.34(b) hereof.
“Existing Hotel Management Agreement” shall mean that certain Hotel Operating Agreement for the Sheraton Grand Sacramento between Hotel Manager and Public Market Building, LLC (“Prior Hotel Owner”), dated as of April 1, 1999, as affected by that certain assignment from Prior Hotel Owner and its affiliated manager of their interest in the Hotel Management Agreement on May 2, 2008, as amended by that certain First Amendment to the Hotel Operating Agreement dated May 2, 2008, and as further amended by that certain Second Amendment to the Hotel Operating Agreement dated April 6, 2016, that certain Third Amendment to Hotel Operating Agreement dated June 28, 2016, that certain Fourth Amendment to Hotel Operating Agreement dated October 20, 2016, that certain Fifth Amendment to Hotel Operating Agreement dated April 4, 2017, that certain Sixth Amendment to Hotel Operating Agreement dated July 1, 2017, and that certain Seventh Amendment to Hotel Operating Agreement dated June 14, 2022, that certain Eighth Amendment to Hotel Operating Agreement dated October 9, 2023, and that certain Ninth Amendment to Hotel Management Agreement dated September 26, 2024, as assigned to Operating Borrower Lessee pursuant to that certain Assignment and Assumption of Hotel Operating Agreement dated as of the date hereof, together with the Tri-Party Agreement and Guaranty among Sheraton Hotel Manager, Hotel Fee Borrower’s predecessor-in-intertest and Operating Lessee Borrower’s predecessor-in-intertest dated as of May 2, 2008, as assigned to Operating Borrower Lessee and Hotel Fee Borrower pursuant to that certain Assignment and Assumption of Tri-Party Agreement and Guaranty dated as of the date hereof.
“Extension Term” has the meaning set forth in Section 2.17(a).
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not

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materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.
“FF&E” shall mean fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the Vehicles (as defined in the USALI).
“FF&E Expenditure” shall mean expenditures for the repair, replacement or acquisition of FF&E, including associated fees.
“FF&E Reserve Sub-Account” shall have the meaning specified in Section 4.1(e) hereof.
“Final Completion” shall mean (i) with respect to the Phase Zero Renovation Project, the Phase Zero Renovation Project shall have been completed in accordance in all material respects with the Phase Zero Renovation Plans Specifications (as the same may be amended in accordance with this Agreement), the Phase Zero Renovation Budget, all applicable Legal Requirements, the Hotel Management Agreement and this Agreement, (ii) all Phase Zero Renovation Costs in connection with the Phase Zero Renovation Project have been paid in full and closed out and unconditional Lien waivers in form reasonably satisfactory to Agent from all Contractors who performed any work and/or supplied materials in connection with the Phase Zero Renovation Project have been delivered to Agent, (iii) Borrowers have delivered to Agent an AIA Form G704 (Certificate of Substantial Completion) executed by Borrowers’ Architect and Borrowers in connection with the Phase Zero Renovation Project, (iv) Borrowers shall have delivered to Agent (A) copies of all operating manuals, warranties and other material documentation relating to the Phase Zero Renovation Project and any fixtures and equipment used in accordance therewith to the extent in Borrowers’ possession or control, (B) a copy of a permanent or a temporary certificate of occupancy (in the case of a temporary certificate of occupancy, containing no conditions that are not reasonably approved by Agent) with regard to the Hotel Improvements as a whole; with completion of such requirements set forth in clause (i)

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through (iv) above to be evidenced to the reasonable satisfaction of Agent; together with reasonable evidence that all other applicable Governmental Approvals, to the extent required under applicable Legal Requirements, have been issued and all other applicable Legal Requirements have been satisfied to the extent necessary so as to allow such component of the Improvements at the Hotel Property to be used and operated in accordance with the Loan Documents, and (ii) with respect to the PIP Project Phase 1 and PIP Project Phase 2, that Final Completion shall have occurred in accordance with, and as defined in, the Hotel Management Agreement, to be evidenced to the reasonable satisfaction of Agent, and Hotel Manager has delivered to Borrowers a “Renovation Verification Letter” with respect to the applicable Project.
“Final Maturity Date” shall have the meaning specified in Section 2.17(a).
“First Extended Maturity Date” has the meaning set forth in Section 2.17(a) hereof.
“First Extension Term” has the meaning set forth in Section 2.17(a) hereof.
“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Fitch” shall mean Fitch, Inc.
“Force Majeure” shall have the meaning ascribed to the term “Extraordinary Event” under the 2025 Hotel Management Agreement; provided for the purposes of this Agreement, any period of Force Majeure shall extend only so long as Hotel Manager also recognizes such event as an “Extraordinary Event” and only for so long as the applicable extension granted by Hotel Manager, but in any event no longer than one hundred eighty (180) days for all Force Majeure events.
“Foreign Lender” shall mean (a) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Future Equity Contributions” shall mean the aggregate remaining amounts to be funded by Borrowers as Borrowers’ Share of Approved Renovation/PIP Expenses, which are to be funded prior to or with the funding of Lender’s Share of such Approved Renovation/PIP Expenses.
“Future Funding Lender” has the meaning specified in Section 9.13 hereof.
“Future Funding Obligations” has the meaning specified in Section 9.13 hereof.
“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through appropriate boards or committees of that Board after the date hereof, and which are consistently applied for all periods, so as to properly reflect the financial position of a Person, except that any accounting principle or practice required or

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permitted to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of that Board) in order to continue as a generally accepted accounting principle or practice may be so changed only so long as such required or permitted change shall not have the effect of permitting any Person’s compliance with any financial covenants or performance tests contained in this Agreement when without such change, such Person would not so comply.
“Garage Fee Borrower” shall have the meaning specified in the first paragraph of this Agreement.
“Garage Manager” shall mean CIM Management, Inc., a California corporation.
“Garage Management Agreement” shall mean that certain Amended and Restated Property Management and Services Agreement dated as of August 26, 2019 between Garage Manager and CIM/J Street Garage Sacramento, L.P., a California limited partnership (“Garage LP”), as such agreement was assigned by Garage LP to Garage Fee Borrower pursuant to that certain Assignment and Bill of Sale dated as of the date hereof.
“Garage Manager Subordination Agreement” means the Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Garage Fee Borrower, Garage Manager and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Garage Property” shall have the meaning specified in the recitals hereto.
“Garage Revenue” means all rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Garage Fee Borrower or its agents or employees from any and all sources whatsoever, including without limitation (i) all such sums arising from or attributable to the Garage Property; (ii) any sums payable to Garage Fee Borrower under the terms of any Interest Rate Protection Agreement; (iii) proceeds, if any, from business interruption or other loss of income insurance (but not other types of insurance) and (iv) any and all proceeds of the foregoing.
“General Contractor” shall mean, individually or collectively as the context may require, (i) with respect to the Phase Zero Renovation Project, Digney York Associates, LLC, and (ii) with respect to the PIP Project, a contractor reasonably approved by Agent, and in each case, any replacement general contractor reasonably approved by Agent in accordance with Section 5.39 hereof.
“General Contractor’s Agreement” shall mean, individually or collectively as the context may require, (i) with respect to the Phase Zero Renovation Project, that certain Owner-Contractor Agreement between CIM/J Street Hotel Sacramento, L.P. and Digney York

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Associates, LLC dated as of January 24, 2024, and (ii) with respect to the PIP Project, an agreement to be entered into between Hotel Borrower and General Contractor that is reasonably acceptable to Agent, in each case, as may be Modified.
“Government Lists” has the meaning set forth in Section 5.34(b).
“Governmental Approvals” means all approvals, consents, waivers, orders, acknowledgments, authorizations, inspections, signoffs, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the use, occupancy and operation of the Improvements, including, without limitation, any permits and licenses required in connection with the operation of a retail and parking garage property, any permits and licenses required in connection with the operation of a hotel, restaurants (including sale of alcohol), pools, fitness center and/or spas, all land use, building, subdivision, zoning, environmental and similar ordinances and regulations promulgated by any Governmental Authority.
“Governmental Authority” means any federal, state, county, municipal, parish, provincial or other government, or any department, commission, board, court, agency, committee, or quasi-governmental unit whether of the United States of America or any other country, or any instrumentality of any of them, or any other political subdivision thereof.
“Guarantor” means, individually and collectively as the context may require, CMCT and any Person who becomes liable as guarantor under any Guaranty.
“Guarantor Financial Covenants” has the meaning set forth in the Guaranty.
“Guaranty” means, individually and collectively, the Recourse Guaranty, Deferred Equity Guaranty, Completion Guaranty and any other guaranty agreement executed in favor of Agent for the benefit of Lenders.
“Hard Costs” shall mean those Project Related Costs which are for labor, materials, tools, equipment and fixtures (and fees with respect thereto).
“Holder” has the meaning specified in Section 9.13 hereof.
“Hotel” shall mean the Hotel Property together with all Improvements located upon the Hotel Property, which Improvements include 503 hotel rooms.
“Hotel Fee Borrower” has the meaning specified in the first paragraph of this Agreement.
“Hotel Management Agreement” shall mean the Existing Hotel Management Agreement, 2025 Hotel Management Agreement, or Replacement Hotel Management Agreement, as applicable.
“Hotel Manager” shall mean Sheraton Hotel Manager or any manager engaged pursuant to a Replacement Hotel Management Agreement.

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“Hotel Manager FF&E Reserve” shall have the meaning set forth in Section 4.9(a) hereof.
“Hotel Pass-Through Income” shall mean, collectively, (i) Hotel Taxes, (ii) service charges, tips and gratuities paid to a Borrower or Hotel Manager or employees thereof on behalf of individuals providing services to guests of the hotel, and (iii) pass-through charges (such as transportation services, courier services, etc.) collected from guests of the Hotel which are payable directly to a third-party service provider, which is not an Affiliate of any of Borrower, Hotel Manager or Guarantor.
“Hotel Property” shall have the meaning specified in the recitals hereto.
“Hotel Revenue” shall mean revenues from the Hotel from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, health clubs, spas or other amenities, telephone services, laundry, vending, television and parking, and all other rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Hotel Fee Borrower, Operating Lessee Borrower or any of their agents or employees from any and all sources whatsoever, including without limitation (i) all such sums arising from or attributable to the Hotel Property (including, without limitation all Hotel Pass-Through Income); (ii) any sums payable to Hotel Fee Borrower and/or Operating Lessee Borrower under the terms of any Interest Rate Protection Agreement; (iii) proceeds, if any, from business interruption or other loss of income insurance (but not other types of insurance) and (iv) any and all proceeds of the foregoing.
“Hotel Subordination Agreement” shall mean that certain Subordination, Non-Disturbance and Attornment Agreement dated as of the date hereof among Hotel Manager, Hotel Fee Borrower, Operating Lessee Borrower and Agent, as may be Modified.
“Hotel Taxes” shall mean federal, state and municipal excise, occupancy, sales and use taxes collected by or on behalf of Hotel Fee Borrower, Operating Lessee Borrower or Hotel Manager or any other party directly from customers, patrons or guests of the Hotel as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.
“Hotel Transactions” shall mean, collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of a Borrower’s business conducted at the hotel located at the Hotel Property, including nightly rentals (or licensing) of hotel rooms or suites, banquet room use and food and beverage services and (ii) informational or guest services which are terminable on one month’s notice or less without cause and without penalty or premium, including co-marketing, promotional services and outsourced services.

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“HVCRE” shall mean a loan classified as a High Volatility Commercial Real Estate Loan by the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) including, without limitation, the rules, guidelines and directives promulgated pursuant to Basel III.
“Impositions” means and includes all Taxes, Property Taxes, Hotel Taxes, assessments for public improvements or benefits and any payments in lieu thereof, whether or not commenced or completed prior to the date hereof or while any of the Obligations are outstanding, water rates and sewer rents, charges, license fees, permit fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, foreseen or unforeseen, ordinary and extraordinary, which now or at any time hereafter may be assessed, levied, confirmed, imposed or which may become a Lien upon the Collateral, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, revenue, income, proceeds or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise or income or franchise taxes in lieu of taxes which are otherwise imposed upon property of the same type as the Collateral, together with any penalties or other charges with respect to the late payment or non-payment thereof.
“Improvements” has the meaning set forth in the Mortgage.
“Indebtedness” means, with respect to any Person:
(a)    all indebtedness for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise in connection with letter of credit facilities (including letter of credit reimbursement obligations), acceptance facilities or other similar facilities);
(b)    all obligations evidenced by bonds, notes, debentures or other similar instruments;
(c)    all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
(d)    all capital lease obligations, as determined in accordance with GAAP;
(e)    all obligations, contingent or otherwise, in connection with indemnitees, hold harmless agreements, guarantees and similar arrangements to assure a creditor against loss and in connection with interest rate exchange agreements and similar instruments; and
(f)    all Indebtedness of the nature referred to in clauses (a) through (e) above of another Person guaranteed directly or indirectly or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by the Person with respect to whom

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Indebtedness is being determined, even though such Person has not assumed or become liable for the payment of such Indebtedness.
“Indemnified Party” has the meaning set forth in Section 10.1(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent” means, when used with respect to any Person, a Person who: (a) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of Borrower, (b) is not connected with any Borrower or any Affiliate of any Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor (other than as a result of such Person providing services to any Borrower or any Affiliate) director, supplier, customer or person performing similar functions, and (c) is not a member of the immediate family of a Person defined in (a) or (b) above.
“Independent Architect” means an architect, engineer or construction consultant selected by any Borrower which is Independent, licensed to practice in the State of California and has at least ten (10) years of architectural experience and which is reasonably acceptable to Agent.
“Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by Paracorp Incorporated (doing business as Parasec), CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of any Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:
(a)    a member, partner, equityholder, manager, director, officer or employee of any Borrower or any of its equityholders or Affiliates (other than as an Independent Director of any Borrower or an Affiliate of any Borrower that is not in the direct chain of ownership of any Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);
(b)    a creditor, supplier or service provider (including provider of professional services) to any Borrower or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors and other corporate services to any Borrower or any of its Affiliates in the ordinary course of its business);

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(c)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with any Borrower shall be qualified to serve as an Independent Director of the Borrower, provided that the fees that such individual earns from serving as an Independent Director of affiliates of any Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in Schedule II hereto.
“Index Floor” means three and one-quarter percent (3.25%).
“Initial Advance” has the meaning set forth in Section 2.1.2(a).
“Initial Maturity Date” means January 1, 2027 or such earlier date as the entire principal amount of the Loan shall become due and payable by acceleration or otherwise.
“Initial Term” means the period commencing on the date hereof and ending on the Initial Maturity Date.
“Insurance Policies” means the policies of insurance required to be maintained pursuant to Section 5.11 and/or pursuant to any other Loan Document.
“Insurance Premiums” has the meaning set forth in Section 5.11(a)(ii).
“Insurance Requirements” means and includes all provisions of any Insurance Policy, all requirements of the issuer of any such Insurance Policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property.
“Interest” means the interest payable on the Outstanding Principal Balance at the Term SOFR Rate, the Alternate Rate or the Prime Rate, as applicable.
“Interest Determination Date” means, (i) with respect to the initial Interest Period, the date that is two (2) U.S. Government Securities Business Days before the Closing Date, (ii) with respect to each Interest Period thereafter that occurs while the Loan is a Term SOFR Loan, the date that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, (iii) with respect to any Interest Period that occurs while the Loan is an Alternate Rate Loan, the date that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period (or the time determined by Agent in accordance with the Conforming Changes), and (iv) with respect to any Interest Period that occurs while the

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Loan is a Prime Rate Loan, the date that is two (2) Business Days prior to the first day of the applicable Interest Period.
“Interest Period” means the period commencing on each Payment Date and ending on the day immediately preceding the next succeeding Payment Date, with the first Interest Period commencing on the date hereof; provided, however, Agent shall have the right, upon no less than three (3) Business Days prior notice to Borrowers, to adjust the Interest Period at any time so long as Borrowers are not required to make more than one (1) payment on account of Interest in any thirty (30) day period as a result of such adjustment.
“Interest Rate” means with respect to each Interest Period: (a) an interest rate per annum equal to (i) for a Term SOFR Loan, the Term SOFR Rate, determined as of the Interest Determination Date with respect to such Interest Period, (ii) for an Alternate Rate Loan, the Alternate Rate, determined as of the Interest Determination Date with respect to such Interest Period, and (iii) for a Prime Rate Loan, the Prime Rate, determined as of the Interest Determination Date with respect to such Interest Period; or (b) when applicable pursuant to this Agreement or any other Loan Document, the Default Rate.
“Interest Rate Protection Agreement” means the confirmation and agreement with respect to the interest rate cap transaction (together with any schedules relating thereto), if any, between the Counterparty and Borrowers, obtained by Borrowers and collaterally assigned to Agent (for the benefit of Lenders) pursuant to this Agreement. After delivery of a Replacement Interest Rate Protection Agreement to Agent (for the benefit of Lenders), the term Interest Rate Protection Agreement shall be deemed to mean such Replacement Interest Rate Protection Agreement. The Interest Rate Protection Agreement shall be governed by the laws of the State of New York and shall contain or comply with each of the following:
(a)the notional amount of the Interest Rate Protection Agreement shall be not less than an amount initially equal to the Initial Advance, provided such Interest Rate Protection Agreement provides for automatic increases in the notional amount thereof on a monthly basis in accordance with a schedule that has been approved in writing by Agent prior to the date hereof (the “Rate Cap Notional Amount Schedule”) (but subject to adjustment to reflect any partial Loan prepayments), with the maximum notional amount, after all scheduled increases, being no less than the Loan Amount (less any amounts prepaid);
(b)the remaining term of the Interest Rate Protection Agreement shall expire no earlier than the then Maturity Date;
(c)the Interest Rate Protection Agreement shall be issued by the Counterparty to Borrowers and shall be pledged to Agent (for the benefit of Lenders) by Borrowers in accordance with this Agreement;
(d)the Counterparty under the Interest Rate Protection Agreement shall be obligated to make a stream of payments to Borrowers (provided that per the Acknowledgment, the Counterparty shall agree to make such stream of payments to the account designated in the Acknowledgment) (whether or not an Event of Default has occurred) from time to time equal to

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the product of (i) the notional amount of such Interest Rate Protection Agreement multiplied by (ii) the excess, if any, of Term SOFR (including any upward rounding under the definition of Term SOFR (or the Alternate Index Rate or Prime Index Rate, as applicable) over the Strike Price and shall provide that such payment shall be made on a monthly basis in each case not later than (prior to giving effect to any cure period afforded to such Counterparty under the Interest Rate Protection Agreement, which cure period shall not in any event be more than one (1) Business Day after written notice from Borrowers to Counterparty) each Payment Date;
(e)the Counterparty under the Interest Rate Protection Agreement shall execute and deliver the Acknowledgment; and
(f)the Interest Rate Protection Agreement shall impose no material obligation on the beneficiary thereof (after payment of the premium) and shall be in all material respects reasonably satisfactory in form and substance to Agent, including, without limitation, provisions (i) that incorporate representations by the Counterparty that no withholding taxes shall apply to payments by the Counterparty, and provide for “gross up” payments by the Counterparty for any withholding tax, and (ii) that incorporate, if the Interest Rate Protection Agreement contemplates collateral posting by the Counterparty, a credit support annex setting forth the mechanics for collateral to be calculated and posted that are consistent with Agent’s standards, requirements and criteria.
“Inventory” shall mean, as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under the USALI.
“Key Money” shall have the meaning set forth in the 2025 Hotel Management Agreement.
“Key Money Reserve Sub-Account” has the meaning set forth in Section 4.1(e)(6).
“Land” has the meaning set forth in the Mortgage.
“Lease” means any lease, sublease or subsublease, letting, license, concession, or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by any Borrower a possessory interest in, or right to use or occupy all or any portion of any space in the Property or any facilities at the Property, and every Modification relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. As used herein, the term “Leases” at the Hotel Property shall not include Hotel Transactions, the Operating Lease, the Parking Garage Lease and the Parking Agreement.
“Leasing Action” has the meaning specified in Section 5.10(a).
“Legal Requirements” means, collectively, all current and future laws, statutes, regulations, ordinances, codes, rules, rulings, orders, judgments, decrees, injunctions and other

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requirements of any Governmental Authority (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) in effect at the time in question and applicable to any Borrower, any Guarantor or any other Credit Party, the Collateral or to the acquisition, development, construction, use, occupancy, possession, operation, management, maintenance or ownership of the Mortgaged Property or any part thereof.
“Lender’s Share” means (i) with respect to Phase Zero Renovation Advances, seventy percent (70.0%) and (ii) with respect to PIP Advances, twenty percent (20.0%) of the costs that are the subject of each Advance.
“Lenders” has the meaning set forth in the first paragraph of this Agreement.
“Lessee” means any Person (other than a landlord, sublandlord, licensor or other similar Person) obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.
“License Revocation Event” shall mean the denial, revocation or suspension of the certificate of occupancy or Liquor License maintained with respect to the Hotel Property.
“Lien” means any deed of trust, mortgage, pledge, assignment of leases and rents, security interest, encumbrance, lien or charge of any kind including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Line Item” has the meaning specified in Section 5.43(a).
“Liquor Authority” or “Liquor Authorities,” as applicable, shall mean the applicable alcoholic beverage commission or other Governmental Authority, responsible for interpreting, administering and enforcing the Liquor Laws.
“Liquor Laws” shall mean the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by Borrowers in the State of California, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.
“Liquor License” shall mean any license, permit or other authorization to sell or distribute liquor at the Hotel Property that is granted or issued by the applicable Liquor Authorities, including that certain including, but not limited to, that certain Alcohol Beverage License with the License Number 373810 (Type 68, DUP 3, Type 68, DUP 2, Type 68, DUP 1, Type 58, DUP 1, Type 47, Type 46, DUP 1), with an effective date of April 1, 2024, issued by

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the California Department of Alcoholic Beverage Control to Western Host Inc., an affiliate and/or dba of Sheraton Hotel Manager.

“Loan” has the meaning set forth in Section 2.1.
“Loan Amount” has the meaning set forth in the recitals hereto.
“Loan Documents” means, collectively, this Agreement, the Note, the Mortgage, any Collateral Assignment of Rate Protection, the Recourse Guaranty, the Deferred Equity Guaranty, the Completion Guaranty, the Environmental Indemnity, the Loan Fee Letter, the Borrowers’ Certificate, the UCC Financing Statements, the Assignment of Agreements, the Garage Manager Subordination Agreement, the Parking Manager Subordination Agreement, the Hotel Subordination Agreement and any Account Agreements and all other agreements, certificates or other documents to which a Credit Party is a party now or hereafter evidencing or securing or executed in connection with the Loan.
“Loan to Value Ratio” shall mean, as of any date, the ratio, as determined by Agent in good faith, of (a) the sum of (i) the Outstanding Principal Balance, plus (ii) the aggregate amount of all remaining Advances to be advanced under the Loan, if any, to (b) the Appraised Value of the Property.
“Loan Fee Letter” means that certain letter dated as of the date hereof between Agent and Borrowers pertaining to fees payable by Borrowers to Agent or its Affiliates with respect to the Loan.
“Low Debt Yield Period Cure” means that, as of any date of determination occurring after a Low Debt Yield Period Trigger, the Debt Yield is equal to or greater than ten and one-quarter percent (10.25%) for one (1) Calendar Quarter.
“Low Debt Yield Period Trigger” means that, as of any date of determination, the Debt Yield is less than ten and one-quarter percent (10.25%).
“Major Milestones” shall mean the fulfillment, of the following milestones, as determined by Agent in its sole and absolute (but good faith) discretion: (a) with respect to the Phase Zero Renovation Project, Final Completion shall occur no later than February 28, 2025, (b) with respect to PIP Project Phase 1, Final Completion shall occur no later than December 31, 2025, and (c) with respect to PIP Project Phase 2, Final Completion shall occur no later than December 31, 2026; provided, in each case of clauses (a), (b) and (c), the date required for Final Completion of a Project shall be extended (i) to such applicable later date required for Final Completion of such Project as agreed to between Borrower(s) and Sheraton Hotel Manager in an amendment to the 2025 Hotel Management Agreement, and (ii) to the extent of applicable Force Majeure.
“Management Agreement” means a management or similar agreement relating to the Property.

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“Manager Subordination Agreement” means the Garage Manager Subordination Agreement, Hotel Subordination Agreement, the Parking Manager Subordination Agreement, and any other subordination agreement entered into between a Hotel Manager and Agent.
“Material Adverse Effect” means a material adverse effect upon the Collateral, or the business, operations, properties, assets, condition (financial or otherwise), prospects or performance of any Borrower, any Guarantor, any other Credit Party or any Affiliate of such Persons which would materially and adversely affect the Collateral or Borrowers’ or such Guarantor’s ability to perform its respective obligations hereunder or under any other Loan Document or which would materially and adversely impair the ability of Agent to enforce or collect any of the Obligations. In determining whether any individual event would result in a “Material Adverse Effect”, notwithstanding that such event does not in and of itself have such an effect, a “Material Adverse Effect” also shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a “Material Adverse Effect”.
“Material Agreement” means (i) any agreement entered into by any Borrower or otherwise on any Borrower’s behalf with respect to the Mortgaged Property, other than any Loan Document, Garage Management Agreement, the Hotel Management Agreement, the Operating Lease, the Parking Garage Lease, the Parking Agreement and the Leases, and which satisfy any of the following criteria: (a) has a non-cancelable term of one (1) year or longer and is not terminable at any time on sixty (60) days’ notice or less by a Borrower without cause without any material penalty or other material fee, (b) requires payments in excess of $250,000 per calendar year, (c) is between any Borrower and an Affiliate of any Credit Party, or (d) in any way materially limits the use and enjoyment of the Mortgaged Property, (ii) any Hotel Transactions entered into outside of the ordinary course of business for the Hotel, (iii) any Credit Card Agreement, (iv) any Contract which is, when aggregated with all other contracts and agreements with such Person and their Affiliates, for an aggregate remaining contract price equal to or greater than $250,000, and (vii) any Contract relating to environmental remediation or other environmental matters; provided, (x) for so long as a Hotel Management Agreement is in effect, a Material Agreement herein shall not include any agreements which Hotel Manager is permitted to enter into under the Hotel Management Agreement without requiring the approval of Operating Lessee Borrower and/or Hotel Fee Borrower, (y) for so long as the Parking Garage Lease is in effect, a Material Agreement herein shall not include any agreements which Parking Manager is permitted to enter into under the Parking Garage Lease without requiring the approval of Garage Fee Borrower and (z) a Material Agreement herein shall not include any agreements for which General Contractor is permitted to enter into under a General Contractor’s Agreement without requiring the approval of Operating Lessee Borrower and/or Hotel Fee Borrower.
“Material Change Order” shall mean any Change Order that (i) involves the use of materials, fixtures or equipment that is not at least of equal quality to that set forth in the final Plans and Specifications approved by Agent on or prior to the date of the Closing Date, (ii) constitutes a material change in the structural design, value, scope, intended use, layout or quality of any of the Improvements contemplated by the applicable Project, (iii) results in an

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increase of applicable Project Related Costs (together with all related costs) in excess of $100,000.00 for any single Change Order, together with all related Change Orders, (iv) would, inclusive of such Change Order, increase the additional cost of all Change Orders permitted and effectuated without Agent’s consent, to an amount in excess of $500,000.00, (v) affects or is reasonably likely to affect in any material respect a structural element, building system or the exterior of the Hotel, or materially and adversely affects the overall efficiency of operating systems of the Hotel, (vi) is inconsistent with the requirements of any Lease or Material Agreement or would give any party under such agreements the right to terminate, rescind or modify the same, (vii) would reduce the floor area or rentable square footage of the Improvements contemplated by the applicable Project by more than a de minimis amount,, (viii) would reasonably be expected to adversely affect the Lien or priority of the Lien of the Mortgage or violate any Legal Requirement, (ix) would reasonably be expected to delay any Major Milestone, or (x) would require the consent of any other Person that is not under common Control with Borrower (unless such consent is obtained).
“Material Lease” means any Lease (x) at the Hotel Property and (y) at the Garage Property which (i) contains an option or preferential right to purchase all or any portion of the Mortgaged Property, (ii) is with an Affiliate of any Borrower as Lessee, (iii) is entered into during the continuance of an Event of Default, or (iv) covers more than 15,000 rentable square feet.
“Maturity Date” means the Initial Maturity Date, as same may have been extended pursuant to Section 2.17, or such earlier date as the entire principal amount of the Loan shall become due and payable by acceleration or otherwise.
“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Milestone Non-Compliance” shall mean that any Major Milestone has not been timely satisfied as provided in the definition of “Major Milestones”.
“Modification” means with respect to any document or instrument, any amendments, supplements, modifications, restatements, renewals, replacements, consolidations, severances, substitutions and extensions of such document or instrument from time to time; “Modify”, “Modified,” or related words shall have meanings correlative thereto.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Monthly Hotel Pass-Through Income Amount” shall mean, for any given Payment Date, the actual amount of Hotel Pass-Through Income which Hotel Manager does not pay directly to the applicable third-party payees for the calendar month that most-recently ended prior to such Payment Date, as reported in the Monthly Hotel Pass-Through Income Certificate.

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“Monthly Hotel Pass-Through Income Certificate” shall mean an Officer’s Certificate in a form reasonably satisfactory to Agent, which Borrower shall deliver to Agent not later than five (5) Business Days prior to the Payment Date occurring in April, July, October and January (or, during the continuance of an Event of Default, each Payment Date), in which Borrower shall set forth therein the actual amount of Hotel Pass-Through Income (setting forth in reasonable detail the amount of such Hotel Pass-Through Income in each category) that Borrower or Hotel Manager collected and paid to third parties during the calendar quarter (or the calendar month which was two (2) months prior to the calendar month in which the applicable Payment Date occurs during the continuance of an Event of Default) that most recently ended prior to such delivery certifying that such information is true and correct in all material respects, together with supporting documentation reasonably satisfactory to Agent evidencing the actual amount of Hotel Pass-Through Income.
“Mortgage” means, individually or collectively as the context may require, (i) that certain first priority Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, executed and delivered by Hotel Fee Borrower and Operating Lessee in favor of Agent (for the benefit of Lenders) as security for the Loan and encumbering the Hotel Property, and (ii) that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, executed and delivered by Garage Fee Borrower in favor of Agent (for the benefit of Lenders) as security for the Loan and encumbering the Garage Property, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgaged Property” means all of Borrowers’ right, title, and interest in and to (i) the Property and (ii) all other real and personal property collateral described in the Mortgage.
“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) subject to Title IV of ERISA, (i) to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or (ii) with respect to which any Borrower or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA.
“Net Cash Flow Reserve Sub-Account” has the meaning set forth in Section 4.1(e)(4).
“Net Insurance Proceeds” means the amount of all insurance proceeds paid pursuant to any Insurance Policy as the result of a Casualty, after deduction of the costs and expenses (including fees of any insurance consultant or adjuster and reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same.
“Net Parking Revenue” means all amounts payable by Parking Manager to Garage Fee Borrower under the Parking Garage Lease, including without limitation, the “Fixed Rent” and “Percentage Rent” as set forth in the Parking Garage Lease, which is calculated based on the “Gross Revenue” collected by Parking Manager under the Parking Garage Lease.

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“Net Restoration Award” means the amount of all Awards received on account of a Taking, after deduction of the costs and expenses (including reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same.
“Note” means that certain Promissory Note of even date herewith, executed by Borrowers and payable to Lender in the stated principal amount of Ninety-Two Million Two Hundred Thousand and No/100 Dollars ($92,200,000.00), as the same may be amended, supplemented, restated, increased, extended or consolidated.
“Notice” has the meaning set forth in Section 10.12.
“Obligations” means, collectively, all present and future indebtedness, obligations, duties and liabilities of Borrowers to Agent and Lenders arising pursuant to this Agreement and/or the other Loan Documents and/or evidenced by the Note, and all interest accruing thereon, together with reasonable attorneys’ fees and disbursements incurred in the drafting, negotiation, enforcement or collection thereof and of the other Loan Documents, regardless of whether such indebtedness, obligations, duties or liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.
“OFAC” has the meaning set forth in Section 3.37.
“Officer’s Certificate” means a certificate executed by an authorized signatory of the Borrowers (or a Person who Controls Borrowers) that is familiar with the financial condition of each Borrower and the operation of the Mortgaged Property, as the act of each Borrower and not of such authorized signatory, who shall have no personal liability in connection therewith.
“Operating Account” has the meaning set forth in Section 4.1(d).
“Operating Expenses” means for any period, the total of all expenditures, computed in accordance with GAAP (as modified by the USALI with respect to the Hotel Property), of whatever kind relating to the operation, maintenance and management of the Mortgaged Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation (and without duplication), utilities, ordinary repairs and maintenance, insurance, license fees, taxes, Hotel Taxes, Other Taxes, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, and other similar costs. Notwithstanding anything to the contrary in the foregoing, Operating Expenses shall (w) not include depreciation, amortization and other non-cash items, debt service, Capital Expenditures, income taxes or other taxes in the nature of income taxes on sales, or use taxes required to be paid to any Governmental Authority (other than Hotel Taxes), equity distributions, and other extraordinary and non-recurring items, and legal or other professional services fees and expenses unrelated to the operation of the Mortgaged Property, (x) be increased or decreased to reflect known and reasonably certain, in Lender’s reasonable determination, increases or decreases in Operating Expenses for the succeeding twelve (12) month period, including, without limitation, those related to Property Taxes and Insurance Premiums and increases in occupancy at the Mortgaged Property, (y) include the greater of (I) the actual management fees paid to Hotel Manager pursuant to the Hotel Management

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Agreement for such period of determination and (II) an amount equal to three percent (3%) of Hotel Revenue (excluding any Hotel Pass-Through Income) for such period, and (z) include the greater of (I) the actual management fees paid to Garage Manager pursuant to the Garage Management Agreement for such period of determination, and (II) an amount equal to three percent (3%) of Garage Revenue for such period.
“Operating Lease” has the meaning set forth in the recitals to this Agreement.
“Operating Lessee Borrower” has the meaning set forth in the first paragraph of this Agreement.
“Operating Permits” means, collectively, all authorizations, consents and approvals given by and licenses, permits, temporary and permanent certificates of occupancy, issued by Governmental Authorities which are required for the ownership, use and occupancy of the Mortgaged Property in accordance with this Agreement, the Leases, all Legal Requirements, the Parking Garage Lease, Hotel Management Agreement, Garage Management Agreement and the Permitted Encumbrances, and for the performance and observance of all Legal Requirements and all agreements, provisions and conditions of any Borrower contained in the Loan Documents, the Leases and the Permitted Encumbrances and otherwise pertaining to the ownership, use and occupancy of the Mortgaged Property.
“Operations Agreements” shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.
“Ordinary Course of Business” means, with respect to a specific Person, the ordinary course of such Person’s business, substantially as conducted by any such Person prior to or as of the Closing Date, and (i) undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document; and (ii) which shall not in any event interfere in any material respect with the ongoing operation of the business and assets of such Person in a manner consistent with similar properties and shall not interfere in any material respect with the day-to-day operations of such business and assets as contemplated in the Loan Documents.
“Organizational Documents” means (i) for any corporation, the certificate or articles of incorporation, the bylaws, and any shareholders agreement or similar document relating to the rights of shareholders of such corporation, (ii) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights and obligations as between the partners or pursuant to which such partnership is formed, (iii) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights and obligations as between the members, pertaining to the managing member, or pursuant to which such limited liability company is formed, and (iv) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

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“Other Charges” shall mean all maintenance charges, Impositions other than Taxes, Hotel Taxes, any “common expenses” or expenses allocated to and required to be paid by any Borrower under any Operations Agreement, and any other charges including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mortgaged Property, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof.
“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, or any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Principal Balance” means, as of any date of determination, the outstanding principal balance of the Loan.
“Parking Agreement” means that certain Parking Rights Agreement entered into as of August 29, 2019 by and between CIM/J Street Garage Sacramento, L.P., a California limited partnership and CIM/J Street Hotel Sacramento, L.P., a California limited partnership, as assigned to Hotel Fee Borrower pursuant to that certain Assignment and Bill of Sale dated as of the date hereof and to Garage Fee Borrower pursuant to that certain Assignment and Bill of Sale dated as of the date hereof, as the same may be amended from time to time in compliance with the terms hereof.
“Parking Garage Lease” means that certain Parking Garage Lease dated as of November 1, 2013 between Garage Fee Borrower and Parking Manager, as amended by the First Amendment effective November 1, 2017, Second Amendment effective December 1, 2019, Third Amendment effective August 1, 2021, Fourth Amendment effective March 16, 2022, Fifth Amendment effective April 1, 2022, Sixth Amendment effective November 23, 2022, Seventh Amendment effective August 15, 2023, Extension Letter Agreement dated June 24, 2024, and Eighth Amendment effective November 27, 2024, as assigned to Garage Fee Borrower pursuant to that certain Assignment and Bill of Sale dated as of the date hereof, as may be further amended, supplemented or restated in accordance with this Agreement, and (b) after entry into a Replacement Parking Management Agreement, such Replacement Parking Management Agreement.
“Parking Manager” means Ace Parking, a California corporation.
“Parking Manager Subordination Agreement” means the Subordination, Non-Disturbance and Attornment Agreement dated as of the date hereof among Garage Fee Borrower, Parking

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Manager and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.
“Patriot Act Offense” has the meaning set forth in Section 3.37.
“Payment Date” means the first (1st) day of each calendar month during the Term and the Maturity Date; provided, however, if such day is not a Business Day, the Business Day immediately preceding such day; provided, further, Agent shall have the right, upon no less than three (3) Business Days’ notice to Borrowers, to change the Payment Date at any time so long as Borrowers are not required to make more than one (1) payment on account of Interest in any thirty (30) day period as a result of such adjustment.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Pension Lien” shall mean any Lien that arises in connection with any dispute under any Collective Bargaining Agreement or any Lien filed against the Property by or on behalf of any Union or other union labor organization.
“Pension Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and (i) which is maintained for employees of any Borrower or any ERISA Affiliate or in which any such employees participate or to which contributions are made by any Borrower or any ERISA Affiliate, or (ii) with respect to which any Borrower or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA.
“Permitted Encumbrances” means, collectively, (a) any Lien and security interest created by the Loan Documents, (b) any Lien, encumbrances and other matters disclosed in Schedule B of the Title Policy, (c) any Lien, if any, for Impositions which are not yet due or delinquent or are the subject of a permitted contest pursuant to Section 5.8, (d) statutory Liens for labor or materials filed against the Mortgaged Property that are the subject of a permitted contest pursuant to Section 5.8, (e) any Lien filed against equipment that is financed pursuant to any Permitted Equipment Financing, (f) the Leases and any Hotel Transactions, and (g) any other encumbrances consented to by Agent in accordance with Section 5.7, but if any of the encumbrances described in clauses (d) or (f) of this definition have priority over the Lien of the Mortgage, such encumbrance shall not be a Permitted Encumbrance unless consented to, in writing, by Agent prior to the incurrence of any such encumbrance.

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“Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of any Borrower’s business, (ii) for equipment related to the ownership and operation of the Mortgaged Property whose removal would not materially damage or impair the value of the Mortgaged Property, and (iii) which is secured only by the financed equipment.
“Permitted Equity Transfer” means:
(1) Transfers of the publicly traded ownership interests in CMCT or any Person that holds a direct or indirect ownership interest in the publicly traded ownership interests in CMCT;
(2) secondary or follow-on offerings of common shares in CMCT;
(3) a merger or consolidation of CMCT with any other Person if CMCT is the surviving entity, continues to serve as Guarantor and meet the financial covenants in the Guaranty and continues to indirectly have ultimate Control over the Borrowers;
(4) a merger or consolidation of CMCT with, or sale by CMCT of substantially all of its assets to, a Qualified Equity Holder, which Qualified Equity Holder becomes the surviving and/or acquiring entity, so long as (x) CIM Group or another CIM Entity retains at least the same level of Control over the Borrowers that CIM Group had as of the Closing Date and (y) the Approved Guarantor Conditions are satisfied;
(5) pledges of direct and/or indirect interests in CIM Urban REIT Properties XIII, L.P., a Delaware limited partnership, in connection with corporate financings from a Qualified Institutional Lender of all or substantially all of a Person’s assets or of such right to call capital commitments, where the direct and/or indirect beneficial interests in any Borrower do not constitute more than twenty-five percent (25%) of the value of the collateral pledged to such Qualified Institutional Lender (including the foreclosure of such pledge, so long as the foreclosure constitutes a Permitted Equity Transfer);
(6) Transfers by any indirect owner of any Borrower of its indirect beneficial interests in such Borrower (excluding, for the sake of clarity, (x) any transfer, assignment or sale of the direct interests in any Borrower or (y) any pledge of the direct interests in any Borrower or interests in any entity formed primarily for the purpose of holding direct or indirect interests in any Borrower (and not other material assets)), so long as, in all cases, after giving effect to such Transfer (and in the case of any Transfer that is a pledge or other encumbrance, assuming the foreclosure or other exercise of remedies under such pledge or other encumbrance) all of the following conditions shall have been satisfied:
(a)    immediately following such Transfer (i) each Control Party shall maintain Control (whether through the ownership of voting securities or contract) of each Borrower, and (ii) CMCT or any Approved Guarantor that has satisfied the Approved Guarantor Condition shall continue to be indirect constituent owner(s) of each Borrower with an aggregate indirect ownership interest in each Borrower of at least fifty percent (50%);

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(b)    in no event shall any Prohibited Person own any direct or indirect ownership interest in any Borrower or Guarantor (excluding for this purpose the publicly traded ownership interests in any entity whose shares are publicly traded on a U.S. based stock exchange or any Person that holds a direct or indirect ownership interest in any Borrower or Guarantor through the ownership of such publicly traded shares);
(c)    if immediately following such Transfer, the transferee in any transfer described above would obtain Control over any Borrower or Guarantor, a ten percent (10%) or greater ownership interest in any Borrower or Guarantor or any Person that directly or indirectly has Control over any Borrower or Guarantor (and such transferee did not Control such Borrower or Guarantor or held a ten percent (10%) or greater ownership interest in such Borrower or Guarantor or any Person that directly or indirectly has Control over any Borrower or Guarantor prior to such Transfer), Borrowers shall provide to Agent notice of each such Transfer at least fifteen (15) Business Days prior to the consummation thereof, together with such information with respect to the applicable transferee(s) as Agent or Lender may reasonably request in connection with its customary “Know Your Customer” requirements and, Agent and each Lender shall have confirmed that it has received Satisfactory Search Results with respect to such transferee;
(d)    no monetary Default, material non-monetary Default (of which notice has been given by Agent) or Event of Default shall have occurred and be continuing as of the date of such transfer, assignment or sale;
(e)    except to the extent already provided pursuant to clause (c) above, within thirty (30) days following a Transfer that would result in a change to the organizational chart of Borrowers or Guarantor most recently delivered to Agent, Borrowers shall give Agent written notice thereof (and Agent shall thereafter promptly notify Lenders), together with copies of an updated organizational chart of Borrowers and/or Guarantor, as applicable;
(f)    all taxes (other than income taxes), including, stamp taxes, mortgage recording taxes, transfer taxes, recordation taxes, intangible taxes and other taxes, charges and fees incurred in connection with such transfer shall have been paid by the transferor or the proposed transferee at the time of such proposed transfer and if such amounts shall become due as a result of the proposed transferor’s or transferee’s indirect ownership interest in any Borrower or the Mortgaged Property, evidence of such payment shall have been delivered to Agent within thirty (30) days after such transfer;
(g)    [intentionally left blank];
(h)     the Transfer is permitted and made in compliance with the Hotel Management Agreement and Operations Agreements.
“Permitted Fund Manager” means any nationally-recognized manager of investment funds which (i) invests in debt or equity interests relating to commercial real estate, (ii) invests through a fund with committed capital of at least $250,000,000 and (iii) is not the subject of a bankruptcy proceeding.

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“Permitted Indebtedness” means, collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Mortgage and/or the other Loan Documents, (b) incidental indemnity and hold harmless agreements under agreements entered into by such Person in accordance with the Loan Documents, (c) trade debt, accounts payable, conditional sales contracts and Permitted Equipment Financing and other items of tangible personal property which (i) do not exceed, at any time, $250,000 in the aggregate, (ii) are not evidenced by a note and (iii) in the case of trade debt or accounts payable, are paid within ninety (90) days after the date same are incurred, in each case, which is incurred in the Ordinary Course of Business and in accordance with the terms set forth in this Agreement, (d) payables under contracts entered into in connection with the Phase Zero Renovation Project and/or PIP Project and (e) indebtedness incurred by Hotel Manager on behalf of Hotel Fee Borrower and/or Operating Lessee Borrower that Hotel Manager is permitted to incur under the Hotel Management Agreement without the approval of the Borrowers.
“Pfandbrief Pledge” has the meaning set forth in Section 10.30.
“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of any kind.
“Phase Zero Renovation Advance” shall have the meaning specified in Section 2.20.1 hereof.
“Phase Zero Renovation Advance Maximum Amount” shall mean an aggregate sum of up to $5,653,944.49 to be advanced by Lenders pursuant to this Agreement for Phase Zero Renovation Costs.
“Phase Zero Renovation Budget” shall mean the budget for the Phase Zero Renovation Project, as approved by Hotel Manager and Agent, as the same may be amended in accordance with the provisions hereof. The Phase Zero Renovation Budget in effect as of the Closing Date is more particularly described on Schedule VII attached hereto.
“Phase Zero Renovation Construction Schedule” shall mean a reasonably detailed construction schedule based on the status of the Phase Zero Renovation Project at such time, including the dates of commencement and completion (broken down by trade) for each stage of the Phase Zero Renovation Project, certified by Borrower to Agent and approved by Agent. The Phase Zero Renovation Construction Schedule in effect as of the Closing Date is more particularly described on Schedule VIII attached hereto.
“Phase Zero Renovation Costs” shall mean all direct and indirect costs and expenses (including fees) of designing, inspecting, remediating, renovating, constructing, and developing the Phase Zero Project to Final Completion, including, without limitation, Carry Costs.
“Phase Zero Renovation Plans and Specifications” shall mean the plans and specifications for the Phase Zero Renovation Project, as approved by Hotel Manager (to the

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extent such approval is required under the applicable Hotel Management Agreement) and by Agent, including any architectural, structural, mechanical, electrical, plumbing, fire protection and elevator plans and specifications, prepared by Borrower’s Architect and the Other Design Professionals and reviewed and approved by Agent in accordance with the terms hereof, as any of the same may be amended and supplemented from time to time in accordance with the terms of this Agreement. The Phase Zero Renovation Plans and Specifications in effect as of the Closing Date are more particularly described on Schedule IX attached hereto.
“Phase Zero Renovation Project” shall mean the upgrade of the guestrooms and interior corridors of the Hotel, as required by Existing Hotel Management Agreement and approved by Agent, in accordance with the Phase Zero Renovation Plans and Specifications and the Phase Zero Renovation Budget.
“PIP Advance” shall have the meaning specified in Section 2.20.1 hereof.
“PIP Advance Maximum Amount” shall mean an aggregate sum of up to $2,200,000 to be advanced by Lenders pursuant to this Agreement for PIP Costs.
“PIP Budget” shall mean the budget for the PIP Project, as approved by Hotel Manager and Agent, such approval not to be unreasonably withheld, as the same may be amended in accordance with the provisions hereof. The PIP Budget in effect as of the Closing Date is attached as Schedule X attached hereto.
“PIP Construction Schedule” shall mean a reasonably detailed construction schedule based on the status of the PIP Project at such time, including the dates of commencement and completion (broken down by trade) for each stage of the PIP Project, certified by Borrower to Agent and approved by Agent, not to be unreasonably withheld.
“PIP Costs” shall mean all direct and indirect costs and expenses (including fees) of designing, inspecting, remediating, renovating, constructing, and developing the PIP Project to Final Completion, including, without limitation, Carry Costs.
“PIP Plans and Specifications” shall mean the plans and specifications for the PIP Project, as approved by Hotel Manager (to the extent such approval is required under the applicable Hotel Management Agreement) and by Agent, such approval not to be unreasonably withheld, including any architectural, structural, mechanical, electrical, plumbing, fire protection and elevator plans and specifications, prepared by Borrower’s Architect and the Other Design Professionals and reviewed and approved by Agent in accordance with the terms hereof, as any of the same may be amended and supplemented from time to time in accordance with the terms of this Agreement. The PIP Plans and Specifications in effect as of the Closing Date are more particularly described on Schedule XI attached hereto.
“PIP Project” shall mean Borrowers’ renovation and development of the Hotel, as required by the 2025 Hotel Management Agreement and approved by Agent, including the PIP Project Phase 1 and the PIP Project Phase 2, all in accordance with the PIP Plans and Specifications and the PIP Budget.

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“PIP Project Phase 1” shall mean “Phase 1” as defined in, and which scope of work is set forth in, Schedule 1 of the Renovation Addendum to the 2025 Hotel Management Agreement.
“PIP Project Phase 2” shall mean “Phase 2” as defined in, and which scope of work is set forth in, Schedule 1 of the Renovation Addendum to the 2025 Hotel Management Agreement.
“PIP Project Report” shall mean periodic reports to be prepared by the Construction Consultant, based on its review of the PIP Budget, the PIP Plans and Specifications, the PIP Construction Schedule, the General Contractor’s Agreement, the Contracts, the Material Agreements related to the PIP Project, inspections of the PIP Project, and such other documents and information related to the PIP Project, reasonably required by the Construction Consultant.
“Plan Assets” has the meaning set forth in Section 3.27.
“Plans and Specifications” shall mean, individually or collectively, as applicable, (i) the Phase Zero Renovation Plans and Specifications and (ii) the PIP Plans and Specifications.
“Prepayment Fee” shall mean an amount equal to the Yield Maintenance Premium.
“Prime Index” means the rate per annum of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” will be used, and such average will be rounded up to the nearest 1/1000th of one percent (0.001%). If The Wall Street Journal ceases to publish the “Prime Rate,” Agent will select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Agent will select a comparable interest rate index then generally used by commercial real estate lenders for floating rate loans similar to the subject Loan.
“Prime Index Rate” means, with respect to each Interest Period, the per annum rate of interest of the Prime Index, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period; provided that in no event will the Prime Index Rate be less than the Index Floor.
“Prime Rate” means, with respect to each Interest Period, the per annum rate of interest equal to the greater of (i) the sum of (A) the Prime Index Rate plus (B) the Prime Rate Spread, and (ii) the sum of (A) the Index Floor plus (B) the Spread.
“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Index.
“Prime Rate Spread” means, in connection with any conversion of the Loan in accordance with the terms hereof to a Prime Rate Loan, the sum (expressed as the number of basis points and determined at the time of such conversion) of the Spread and the Prime Rate Spread Adjustment; provided that the Prime Rate Spread shall not be less than a spread resulting in the Interest Rate immediately after giving effect to the conversion to a Prime Rate Loan being

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at least equal to the Interest Rate immediately prior to conversion to a Prime Rate Loan, and in no event will the Prime Rate Spread be less than zero.
“Prime Rate Spread Adjustment” means, in connection with any conversion of the Loan in accordance with the terms hereof to a Prime Rate Loan, a spread adjustment, expressed as the number of basis points and determined at the time of such conversion (which may be positive, negative or zero) equal to (1) (x) if the Loan is being converted from a Term SOFR Loan to a Prime Rate Loan, the daily average of Term SOFR (with a floor of zero percent) or (y) if the Loan is being converted from an Alternate Rate Loan to a Prime Rate Loan, the daily average of the Alternate Index Rate (with a floor of zero percent), in either case of (x) or (y), as applicable, over the one hundred eighty (180) day period (or such shorter period to the extent such historical rates are not available, and excluding days within such one hundred eighty (180) day or shorter period that are not Business Days) ending two (2) Business Days prior to the date of conversion, and excluding from such average, if such period of averaging exceeds thirty (30) days, the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period), minus (2) the daily average of the Prime Index Rate (with a floor of zero percent) over the one hundred eighty (180) day period (excluding days within such one hundred eighty (180) day period that are not Business Days) ending two (2) Business Days prior to the date of conversion (excluding from such average the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period).
“Pro Rata Share” means with respect to all matters relating to any Lender, the percentage obtained by dividing (a) the Commitment of such Lender by (b) the aggregate Commitment of all Lenders.
“Prohibited Person” shall mean any Person:
(i)    that is listed on any Government List or is otherwise a Proscribed Person;
(ii)    that is listed on the annex to, or is otherwise subject to the provisions of, Executive Order 13224;
(iii)    who commits, threatens, conspires to commit or supports "terrorism" as defined in Executive Order 13224;
(iv)    that is owned or Controlled by, or acting for on behalf of, any Person that is described in the foregoing clauses(i), (ii) or (iii) above or its otherwise subject to the provisions of Executive Order 13224;
(v)    with whom another Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Patriot Act, Executive Order 13224 and any Anti-Money Laundering Laws;
(vi)    that is an Embargoed Person; or

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(vii)    who is an Affiliate of any Person that is described in any of clauses (i) through (vi) above.
“Project” means, as applicable, (i) the Phase Zero Renovation Project, or (ii) the PIP Project.
“Project Budget” means, as applicable, (i) Phase Zero Renovation Budget or (ii) PIP Budget.
“Project Related Costs” means, as applicable, (i) PIP Costs, or (ii) Phase Zero Renovation Costs.
“Project Report” shall mean periodic reports to be prepared by the Construction Consultant, based on its review of the applicable Project Budget, the applicable Plans and Specifications, the applicable Construction Schedule, all in final form, the General Contractor’s Agreement, the Material Agreements, inspections of the applicable Project, and such other documents and information related to the applicable Project, reasonably required by the Construction Consultant.
“Property” shall have the meaning specified in the recitals hereto.
“Property Condition Report” means collectively, that certain Property Condition Report, dated August 29, 2024 by AEI Consultants as AEI Project No. 497590.
“Property Taxes” means all real and personal ad valorem taxes, common charges and assessments at any time imposed or to be imposed by a Governmental Authority upon any Borrower, the Mortgaged Property, Account Collateral or any other collateral delivered from time to time to secure the repayment of all or a portion of the Loan.
“Proscribed Person” shall have the meaning specified in Section 5.34(b) hereof.
“Punch List Items” shall mean collectively, minor or insubstantial details of construction, decoration, mechanical adjustment or installation, the non-completion of which do not hinder or impede the use, operation, or maintenance of the Hotel Property or the ability to obtain a temporary certificate of occupancy with respect thereto.
“Qualified Carrier” has the meaning set forth in Section 5.11(a)(x).
“Qualified Counterparty” means a financial institution (a) whose senior long term debt is rated A or better by Standard & Poor’s Rating Group or the equivalent rating (as determined by Agent) or better from Moody’s Investor Service, Inc. or Fitch, Inc. and (b) which is otherwise reasonably acceptable to Agent.
“Qualified Equity Holder” shall mean a Person that is one or more of the following:
(a)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or

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pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Qualified Equity Holder Eligibility Requirements;
(b)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Qualified Equity Holder Eligibility Requirements;
(c)    an institution substantially similar to any of the foregoing entities described in the foregoing clauses (a) and (b) that satisfies the Qualified Equity Holder Eligibility Requirements;
(d)    any entity Controlled by any of the entities described in clauses (a) through (c) above that satisfies the Qualified Equity Holder Eligibility Requirements; or
(e)     an investment fund, limited liability company, limited partnership, general partnership, or other entity where a Permitted Fund Manager or an entity that is otherwise a Qualified Equity Holder under clauses (a) through (d) above and which is investing through a fund with committed capital of at least $600,000,000, acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equity Holders under clauses (a) through (d) above.
“Qualified Equity Holder Eligibility Requirements” means with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of Six Hundred Million and No/100 Dollars ($600,000,000.00) and (except with respect to a pension advisory firm or similar fiduciary investing through a fund or other investment vehicle that meets such capital/statutory surplus or shareholder equity requirement) capital/statutory surplus or shareholder’s equity of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial real estate properties.
“Qualified Garage Manager” means so long as such Person is not then subject to a Bankruptcy Event, (a) CIM Group and any Affiliate of CIM Group, and/or (b) a reputable and experienced management organization engaged by Garage Fee Borrower as a manager for the Garage Property or any portion thereof, which management organization shall possess experience in managing properties similar in size, scope, use and value to the Mortgaged Property (or applicable portion thereof) and shall be approved by Agent in its reasonable discretion.
“Qualified Institutional Lender” means one or more of the following:
(A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

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(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;
(C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;
(D) any entity Controlled by, Controlling or under common Control with any of the entities described in clauses (A) or (C) above or clause (F) below;
(E) a Qualified Trustee; or
(F) an investment fund, limited liability company, limited partnership or general partnership where a (i) Permitted Fund Manager or (ii) an entity that is otherwise a Qualified Institutional Lender under clauses (A), (B), (C) or (D) of this definition investing through a fund with committed capital of at least $250,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lender under clauses (A), (B), (C) or (D) of this definition.
“Qualified Parking Manager” means so long as such Person is not then subject to a Bankruptcy Event, (a) Parking Manager or (b) a reputable and experienced management organization or garage operator engaged by Garage Fee Borrower as a manager or tenant for the Garage Property or any portion thereof, which entity shall possess experience in managing or operating parking garages similar in size, scope, use and value to the garage operated from the Garage Property (or applicable portion thereof) and shall be approved by Agent in its reasonable discretion.
“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Approved Rating Agencies.
“Quarterly Leasing Report” has the meaning specified in Section 5.1(c)(i).
“Ratable Share”, “Ratable” or “ratably” shall mean, with respect to any Lender, its share of the Loan based on the proportion of the Outstanding Principal Balance advanced or held by such Lender to the total outstanding principal amount of the Loan. The Ratable Share of each Lender on the date of this Agreement after giving effect to the funding of the Loan on the Closing Date is set forth on Schedule V attached hereto and made a part hereof.

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“Rate Cap Notional Amount Schedule” shall have the meaning set forth in the definition of Interest Rate Protection Agreement.
“Rate Conversion” shall have the meaning specified in Section 2.9.3 hereof.
“Rate Protection Collateral” has the meaning specified in Section 2.9.2 hereof.
“Recipient” means (a) the Agent or (b) any Lender, as applicable.
“Recourse Guaranty” means that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Agent (on behalf of Lenders), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Register” has the meaning specified in Section 8.5(a).
“Regulatory Change” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any Legal Requirement (including by repeal, amendment or otherwise) or in the administration, interpretation, implementation or application thereof by any central bank or other Governmental Authority or (c) the making or issuance of any new or revised request, rule, guidance, guideline or directive (whether or not having the force of law) by any central bank or other Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Release Conditions (Casualty)” has the meaning set forth in Section 5.12(d)(i).
“Release Conditions (Condemnation)” has the meaning set forth in Section 5.12(d)(i).
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Renovation/PIP Costs Shortfall” has the meaning set forth in Section 2.20.8.
“Renovation/PIP Costs Shortfall Notice” has the meaning set forth in Section 2.20.8.
“Rents” means, without duplication, all rents (including rent paid under the Parking Garage Lease), rent equivalents, “additional rent” (i.e. pass-throughs for operating expenses, real estate tax escalations and/or real estate tax pass-throughs, payments by Lessees on account of electrical consumption, porters’ wage escalations, condenser water charges and tap-in fees, freight elevator and HVAC overtime charges, charges for rubbish removal and other sundry charges), Hotel Revenues, revenues from the rental of rooms, guest suites, conference and

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banquet rooms, food and beverage facilities, health clubs, spas or other amenities, telephone services, laundry, vending, television and parking, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower, Hotel Manager or Garage Manager or any of their respective agents or employees (except for wages and cash tips and gratuities paid to employees) from any and all sources arising from or attributable to the Mortgaged Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Mortgaged Property or rendering of services by any Borrower, Hotel Manager or Garage Manager or any of their respective agents or employees and all other items of revenue, receipts or other income as identified in GAAP (as modified by the USALI), and proceeds, if any, from business interruption or other loss of income insurance.
“Replacement Garage Management Agreement” means, collectively, either (i) a management agreement with a Qualified Garage Manager substantially in the same form and substance as the management agreement in place at closing, or (ii) a management agreement with a Qualified Garage Manager, which management agreement shall be reasonably acceptable to Lender.
“Replacement Hotel Management Agreement” means a management agreement with a hotel manager acceptable to Agent and on terms and in form reasonably acceptable to Agent.
“Replacement Interest Rate Protection Agreement” means an interest rate cap agreement from a Qualified Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Protection Agreement except that the same shall be effective as of (i) in connection with a replacement pursuant to Section 2.9.3(c) following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty, the date required in Section 2.9.3(c) or (ii) in connection with a replacement (or extension of the then-existing Interest Rate Protection Agreement) in connection with an extension of the then applicable Maturity Date pursuant to Section 2.17, the date required in Section 2.17; provided, that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Protection Agreement shall be such interest rate cap agreement approved in writing by Agent.
“Replacement Parking Management Agreement” means, collectively, either (i) a lease with a Qualified Parking Manager substantially in the same form and substance as the Parking Garage Lease in place at closing, or (ii) a management agreement or lease with a Qualified Parking Manager, which management agreement or lease shall be reasonably acceptable to Lender.

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“Required Lenders” means an action by the Lenders or Agent that requires the prior consent of other Lenders (and generally a majority or supermajority of such Lenders, but not all of the Lenders and in no event more than sixty-six and two-thirds percent (66.66%) of the Lenders) which shall include, at any time that there are two (2) or more non-defaulting Lenders, not less than two (2) Lenders. The commitment and outstanding principal balance of each defaulting Lender shall be disregarded in determining whether the Required Lenders have approved or disapproved of a matter requiring Required Lenders’ consent.
“Restricted Lender/Assignee” means each of (i) Fortress, (ii) Elliot Management, (iii) Och-Ziff, (iv) Washington Holdings, (v) Wayzata Investment Partners, (vi) Five Mile Capital Partners, and (vi) Cerberus or any Controlled Affiliate of any of the foregoing that is actually known to the transferring Lender.
“Restoration” means, in case of a Casualty or a Taking, the restoration, replacement or rebuilding of the portion of the Mortgaged Property affected by the Casualty or Taking such that when such restoration, replacement or rebuilding is completed, the Mortgaged Property, to the extent practicable, shall have been constructed substantially in accordance with the plans and specifications reasonably approved by Agent (which approval shall not be unreasonably withheld and shall not be required if the applicable Net Insurance Proceeds are less than $500,000) and otherwise in accordance with this Agreement, Legal Requirements and the Permitted Encumbrances and to the extent any alterations or additions to the Mortgaged Property were made in compliance with this Agreement, in accordance with any such alterations or additions (as nearly as reasonably possible to the conditions as existed immediately prior to such Casualty or Taking). In the event that the foregoing requirement cannot be satisfied as a result of Legal Requirements or, in the case of a Taking, as a result of the loss of the use of the portion of the Mortgaged Property, the Mortgaged Property, when restoration, replacement or rebuilding shall have been completed, shall comply with the requirements of this Agreement, the Legal Requirements and the Permitted Encumbrances, and to the extent any alterations or additions to the Mortgaged Property were made in compliance with this Agreement, shall restore any such alterations or additions (as nearly as reasonably possible to the conditions as existed immediately prior to such Casualty or Taking), to the extent reasonably possible but in any event in a manner such that (a) the Improvements constitute an integral unit similar in condition and character to what they were prior to such Casualty or Taking and (b) sufficient access is provided across and over the Mortgaged Property, to the public roads and highways; provided, that, Borrowers shall also be required as part of the “Restoration” to safeguard the Mortgaged Property and remove all dangerous conditions thereon.
“Retainage” shall mean, for each Construction Contract, the greater of (i) ten percent (10%) of all costs funded to the Contractor under the applicable Construction Contract, and (ii) the actual retainage required under such Construction Contract; provided that, if Borrowers request Agent’s consent to a Construction Contract with retainage that is less than the above-referenced amounts (and Borrowers specifically identify the retainage amount in such Construction Contract to Agent in Borrowers’ request), and Agent approves such Construction Contract, then the retainage amount in such approved Construction Contract shall be the

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“Retainage” amount hereunder with respect to such Construction Contract.
“Revenue” means, collectively, the Hotel Revenue and Garage Revenue.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Satisfactory Search Results” shall mean, with respect to any Person, (A) satisfactory completion by each Lender of its anti-financial crime and “know your customer” procedures (internal or otherwise), including receipt of credit history, litigation, judgment, and other related searches, each of which are satisfactory in good faith to Agent and each Lender in all respects and (B) confirmation satisfactory to Agent and each Lender in good faith that such Person does not violate any Anti-Money Laundering Laws, is not on any Government List and is not otherwise a Prohibited Person.
“Seasonality Reserve Sub-Account” has the meaning set forth in Section 4.1(e)(7) hereof.
“Second Extended Maturity Date” has the meaning set forth in Section 2.17(b) hereof.
“Second Extension Term” has the meaning set forth in Section 2.17(b) hereof.
“Secondary Market Transaction” has the meaning set forth in Section 8.1(a).
“Securities” has the meaning set forth in Section 8.1(a).
“Security Documents” means, collectively, this Agreement, the Mortgage, the Collateral Assignment of Rate Protection, any Account Agreement and the UCC Financing Statements. For avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement or any of the Loan Documents, the Environmental Indemnity and the Guaranty shall not constitute “Security Documents” and shall not be secured by the Security Documents.
“Servicer” has the meaning set forth in Section 10.29.
“Servicing Fee” shall have the meaning specified in Section 10.29(a) hereof.
“Sheraton Hotel Manager” means Sheraton Operating LLC, a Delaware limited liability.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

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“SOFR Average” shall mean, for any Interest Period and the Interest Determination Date for such Interest Period, the compounded average of SOFR over a rolling calendar period of thirty (30) days (“30-Day SOFR Average”) on such Interest Determination Date, with the rate, or methodology for this rate, and conventions for this rate being established by Agent in accordance with:
(1)    the “30-day Average SOFR” published on the SOFR Administrator’s Website at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or any successor or successor page thereto established by the SOFR Administrator (as calculated by Agent and rounded upwards, if necessary, to the nearest 1/1000 of 1%); provided, that, if as of 5:00 p.m. (New York City time) on any Interest Determination Date such 30-Day SOFR Average has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the SOFR Average has not occurred, then SOFR Average for the related Interest Period will be the 30-Day SOFR Average as published on the SOFR Administrator’s Website on the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Determination Date; and further provided, that:
(2)    if, and to the extent that, Agent determines that 30-Day Average SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Agent giving due consideration to any industry accepted market practice for similar U.S. dollar-denominated floating rate balance sheet loans;
provided, further, that, if Agent determines that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Agent, then SOFR Average will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.
Notwithstanding the foregoing or anything herein to the contrary, in no event shall SOFR Average be less than the Index Floor.
“Soft Costs” shall mean those Phase Zero Renovation Costs and/or PIP Costs which are not Hard Costs or Carry Costs (including Debt Service), including but not limited to, architect’s and engineer’s fees.
“Special Purpose Bankruptcy Remote Entity” means a corporation, limited liability company or limited partnership which, since the date of its formation, has complied with, and at all times on and after the date hereof, complies and will continue to comply with, the requirements set out on Schedule II hereto.
“Spread” means four hundred and thirty-five hundredths basis points (4.35%) per annum.

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“Stored Materials” has the meanings set forth in Section 5.43(a).
“Strike Price” means, (a) prior to the Initial Maturity Date, not greater than 5.75% per annum, (b) during the First Extension Term, not greater than a per annum rate not more than the rate that would, when set forth as the Strike Price in the definition of Debt Service applicable for purposes of calculating the Debt Service Coverage Ratio, result in the Debt Service Coverage Ratio, calculated as of the first day of such Extension Period, to be equal to or greater than 1.05:1.00, (c) during the Second Extension Term, not greater than a per annum rate not more than the rate that would, when set forth as the Strike Price in the definition of Debt Service applicable for purposes of calculating the Debt Service Coverage Ratio, result in the Debt Service Coverage Ratio, calculated as of the first day of such Extension Period, to be equal to or greater than 1.15:1.00, and (d) during the Third Extension Term, not greater than a per annum rate not more than the rate that would, when set forth as the Strike Price in the definition of Debt Service applicable for purposes of calculating the Debt Service Coverage Ratio, result in the Debt Service Coverage Ratio, calculated as of the first day of such Extension Period, to be equal to or greater than 1.25:1.00.
“Sub-Account” and “Sub-Accounts” has the meanings set forth in Section 4.1(e).
“Substitute Interest Rate Protection Agreement” shall mean an interest rate cap agreement between a Qualified Counterparty and Borrowers, obtained by Borrowers and collaterally assigned to Agent pursuant to this Agreement and shall contain each of the following:
(i)    a term expiring no earlier than the then Maturity Date;
(ii)    the notional amount of the Substitute Interest Rate Protection Agreement shall be not less than an amount equal to the then-Outstanding Principal Balance, provided such Interest Rate Protection Agreement provides for automatic increases in the notional amount thereof on a monthly basis in accordance with the Rate Cap Notional Amount Schedule (but subject to adjustment to reflect any partial Loan prepayments), with the maximum notional amount, after all scheduled increases, being no less than the Loan Amount (less any amounts prepaid);
(iii)    it provides that the only obligation of Borrowers thereunder is the making of a single payment to the Counterparty thereunder upon the execution and delivery thereof;
(iv)    (A) the Counterparty under the Substitute Interest Rate Protection Agreement shall be obligated to make a stream of payments, directly to the Clearing Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Substitute Interest Rate Protection Agreement multiplied by (ii) the excess, if any, of the Alternate Index Rate or Prime Index Rate, as applicable (including any upward rounding under the definition of Alternate Index Rate or Prime Index Rate over the Strike Price and shall provide that such payment shall be made on a monthly basis in each case not later than (after giving effect to and assuming the passage of any cure period afforded to such Counterparty under the Interest Rate Protection Agreement, which cure period shall not in any event be more than three Business Days) each Payment Date, and (B) the Substitute Interest Rate Protection Agreement shall provide to Agent (for the benefit of Lenders) and Borrowers (as determined by

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Agent in its sole but good faith discretion), for the term of the Substitute Interest Rate Protection Agreement, a hedge against rising interest rates that is no less beneficial to Borrowers and Agent (for the benefit of Lenders) than (1) in the case of Section 2.9.3(h)(i) hereof, that which was provided by the Interest Rate Protection Agreement being replaced by the Substitute Interest Rate Protection Agreement and (2) in the case of Section 2.9.3(h)(ii) hereof, that which was intended to be provided by the Interest Rate Protection Agreement that, but for the operation of Section 2.9.3(h) hereof, would have been required to have been delivered by Borrowers pursuant to Section 2.17(b) hereof as a condition to the Extension Term; and
(v)    without limiting any of the provisions of the preceding clauses (a) through (d), it satisfies all of the requirements set forth in clauses (a)-(c), (e) and (f) of the definition of “Interest Rate Protection Agreement”.
From and after the date of any Rate Conversion, all references to “Interest Rate Protection Agreement” and “Replacement Interest Rate Protection Agreement” herein (other than in the definition of “Interest Rate Protection Agreement” and the definition of “Replacement Interest Rate Protection Agreement”) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Protection Agreement or a Converted Interest Rate Protection Agreement, as the case may be.
“Survey” means collectively (i) ALTA/NSPS Land Title Survey for the Hotel Property, prepared by JTS Engineering Consultants for the benefit of Agent, dated as of October 30, 2024 and (ii) ALTA/NSPS Land Title Survey for the Garage Property, prepared by JTS Engineering Consultants for the benefit of Agent, dated as of October 30, 2024.
“Taking” (and its correlative meanings) means any temporary or permanent taking by any Governmental Authority of the Mortgaged Property or any portion thereof through eminent domain, condemnation or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property or any portion thereof during the pendency of any such proceedings.
“Tax and Insurance Reserve Sub-Account” has the meaning set forth in Section 4.1(e)(2).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges (including any interest, additions to tax or penalties applicable thereto) now or hereafter levied or assessed or imposed by any Governmental Authority.
“Term” means the period commencing on the date hereof and ending on the then applicable Maturity Date.
“Term SOFR” shall mean, with respect to each Interest Period, the Term SOFR Reference Rate for a one-month period as determined by Agent on the Interest Determination Date for such Interest Period, as such rate is published by the Term SOFR Administrator (as calculated by Agent and rounded upwards, if necessary, to the nearest 1/1000 of 1%); provided, that, if as of 5:00 p.m. (New York City time) on any Interest Determination Date the Term SOFR

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Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR for the related Interest Period will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Determination Date. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the Index Floor.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its sole but good faith discretion).
“Term SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon Term SOFR.
“Term SOFR Rate” shall mean the sum of (i) Term SOFR and (ii) the Spread.
“Term SOFR Reference Rate” shall mean the forward-looking term rate for a one-month period based on SOFR, currently identified on the Term SOFR Administrator’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.
“Third Extension Term” has the meaning set forth in Section 2.17(d) hereof.
“Title Company” means First American Title Insurance Company.
“Title Policy” means that certain mortgagee title insurance policy issued to Agent in connection with the Loan on the date hereof by the Title Company, including all endorsements thereto.
“Transfer” means (a) the conveyance, transfer, assignment, liquidation, disposition, pledge, mortgage, hypothecation, encumbrance or sale, by operation of law or otherwise, of (i) the Collateral, or any part thereof or interest therein or (ii) a direct or indirect equity or beneficial interest as a partner, shareholder, member or otherwise in any Borrower or any other Credit Party or in any Person having a direct or indirect equity or beneficial interest in Borrower or any other Credit Party, respectively, (b) the leasing of all or substantially all of the Mortgaged Property in a single transaction or in a series of related transactions (excluding the Operating Lease and the Parking Garage Lease), (c) without limiting the foregoing or Section 5.25, any change in the composition or form of business association or any modification of any of the Organizational Documents of any Borrower, any other Credit Party or any direct or indirect owner of any Borrower which would result in a change in the Control of such Borrower or any other Credit Party, or (d) with respect to any limited liability company, the division (whether pursuant to Section 18-217 of the Act or otherwise) of any assets and liabilities of such entity amongst one or more new or existing entities.

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“TRIPRA” means the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension, renewal or replacement thereof.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of California (with respect to fixtures), the State of New York or the state in which any of the Cash Management Accounts are located, as the case may be.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement determined under (a)(i), or (b)(i) of the definition thereof excluding the applicable Benchmark Replacement Adjustment.
“Unanimous Decision” shall mean an action by the Lenders or Agent under this Agreement or the other Loan Documents that requires the unanimous consent of all Lenders.
“Underwritten Gross Income from Operations” means, for any date of determination, the sum of (I) with respect to the Garage Property, (a) total annualized base rent in place as of such date of determination based on executed Leases in existence as of the date hereof or entered into in accordance with the Loan Documents which are in full force and effect with Lessees who have accepted possession of the applicable leased premises (and with no initial landlord obligations remaining under such leases) as of the date of such calculation, (b) reimbursed expenses and/or reimbursements, percentage and overage rent and other amounts paid by Lessees in addition to base rent (e.g., fixed CAM increases) and other income (other than base rent) received from executed Leases in existence as of the date hereof or entered into in accordance with the Loan Documents during the 12-month period immediately preceding such date of determination, and (c) income from parking services and ancillary income from any source (including, without limitation, utilities, tenant services and signage) received during the 12-month period immediately preceding such date of determination (without duplication of any amounts set forth in clauses (a) and (b) above), but excluding one-time extraordinary income or non-recurring income and (II) with respect to the Hotel Property, all revenue, receipts or other proceeds received by Borrower or otherwise on behalf of Borrower derived from the ownership and operation of the Hotel Property or any portion thereof from whatever source during such 12-month period immediately preceding such date of determination including, without limitation, revenue from hotel rooms, guest suites, conference and banquet rooms, conference services, business centers and services, food and beverage sales, health clubs, children’s clubs, pools, spas and other amenities, telephone, internet, Wi-Fi, fax and similar services, laundry, vending, television and entertainment services, Rents, Advance Deposits, excluding any (w) cash refunds, rebates, discounts and credits of a similar nature, (x) third party vendor revenues, and (y) receipts which are paid to other Persons and not classified as an Operating Expense in accordance with the definition thereof, in each case, incurred during such period of determination.
“Underwritten Net Cash Flow” shall mean, as of any date for which Underwritten Net Cash Flow is determined, Underwritten Gross Income from Operations, less the sum of the Operating Expenses for the twelve (12) calendar month period ending with the most recent calendar month reported, adjusted to reflect Agent’s determination of: (I) as it relates to the Garage Property, (i) a vacancy rate equal to the greater of (A) the actual vacancy rate at the

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Garage Property (other than for parking) and (B) 5% of the rentable area of the Garage Property (other than for parking); (ii) exclusion of amounts received from Lessees not currently in occupancy (e.g., have “gone dark”), unless such Lessee or the Lease guarantor is an investment grade entity, from Lessees Affiliated with any Borrower or Guarantor, from Lessees in material monetary default (beyond the expiration of any applicable notice and/or cure periods) or in bankruptcy and from Lessees under month-to-month Leases or Leases where the term is scheduled to expire within six (6) months or Leases where the Lessee thereunder has a renewal option and has failed to exercise such renewal option within the time period set forth in the Lease or has given notice of intent to vacate; (iii) an appropriate adjustment (taking into account the entire term of the applicable Lease) for any rent concessions provided to any Lessees that accrue after such Lessee has accepted possession of the applicable leased premises (and with no initial landlord work obligation remaining); (iv) an appropriate adjustment to reflect a reduction in rent resulting from a failure to satisfy co-tenancy or other requirements in such Lease; and (II) as it relates to the Hotel Property, (i) subtraction of an imputed capital improvement/FF&E requirement amount for each applicable month equal to the lesser of (x) the applicable monthly amount recommended or required under the Hotel Management Agreement and (y) four percent (4.0%) of Hotel Revenue (excluding any Hotel Pass-Through Income) for such month; (ii) an adjustment so that hotel management fees are equal to the greater of three percent (3.0%) of Hotel Revenue (excluding any Hotel Pass-Through Income) and the hotel management fees actually paid under the Hotel Management Agreement, and (iii) such other adjustments deemed necessary by Lender based upon Lender’s reasonable underwriting criteria. Lender’s good faith calculation of Underwritten Net Cash Flow shall be final absent manifest error.
“Union” shall mean, each of (i) the International Union of Operating Engineers, Stationary Engineers, Local 39, and (ii) Unite Here Local 49.
“Updated Information” has the meaning set forth in Section 8.1(b)(i) hereof.
“Update Notice” has the meaning set forth in Section 9.12(b).
“USALI” shall mean the Uniform System of Accounts for the Lodging Industry, 9th edition (or most current edition adopted by Borrower).
“U.S. Bank Secrecy Act” shall mean the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

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“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph Section 2.11(f)(ii)(2)(C).
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act or any other applicable similar state law.
“Write-Down and Conversion Powers” has the meaning set forth in Section 10.26(b).
“Yield Maintenance Date” means March 1, 2026.
    “Yield Maintenance Minimum” means the aggregate amount of Interest that is payable on the Loan in accordance with this Agreement, for the period commencing on the Closing Date through and including the Yield Maintenance Date, assuming the Outstanding Principal Balance of the Loan is the Maximum Loan Amount during such period; provided, if the Loan is repaid or prepaid (or accelerated) prior to the Yield Maintenance Date, Interest for the period through the Yield Maintenance Date shall be determined by Agent in its reasonable discretion based on the forward curve for Term SOFR or the applicable Benchmark Replacement through the Yield Maintenance Date.
“Yield Maintenance Premium” shall mean an amount equal to the positive difference, if any, between (a) the Yield Maintenance Minimum minus (b) the aggregate amount of Interest actually received by Agent at the non-Default Interest Rate (excluding interest at the Default Rate, the fees set forth in the Loan Fee Letter, extension fees, the Servicing Fee, late payment fees, repayment of protective advances, any fees of Agent or any Affiliate thereof, and any reimbursement or other payment of costs or expenses incurred by Agent and/or Lenders required to be reimbursed by Borrowers to Agent and/or Lenders hereunder or under the other Loan Documents).

2.Other Definitional Provisions.
1.All terms defined in this Agreement shall have the above-defined meanings when used in the Note or any of the other Loan Documents, or in any other certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.
2.Whenever appropriate herein or required by the context or circumstances, the masculine shall be construed as the feminine and/or the neuter, the singular as the plural, and vice versa.
3.The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
4.The words “include” and “including” wherever used in this Agreement or any other Loan Document shall be deemed to be followed by the words “without limitation”.
5.Any reference to any Loan Document or any other document, instrument or agreement in this Agreement or in any other Loan Document shall be deemed to mean the

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Loan Document or other document, instrument or agreement, as applicable, as it may from time to time be amended, supplemented, restated, consolidated, severed, split, extended, substituted for, partially released, replaced, increased, waived, cross-collateralized, renewed or otherwise Modified in accordance with the terms of the Loan Documents.
Article II
THE LOAN
1.The Loan.
1.Agreement to Lend and Borrow. Subject to the conditions and upon the terms herein provided, each Lender severally agrees to lend to Borrowers and Borrowers agree to borrow from each Lender, a term loan in the amount of such Lender’s Commitment, which Commitments in the aggregate shall equal the principal amount of the Loan Amount (the “Loan”). The Loan shall be made by Lenders ratably in proportion to their respective Commitments. The Loan shall be evidenced by one or more promissory notes in an aggregate principal amount of the Loan Amount. Interest and Additional Interest, if any, shall be payable in accordance with the Note(s) and this Agreement. The Loan shall be repaid with Interest, Additional Interest, costs, fees and charges as more particularly set forth in this Agreement, the Note(s), the Mortgage and the other Loan Documents. Principal amounts of the Loan which are repaid for any reason may not be reborrowed. Subject to and upon the terms and conditions set forth herein, (i) Lenders shall make the Initial Advance to Borrowers and Borrowers shall accept the Initial Advance from Lenders on the Closing Date, and (ii) Lenders hereby agree to make and Borrowers hereby agree to accept the additional Advances as more particularly set forth in this Agreement. Borrowers shall use proceeds of (a) the Initial Advance to (i) pay and discharge any existing loan relating to the Mortgaged Property, (ii) fund transaction costs and interest related to the Loan, (iii) make the initial deposits of the reserve funds as required by this Agreement, and (iv) distribute all or a portion of the excess proceeds (after payment of the items referenced in clauses (i) through (iv) above) to Borrowers’ direct and/or indirect owners, and (b) Advances for Lender’s Share of Approved Renovation/PIP Expenses in accordance with the terms and conditions of this Agreement.
2.Advances.
(a)Initial Advance. Lenders agree, severally and not jointly and on the terms and conditions set forth in this Agreement, to make an advance of the Loan in the amount of Eighty-Four Million, Three Hundred Forty-Six Thousand and 51/100 Dollars ($84,346,055.51) to Borrowers on the Closing Date (the “Initial Advance”).
(b)Phase Zero Renovation Advances and PIP Advances. In the event that Borrowers shall have satisfied the applicable terms and conditions set forth in Section 2.20 hereof, Lenders shall (severally and not jointly) make Phase Zero Renovation Advances and PIP Advances, as applicable, to Borrowers to pay for Lender’s Share of Approved Renovation/PIP Expenses, in each case in accordance with each Lender’s Ratable Share up to an aggregate amount not to exceed the Phase Zero Renovation Advance Maximum Amount or PIP Advance Maximum Amount, as applicable. Borrowers agree that Advances from Lenders shall be made upon and subject to the terms and conditions of this Agreement and the other applicable Loan Documents.
3.Limitation on Advances. Other than the Initial Advance, Phase Zero Renovation Advances and PIP Advances made pursuant to this Agreement, Lenders shall have no obligation to loan any funds in respect of the Loan. The Initial Advance, Phase Zero Renovation Advances and PIP Advances shall constitute a part of the Obligations secured by the

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Mortgage and the other Loan Documents. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
4.Commitment to Lend.
(a)If Lender is comprised of more than one Person, then no Lender shall be obligated to advance more than its pro rata share of any Advance hereunder.
(b)Notwithstanding anything in paragraph (a) above to the contrary, in no event shall the aggregate amount of (i) all Advances exceed the Loan Amount, (ii) all Phase Zero Renovation Advances exceed the Phase Zero Renovation Advance Maximum Amount, (iii) all PIP Advances exceed the PIP Advance Maximum Amount, or (iv) all Advances made by any Lender exceed such Lender’s Ratable Share of the Loan.
5.Loan Curtailment. Provided (i) Agent has reasonably determined that Final Completion has occurred with respect to both the Phase Zero Renovation Project and PIP Project, and (ii) no monetary Default, material non-monetary Default or Event of Default has occurred and is continuing, at Borrower’s request, any remaining unfunded amounts of the Loan shall be cancelled, and thereafter, Borrower shall in no event be entitled to, and Lender shall not advance, any such remaining unfunded amounts, and any such unfunded amounts shall not be considered part of the Loan.
2.Interest.
(a)So long as no Event of Default is continuing, Interest on the Loan shall accrue for each Interest Period at the Interest Rate.
(b)In connection with the use or administration of Term SOFR, Agent shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any Borrower. Agent will promptly (and in all events prior to the date of effectuation of the same) notify Borrowers of the effectiveness of any such Conforming Changes in connection with the use or administration of Term SOFR.
(c)Subject to the terms and conditions of this Section 2.2, the Loan shall be a Term SOFR Loan and bear interest at the Term SOFR Rate. In the event that Agent or Lender shall have determined in its sole but good faith discretion (which determination shall be conclusive and binding upon Borrowers absent manifest error) that one or more Benchmark Transition Events shall have occurred, Agent shall determine the corresponding Benchmark Replacement Date in accordance with the definition thereof, and Agent shall, at any time after the Benchmark Replacement Date, have the sole and exclusive right at its election, to be exercised in its sole but good faith discretion, to convert the Loan from a Term SOFR Loan to an Alternate Rate Loan based on the applicable Benchmark Replacement selected by Agent as provided in the definition thereof, or if the Loan had previously been converted to an Alternate Rate Loan based upon a Benchmark Replacement, to an Alternate Rate Loan based on the applicable alternative Benchmark Replacement selected by Agent as provided in the definition thereof; provided, that, in each case such conversion shall be subject to satisfaction of the following conditions: (A) at the time of conversion, such applicable Benchmark Replacement is

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a floating rate index that is then commonly used by Agent in its floating rate commercial real estate loans originated and held on its balance sheet as an alternative to the then-current Benchmark, as determined by Agent in its sole but good faith discretion (provided, further, that, such floating rate index is commonly used by Agent with respect to similarly situated borrowers under similar loans as the Loan), and (B) such applicable Benchmark Replacement is administratively and commercially reasonable for Agent and each Lender to implement, as determined by Agent in its sole but good faith discretion. In the event the foregoing conditions shall be satisfied and the Loan is converted to an Alternate Rate Loan as provided above, the Loan shall bear interest at the applicable Alternate Rate effective as of the first day on which the Loan is converted to the applicable Alternate Rate Loan. Agent will promptly notify the Borrowers of the conversion of the Loan to the applicable Alternate Rate Loan. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrowers have the right to convert (x) a Term SOFR Loan to an Alternate Rate Loan or (y) an Alternate Rate Loan accruing interest at a rate based upon the then-current Benchmark Replacement to an alternative Alternate Rate Loan accruing interest at a rate based upon any alternative Benchmark Replacement.
(d)In the event that Agent shall have determined in its sole but good faith discretion (which determination shall be conclusive and binding upon Borrowers absent manifest error) that Term SOFR cannot be ascertained as provided in the definition of Term SOFR as set forth herein, or that the adoption of any requirement of law or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to maintain a Term SOFR Loan as contemplated hereunder, or Term SOFR would be in excess of the maximum interest rate that Borrowers may by law pay, and the Loan has not previously been converted to an Alternate Rate Loan in accordance with Section 2.2(c) above, Agent may, in its sole but good faith discretion elect to give notice thereof to Borrowers (which may be by telephone or e-mail, followed promptly by written notice). If such notice is given, the Term SOFR Loan shall be converted, as of the first day of the next succeeding Interest Period, or upon such earlier date as may be required by law, at Agent’s option (in Agent’s sole but good faith discretion), to a Prime Rate Loan bearing interest at the Prime Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrowers have the right to convert a Term SOFR Loan to a Prime Rate Loan or an Alternate Rate Loan.
(e)If, pursuant to Section 2.2(d) hereof, the Loan has been converted to Prime Rate Loan and Agent shall determine (which determination shall be conclusive and binding upon Borrowers absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable and Term SOFR can be determined as provided in the definition of Term SOFR as set forth herein, Agent shall give notice thereof to Borrowers (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Interest Determination Date. Upon the giving of such notice, the Loan shall be converted, as of the first day of the next succeeding Interest Period, to a Term SOFR Loan. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrowers have the right to convert a Prime Rate Loan to a Term SOFR Loan or a Term SOFR Loan to a Prime Rate Loan.
(f)If, pursuant to the terms of Section 2.2(c) hereof, the Loan has been converted to an Alternate Rate Loan but thereafter Agent shall determine (which determination

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shall be conclusive and binding upon Borrowers absent manifest error) that the applicable Alternate Index Rate cannot be ascertained, or that the adoption of any requirement of law or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to maintain an Alternate Rate Loan as contemplated hereunder, or the applicable Alternate Rate would be in excess of the maximum interest rate that Borrowers may by law pay, Agent may, in its sole but good faith discretion, elect to give notice thereof to Borrowers (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Interest Determination Date. If such notice is given, the Alternate Rate Loan shall be converted, as of the first day of the next succeeding Interest Period, or upon such earlier date as may be required by law, to a Prime Rate Loan bearing interest at the Prime Rate.
(g)If, pursuant to the terms of this Section 2.2, the Loan has been converted to a Prime Rate Loan and thereafter Agent has determined in its sole but good faith discretion that Term SOFR has been succeeded by a Benchmark Replacement and such Benchmark Replacement can be determined, then Agent shall have the sole and exclusive right, to be exercised in its sole but good faith discretion, to convert the Loan from a Prime Rate Loan to an Alternate Rate Loan in accordance with, and subject to satisfaction of the conditions set forth in, the provisions of Section 2.2.1(c) above, and Agent shall give notice thereof to Borrowers (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Interest Determination Date, and if such notice is given, the Loan shall be converted, as of the first day of the next succeeding Interest Period, to an Alternate Rate Loan. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrowers have the right to elect to convert an Alternate Rate Loan to a Prime Rate Loan or a Prime Rate Loan to an Alternate Rate Loan.
(h)Borrowers hereby agree to promptly pay to Agent or any Lender, as the case may be, within twenty (20) Business Days of Agent’s or such Lender’s written demand, any additional amounts necessary to compensate Agent or such Lender for any actual out-of-pocket costs incurred by Agent or such Lender in making any conversion in accordance with this Agreement, including without limitation, any interest or fees payable by Agent or such Lender to lenders of funds obtained by it in order to make or maintain the Term SOFR Loan (or Alternate Rate Loan) hereunder. Agent or any Lender’s notice of such costs, as certified to Borrowers, shall be conclusive absent manifest error. Upon written demand from Borrowers, Agent or the applicable Lender, as the case may be, shall demonstrate in reasonable detail the circumstances giving rise to Agent’s or such Lender’s, as the case may be, conversion determination and the calculation substantiating Agent’s or such Lender’s, as the case may be, calculation of the Alternate Rate or Prime Rate and any additional costs incurred by Agent or such Lender in making the conversion.
(i)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary contained herein or in any other Loan Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of any Borrower or any other party to this Agreement. Agent will promptly notify Borrowers of the effectiveness of any such Conforming Changes.

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3.Interest Calculation. Interest on the Outstanding Principal Balance, whether at the Interest Rate or the Default Rate, shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made, by (B) a daily rate equal to the Interest Rate or the Default Rate (or, the weighted average of the Interest Rate and the Default Rate, based on the number of days in the respective period of calculation for which each such rate is applicable for any period during which both the Interest Rate and Default Rate are applicable) divided by 360, by (C) the average Outstanding Principal Balance during the relevant Interest Period for which interest is being calculated, and shall accrue with regard to the Loan based on the Outstanding Principal Balance applicable to the Loan. The accrual period for calculating interest due on each Payment Date shall be the Interest Period immediately prior to such Payment Date.
4.Principal Payments.
(a)Principal Payment at Maturity. Borrowers shall pay the unpaid principal balance of the Loan in a single installment on the Maturity Date, together with all accrued and unpaid Interest (including, to the extent applicable, interest at the Default Rate) to and including the date of such payment, all Additional Interest, Prepayment Fee, if applicable, fees, expenses, charges and any other amounts due and payable hereunder and under the other Loan Documents.
(b)Optional Prepayment. In addition to prepayments pursuant to Section 2.6, Borrowers may, upon not less than thirty (30) days’ prior notice to Agent, prepay the Loan, in whole (or, (x) in order to terminate a Cash Sweep Period, or (y) in order to satisfy the conditions precedent set forth in Section 2.17(b)(viii), 2.17(c)(viii) or 2.17(d)(vii) on a date no earlier than thirty (30) days prior to the Maturity Date, in part), on any Business Day in accordance with this Section 2.4(b). Any such prepayment notice shall specify the date of the prepayment, and shall be revocable, but if revoked in the three (3) Business Days prior to the date for prepayment specified in such notice, then Borrowers shall be responsible to pay any out-of-pocket costs incurred by Agent or Lenders by reason of such revocation. In connection with any prepayment other than in connection with Section 2.6, Borrowers shall be subject to compliance with the following:
(1)all prepayments shall be in amounts of not less than $1,000,000, unless the last remaining amount is less than $1,000,000 (in which case, such prepayment shall be in the full amount remaining);
(2)upon payment in full of the Loan, Borrowers shall pay to Agent, for the benefit of Lenders, the Prepayment Fee, if applicable;
(3)if payment is made on any date other than a Payment Date, Borrowers shall pay to Agent all applicable Breakage Costs; and
(4)concurrently with any such prepayment, Borrowers shall pay to Agent (x) all accrued and unpaid Interest (including, to the extent applicable, interest at the Default Rate) to and including the date of prepayment on the amount being prepaid, (y) all Additional Interest, fees, expenses, charges and any other amounts due and payable hereunder and under the other Loan Documents at the time of such prepayment and (z) all fees and expenses incurred by Agent, including Agent’s Counsel Fees in connection with such prepayment.
5.Other Sums. Borrowers shall pay to Agent all other sums owed to Agent pursuant to the Loan Documents when such sums are due and payable as provided in the applicable Loan Document, or if not provided therein, within five (5) days after written demand by Agent. To the

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extent any other such sums are determined on a per diem or similar basis, such sums shall be calculated on the basis of a 360 day year and the actual number of days elapsed.
6.Mandatory Prepayment. Borrowers shall be required to prepay the Loan at any time and from time to time upon the occurrence of any of the circumstances requiring prepayment described in this Agreement, including Section 5.14, or the other Loan Documents by paying the principal amount so required to be prepaid, together with all accrued and unpaid Interest (including, to the extent applicable, interest at the Default Rate) to and including the date of such prepayment on the amount being prepaid, all Additional Interest, fees, the Prepayment Fee, if applicable, and any other amounts due and payable hereunder and under the other Loan Documents and all fees, expenses and charges incurred by Agent, including Agent’s Counsel Fees in connection with the Loan and/or with the such prepayment. Notwithstanding anything herein to the contrary, so long as no Event of Default is continuing, no Prepayment Fee or any other prepayment premium, penalty or fee shall be due in connection with any prepayment made pursuant to this Section 2.6.
7.Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Loan is tendered by Borrowers or is otherwise recovered by Agent (including through application of any Account Collateral), such tender or recovery shall be deemed to be a voluntary prepayment by Borrowers and Borrowers shall pay, as part of the Obligations, all of (without duplication): (i) all accrued Interest calculated at the Default Rate on the amount of principal being prepaid through and including the date of such prepayment together with an amount equal to the Interest that would have accrued at the Default Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (ii) Additional Interest, (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (ii) and (iv) the Prepayment Fee, as applicable.
8.Payment; Default Rate; Application of Certain Monies; Priority of Payments; Set-offs.
1.Manner of Payment. All sums payable by Borrowers under this Agreement or any other Loan Document shall be made in Dollars and in immediately available funds not later than 3:00 p.m. (New York City time) on the date when such payment is due pursuant to the terms of this Agreement or the other Loan Documents. In the event that any sums are received by Agent from or on behalf of Borrowers after the applicable time limit set forth in this Section 2.8.1 such sums shall be treated as being received by Agent on the immediately succeeding Business Day for all purposes and Borrowers shall be responsible for any out-of-pocket costs of Agent and Lenders resulting therefrom, including any Additional Interest or overdraft charges. All sums payable by Borrowers under this Agreement or under any other Loan Document shall be made in immediately available funds at Agent’s office or such other place as Agent shall from time to time designate.
2.Reserved.
3.Default Rate.
(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, if an Event of Default shall have occurred and be continuing, the Loan shall bear Interest from and including the date of the occurrence of such Event of Default (both before and after judgment) at a fluctuating rate of interest per annum equal to the Default Rate, which interest at the Default Rate shall be payable upon demand of Agent.

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(b)If Borrowers shall fail to make a payment within three (3) Business Days of when due of any sum under the Loan Documents (whether principal (other than principal which is accruing interest at the Default Rate pursuant to Section 2.8.3(a) above), Interest, Additional Interest, fees or other amounts), such sum shall bear Interest from and including the date such payment is due to but excluding the date such payment is made (after as well as before judgment) at a fluctuating rate of interest per annum equal to the Default Rate; provided, however, that the failure of Default Rate to commence accruing shall not negate the existence of any Event of Default arising out of the failure to make any payment when due (giving effect to any applicable grace period permitted by the Loan Documents).
(c)Agent’s failure to collect interest at the Default Rate at any time shall not constitute a waiver of Agent’s or any Lender’s right thereafter, at any time and from time to time (including upon acceleration of the Maturity Date or upon payment in full of the Loan), to collect such previously uncollected interest at the Default Rate or to collect subsequently accruing interest at the Default Rate.
4.Late Payment Fee. Borrowers shall pay to Agent, for the account of Lenders, a late payment premium in the amount of four percent (4%) of (i) that portion of the delinquent amount of the Loan not paid within three (3) Business Days of when due and (ii) any Interest (including, to the extent applicable, interest at the Default Rate), Additional Interest, fee, expense, charge or other amount payable under any Note, this Agreement or the other Loan Documents made after the due date thereof (giving effect to any applicable grace periods), which late payment premium shall be due with any such late payment; provided, however, without limiting Borrowers’ obligations to make payments accruing at the Default Rate pursuant to Section 2.8.3 hereof or to pay late payment premiums on principal amounts due on any date other than the Maturity Date, Borrowers shall not be required to pay a late payment premium with respect to the principal balance of the Loan if the principal balance of the Loan is not paid on the Maturity Date. The acceptance of a late payment premium shall not constitute a waiver of any Default or Event of Default then existing or thereafter arising. Agent’s failure to collect a late payment premium at any time shall not constitute a waiver of Agent’s or any Lender’s right thereafter, at any time and from time to time (including upon acceleration of the Maturity Date or upon payment in full of the Loan), to collect such previously uncollected late payment premiums or to collect subsequently accruing late payment premiums.
5.Priority of Payments. If no Event of Default is then continuing, all payments of principal and Interest in respect of the Loan, all payments of fees and all other expenses in respect of any other Obligations, and any other amounts received by Agent from or for the benefit of Borrowers shall be applied first, to pay such fees and expenses (including the Prepayment Fee, as applicable), second, to pay Interest on the Loan and then to repay the outstanding principal amount of the Loan.
6.No Set-Offs. All sums payable by Borrowers under the Note, this Agreement and the other Loan Documents shall be paid in full and without set-offs, counterclaims, deductions or withholdings of any kind.
7.Ratable Payments. Each payment by any Credit Party pursuant to any Loan Document shall be applied to the amounts of such obligations owing to Lenders pro rata according to the respective amounts then due and owing to Lenders. If any Lender shall obtain payment in respect of any of the Obligations resulting in such Lender receiving payment of a proportion of the aggregate amount of the Obligations owed to such Lender greater than its Pro Rata Share thereof, then the Lender receiving such greater proportion shall promptly (a) notify Agent of such fact, and (b) make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by each Lender ratably in accordance with the aggregate amount of principal of and accrued interest on the Obligations owed to such Lender, provided,

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that the provisions of this Section 2.8.7 shall not be construed to apply to (x) any payment made to Agent or any Lender as reimbursement of any costs, fees and expenses incurred by Agent or such Lender, pursuant to and in accordance with the express terms of this Agreement and any other Loan Document, including the Loan Fee Letter, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of the Obligations owed to such Lender to any assignee or participant or (z) any payment to a Lender for Additional Interest.
8.Breakage Costs.
(a)Borrowers agree to compensate Lenders for any loss, cost or expense (collectively, “Breakage Costs”) actually incurred by Lenders as a result of (i) a default by Borrowers in making any prepayment after Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (ii) the payment of the Loan (including any mandatory or optional prepayment) for any reason (including, without limitation, the acceleration of the maturity of the Loan following an Event of Default) on a day that is not a Payment Date, including without limitation, any such loss, cost or expense arising from the reemployment of funds obtained by it, from fees payable to terminate the deposits from which such funds were obtained or from reversing any swap or other interest rate hedging arrangements (provided that Borrowers shall not be required to pay additional interest on the sums prepaid subsequent to the date of payment). The loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender in good faith to be equal to the excess, if any, of (i) the amount of interest that such Lender would have accrued on the principal amount of the Loan for the period from the date of such payment, failure or assignment to the last day of the then current Interest Period for the Loan if the interest rate payable on such deposit were equal to the Term SOFR Rate (excluding, however, the Spread included therein) for such Interest Period, over (ii) the amount of interest (as determined by such Lender in good faith) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.
(b)Lenders will furnish to Borrowers a certificate setting forth the basis and amount of each request by Lenders for compensation under this Section 2.8.8, which certificate shall provide reasonable detail as to the calculation of such Breakage Costs. Such certificate shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
9.Interest Rate Protection Agreement.
1.Interest Rate Protection Agreement. Prior to or contemporaneously with the Closing Date, Borrowers shall have obtained, and thereafter shall maintain in effect (subject to the terms of this Agreement), the Interest Rate Protection Agreement, which shall have a term expiring no earlier than the last day of the Interest Period ending in January, 2027 and have a notional amount based on the Rate Cap Notional Amount Schedule. The Interest Rate Protection Agreement shall have a strike rate equal to the Strike Price.
2.Pledge and Collateral Assignment. As security for the full and punctual payment and performance of the Obligations when due (whether upon Initial Maturity, by acceleration, early termination or otherwise), each Borrower, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to Agent (on behalf of Lenders) as collateral and hereby grants to Agent (on behalf of Lenders) a continuing first priority lien on and security interest in, to and under all of the following whether now owned or hereafter acquired and whether now existing or hereafter arising (the “Rate Protection Collateral”): all of the right, title and interest of such Borrower in and to (i) the Interest Rate Protection Agreement; (ii) all payments, distributions, disbursements or proceeds due, owing, payable or required to be delivered to Borrower in respect of the Interest Rate Protection Agreement or arising out of the Interest Rate

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Protection Agreement, whether as contractual obligations, damages or otherwise; and (iii) all of such Borrower’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Protection Agreement, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any or all of the foregoing. Upon entering into any Interest Rate Protection Agreement following the Closing Date, Borrowers shall reaffirm and ratify the foregoing grant of a continuing first priority lien on and security interest in, to and under the Rate Protection Collateral.
3.Covenants.
(a)Borrowers shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement. All amounts paid by the Counterparty under the Interest Rate Protection Agreement to Borrower or Agent shall be deposited within two (2) Business Days of receipt thereof into the Clearing Account pursuant to Section 4.1. Subject to the terms hereof, provided no Event of Default has occurred and is continuing, Borrowers shall be entitled to exercise all rights, powers and privileges of Borrowers under, and to control the prosecution of all claims with respect to, the Interest Rate Protection Agreement and the other Rate Protection Collateral. Borrowers shall take all actions reasonably requested by Agent to enforce Borrowers’ rights under the Interest Rate Protection Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.
(b)Borrowers shall use commercially reasonable efforts to defend Agent’s and Lenders’ right, title and interest in and to the Rate Protection Collateral pledged by Borrowers pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.
(c)In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty such that the Counterparty has a long-term unsecured debt or counterparty rating of lower than “A-” by S&P or “A3” by Moody’s, Borrowers shall replace the Interest Rate Protection Agreement with a Replacement Interest Rate Protection Agreement not later than thirty (30) days following such downgrade, withdrawal or qualification.
(d)In the event that Borrowers fail to purchase and deliver to Agent any Interest Rate Protection Agreement as and when required hereunder, Agent may purchase the Interest Rate Protection Agreement and the cost incurred by Agent in purchasing the Interest Rate Protection Agreement shall be paid by Borrowers to Agent with interest thereon at the Default Rate from the date such cost was incurred by Agent until such cost is paid by Borrowers to Agent.
(e)Borrowers shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Protection Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Agent, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

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(f)Borrowers shall not (i) without the prior written consent of Agent, modify, amend or supplement the terms of the Interest Rate Protection Agreement, (ii) without the prior written consent of Agent, except in accordance with the terms of the Interest Rate Protection Agreement, cause the termination of the Interest Rate Protection Agreement prior to the Initial Maturity Date, (iii) without the prior written consent of Agent, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Protection Agreement) under the Interest Rate Protection Agreement, (iv) without the prior written consent of Agent, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Protection Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Protection Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Protection Agreement, (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Protection Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Protection Agreement) to payment of any sums payable under the Interest Rate Protection Agreement or (vii) fail to give prompt notice to Agent of any notice of default given by or to Borrower under or with respect to the Interest Rate Protection Agreement, together with a complete copy of such notice.
(g)In connection with an Interest Rate Protection Agreement, unless the Counterparty under such Interest Rate Protection Agreement is JPMorgan Chase Bank, N.A. or its Affiliate, Borrowers shall obtain and deliver to Agent a customary opinion of counsel in form and substance reasonably satisfactory to Agent from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Agent, Lender and their successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law.
(h)Notwithstanding anything to the contrary contained in this Section 2.9.3(h) or elsewhere in this Agreement, if, at any time, the Loan is converted from a Term SOFR Loan to either a Prime Rate Loan or an Alternate Rate Loan or from a Prime Rate Loan to a Term SOFR Loan or Alternate Rate Loan in accordance with Section 2.2 above (each, a “Rate Conversion”) then:
(i)within thirty (30) days after such Rate Conversion, Borrowers shall either (A) enter into, make all premium payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Protection Agreement (and in connection therewith, but not prior to Borrowers taking all the actions described in this clause (i), Borrowers shall have the right to terminate any then-existing Interest Rate Protection Agreement) or (B) cause the then-existing Interest Rate Protection Agreement to be modified such that such then-existing Interest Rate Protection Agreement satisfies the requirements of a Substitute Interest Rate Protection Agreement as set forth below in the definition thereof (a “Conversion Interest Rate Protection Agreement”); and

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(ii)following such Rate Conversion (provided Lender has not converted the Loan back to a Term SOFR Loan in accordance with Section 2.2(e) hereof), in lieu of satisfying the conditions described in Section 2.17(b)(iv) or Section 2.17(c)(iv), with respect to any outstanding extension period, Borrowers shall instead enter into, make all premium payments under, and satisfy all conditions precedent to the effectiveness of a Substitute Interest Rate Protection Agreement on or prior to the first day of such extension period.
(i)Borrowers shall at all times comply with all Legal Requirements related to the Interest Rate Protection Agreement, including, without limitation, the requirement to maintain a “Legal Entity Identifier” number with respect to the Interest Rate Protection Agreement, and Borrowers shall, upon request by Agent, provide Agent with evidence reasonably satisfactory to Agent that Borrowers have complied with such requirements.
4.Powers of Borrower Prior to an Event of Default. Subject to the provisions of Section 2.9.3(a), provided no Event of Default has occurred and is continuing, Borrowers shall be entitled to exercise all rights, powers and privileges of Borrowers under, and to control the prosecution of all claims with respect to, the Interest Rate Protection Agreement and the other Rate Protection Collateral.
5.Representations and Warranties. At any time that Borrowers are obligated to obtain and maintain the Interest Rate Protection Agreement, Borrowers hereby covenant with, and represent and warrant to, Agent and Lenders as follows:
(a)The Interest Rate Protection Agreement constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(b)The Rate Protection Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and Borrowers have the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.
(c)The Rate Protection Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Borrowers for the consummation of the transactions contemplated by this Agreement have been obtained.
(d)Giving effect to the aforesaid grant and assignment to Agent (on behalf of Lenders) in Section 2.9.2, Agent (on behalf of Lenders) shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Protection Collateral; provided, however, that no representation or warranty is made with respect to the perfected status of the security interest of Agent (on behalf of Lenders) in the proceeds of Rate Protection Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the

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UCC except if, and to the extent, the provisions of Section 9-315 of the UCC shall be complied with.
(e)Except for financing statements filed or to be filed in favor of Agent (on behalf of Lenders) as secured party, there are no financing statements under the UCC covering any or all of the Rate Protection Collateral and Borrowers shall not, without the prior written consent of Agent, until payment in full of all of the Obligations, execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Protection Collateral, except financing statements filed or to be filed in favor of Agent (on behalf of Lenders) as secured party.
6.Payments. If any Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Protection Agreement, such Borrower shall instruct Counterparty that such amounts shall, immediately upon becoming due and payable to such Borrower, be deposited by Counterparty into the Clearing Account.
7.Remedies. Subject to the provisions of the Interest Rate Protection Agreement, if an Event of Default shall occur and then be continuing:
(a)Agent, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Protection Collateral (in one or more portions and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Agent may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Protection Collateral are being purchased for investment only, each Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable Legal Requirements. If all or any of the Rate Protection Collateral is sold by Agent upon credit or for future delivery, Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Agent may resell such Rate Protection Collateral. It is expressly agreed that Agent may exercise its rights with respect to less than all of the Rate Protection Collateral, leaving unexercised its rights with respect to the remainder of the Rate Protection Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Agent’s right to exercise its rights with respect to all or any other portion of the Rate Protection Collateral at a later time or times.
(b)Agent may exercise, either by itself or by its nominee or designee, in the name of any Borrower, all of Agent’s rights, powers and remedies in respect of the Rate Protection Collateral, hereunder and under law.
(c)Each Borrower hereby irrevocably, in the name of such Borrower or otherwise, authorizes and empowers Agent and assigns and transfers unto Agent, and constitutes and appoints Agent its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for such Borrower and in the name of such Borrower, (i) to exercise and

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enforce every right, power, remedy, authority, option and privilege of such Borrower under the Interest Rate Protection Agreement, including any power to subordinate or modify the Interest Rate Protection Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Protection Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Agent the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Agent in this Agreement, and each Borrower further authorizes and empowers Agent, as such Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for such Borrower and in the name of such Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of such Borrower which in the opinion of Agent may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Protection Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by such Borrower thereunder or to enforce any of the rights of such Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by such Borrower in respect of the Rate Protection Collateral to any other Person are hereby revoked.
(d)Agent may, without notice to, or assent by, any Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of such Borrower or in the name of Agent, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Protection Agreement, to make payment and performance directly to Agent; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to any Borrower, or claims of any Borrower, under the Interest Rate Protection Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Agent necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Protection Agreement; and execute any instrument and do all other things deemed necessary and proper by Agent to protect and preserve and realize upon the Rate Protection Collateral and the other rights contemplated hereby.
(e)Pursuant to the powers-of-attorney provided for above, Agent may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Agent shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Agent’s rights with respect to the Rate Protection Collateral. Without limiting the generality of the foregoing, Agent, after the occurrence and during the continuance of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Protection Agreement, (ii) interest accruing on any of the Rate Protection Collateral or (iii) any other payment or distribution payable in respect of the Rate Protection Collateral or any part thereof, and for and in the name, place and stead of any Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer

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in respect of any property which is or may become a part of the Rate Protection Collateral hereunder.
(f)Agent may exercise all of the rights and remedies of a secured party under the UCC.
(g)Without limiting any other provision of this Agreement or any of any Borrower’s rights hereunder, and without waiving or releasing any Borrower from any obligation or default hereunder, Agent shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Protection Agreement to be performed or observed by any Borrower to be promptly performed or observed on behalf of any Borrower. All amounts advanced by, or on behalf of, Agent in exercising its rights under this Section 2.9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Borrowers to Agent upon demand and shall be secured by this Agreement.
8.Sales of Rate Protection Collateral. From and after the occurrence of an Event of Default, no demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Borrowers, shall be required in connection with any sale or other disposition of all or any part of the Rate Protection Collateral, except that Agent shall give Borrowers at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice each Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Agent shall not be obligated to make any sale of the Rate Protection Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Agent may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Protection Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Agent (or its nominee or designee) may purchase any or all of the Rate Protection Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of any Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Rate Protection Collateral, public or private, Borrowers shall pay all reasonable costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Protection Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Agent shall apply any residue to the payment of the Obligations in the order of priority as set forth in this Agreement.
9.Public Sales Not Possible. Borrowers acknowledge that the terms of the Interest Rate Protection Agreement may prohibit public sales, that the Rate Protection Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Borrowers agree that private sales of the Rate Protection Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

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10.Receipt of Sale Proceeds. Upon any sale of the Rate Protection Collateral by Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Agent or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Protection Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Agent or such officer or be answerable in any way for the misapplication or non-application thereof.
11.Replacement Interest Rate Protection Agreement. If, in connection with Borrowers’ exercise of each extension option pursuant to Section 2.17 hereof, Borrowers deliver a Replacement Interest Rate Protection Agreement, all the provisions of this Section 2.9 applicable to the initial Interest Rate Protection Agreement shall be applicable to the Replacement Interest Rate Protection Agreement.
10.Additional Interest.
Without duplication of any Breakage Costs required to be paid by Borrowers under this Agreement, Borrowers shall pay to Agent all losses, costs and expenses of Agent or any Lender incurred or estimated by Agent or such Lender, as applicable, to be incurred by reason of obtaining, liquidating or redeploying deposits or other funds acquired by Agent or such Lender to fund or maintain the Loan, including as a result of a repayment or prepayment of the Loan on any date other than a Payment Date or a revocation of a prepayment notice, including after the occurrence of an Event of Default. In any of the foregoing events, Borrowers shall pay to Agent, concurrently with any principal payment (provided Borrower shall have been notified of such amount prior to said principal payment) and within five (5) days after demand in all other cases, such amount as shall equal the amount of the Additional Interest certified by Agent (or the applicable Lender) to Borrowers by reason of such event. A certificate as to the amount of such Additional Interest submitted by Agent to Borrowers setting forth Agent’s (or the applicable Lender’s) basis for the determination of Additional Interest shall be conclusive evidence of the amount thereof, absent manifest error. Failure on the part of Agent to demand payment from Borrowers for any Additional Interest attributable to any particular period shall not constitute a waiver of Agent’s (or the applicable Lender’s) right to demand payment of such amount for any subsequent or prior period.
11.Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirements. If any applicable Legal Requirements (as determined in the good faith discretion of Borrowers or Agent, as applicable) requires the deduction or withholding of any Tax from any such payment by Borrower or Agent, as applicable, then Borrowers or Agent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.11(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)Payment of Other Taxes by Borrower. Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirements, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by Borrower. Borrowers shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of Lender, shall be conclusive absent manifest error.
(d)Indemnification by Lenders. Lender shall indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrowers have not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.5 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Lender by Agent shall be conclusive absent manifest error. Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to Lender from any other source against any amount due to Agent under this Section 2.11(d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrowers to a Governmental Authority pursuant to this Section 2.11, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(f)Status of Lenders. (i) If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and delivers to Borrowers and Agent, at the time or times reasonably requested by Borrowers or Agent, such properly completed and executed documentation reasonably requested by Borrowers or Agent, then such Lender shall be permitted to make such payments without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(f)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,

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(1)if Lender is a U.S. Person, Lender shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or Agent), whichever of the following is applicable:
(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of IRS Form W-8ECI;
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed copies of any other form prescribed by applicable Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirements to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

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(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowers or Agent such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct, if any, and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.11(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)Defined Terms. For purposes of this Section 2.11, the term “applicable Legal Requirements” includes FATCA.
12.Reserved.
13.Increased Costs and Capital Adequacy.
(a)Borrowers agree to pay any Lender such additional amounts as are necessary to compensate it for costs incurred in maintaining its portion of the Loan, or any

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portion thereof outstanding, or for the reduction of any amounts received or receivable, in either case, as a result of any change in any applicable law, regulation or treaty, or in the interpretation or administration thereof, in each case, which occurs after the date hereof and is applicable to such Lender, by any domestic or foreign Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law), or by any domestic or foreign court (including, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith regardless of the date enacted, adopted or issued (but only to the extent actually implemented)), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority (whether or not having the force of law and including all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, regardless of the date enacted, adopted or issued (but only to the extent actually implemented)), (i) imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by any Lender (whether directly, indirectly or on a portfolio wide basis) or (ii) imposing on any Lender any other condition affecting the Note or the Loan. Such Lender will endeavor to notify Borrowers (with a copy to Agent) of any event occurring after the date hereof which would entitle it to compensation pursuant to this paragraph as soon as practicable after it obtains knowledge of the event and determines to request such compensation (but any failure to so notify shall not reduce the compensation due such Lender), and will designate a new applicable lending office for those portions of the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Lender’s reasonable opinion, be disadvantageous to it, provided that such Lender shall have no obligation to so designate the applicable lending office located in the United States. In the event that the additional cost to Borrower pursuant to this Section 2.13(a) is in excess of the lesser of (x) one-half of one percent (0.5%) of the Outstanding Principal Balance per annum or (y) $2,000,000 in any one year, Borrowers shall have the right to prepay the Obligations in full on no less than ninety (90) days’ prior written notice, and no Additional Interest will be payable in connection with any such prepayment by Borrowers.
(b)If any Lender shall determine in good faith that (i) any change in or adoption of, in each case, which occurs after the date hereof, any law, rule, regulation or guideline regarding capital adequacy or the interpretation, administration or application thereof (including, notwithstanding anything herein to the contrary, (1) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (2) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, regardless in the case of clauses (1) and (2) of the date enacted, adopted or issued (but in the case of clauses (1) and (2) only to the extent actually implemented)) or (ii) compliance by any Lender, or any lending office of any Lender, or the holding company of any Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency based on any such change or adoption, has or would have the effect of reducing the rate of return on any Lender’s capital to a level below that which such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender with respect to capital adequacy), then from time to time Borrowers shall pay to Agent such additional amounts as will compensate Lenders for such actual reduction with respect to any portion of the Loan outstanding. In the event that the additional cost to Borrowers pursuant to this Section 2.13(b) is in excess of the lesser of (x) one-half of one percent (0.5%) of the Outstanding Principal Balance

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per annum or (y) $2,000,000 in any one year, Borrowers shall have the right to prepay the Obligations in full on no less than ninety (90) days’ prior written notice, and no Additional Interest will be payable in connection with any such prepayment by Borrowers.
(c)Any amount payable by Borrowers pursuant to Sections 2.13(a) or (b) hereof shall be paid to Agent for the benefit of each affected Lender within ten (10) days of receipt by Borrowers of a certificate of Agent setting forth the amount due and such Lender’s basis for the determination of such amount, which statement shall be conclusive and binding upon Borrowers absent manifest error. Each affected Lender shall endeavor to promptly inform Borrowers of the occurrence of any of the events referred to in this Section 2.13 which shall result in Borrowers being required to make any payments to Agent or such Lender pursuant to this Section 2.13; provided, however, the failure of such Lender to provide such notice shall not excuse Borrowers from their obligations pursuant to this Section 2.13 or provide Borrowers or any other Person the right to claim any damages or to exercise any other rights or remedies against Agent or any Lender; provided, further, that the failure on the part of Agent or any such Lender to demand payment from Borrowers for any such amount attributable to any particular period shall not constitute a waiver of Agent’s or any Lender’s right to demand payment of such amount for that period or any subsequent or prior period.
(d)With respect to any participant or assignee under Article VIII and this Section 2.13 “change in any applicable law, regulation or treaty, or in the interpretation or administration thereof” shall be compared to the law at the time such participant or assignee became a participant or assignee, as the case may be, and not based on the law as of the date hereof.
14.Changes in Law Regarding Taxation of Mortgaged Property. In the event of the passage after the date hereof of any law deducting from the value of real property for the purpose of taxation any Lien or encumbrance thereon or changing in any way the laws for the taxation of deeds of trust, mortgages or debts secured by deeds of trust or mortgages or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on any Note, the Mortgage or any other Loan Document, Borrowers shall to the extent permitted by law pay any tax imposed as a result of any such law plus such amount as shall be sufficient to compensate Lenders for any tax imposed upon it in consequence of any such payment within ten (10) days after demand by Agent, provided, that if, in the reasonable opinion of Agent’s Counsel, Borrowers are not permitted by law to pay such taxes, Agent shall have the right, at its option, by notice to Borrowers, to declare the Loan to be and become due and payable not less than ninety (90) days after the giving of such notice.
15.Usury. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the Outstanding Principal Balance at a rate which could subject Agent or any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, then the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

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16.Fees.
(a)Borrowers shall pay to Agent the fees and expenses payable in accordance with the terms of the Loan Fee Letter.
(b)Upon any repayment or prepayment of the Loan in full (including in connection with an acceleration of the Loan)(other than pursuant to Section 2.6 hereof), Borrowers shall pay to Agent on the date of such repayment or prepayment (or acceleration of the Loan) the Prepayment Fee. The Prepayment Fee shall be deemed to be earned by Lenders upon the closing of the Loan.
17.Extensions of Term.
(a)Generally. Subject to the conditions set forth in this Section 2.17, Borrowers shall have three (3) options (each, an “Extension Option”) to extend the then existing Maturity Date. The first option shall be exercisable as provided in Section 2.17(b) and shall extend the Initial Maturity Date (such extension period is referred to herein as the “First Extension Term”) to January 1, 2028 (the “First Extended Maturity Date”). The second option shall be exercisable as provided in Section 2.17(c) and shall extend the First Extended Maturity Date (such extension period is referred to herein as the “Second Extension Term”) to January 1, 2029 (the “Second Extended Maturity Date”). The third option shall be exercisable as provided in Section 2.17(d) and shall extend the Second Extended Maturity Date (such extension period is referred to herein as the “Third Extension Term”) to January 1, 2030 (the “Final Maturity Date”).
(b)Conditions to First Extension Term. Borrowers’ option to extend the Term until the expiration of the First Extension Term as referred to in Section 2.17(a) shall be subject to the following conditions being satisfied on or prior to the Initial Maturity Date (or such earlier other date as may be expressly provided):
(i)Borrowers shall have delivered a written notice to Agent of Borrowers’ election to so extend such Term no later than thirty (30) days prior to the Initial Maturity Date, which notice shall be irrevocable as of two (2) Business Days prior to the Initial Maturity Date;
(ii)All amounts due and payable by Borrowers and any other Person pursuant to this Agreement or the other Loan Documents on or before the Initial Maturity Date, and all costs and expenses of Agent, including Agent’s Counsel Fees, in connection with the Loan and/or such extension of such Term shall have been paid in full;
(iii)[intentionally left blank];
(iv)Final Completion of the Phase Zero Renovation Project, PIP Project Phase 1 and PIP Project Phase 2 shall have occurred;
(v)Borrowers shall either have (A) caused the terms of the Interest Rate Protection Agreement to be Modified or caused a new or supplemental Interest Rate Protection Agreement to be entered into in accordance with the applicable terms of Section 2.9 (with (i) the term of the Interest Rate Protection Agreement ending no earlier than the last day of the Extension Term; (ii) the notional amount equal to the notional amount not less than the then Outstanding Principal Balance and a notional amount schedule based upon the Rate Cap Notional Amount Schedule; and (iii) a strike rate equal to the Strike Price and (B) delivered a copy of the transaction confirmation, an ISDA Master Agreement or equivalent and any other documents reasonably requested by

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Agent, all of which shall evidence Borrowers’ compliance with the preceding clause (A) of this clause;
(vi)No monetary Default, material non-monetary Default (of which notice has been given by Agent) or Event of Default shall have occurred and be continuing on the Initial Maturity Date;
(vii)The representations and warranties made in the Loan Documents (other than by Agent or a Lender) shall be true and correct in all material respects on and as of the Initial Maturity Date with the same force and effect as if made on and as of such date except for any representations or warranties made by Borrowers herein or by Borrowers and/or any other Credit Party in the other Loan Documents which are no longer true and correct in all material respects solely as a result of the occurrence of an event after the date on which such representations and warranties were then most recently made, which event does not constitute a Default or Event of Default and which such representations and warranties shall be updated to reflect the changes since the date on which such representations and warranties were then most recently made, and remade as so updated as of the Initial Maturity Date;
(viii)the Debt Yield (after giving effect to any prepayment of the Loan in accordance with Section 2.4, if applicable) as of the Initial Maturity Date shall be equal to or less than twelve percent (12.00%);
(ix)Borrowers shall have made a deposit into the Sub-Accounts in the amounts required hereunder as of the Initial Maturity Date;
(x)The Hotel Management Agreement shall remain in full force and effect and no defaults of which Borrower shall have received notice remain uncured (beyond any notice and cure periods) thereunder; and
(xi)Borrowers shall have delivered to Agent at least two (2) Business Days prior to such Initial Maturity Date a certificate from Borrowers in form and content reasonably satisfactory to Agent, certifying as to the matters set forth in clauses (ii) through (x) of this Section 2.17(b).
(c)Conditions to Second Extension Term. Borrowers’ option to extend the Term until the expiration of the Second Extension Term as referred to in Section 2.17(a) shall be subject to the following conditions being satisfied on or prior to the last Business Day of the First Extension Term (or such earlier other date as may be expressly provided):
(i)Borrowers shall have delivered a written notice to Agent of Borrowers’ election to so extend such Term no later than thirty (30) days prior to the First Extended Maturity Date, which notice shall be irrevocable as of two (2) Business Days prior to the First Extended Maturity Date;
(ii)All amounts due and payable by Borrowers and any other Person pursuant to this Agreement or the other Loan Documents on or before the First Extended Maturity Date, and all costs and expenses of Agent, including Agent’s Counsel Fees, in connection with the Loan and/or such extension of such Term shall have been paid in full;
(iii)On the First Extended Maturity Date, Borrowers shall pay to Agent, for the ratable benefit of Lenders, a non-refundable extension fee of one-fourth of one percent (0.25%) times the sum of the Outstanding Principal Balance (after giving

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effect to any prepayment of the Loan in accordance with Section 2.4 hereof, if applicable);
(iv)Intentionally left blank;
(v)Borrowers shall either have (A) caused the terms of the Interest Rate Protection Agreement to be Modified or caused a new or supplemental Interest Rate Protection Agreement to be entered into in accordance with the applicable terms of Section 2.9 (with (i) the term of the Interest Rate Protection Agreement ending no earlier than the last day of the Extension Term; (ii) notional amount not less than the then Outstanding Principal Balance and a notional amount schedule based upon the Rate Cap Notional Amount Schedule; and (iii) a strike rate equal to the Strike Price and (B) delivered a copy of the transaction confirmation, an ISDA Master Agreement or equivalent and any other documents reasonably requested by Agent, all of which shall evidence Borrowers’ compliance with the preceding clause (A) of this clause;
(vi)No monetary Default, material non-monetary Default (of which notice has been given by Agent) or Event of Default shall have occurred and be continuing on the First Extended Maturity Date;
(vii)The representations and warranties made in the Loan Documents (other than by Agent or a Lender) shall be true and correct in all material respects on and as of the First Extended Maturity Date with the same force and effect as if made on and as of such date except for any representations or warranties made by Borrowers herein or by Borrowers and/or any other Credit Party in the other Loan Documents which are no longer true and correct in all material respects solely as a result of the occurrence of an event after the date on which such representations and warranties were then most recently made, which event does not constitute a Default or Event of Default, and which such representations and warranties shall be updated to reflect the changes since the date on which such representations and warranties were then most recently made, and remade as so updated as of the First Extended Maturity Date;
(viii)the Debt Yield (after giving effect to any prepayment of the Loan in accordance with Section 2.4, if applicable) as of the First Extended Maturity Date shall be equal to or less than twelve and one-quarter percent (12.25%);
(ix)Borrowers shall have made a deposit into the Sub-Accounts in the amounts required hereunder as of the First Extended Maturity Date;
(x)The Hotel Management Agreement shall remain in full force and effect and no defaults of which Borrower shall have received notice remain uncured (beyond any notice and cure periods) thereunder; and
(xi)Borrowers shall have delivered to Agent at least two (2) Business Days prior to such First Extended Maturity Date a certificate from Borrower in form and content reasonably satisfactory to Agent, certifying as to the matters set forth in clauses (ii) through (x) of this Section 2.17(c).
(d)Conditions to Third Extension Term. Borrowers’ option to extend the Term until the expiration of the Third Extension Term as referred to in Section 2.17(a) shall be subject to the following conditions being satisfied on or prior to the last Business Day of the Second Extension Term (or such earlier other date as may be expressly provided):

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(i)Borrowers shall have delivered a written notice to Agent of Borrowers’ election to so extend such Term no later than thirty (30) days prior to the Second Extended Maturity Date, which notice shall be irrevocable as of two (2) Business Days prior to the Second Extended Maturity Date;
(ii)All amounts due and payable by Borrowers and any other Person pursuant to this Agreement or the other Loan Documents on or before the Second Extended Maturity Date, and all costs and expenses of Agent, including Agent’s Counsel Fees, in connection with the Loan and/or such extension of such Term shall have been paid in full;
(iii)On the Second Extended Maturity Date, Borrowers shall pay to Agent, for the ratable benefit of Lenders, a non-refundable extension fee of one-fourth of one percent (0.25%) times the sum of the Outstanding Principal Balance (after giving effect to any prepayment of the Loan in accordance with Section 2.4 hereof, if applicable);
(iv)Borrowers shall either have (A) caused the terms of the Interest Rate Protection Agreement to be Modified or caused a new or supplemental Interest Rate Protection Agreement to be entered into in accordance with the applicable terms of Section 2.9 (with (i) the term of the Interest Rate Protection Agreement ending no earlier than the last day of the Extension Term; (ii) the notional amount equal to the Loan Amount (less any amounts prepaid); and (iii) a strike rate equal to the Strike Price and (B) delivered a copy of the transaction confirmation, an ISDA Master Agreement or equivalent and any other documents reasonably requested by Agent, all of which shall evidence Borrowers’ compliance with the preceding clause (A) of this clause;
(v)No monetary Default, material non-monetary Default (of which notice has been given by Agent) or Event of Default shall have occurred and be continuing on the Second Extended Maturity Date;
(vi)The representations and warranties made in the Loan Documents (other than by Agent or a Lender) shall be true and correct in all material respects on and as of the Second Extended Maturity Date with the same force and effect as if made on and as of such date except for any representations or warranties made by Borrowers herein or by Borrowers and/or any other Credit Party in the other Loan Documents which are no longer true and correct in all material respects solely as a result of the occurrence of an event after the date on which such representations and warranties were then most recently made, which event does not constitute a Default or Event of Default, and which such representations and warranties shall be updated to reflect the changes since the date on which such representations and warranties were then most recently made, and remade as so updated as of the Second Extended Maturity Date;
(vii)the Debt Yield (after giving effect to any prepayment of the Loan in accordance with Section 2.4, if applicable) as of the Second Extended Maturity Date shall be equal to or less than twelve and one-quarter percent (12.25%);
(viii)Borrowers shall have made a deposit into the Sub-Accounts in the amounts required hereunder as of the Second Extended Maturity Date;
(ix)The Hotel Management Agreement shall remain in full force and effect and no defaults of which Borrower shall have received notice remain uncured (beyond any notice and cure periods) thereunder; and

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(x)Borrowers shall have delivered to Agent at least two (2) Business Days prior to such Second Extended Maturity Date a certificate from Borrower in form and content reasonably satisfactory to Agent, certifying as to the matters set forth in clauses (ii) through (x) of this Section 2.17(d).
18.Release of Property Upon Repayment in Full.
(a)Agent shall, upon the written request and at the expense of Borrowers and subject to the further provisions of Section 2.18(b), upon payment in full of the Obligations in accordance with the terms and provisions of the Loan Documents, release the Lien of the Mortgage (or, upon Borrowers’ request, assign it to a new lender) and terminate the Assignment of Leases; provided that Borrowers shall pay any costs, taxes and expenses incurred by Agent and Lender in connection therewith, and Agent’s and Lender’s reasonable attorneys’ fees for the preparation and delivery of the release or assignment documentation. In connection with such release or assignment, Agent and/or Lender shall deliver such other documentation reasonably requested by Borrowers, including, without limitation, documentation evidencing the termination of all collateral assignment documents, account control arrangements and standing orders (provided that Borrowers shall pay all of Lender and/or Agent’s expenses incurred in connection with the same).
(b)In connection with the release or assignment of the Mortgage and the Assignment of Leases, Borrowers shall submit to Agent, not less than five (5) Business Days prior to the date on which Borrowers intend to pay the Obligations in full, a release or assignment of Mortgage and Assignment of Leases for the Mortgaged Property. Such release or assignment shall (i) be in a form appropriate for recording in the jurisdiction in which the Mortgaged Property is located, (ii) be reasonably satisfactory to Agent and (iii) contain such provisions as may be reasonably requested by Agent, if any, protecting the rights of Agent. In addition, Borrowers shall provide all other documentation (including, without limitation, UCC-3 financing statements) Agent reasonably requires to be delivered by Borrowers in connection with such release or assignment of the Mortgage and Assignment of Leases and other Loan Documents, as well as an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release or assignment in accordance with the terms of this Agreement. Borrowers shall pay all costs, taxes and expenses associated with the release or assignment of the Lien of the Mortgage, including Agent’s reasonable attorneys’ fees.
19.Required Closing Equity Funds. On or prior to the Closing Date, Agent shall have received evidence that (i) indirect investors of Borrowers have, collectively, contributed at least $3,834,023.79 in cash equity (which cash equity was not obtained through any borrowings as to which the Mortgaged Property was collateral) (the “Required Closing Equity Amount”), and (ii) after giving effect to the transactions described in this Agreement, the Required Closing Equity Amount remains invested in the Property as of the Closing Date.
20.Phase Zero Renovation Advances and PIP Advances.
1.Generally. Lenders shall, at the request of Borrowers and upon the satisfaction of all applicable conditions set forth in this Section 2.20, make Advances with respect to Phase Zero Renovation Costs and PIP Costs, as applicable (each, a “Phase Zero Renovation Advance” or a “PIP Advance”, respectively) from time to time under the Note and this Agreement in an aggregate amount not to exceed the Phase Zero Renovation Advance Maximum Amount and PIP Advance Maximum Amount, as applicable. The obligation of Lenders to make Phase Zero Renovation Advances and/or PIP Advances shall be subject to the applicable conditions precedent set forth in below in this Section 2.20, all of which applicable conditions precedent must be satisfied prior to Lenders making any such Phase Zero Renovation

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Advance and/or PIP Advance, respectively (the conditions set forth in this Section 2.20 are collectively referred to as the “Advance Conditions”).
(a)Approved Renovation/PIP Expenses. Such Advance must be made for the purposes of paying Approved Renovation/PIP Expenses incurred in connection with the Phase Zero Renovation Project and/or PIP Project, as applicable (and the same shall have been substantiated in a manner reasonably satisfactory to Agent).
(b)Draw Request. Borrowers shall have submitted to Agent, a written request for such Phase Zero Renovation Advance or PIP Advance, delivered not less than ten (10) Business Days prior to the requested date of funding (each, a “Draw Request”) and shall be accompanied by (A) an Officer’s Certificate from Borrowers stating and certifying that: (1) the items to be funded by the requested Phase Zero Renovation Advance and/or PIP Advance are Approved Renovation/PIP Expenses, and a description thereof, (2) the work related to such Approved Renovation/PIP Expenses to be funded by the requested Phase Zero Renovation Advance and/or PIP Advance (or the relevant portion thereof as to which such request for funds relates) has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements in all material respects, (3) the Approved Renovation/PIP Expenses (or the relevant portions thereof) to be funded from the Phase Zero Renovation Advance and/or PIP Advance in question have not been the subject of a previous Phase Zero Renovation Advance and/or PIP Advance, (4) all previous disbursements of Phase Zero Renovation Advances and/or PIP Advances have been used to pay the previously identified Approved Renovation/PIP Expenses and have been paid in full and (5) Borrowers have paid or has provided Agent with evidence reasonably satisfactory to Agent that Borrowers are paying Borrowers’ Share of the Approved Renovation/PIP Expenses that are the subject of the Phase Zero Renovation Advance and/or PIP Advance in question prior to or simultaneously with funding of the applicable Phase Zero Renovation Advance and/or PIP Advance; (B) copies of all licenses, permits and other approvals by any Governmental Authority required in connection with the work related to such Approved Renovation/PIP Expenses and not previously delivered to Agent; (C) copies of all invoices with respect to which such Phase Zero Renovation Advance and/or PIP Advance is being requested; and (D) such other evidence as Agent shall reasonably request to demonstrate that any work to be funded by the requested Phase Zero Renovation Advance and/or PIP Advance is paid for or will be paid upon such disbursement to Borrowers (or the portion thereof as to which such request for disbursement has been submitted has been completed and is paid for (other than any retention amount which is not a part of such disbursement request) or will be paid upon such disbursement to Borrowers), and that Borrowers have paid Borrowers’ Share of the Approved Renovation/PIP Expenses that are the subject of the Phase Zero Renovation Advance and/or PIP Advance or such amounts will be paid simultaneously with disbursement of the applicable Phase Zero Renovation Advance and/or PIP Advance.
(c)Phase Zero Renovation Project/ PIP Project. Borrowers shall have delivered, and Agent shall have approved, customary deliverables required in connection with such Phase Zero Renovation Project and/or PIP Project, as applicable being performed by the applicable Borrower and related to such Advance being made, including plans and specifications, copies of all construction contracts and design professional agreements, all Licenses required with respect to such work, and any other items reasonably requested by Agent with respect to the

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Phase Zero Renovation Project and/or PIP Project, as applicable being performed by the applicable Borrower which is the subject of such Advance.
(d)Hotel Management Agreement. The Hotel Management Agreement shall remain in full force and effect and no defaults for which Borrower shall have received notice remain uncured (beyond any notice and cure periods) thereunder.
(e)Interest Rate Protection Agreement. If the Outstanding Principal Balance after the funding of the Advance in question will exceed the then-applicable notional amount under the Interest Rate Protection Agreement or Replacement Interest Rate Protection Agreement, then, in connection with (and as a condition to) such Advance, Borrowers shall amend, modify and/or replace such Interest Rate Protection Agreement or Replacement Interest Rate Protection Agreement (or Rate Cap Notional Amount Schedule) such that the notional amount under such replacement Interest Rate Protection Agreement or Replacement Interest Rate Protection Agreement shall not be less than the Outstanding Principal balance after giving effect to such Advance.
(f)Lien Waivers. Agent shall have received duly executed lien waivers, which shall be conditional lien waivers (for payments to be made from the pending Advance) and unconditional lien waivers (for all payments from prior Advances), as applicable, in form reasonably acceptable to Agent, from all Contractors for all work performed with respect to the Approved Renovation/PIP Expenses, and all labor or material supplied prior to the date of such Advance, other than lien waivers with respect to amounts that are being contested in accordance with Section 5.8.
(g)Title Endorsement. Agent shall have received (i) a notice of title continuation showing that since the funding of the last Advance there has been (other than Permitted Encumbrances) no adverse change in the state of title to the Property and no new survey exceptions with respect to the Property not theretofore approved by Agent, together with other evidence satisfactory to Agent that no mechanic’s Liens or other Liens have been filed and remain filed with respect to the Property and (ii) a “date down” endorsement to the Title Insurance Policy in form reasonably satisfactory to Agent or in the form attached hereto as Exhibit D.
(h)Further Documents. Agent shall have received such documents, letters, affidavits, reports, information and assurances, as Agent, Agent’s counsel or the Construction Consultant may reasonably require.
(i)Final Renovation/PIP Costs Advance. With respect to the final Phase Zero Renovation Advance for the Phase Zero Renovation Project, Agent shall have received confirmation from its Construction Consultant that Final Completion of the Phase Zero Renovation Project has occurred, or Agent shall have received an estoppel letter from Hotel Manager stating that the Phase Zero Renovation Project has been fully and satisfactorily completed in accordance with the Hotel Management Agreement. With respect to the final PIP Advance relating to the PIP Project Phase 1 and PIP Project Phase 2, Agent shall have received a “Renovation Verification Letter” (as such term is defined in the 2025 Hotel Management

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Agreement) from the Hotel Manager stating that such Hotel Manager has confirmed that the PIP Project Phase 1 and PIP Project Phase 2, as applicable, has been fully and satisfactorily completed in accordance with the Hotel Management Agreement.
(j)Maximum Advance Amount for Approved Renovation/PIP Expenses. In no event shall Lenders (x) Advance more than the Phase Zero Renovation Advance Maximum Amount towards Approved Phase Zero Renovation Expenses, (y) Advance more than the PIP Advance Maximum Amount towards Approved PIP Expenses, and (z) Advance more than Lender’s Share of the Approved Renovation/PIP Expenses set forth in the applicable Draw Request.
(k)Borrower Equity. Prior to and as a condition to each Advance, Borrowers shall pay Borrowers’ Share of the Approved Renovation/PIP Expenses that are the subject of the Phase Zero Renovation Advance and/or PIP Advance in question or provide Agent with evidence reasonably satisfactory to Agent that Borrowers are paying Borrowers’ Share of the Approved Renovation/PIP Expenses that are the subject of the Phase Zero Renovation Advance and/or PIP Advance in question simultaneously with funding of the applicable Phase Zero Renovation Advance and/or PIP Advance; provided that amounts on deposit in the FF&E Reserve Sub-Account and Key Money Reserve Sub-Account shall first be used, and disbursed by Agent, to satisfy Borrowers’ Share of the Approved PIP Expenses and/or Borrowers’ Share of the Approved Phase Zero Renovation Expenses.
(l)PIP Project. With respect to the first Advance for any portion of the PIP Project, Agent shall have received and reasonably approved a construction schedule for the PIP Project.
(m)No Default; No Renovation/PIP Costs Shortfall. On the date of any request for an Advance and on the date of such Advance, no monetary Default, material non-monetary Default (of which notice has been given by Agent) or Event of Default is continuing and no Renovation/PIP Costs Shortfall is continuing.
(n)Representations and Warranties. All representations and warranties made by each Credit Party in the Loan Documents or otherwise made by or on behalf of any Credit Party in connection therewith shall have been true and correct in all material respects on the date on which made and shall also be true and correct as if remade on the date of such Advance (unless the same solely relate to a different time period), except for any representations or warranties made by Borrowers herein or by Borrowers and/or any other Credit Party in the other Loan Documents which are no longer true and correct in all material respects solely as a result of the occurrence of an event after the date on which such representations and warranties were then most recently made, which event does not constitute a Default or Event of Default.
(o)Intentionally Left Blank.
(p)Advance Mechanics. Lenders shall have no obligation to make, and Borrowers shall have no right to receive, Advances more often than once in each calendar month

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and the aggregate amount of each Advance (other than the final Advance) shall be in an amount of not less than $100,000.00.
(q)Costs and Expenses. Borrowers shall have paid in full (i) all of Agent’s and Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such Advance and (ii) all title premiums and other title and survey charges, if applicable.
2.Disbursement of Advances. So long as the applicable conditions to Advances are satisfied, Lenders shall fund to Borrowers Advances for Approved Renovation/PIP Expenses in accordance with and subject to the limitations set forth in this Section 2.20. Lenders shall not be required to make any Advance if any of the applicable Advance Conditions are not satisfied or waived by Agent in its sole discretion. Any Advance disbursed by a Lender (whether the same are disbursed to Borrowers or directly to a third-party) shall be added to the Outstanding Principal Balance and shall constitute a portion of the Obligations.
3.Advances Do Not Constitute a Waiver. No Advance (i) made prior to or without the fulfillment by Borrowers of all of the applicable conditions precedent thereto, whether or not known to Agent or Lender, shall constitute a waiver by Agent or Lender of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all Advances, and (ii) shall constitute a waiver of any of the conditions of Lenders’ obligation to make further Advances nor, in the event Borrowers are unable to satisfy any such condition, shall any Advance have the effect of precluding Agent from thereafter declaring such inability to be an Event of Default hereunder.
4.Payments Directly to Contractors and Subcontractors. If an Event of Default is continuing, in connection with any Advance with respect to costs which have been incurred and requested by Borrowers but which have not yet been paid, Agent may, if Agent elects to do so in its reasonable discretion, make payments for the costs incurred for such Approved Renovation/ PIP Expenses directly to any applicable contractor, subcontractor, materialman or vendor of fixtures or equipment. The execution of this Agreement by Borrowers shall, and hereby does, constitute an irrevocable direction and authorization to so disburse any such Advance. No further direction or authorization from Borrowers shall be necessary or required for such direct disbursements and all such disbursements shall satisfy pro tanto the obligations of Lenders hereunder and shall be secured by the applicable Loan Documents as fully as if made directly to Borrowers, regardless of the disposition thereof by the payee.
5.Lender’s Right to Employ Consultant. If Borrowers elect to extend the Term in accordance with Section 2.17(a), Agent may engage the Construction Consultant to verify the satisfaction of the conditions relating to completion or stage of completion of the applicable Project, and all reasonable out-of-pocket costs and expenses incurred by Agent with respect to the Construction Consultant shall be paid by Borrowers.
6. Inspections. Borrowers shall permit Agent and Agent’s agents and representatives or independent contractors hired by Agent (including the consultant, engineer, architect or inspector) to enter onto the Property, subject to the rights of Hotel Manager (and the provisions of the Hotel Management Agreement) and hotel guests, during normal business hours following reasonable advance notice to (a) inspect the Property and all material to be used in connection with the applicable Project, any Approved Renovation/PIP Expenses, and/or any other work performed by or on behalf of Borrowers from time to time in connection with the applicable Project, (b) to examine all detailed plans and shop drawings in connection with the applicable Project and (c) meet with the representatives of any of the architects, engineers, or other design professionals and any contractors or subcontractors performing work by or on behalf of any Borrower to discuss the status and issues relating to the applicable Project (and by

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this provision Borrowers authorize such architects, engineers, or other design professionals, and any contractors or subcontractors of Borrowers to cooperate and discuss with such persons such matters, but after prior written notice to Borrowers of such discussions). Borrowers shall cause all such contractors and subcontractors (including all Contractors) to cooperate with Agent and/or Agent’s representatives or such other Persons described above in connection with inspections described in this Section 2.20.6. Borrowers shall pay the out-of-pocket expense of the inspection as required hereunder, whether such inspection is conducted by Agent, the consultant or by an independent qualified professional architect.
7. No Obligation to do Work. Nothing in this Section 2.20 shall make Agent or any Lender responsible for performing or completing all or any portion of the work to be funded by an Advance or any other portion of the Project.
8.Insufficiency of Loan Proceeds. At any time and from time to time during the term of the Loan, Agent shall have the right (but not the obligation) to notify Borrowers in writing (each, a “Renovation/PIP Costs Shortfall Notice”) that, as determined in Agent’s sole but good faith discretion, the cost of all Approved Renovation/PIP Expenses necessary to achieve Final Completion of both the Phase Zero Renovation Project and PIP Project that remain unpaid at the time in question exceeds the sum of (i) the undisbursed proceeds of the all Phase Zero Renovation Advances and PIP Advances, (ii) amounts on deposit in the Renovation/PIP Costs Rebalancing Reserve Sub-Account and the Key Money Reserve Sub-Account, and (iii) all remaining Future Equity Contributions to be made together therewith (the amount of any such deficiency being herein referred to as the “Renovation/PIP Costs Shortfall”). If Agent at any time shall deliver a Renovation/PIP Costs Shortfall Notice to Borrowers, Borrowers shall fund one hundred percent (100%) of all subsequent Approved Renovation/PIP Expenses out of cash equity funded to Borrowers by the direct and indirect owners of Borrowers and Lender shall have no obligation to fund any Advances until such time as the Renovation/PIP Costs Shortfall no longer exists; provided, that, upon the occurrence of an Event of Default, Borrowers shall be required to deposit funds with Lender in a Sub-Account (the “Renovation/PIP Costs Rebalancing Reserve Sub-Account”) an amount equal to such Renovation/PIP Costs Shortfall (or the remaining portion thereof that has not been previously funded by Borrowers) within ten (10) Business Days of such Event of Default. During an Event of Default, Agent, in its sole discretion, may apply such amounts either to the remaining Approved Renovation/PIP Expenses or to the immediate payment of any Obligations of Borrowers. No Lender shall have any obligation to fund any Advances so long as there are funds on deposit in the Renovation/PIP Costs Rebalancing Reserve.
Article III
REPRESENTATIONS AND WARRANTIES
To induce Lenders to make the Loan and to induce Lenders and Agent to enter into this Agreement and to perform Lenders’ and Agent’s obligations hereunder, each Borrower hereby represents and warrants to Agent and Lenders as of the date hereof (or, to the extent that the representations and warranties in this Article III are to be remade or deemed remade as of a certain date as provided in this Agreement, the same shall be remade as of such date) as follows (which representations and warranties shall survive the execution and delivery of this Agreement and the other Loan Documents, regardless of any investigation made by Agent or Lenders or on its or their behalf):
1.Due Organization. Each Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Each Borrower is duly qualified to do business in the State of California as a foreign limited liability company. Guarantor is

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qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except where the failure to be so qualified would not have a Material Adverse Effect. Each Borrower has all necessary power and authority to own its Mortgaged Property, to conduct its business as presently conducted or proposed to be conducted and to enter into and perform its obligations under this Agreement, the other Loan Documents, each Management Agreement, and all other agreements and instruments to be executed by such Borrower in connection herewith and therewith.
2.Due Execution. This Agreement, the other Loan Documents and each Management Agreement to which each applicable Credit Party is a party have been duly executed and delivered by each applicable Credit Party, and all necessary actions have been taken to authorize each applicable Credit Party to perform its obligations hereunder and thereunder.
3.Enforceability. This Agreement and the other Loan Documents to which each Credit Party or its properties are bound constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party, except as such enforceability may be affected by applicable bankruptcy, insolvency, moratorium and similar laws affecting rights of creditors generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law) and an implied consent of good faith and fair dealing.
4.No Violation. The consummation of the transactions herein contemplated and the execution, delivery and performance by each Credit Party of its obligations under this Agreement, the other Loan Documents, each Management Agreement, and all other agreements and instruments to be executed by Borrower or any other Credit Party in connection herewith and therewith do not and will not (a) violate any Legal Requirement, (b) result in a breach of any of the terms, conditions or provisions of, or constitute a default under any Leases, any Management Agreement, or any other agreement, permit, franchise, license, note or instrument to which Borrower or any other Credit Party is a party or by which it and any such Person or any of its respective properties are bound, (c) result in the creation or imposition of any deed of trust, Lien, charge or encumbrance of any nature whatsoever upon any of the assets of any Borrower or any other Credit Party (except as contemplated by this Agreement and by the other Loan Documents), or (d) violate any provision of any Organizational Documents of any Borrower or any other Credit Party. No Credit Party is in default with respect to any Legal Requirement relating to its formation or organization.
5.No Litigation. There are no actions, suits or proceedings at law or in equity or before or instituted by any Governmental Authority (a) pending or, to Borrowers’ knowledge, threatened in writing against or affecting any Borrower, any other Credit Party or all or any portion of the Mortgaged Property (including any condemnation or eminent domain proceeding against all or any portion of the Mortgaged Property and/or any landlord/tenant proceedings affecting the Mortgaged Property) that could reasonably be expected to result in a Material Adverse Effect; or (b) pending or, to Borrowers’ knowledge, threatened in writing, which affect or is reasonably likely to affect the validity or enforceability of any Security Document (or the priority of the Lien thereof), any of the other Loan Documents, any of the Leases, or any Management Agreement.
6.No Default or Event of Default. No Default or Event of Default has occurred and is continuing.
7.Offsets, Defenses, Etc. No Credit Party has any right of rescission, offsets, defenses (including the defense of usury) or counterclaims against its obligations under this Agreement or any other Loan Document, any and all such rescission rights, offsets, defenses and counterclaims, if any, being waived by Borrowers.

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8.Agreements: Consents. No Credit Party is party to any contract or agreement where the performance by such Credit Party of its obligations and duties under such contract or agreement in accordance with the terms thereof could reasonably be expected to have a Material Adverse Effect. Except for Permitted Indebtedness and Permitted Encumbrances, no Borrower has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which any Borrower or the Mortgaged Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Mortgaged Property and (b) obligations under the Loan Documents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, or other actions with respect to or by, any Governmental Authorities and/or any Permitted Encumbrance that are required in connection with the valid execution, delivery and performance by any Credit Party of the Loan Documents to which such Credit Party is a party, or the Hotel Management Agreement or Garage Management Agreement and all other agreements and instruments to be executed by any Credit Party in connection herewith or therewith have been obtained and are in full force and effect, except for those consents the failure to obtain would not have a Material Adverse Effect. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of each Borrower for the legal use, occupancy and operation of the Mortgaged Property as currently used, occupied and operated have been obtained and are in full force and effect, except for those the failure of which to obtain and maintain in full force and effect would not constitute a Material Adverse Effect.
9.Use. The present and anticipated use of the Mortgaged Property during the Term of the Loan complies (or in the case of anticipated uses, will comply) in all material respects with all Legal Requirements, including all applicable zoning ordinances and regulations, building codes, the Hotel Management Agreement, Parking Garage Lease, Garage Management Agreement, all Permitted Encumbrances and the Operations Agreements. The Hotel Property is used exclusively for hotel use and other appurtenant and related uses. The Garage Property is used exclusively for garage and retail use and other appurtenant and related uses.
10.Representations, Warranties and Certifications of Others. The representations, warranties and certifications of each Credit Party set forth in the Loan Documents are true, correct and complete.
11.Financial Statements and Other Information. All statements of financial condition and related schedules of any Credit Party heretofore delivered to Agent in connection with the Loan are true, correct and complete in all material respects, fairly present the financial conditions of the subjects thereof as of the respective dates thereof and have been prepared in accordance with GAAP and/or USALI or as otherwise may be approved by Agent, which approval shall not be unreasonably withheld, conditioned or delayed. No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements of financial condition and related schedules since the respective dates thereof. Neither the aforesaid statements of financial condition and related schedules nor any certificate, statement, document or information furnished to Agent, Agent’s counsel or to any other Person at the request of Agent by or on behalf of any Credit Party or any Affiliate of any Credit Party in connection with or related to the transactions contemplated hereby, nor any representation or warranty in this Agreement or any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Each Credit Party is able to pay its respective debts and other obligations when due, and each has a positive net worth.
12.Full Disclosure. There is no material fact known to any Borrower pertaining to any Credit Party or the Mortgaged Property or the Collateral that Borrowers have not disclosed to Agent which would have a material adverse effect on such Person’s business, property,

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including the Mortgaged Property, the Collateral, assets, operations, condition (financial or otherwise) taken as a whole or which would materially and adversely affect such Person’s ability to perform its respective obligations under this Agreement or any other Loan Document.
13.Contracts.
(a)No Borrower has entered into, and is not bound by, any Material Agreement which continues in existence, except for the Operations Agreements, the Permitted Encumbrances, the General Contractor’s Agreement and the Architect’s Contract.
(b)Each Material Agreement is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the knowledge of Borrowers, there are no monetary or other material defaults beyond applicable notice, cure and grade periods thereunder by any other party thereto. None of any Borrower, Hotel Manager, Parking Manager or any other Person acting on any Borrower’s behalf has given or received any notice of default under any of the Material Agreements that remains uncured or in dispute.
(c)Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Agent.
(d)As of the Closing Date, no contract to which a Borrower is a party is with a Person that is an Affiliate of any Borrower, other than with another Borrower, or the Garage Management Agreement.
14.Indebtedness. No Borrower is currently indebted or in contract for any Indebtedness, nor is otherwise liable in respect of any Indebtedness, other than the Permitted Indebtedness and no Borrower is holding out its credit as being available to satisfy the obligations of any other Person other than another Borrower.
15.Insurance Policies. The Insurance Policies required to be maintained pursuant to this Agreement and the other Loan Documents are in full force and effect.
16.Availability of Utilities and Access. All utility services and facilities necessary for the use, occupancy and operation of the Improvements on the Land are available at the boundaries of the Mortgaged Property, including water supply, storm and sanitary sewer facilities, gas and electric and telephone facilities. There is direct physical access to and from at least one public road.
17.Title: No Liens. Each of Hotel Fee Borrower and Garage Fee Borrower has good and insurable fee interest in its respective Mortgaged Property and good and insurable fee interest in its respective Improvements, and Operating Lessee Borrower has good and insurable leasehold interest in the Hotel Property and good and insurable leasehold interest in the Hotel Property in each instance free and clear of all Liens whatsoever except for the Loan Documents and Permitted Encumbrances. Except for the Loan Documents, the Leases, and the Permitted Encumbrances, no Borrower has made, assumed or been assigned any contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against all or any portion of the Collateral (other than inchoate mechanics’ liens securing amounts not yet delinquent). There exists no Lien on any direct equity or beneficial interest in any Borrower.
18.Compliance with Legal Requirements. The Legal Requirements, including zoning ordinances and regulations and building codes, permit the Mortgaged Property to be

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restored (both to its existing use as of the Closing Date and to be renovated as contemplated pursuant to the Project) and the present and other uses intended by this Agreement to be continued following a Casualty, without need of any variance, special exception, special use permit or similar zoning approval. No Borrower knows of any reason why any Operating Permits necessary for the full use and occupancy of the Mortgaged Property will not be issued (or will not continue to be in full force and effect) once the applicable Project has been completed. There are no pending or, to Borrowers’ knowledge, threatened actions, suits or proceedings to revoke, attach, invalidate, rescind or modify the ordinances and regulations currently in effect and to which the Mortgaged Property are subject or any of the Operating Permits that have been issued and which are contemplated to exist upon completion of the applicable Project. Borrowers, the Mortgaged Property and the existing uses thereof comply in all material respects with all Legal Requirements, including all applicable zoning ordinances and regulations and applicable building codes.
19.Garage Management Agreement. The Garage Management Agreement is in full force and effect, not having been Modified, terminated, assigned or otherwise changed, or the provisions thereof waived, except as permitted hereunder and such agreements represent the entire agreement between the parties thereto with respect to the subject matter thereto. Borrowers have delivered to Agent true, correct and complete copies of the Garage Management Agreement and the Organizational Documents of each Borrower. No default or failure of performance in any material respect by any Borrower or, to Borrowers’ knowledge, any other Person, exists under the Garage Management Agreement or any Permitted Encumbrances and no event exists which, with the giving of notice or passage of time, or both, would constitute a default by any Borrower or, to Borrowers’ knowledge, any other Person under such agreements. To Borrowers’ knowledge, there are no offsets, claims or defenses to the enforcement by any Borrower of the Garage Management Agreement or any Permitted Encumbrance. No Borrower has received a notice of a material default under the Garage Management Agreement or any Permitted Encumbrance. Neither the Garage Management Agreement nor any Permitted Encumbrance contains any option to purchase or right of first refusal to purchase the Mortgaged Property, the Collateral or any part thereof.
20.Security Documents. The provisions of each Security Document are effective to create, in favor of Agent for the benefit of itself and Lenders, a legal, valid and enforceable Lien on or security interest in all of the Collateral described therein, and when the appropriate recordings and filings have been effected in public offices, each of the Security Documents will constitute a perfected Lien on and security interest in all right, title, estate and interest in the collateral described therein, prior and superior to all other Liens, except as permitted under the Loan Documents.
21.Casualty and Taking. No Casualty, which has not been restored, has occurred to any portion of the Mortgaged Property. No Taking of any portion of the Mortgaged Property, or modification, realignment or relocation of any streets or roadways abutting the Mortgaged Property or denial of access to the Mortgaged Property from any point of access (public or private), has occurred, is pending, or to Borrowers’ knowledge is threatened.
22.Operations Agreements. Each Operations Agreement is in full force and effect and no Borrower nor, to Borrowers’ knowledge, any other party to any Operations Agreement, is in default thereunder, and to the best of Borrowers’ knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.
23.Encroachments. Except as shown on the Survey, no Improvements on the Land (i) encroach upon any building line, setback line, side yard line, any Permitted Encumbrance or any other recorded easement or any visible easement or other easement of which any Borrower is aware or has reason to believe may exist, except in the case of encroachments which are

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permitted pursuant to the Permitted Encumbrances currently in effect, or (ii) encroach over any property line of the Land, except for the encroachment of overhangs permitted in accordance with all Legal Requirements.
24.Foreign Person. No Borrower is a “foreign person” within the meaning of Section 1445 or 7701 of the Code.
25.Control Person. No Borrower is, and no Person having “control” (as that term is defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of any Borrower is, an “executive officer,” “director,” or “person who directly or indirectly or in concert with one or more persons, owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any other subsidiary of a bank holding company of which any Lender is a subsidiary.
26.Government Regulation. No Borrower is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of “purchasing or carrying any margin stock,” within the meaning of Regulation U of the Board of Governors. No portion of the assets of any Borrower consists of any such margin stock, and no part of the proceeds of the Loan shall be used to purchase or carry any such margin stock within the meaning of said regulation or to extend credit to others for such purpose.
27.ERISA. Neither any Borrower nor any ERISA Affiliate has incurred any liability, and to the best of Borrowers’ knowledge, no action or event has occurred that could reasonably be expected to cause it to incur any liability, (A) with respect to any Pension Plan, including any liability under Section 412 of the Code or Title IV of ERISA, or (B) under Section 4201 of ERISA with respect to any Multiemployer Plan on account of a “complete withdrawal” (within the meaning of Section 4203 of ERISA) or a “partial withdrawal” (within the meaning of Section 4205 of ERISA) or (C) for unpaid contributions to any Multiemployer Plan. No Borrower has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a material tax imposed under the provisions of Section 4975 of the Code. None of the assets of any Borrower is deemed to be “plan assets” of any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) which is subject to Title I of ERISA or “plan” (within the meaning of Section 4975(e)(1) of the Code) for purposes of the U.S. Department of Labor regulations codified at 29 CFR Section 2510.3-101 (“Plan Assets”) or Section 3(42) of ERISA.
28.Labor and Employment. There are no pending or threatened unfair labor practice complaints or charges, labor arbitrations, grievances, disputes or controversies with any union or any other labor organization or employee representative at the Property or arising out of or under any Collective Bargaining Agreement that is reasonably likely to have a material adverse effect. To Borrowers’ knowledge, there are no pending or threatened organizing activities or, other than with respect to ongoing negotiations to extend the Local 39 CBA, demands for collective bargaining by any union or other labor organization or group of employees. There is no strike, lockout, handbilling, picketing, or work stoppage in existence or, to Borrowers’ knowledge, threatened, that is reasonably likely to have a material adverse effect. The Collective Bargaining Agreements are in full force and effect, and Borrowers, and to Borrowers’ knowledge, Hotel Manager and their Affiliates (as applicable), are in compliance in all material respects with the terms, conditions, and obligations under the Collective Bargaining Agreements. Neither the transactions contemplated by the Loan Documents nor the entrance into the Loan Documents will constitute any breach of or default under any of the Collective Bargaining Agreements or

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labor Law or give rise to any right of termination or right of renegotiation on the part of any union or other labor organization under any of the Collective Bargaining Agreements.

29.Name; Principal Place of Business. Borrowers do not use nor will they use any trade name and has not done nor will do business under any name other than such Borrower’s actual name set forth herein. The principal place of business and chief executive office of each Borrower is and will remain as stated in the first paragraph of this Agreement. Each Borrower’s organizational identification number are as follows: Hotel Fee Borrower - 4961258, Operating Lessee Borrower – 4961254 and Garage Fee Borrower – 4961085.
30.Trademarks, Etc. There exists no claim by any Person that contests or questions Borrower’s right to use all applicable patents, trademarks, copyrights, technology, know-how and processes necessary for the conduct of the business and the operation of the Mortgaged Property substantially in the manner as contemplated to be conducted and operated. There are no claims, and to the best of Borrowers’ knowledge, there is no infringement of the rights of any Person, arising from the use of such patents, servicemarks, trademarks, copyrights, technology, know-how and processes by any Borrower. No Borrower has knowledge of any infringement by any third party on any rights of any Borrower in any of its intellectual property. No name or logo used in connection with the Mortgaged Property or any part thereof or business therein is a registered servicemark, tradename or trademark of any Borrower.
31.Purpose of Borrower. Each Borrower has been, is, and at all times during the Term shall remain, a Special Purpose Bankruptcy Remote Entity whose sole purpose has been, is and shall be to acquire, own, hold, construct, operate, manage, develop, market, finance, lease, maintain or sell and otherwise deal with the Mortgaged Property. Each Borrower was formed for the purpose of investing the equity capital that was contributed to such Borrower by the member(s) of such Borrower in compliance with the provisions of Schedule II attached hereto. Each Borrower has been, is, and will be organized for the purpose of investing the equity capital that was contributed to such Borrower by the member of such Borrower, but each Borrower has not, is not and will not itself be engaged in raising equity capital.
32.Flood Zone. Neither the Mortgaged Property nor any portion thereof is located within an area that has been designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended, or pursuant to any other national, state, county or city program of flood control, or, if so located, the flood insurance required pursuant to Section 5.11(a)(i)(A) hereof is in full force and effect with respect to the Property.
33.Taxes. Each Borrower has at all times been properly treated for U.S. federal income tax purposes as an entity disregarded as separate from its only owner as defined in Treasury Regulation Section 301.7701-3(b)(1)(ii). No person shall take any action inconsistent with such classification. Each Borrower has filed, or caused to be filed, all U.S. federal, state, local and non-U.S. tax returns, reports and other tax-related documents required to be filed by it and has paid all Taxes payable by it that have become due, other than those not yet delinquent. Each Borrower has established on its books such charges, accruals and reserves in respect of Taxes for all fiscal periods as are required by sound accounting principles consistently applied. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby. There is no proposed tax assessment against the Mortgaged Property (or any portion thereof) or to Borrowers’ knowledge any basis for such assessment which is material and has not been disclosed to Agent. The Mortgaged Property are separately assessed from all other adjacent land for purposes of real estate taxes, and for all

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purposes may be dealt with as an independent parcel. The Property is not presently, and to Borrowers’ knowledge, has never been, benefitted by any tax abatement program.
34.Adverse Contracts. No Borrower is a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business, property, assets, operations, condition (financial or otherwise) taken as a whole, or its ability to perform its obligations under this Agreement or any of the other Loan Documents.
35.Adverse Claims. There are no adverse claims to the title of Borrowers in and to the whole or any portion of the Mortgaged Property or the other Collateral.
36.Creditworthiness. Both before and immediately after entering into each of the Loan Documents to which they are a party, (i) Borrowers and Guarantor are able to pay their respective debts and other obligations when due and (ii) Guarantor is able to meet the Guarantor Financial Covenants.
37.Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity and there are no illegal commercial activities or commercial activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise), provided that the foregoing representation shall be qualified to Borrowers’ knowledge with respect to any Person other than Borrowers and Affiliates of Borrowers. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrowers and none of the proceeds of the Loan will be used for personal, family, household or agricultural purposes. There has not been and shall never be committed by any Borrower or any of its Affiliates (and Borrowers shall exercise commercially reasonable efforts to ensure that there shall never be committed by other Persons) any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Mortgage, or the other Loan Documents. Each Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.
38.Physical Condition. Except as set forth in the Property Condition Report, the Mortgaged Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, reasonable wear and tear excepted. There exists no structural or other material defects or damages in or to the Mortgaged Property, whether latent or otherwise, and no Borrower has received any written notice from any insurance or bonding company of any defects or inadequacies in the Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
39.No Reliance on Agent or Lenders. Each Borrower and Guarantor is a sophisticated owner, operator, developer, manager and investor in real estate, and its decision to enter into the Loan Documents is based upon its own independent expert evaluation of the terms, covenants, conditions and provisions of the Loan Documents and such other matters, materials and market conditions and criteria which Borrower and such parties deemed relevant. Neither any Borrower nor Guarantor have relied in entering into this Agreement, the Loan or the other Loan Documents upon any oral or written information, representation, warranty or covenant from Agent or any Lender, or any of their respective representatives, employees, Affiliates or agents, other than the representations and warranties, if any, of Agent and Lenders contained

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herein. Each Borrower further acknowledges that no employee, agent or representative of Agent or any Lender has been authorized to make, and that neither any Borrower nor any Guarantor have relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement and the other Loan Documents. Without limiting the foregoing, each Borrower acknowledges that Agent and Lenders have made no representations or warranties as to the Loan or the Mortgaged Property (including the cash flow of the Mortgaged Property, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the Leases, the tenancies or occupancies of the Mortgaged Property, or the sufficiency of the cash flow of the Mortgaged Property, to pay all amounts which may become due from time to time pursuant to the Loan).
40.Solvency/Fraudulent Conveyance. Borrowers (a) have entered into the transaction contemplated by this Agreement or any Loan Document without the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrowers’ assets exceed and will, immediately following the making of the Loan, exceed Borrowers’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers’ assets are and will, immediately following the making of the Loan, be greater than such Borrowers’ probable respective liabilities. Borrowers’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its respective businesses as conducted or as proposed to be conducted and Borrowers do not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrowers and the amounts to be payable on or in respect of its obligations).
41.Organizational Chart. The organizational chart attached as Schedule I, relating to Borrowers and certain Affiliates and other parties, is true and correct on and as of the date hereof.
42.Leases. The rent roll attached hereto as Schedule VI is true, complete and correct in all material respects as of the date thereof and reflects the terms of any lease modifications, waivers or deferrals agreed to by any Borrower in all material respects, and as of the date hereof (or, in the future, as of the date the representations are re-made in the future) the Property is not subject to any Leases other than the Leases described in Schedule VI. One of the Borrowers is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. Except as set forth on the rent roll attached hereto as Schedule VI, the most recently delivered Quarterly Leasing Report or provided in any estoppel certificate in favor of Lender that was delivered in connection with the closing of the Loan, as of the date hereof: (i) the Leases are in full force and effect and there are no defaults thereunder by the applicable Borrower or, to Borrowers’ knowledge, the other party beyond any applicable notice or cure period, and, to Borrowers’ knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (ii) the copies of the Leases delivered to Agent are true and complete copies of the Leases in Borrowers’ possession, and there are no oral agreements with respect thereto, (iii) no Rent (excluding security deposits) under any Leases has been paid more than one (1) month in advance of its due date, (iv) all work to be performed by the applicable Borrower under each Lease has been performed in all material respects as required and has been accepted by the applicable Lessee, (v) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any Lessee has already been received by such Lessee, (vi) the Lessees under the Leases have accepted possession of and are in actual occupancy of all of their respective demised Property and have commenced the payment of full, unabated rent under the Leases, (vii)

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Borrowers has delivered to Agent a true, correct and complete list of all security deposits made by Lessees at the Property which have not been applied (including accrued interest thereon), all of which are held by any Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements, (viii) no Lessee under any Lease (or any sublease) is an Affiliate of any Borrower or Guarantor, (ix) to Borrowers’ knowledge, the Lessees under the Leases are open for business and paying full, unabated rent and no Lessee has requested to discontinue its business at its premises or has “gone dark” (or has noticed in writing any Borrower of its intent to go dark) in all or a material portion of its leased premises), (x) there are no brokerage fees or commissions in connection with the leasing of space at the Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, (xi) intentionally left blank, (xii) to Borrowers’ knowledge, no Lessee has (A) asserted any defense against the payment of any rent or other amounts under its Lease or the performance of any other obligations under its Lease or (B) sought or given notice (whether written or oral) that it intends to seek any relief or other concessions with respect to the payment of any rent or other amounts under its Lease or the performance of any other obligations under its Lease, and (xiii) except as disclosed to Agent, no Borrower is currently in discussions or negotiations (directly or indirectly) with any Lessee with respect to, and no Lessee has requested in writing, any material amendment or modification of the Lease (including, without limitation, any reduction, deferral or waiver in the rent or the term thereof or in any other amounts due thereunder). No Lessee under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. There is no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect.
43.Hotel.
(a)The Existing Hotel Management Agreement, pursuant to which Hotel Manager operates the Hotel under a name and/or hotel system controlled by the Hotel Manager, is in full force and effect, and there are no monetary or other material defaults by any Borrower thereunder and, to the knowledge of Borrowers, there are no monetary or other material defaults thereunder by any other party thereto. Neither the execution and delivery of the Loan Documents nor Borrowers’ performance thereunder will adversely affect Borrowers’ rights under the Hotel Management Agreement. Other than the Hotel Management Agreement, the Garage Management Agreement, Permitted Encumbrances and any of the other Material Agreements, there are no other material agreements to which a Borrower is a party relating to the management of the Hotel and its operation.
(b)Hotel Manager is the employer of all employees at the Hotel. No Borrower has or employs any employees. Other than the Collective Bargaining Agreements, neither any Borrower nor Hotel Manager is a party or subject to any collective bargaining or other labor agreement pertaining to the Hotel Property. Other than the Unions, there is no union or any other organization or employee representative representing any employees at the Hotel Property. To Borrower’s knowledge, there are no pending or threatened unfair labor practice complaints or charges, labor arbitrations, grievances, disputes or controversies with any union or any other labor organization or employee representative or arising out of or under any Collective Bargaining Agreement that are reasonably likely to have a material adverse effect; and there are no pending or, to Borrowers’ knowledge, threatened strikes, lockouts, handbilling, picketing or work stoppages regarding the Hotel Property that are reasonably likely to have a material adverse effect. Borrowers shall promptly notify Agent upon the occurrence or threatened occurrence of any of the matters described in the preceding sentence or of any organizing activity or demand for collective bargaining of which Borrower has knowledge or following delivery or receipt of any notice or correspondence concerning any material breach of or default under any Collective Bargaining Agreement.

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(c)Intentionally left blank.
(d)All Liquor Licenses required of either Borrower or Hotel Manager for the legal use, occupancy and operation of the Hotel Property as a hotel and restaurant have been obtained and are in full force and effect. All Liquor Licenses as of the Closing Date are held in the name of Sheraton Hotel Manager or a “dba” of Sheraton Hotel Manager.
Article IV
CASH MANAGEMENT
1.Collateral Accounts.
(a)Borrowers shall, and shall cause Parking Manager to, cause the Net Parking Revenue, and cause Garage Manager to cause all Garage Revenue (other than revenue allocable to parking in the Garage) and shall cause each of the credit card companies with which Garage Fee Borrower, Garage Manager or Parking Manager has entered into merchant’s or other credit card agreements (collectively, “Credit Card Agreements”) that all revenues paid by such credit card companies with respect to the Garage Property (less any processing fees which are owed such credit card company in accordance with the terms of its respective Credit Card Agreement), in accordance with such merchant’s agreements or otherwise, and all amounts received from Garage Fee Borrower, Garage Manager or Parking Manager to be transmitted directly into a trust account (the “Clearing Account”) established and maintained by Borrowers as more fully described in the Clearing Account Agreement.
(b)For so long as the Existing Hotel Management Agreement and/or 2025 Hotel Management Agreement are in effect, Borrowers shall, and shall cause Sheraton Hotel Manager to, cause all Operating Profit (as defined in the Existing Hotel Management Agreement and 2025 Hotel Management Agreement) allocable to Hotel Fee Borrower and/or Operating Lessee Borrower to be transmitted directly into the Clearing Account. If the Existing Hotel Management Agreement and/or 2025 Hotel Management Agreement is not in full force and effect, Borrowers shall enter into any amendments to the cash management provisions in this Article IV and the Cash Management Agreement requested by Agent to cause all Hotel Revenue to be deposited directly into the Clearing Account. Borrowers shall cooperate in good faith with Agent’s efforts to cause the funds in the Hotel Manager FF&E Reserve to be deposited into an account subject to the control of Agent, pursuant to an account agreement between the depository bank where such funds will be held, Hotel Manager, Operating Lessee Borrower, Hotel Fee Borrower and Agent, in form and substance reasonably acceptable to Agent.
(c)To the extent Borrowers receive notice from the Clearing Bank that it intends to terminate the Clearing Account Agreement, Borrowers shall establish a new Clearing Account at an Eligible Institution reasonably approved by Agent and enter into a new clearing account agreement that is substantially similar to then-existing Clearing Account Agreement (with such changes as are reasonably approved by Agent) on or prior to the date such then-existing Clearing Account Agreement is terminated. Without in any way limiting the foregoing, if Borrowers or Garage Manager receive any Revenue from the Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Agent (on behalf of Lenders), (ii) such amounts shall not be commingled with any other funds or property of Borrowers or Garage Manager and (iii) Borrowers and Garage Manager shall deposit such amounts in the Clearing Account within two (2) Business Days of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into the Cash Management Account and applied and disbursed in accordance with this Agreement. The Clearing Account Agreement shall govern, among other things, the deposit of funds into and the withdrawal of funds from the Clearing Account, which Clearing Account shall be under the sole dominion and control of Agent, and the Clearing Account Agreement

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shall contain the irrevocable instructions of Borrowers to Clearing Bank, and Clearing Bank’s agreement, to follow only the instructions of Agent with respect to the Clearing Account (which Agent agrees to give in accordance with the terms of this Article IV) and to disregard any and all orders for withdrawal from the Clearing Account made by, or at the direction of, Borrowers or any other Person (unless otherwise instructed by Agent, in accordance with this Agreement). Borrowers shall not open or cause or permit any other Person (including Garage Manager or Hotel Manager) to open or maintain any accounts with respect to the collection or deposit of Revenues other than the Clearing Account, the accounts established under the Existing Hotel Management Agreement and/or 2025 Hotel Management Agreement and/or the accounts established under the Parking Garage Lease.
(d)Borrowers hereby confirms that Borrowers have established, and from and after the Closing Date, Borrowers shall maintain with the Account Bank, an operating account (collectively, the “Operating Account”), which Operating Account shall be a segregated Eligible Account in the name of the applicable Borrowers. Any sums to be paid to Borrowers pursuant to Section 2.1.2 and/or Section 4.4(a)(vi) shall be deposited by Agent in the Operating Account and, so long as no Event of Default is then continuing, may be further disbursed, in accordance with the terms of this Agreement and the other Loan Documents, at the direction of Borrowers.
(e)Borrowers hereby confirms that, in connection with the execution of the Cash Management Agreement and pursuant to the terms of such Cash Management Agreement, Borrowers will establish, and from and after establishment thereof, Borrowers shall maintain with Cash Management Bank, a cash management account to serve as the repository of all sums transferred from the Clearing Account or otherwise required to be deposited therein in accordance with this Agreement (the “Cash Management Account”), which Cash Management Account shall be a segregated Eligible Account in the name of Borrower for the benefit of Agent, as secured party, and shall be named as follows: DBAG TSS Trust Liability Account (or such other name approved by Agent). The Cash Management Agreement shall govern, among other things, the deposit of funds into and the withdrawal of funds from the Cash Management Account, which Cash Management Account shall be under the sole dominion and control of Agent, and the Cash Management Agreement shall contain the irrevocable instructions of Borrowers to the Cash Management Bank, and Cash Management Bank’s agreement, to follow only the instructions of Agent with respect to the Cash Management Account (which Agent agrees to give in accordance with the terms of this Article IV) and to disregard any and all orders for withdrawal from the Cash Management Account made by, or at the direction of, Borrowers or any other Person. Borrowers further confirm that the following sub-accounts of the Cash Management Account (each, a “Sub-Account” and, collectively, the “Sub-Accounts”) have been established with the Cash Management Bank, which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Cash Management Account, (iii) shall each be under the sole dominion and control of Agent, and (iv) shall be allocated and disbursed, pursuant to the terms of this Agreement:
(1)Unless a Hotel Management Agreement is in effect pursuant to which the Hotel Manager is paying all Monthly Hotel Pass-Through Income Amount directly to the applicable third-party service provider or another applicable Person, a Sub-Account in respect of the Monthly Hotel Pass-Through Income Amount, provided that Borrower has timely delivered the Monthly Hotel Pass-Through Income Certificate and without duplication of any amounts paid by or on behalf of Borrower, Hotel Manager or any Affiliate of Borrower or Hotel Manager, to Borrower, in the amount of the Monthly Hotel Pass-Through Income Amount;
(2)A Sub-Account in respect of real property tax and insurance impounds relating to the Mortgaged Property (the “Tax and Insurance Reserve Sub-Account”). Sums shall be deposited in the Tax and Insurance Reserve Sub-Account

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in accordance with Section 4.4 and 4.6 and used to fund the payment of Property Taxes and Insurance Premiums (and otherwise applied) as provided in Section 4.6, other than Insurance Premiums in respect of coverages for the Hotel Property obtained by Hotel Manager and Property Taxes paid by Hotel Manager in respect of the Hotel Property.
(3)A Sub-Account in respect of principal and interest payments on the Loan (the “Debt Service Reserve Sub-Account”). Sums shall be deposited in the Debt Service Reserve Sub-Account in accordance with Section 4.4 and used to fund the payment of Debt Service.
(4)A Sub-Account for the reserve of funds during a Cash Sweep Period (the “Net Cash Flow Reserve Sub-Account”). Sums shall be deposited in the Net Cash Flow Reserve Sub-Account in accordance with Section 4.4 and applied as provided in Section 4.5.
(5)A Sub-Account in respect of Approved Capital/FF&E Expenditures (the “FF&E Reserve Sub-Account”). Sums shall be deposited in the FF&E Reserve Sub-Account in accordance with Section 4.9(a) and applied as provided in Section 4.9(b).
(6)A Sub-Account in respect of which Key Money shall be deposited (the “Key Money Reserve Sub-Account”). Sums shall be deposited in the Key Money Reserve Sub-Account in accordance with Section 4.8(a) and applied as provided in Section 4.8(b).
(7)A Sub-Account in respect of a seasonal working capital reserve fund (the “Seasonality Reserve Sub-Account”). Sums shall be deposited in the Seasonality Reserve Sub-Account in accordance with Section 4.13(a) and applied as provided in Section 4.13(b).
(f)All sums deposited in the Clearing Account shall be swept on a daily basis and deposited in the Cash Management Account. If an Event of Default is continuing, Agent may, in its sole and absolute discretion, and notwithstanding anything to the contrary contained in Section 4.1(a), require (x) Garage Fee Borrower to deposit all Garage Revenue (other than Garage Revenue collected by Parking Manager), and cause the Parking Manager to deposit any and all Net Parking Revenue directly into the Cash Management Account (and not the Clearing Account) within two (2) Business Day after receipt, and to instruct all Lessees and other Persons obligated to pay any Garage Revenue to or for the account or benefit of Garage Fee Borrower to pay such amounts, by wire transfer if possible, directly into the Cash Management Account (and not the Clearing Account) and (y) Hotel Fee Borrower and Operating Lessee Borrower to deposit all Hotel Revenue received by it, and cause Hotel Manager to deposit the “Owner’s Profit” (as such term is defined in the Hotel Management Agreement) directly into the Cash Management Account (and not the Clearing Account) within two (2) Business Day after receipt.
(g)The Clearing Account, the Cash Management Account and the Sub-Accounts collectively constitute the “Collateral Accounts”. The Collateral Accounts and the funds deposited therein and any interest accruing thereon shall serve as additional security for the Loan.
(h)Interest accruing on amounts held in the Collateral Accounts under this Agreement shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. Borrowers shall be the beneficial owner of the Collateral Accounts for federal income tax purposes (but not

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otherwise) and shall report all income on all amounts held in the Collateral Accounts under this Agreement.
(i)Any funds remaining in the Collateral Accounts after all Obligations have been paid in full shall be returned to Borrowers. In the event the Cash Management Agreement provides that the Cash Management Bank shall only return any funds in the Collateral Accounts to Borrower following receipt of a notice from Agent, then, upon payment in full of all Obligations and at Borrower’s request, Agent shall promptly send written notice to Cash Management Bank with instruction to release all such funds to Borrower.
2.Pledge of Account Collateral.
(a)To secure the full and punctual payment and performance of the Obligations, each Borrower hereby collaterally assigns, grants a security interest in and pledges to Agent for the benefit of the Lenders, a first priority continuing security interest in and to the following, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):
(1)the Collateral Accounts and all cash, checks, drafts, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to the Collateral Accounts;
(2)all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
(3)to the extent not covered by clauses (1) or (2) above, all “proceeds” (as defined under the UCC) of any or all of the foregoing.
(b)In addition to the rights and remedies herein set forth, Agent shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.
(c)This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law. In order to perfect the security interest granted hereunder with respect to the Account Collateral, Borrowers shall execute and deliver the Account Agreements to Agent on or before the Closing Date.
3.Reserved.
4.Disbursements from Cash Management Account.
(a)Provided no Event of Default has occurred and is continuing, on each Payment Date, Agent shall authorize the Cash Management Bank to transfer amounts from the Cash Management Account, to the extent available therein, as follows, in the following order of priority:
(i)to the FF&E Reserve Sub-Account, the amounts then required to be deposited therein pursuant to Section 4.9, to be used, held and applied as provided in such Section;

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(ii)provided that Borrower has timely delivered the Monthly Hotel Pass-Through Income Certificate and without duplication of any amounts paid by or on behalf of Borrower, Hotel Manager or any Affiliate of Borrower or Hotel Manager, to Borrower, in the amount of the Monthly Hotel Pass-Through Income Amount;
(iii)to the Tax and Insurance Reserve Sub-Account, the amounts then required to be deposited therein pursuant to Section 4.6, to be used, held and applied as provided in such Section;
(iv)to the Operating Account, as requested by Borrowers, an amount equal to the operating expenses (which, for the sake of clarity, shall exclude any tenant improvement and leasing costs) to be paid by Borrowers with respect to the Garage Property during the period beginning with such Payment Date and ending on the date immediately preceding the next Payment Date, to the extent consistent with the Approved Annual Budget (as may be adjusted pursuant to Section 5.1(e)), to be used by Garage Fee Borrower to pay such operating expenses and for no other purpose;
(v)to the Operating Account, as requested by Borrowers, (i) the amount required (if any) to fund any then-required Emergency Repair, to be used by Garage Fee Borrower to pay for such Emergency Repair, and for no other purpose and (ii) an amount equal to any operating expenses (which, for the sake of clarity, shall exclude any tenant improvement and leasing costs) and Capital Expenditures to be paid by Garage Fee Borrower during the period beginning with such Payment Date and ending on the date immediately preceding the next Payment Date that are not consistent with the Approved Annual Budget (as may be adjusted pursuant to Section 5.1(e)), but that are approved by Agent, such approval not to be unreasonably withheld, conditioned or delayed, to be used by Garage Fee Borrower to pay such operating expenses and for no other purpose;
(vi)to the Debt Service Reserve Sub-Account, for the benefit of the Lenders, the amount of all scheduled or delinquent Debt Service on the Loan and all other amounts due and payable to agent or any Lender under the Loan Documents, for distribution by Agent to the Lenders as otherwise provided in this Agreement (including, without limitation, the Servicing Fee);
(vii)to the Seasonality Reserve Sub-Account, with respect to each Fiscal Year, until funds have first accumulated in an amount equal to the applicable Annual Seasonality Cap;
(viii)during a Cash Sweep Period, any remaining amounts to the Net Cash Flow Reserve Sub-Account, to be used, held and applied as provided in Section 4.5; and
(ix)during any period that the Cash Sweep Period is not in effect, any remaining amounts to the Operating Account.
(b)During any period that an Event of Default has occurred and is continuing, all sums deposited in any Collateral Accounts may be held, disbursed, and applied in respect of any Obligations, operating expenses, Capital Expenditures, or otherwise, in such order and priority as Agent shall determine in its sole and absolute discretion.
(c)If on any Payment Date, the amount in the Cash Management Account with respect to the payments required in Sections 4.4(a)(i) through (a)(vi) above shall be less than the amount necessary to make all the payments required in Sections 4.4(a)(i) through (a)(vi) above, Borrower shall deposit into the Cash Management Account on such Payment Date the

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amount of such deficiency. If Borrowers shall fail to make such deposit, the same shall constitute an Event of Default subject to and in accordance with Section 7.1 and, in addition to all other rights and remedies provided for under the Loan Documents, Agent may disburse and apply the amounts in the Cash Management Account in respect of the Obligations in such sequence and priority as Agent shall elect in its sole discretion.
5.Net Cash Flow Reserve Sub-Account.
(a)During a Cash Sweep Period, provided that no Event of Default is continuing, all sums deposited in the Net Cash Flow Reserve Sub-Account shall be held as additional collateral for the Loan until applied in accordance with subsections (b) or (c) below, as applicable.
(b)During the continuance of an Event of Default, Agent may hold, apply, and disburse any such funds as provided in Section 4.4(b).
(c)Provided that no monetary Default or material non-monetary Default (of which notice has been given by Agent) is then continuing, upon a termination of a Cash Sweep Period, all sums then on deposit in the Net Cash Flow Reserve Sub-Account (other than amounts necessary to achieve the Debt Yield required to cause such Cash Sweep Period to terminate, which amounts shall be remitted in accordance with this sentence as they are no longer so necessary) shall be remitted to the Operating Account. In addition, at any time during a Cash Sweep Period, so long as no Event of Default exists, Borrowers may request in writing that Lender apply amounts then on deposit in the Net Cash Flow Reserve Sub-Account to either (x) the repayment of the Outstanding Principal Balance, which repayment shall be made in accordance with the terms and conditions set forth in Section 2.4 hereof; provided that Borrowers shall only be required to provide Agent with five (5) Business Days prior written notice of such repayment, such repayment shall be on a Payment Date and the condition in Section 2.4(b)(1) does not need to be satisfied), or (y) to any Emergency Repair, Capital Expenditures, Approved Renovation/ PIP Expenses, FF&E Expenditures or expenses or operating expenses to the extent consistent with the Approved Budget. Such disbursement shall not preclude the subsequent commencement of a Cash Sweep Period and the deposit of amounts into Sub-Accounts (including the Net Cash Flow Reserve Sub-Account) as set forth in Section 4.4(a).
6.Tax and Insurance Reserve Sub-Account.
Borrowers shall deposit with Agent into the Tax and Insurance Reserve Sub-Account (x) on the Closing Date, an amount equal to $123,920.23 and (y) on each Payment Date thereafter an amount equal to the sum of:
(i)One-twelfth (1/12) of the Property Taxes (other than Property Taxes paid by Hotel Manager with respect to the Hotel Property) that will be payable during the next ensuing twelve (12) months as reasonably estimated by Agent, plus
(ii)one-twelfth (1/12) of the Insurance Premiums (other than Insurance Premiums in respect of coverages obtained by Hotel Manager with respect to the Hotel Property) that will be payable during the next ensuing twelve (12) months as reasonably estimated by Agent;
in order to accumulate sufficient funds to pay all such Property Taxes and Insurance Premiums at least thirty (30) days prior to their respective due dates.

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If at any time the amount in the Tax and Insurance Reserve Sub-Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions hereof) the full amount of all installments of such Property Taxes and Insurance Premiums at least thirty (30) days prior to the date on which such amounts come due, then Agent shall notify Borrower at least ten (10) Business Days prior to the respective due dates for Property Taxes and the Insurance Premiums, as applicable, of such deficiency and the monthly payments to the Tax and Insurance Reserve Sub-Account shall be increased by the amount that Agent reasonably estimates is sufficient to make up such deficiency; provided, that if Borrowers receive notice of any deficiency after the date that is ten (10) days prior to the date that such Property Taxes or Insurance Premiums are due, Borrowers will deposit with or on behalf of Agent such amount within two (2) Business Days after its receipt of such notice.
(a)Borrowers shall provide Agent with copies of all tax and insurance bills relating to the Mortgaged Property promptly after Borrowers’ receipt thereof. So long as no Event of Default exists, Agent shall direct Servicer to apply funds in the Tax and Insurance Reserve Sub-Account to payments of Property Taxes and Insurance Premiums, as applicable, prior to the date such payment shall be delinquent or incur any additional charge, penalty or interest. In connection with the making of any payment from the Tax and Insurance Reserve Sub-Account, Agent may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax Lien or title or claim thereof unless given written advance notice by Borrowers of such inaccuracy, invalidity or other contest. Any funds remaining in the Tax and Insurance Reserve Sub-Account after the Obligations have been paid in full shall be returned to Borrowers.
(b)Notwithstanding anything to the contrary contained in Section 4.6(a), in the event that an Acceptable Blanket Policy is in effect with respect to the Insurance Policies required pursuant to Section 5.11, provided that (x) no Event of Default has occurred and is continuing, and (y) all Insurance Premiums payable in connection with such Acceptable Blanket Policy have been prepaid for a one (1) year period in advance of the time of commencement of the applicable term, deposits into the Tax and Insurance Reserve Sub-Account to pay for Insurance Premiums pursuant to Section 4.6(a) above shall be suspended with respect to Insurance Premiums related to such Acceptable Blanket Policy. As of the Closing Date, an Acceptable Blanket Policy is in effect with respect to the Insurance Policies required as of the Closing Date pursuant to Section 5.11.
7.Intentionally Omitted.
8.Key Money Reserve Sub-Account.
(a)Deposit of Key Money Funds. Borrowers shall direct Sheraton Hotel Manager to make payment of all or any portion of the Key Money directly to Cash Management Account, which amounts shall be transferred into the Key Money Reserve Sub-Account. Notwithstanding the foregoing, if Borrowers receive any Key Money from Sheraton Hotel Manager, Borrowers shall promptly (and within not more than two (2) Business Days) deliver all such Key Money to Agent for deposit into the Key Money Reserve Sub-Account.
(b)Release of Key Money Funds. Provided no Event of Default or Renovation/PIP Costs Shortfall shall exist, amounts on deposit in the Key Money Reserve Sub-Account from time to time shall be disbursed to Borrowers to pay or reimburse Borrowers for Approved Renovation/ PIP Expenses pursuant to and in accordance with the same terms and

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conditions, and in the same manner as, and subject to the same conditions, for the funding of Advances hereunder, as if incorporated herein, mutatis mutandis (although Borrowers will not be required to obtain the applicable date-down endorsement corresponding with respect to each disbursement). Agent confirms that amounts received by Agent or deposited into the Key Money Reserve Sub-Account shall be considered Future Equity Contributions. Any amount in the Key Money Reserve Sub-Account after (i) Final Completion of both the Phase Zero Renovation Project and the PIP Project, and (ii) satisfaction of the obligations set forth in Section 5.41(f) hereof, less, to the extent a monetary Default then exists, any such amount, shall be released to the Operating Account.
9.FF&E Reserve Sub-Account.
(a)Deposits of FF&E Funds. Borrower shall deposit with or on behalf of Agent on each Payment Date, the lesser of (x) the applicable monthly amount recommended or required under the Hotel Management Agreement, as adjusted from time to time pursuant to the terms of the Hotel Management Agreement, and (y) the quotient of 4.00% of Hotel Revenue (excluding any Hotel Pass-Through Income) divided by twelve (12), for annual FF&E Expenditures and Capital Expenditures, which amounts shall be transferred into the FF&E Reserve Sub-Account. Notwithstanding the foregoing, Borrower shall have no obligation to make the deposits required under this Section 4.9(a) to the extent Hotel Manager is collecting and reserving funds for FF&E and Capital Expenditures in a segregated account for such purpose in accordance with the terms and conditions of the Hotel Management Agreement (a “Hotel Manager FF&E Reserve”).
(b)Release of FF&E Funds. Provided no Default or Event of Default is continuing, Agent shall direct Servicer to disburse FF&E Funds to Borrower out of the FF&E Account, within ten (10) days after the delivery by Borrower to Agent of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount in the FF&E Account is less than $10,000 in which case only one disbursement of the amount remaining in the account shall be made) provided that: (i) such disbursement is for an Approved Capital/ FF&E Expenditures; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Capital/FF&E Expenditures, and a description thereof, (2) stating that all Approved Capital/FF&E Expenditures to be funded by the requested disbursement have been completed (or completed to the extent of the requested disbursement) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Approved Capital/FF&E Expenditures to be funded by the requested disbursement, (4) stating that each such Person has been paid in full not more than sixty (60) days prior to the disbursement request or will be paid in full upon such disbursement, or if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (5) stating that the Approved Capital/FF&E Expenditures (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement from any Account or included in any previous disbursement of Operating Expenses or Capital Expenditures or credited towards any equity contribution obligation of Borrower, (6) stating that all previous disbursements of FF&E Funds have been used to pay the previously identified Approved Capital/FF&E Expenditures, and (7) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full other than any applicable retention amount, (B) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Approved Capital/FF&E Expenditures and not previously delivered to Agent, (C) copies of appropriate lien waivers, conditional lien waivers, or other evidence of payment reasonably satisfactory to Agent, (D) at Agent’s option, a title search for the Property indicating that the Property is free from all Liens,

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claims and other encumbrances not previously approved by Agent, and (E) such other evidence as Agent shall reasonably request to demonstrate that the Approved Capital/FF&E Expenditures to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower (or the portion thereof as to which such request for disbursement has been submitted has been completed and is paid for (other than any retention amount which is not a part of such disbursement request) or will be paid upon such disbursement to Borrower) and (iii) if such disbursement request is for $20,000 or more, Agent shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of the work associated with such Approved Capital/FF&E Expenditure.
10.Intentionally Left Blank.
11.Renovation/PIP Costs Rebalancing Reserve Sub-Account. Borrowers shall deposit into the Renovation/PIP Costs Rebalancing Reserve Sub-Account such amounts required to be deposited by Borrowers pursuant to Section 2.20.8 hereof. Provided no Event of Default or Renovation/PIP Costs Shortfall shall exist, amounts on deposit in the Renovation/PIP Costs Rebalancing Reserve Sub-Account from time to time shall be disbursed to Borrowers to pay for Approved Renovation/PIP Expenses pursuant to and in accordance with the same terms and conditions, and in the same manner as, and subject to the same conditions, for the funding of Advances hereunder, as if incorporated herein, mutatis mutandis (although Borrowers will not be required to obtain the applicable date-down endorsement corresponding with respect to each disbursement). So long as any amounts are on deposit in the Renovation/PIP Costs Rebalancing Reserve Sub-Account from time to time, Lenders shall not be obligated to fund any further Advances until all such amounts are utilized in accordance with the immediately preceding sentence. Any amount remaining in the Renovation/PIP Costs Rebalancing Reserve Sub-Account after Final Completion of the Phase Zero Renovation Project and PIP Project shall be released to the Operating Account.
12.Seasonality Reserve.
(a)    Deposits. Borrower shall pay to Lender, $0 on the date hereof. On each Payment Date during a Fiscal Year during the term of the Loan, funds shall be deposited into the Seasonality Reserve Sub-Account in accordance with Section 4.4(a) hereof until funds on deposit in the Seasonality Reserve Sub-Account are first equal to the applicable Annual Seasonality Cap for such Fiscal Year.
(b)    Release of Seasonality Reserve. On each Payment Date occurring in August, September, October and/or January, Lender shall, upon request by Borrowers, release funds on deposit in the Seasonality Reserve Sub-Account into the Cash Management Account or to Hotel Manager, as applicable, to fund payments of operating expenses at the Hotel Property.
13.Bankruptcy. Borrowers and Lenders hereby acknowledge and agree that upon the filing of a bankruptcy petition by or against any Borrower under the Bankruptcy Code, the Account Collateral and the Revenue (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of such Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenue by any Borrower and Lenders, the Account Collateral and/or the Revenue do constitute property of such Borrower’s bankruptcy estate, then Borrowers and Lenders hereby further acknowledge and agree that all such Revenue, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Agent for the benefit of Lenders. Borrowers acknowledge that neither Lenders nor Agent

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consent to any Borrower’s use of such cash collateral following the filing of a bankruptcy petition by or against any Borrower.
14.Borrower’s Account Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants that:
(a)Each Borrower shall cause Hotel Manager to deposit all amounts payable to Hotel Fee Borrower and/or Operating Lessee Borrower pursuant to the Hotel Management Agreement, and to mail all checks and wire all funds with respect to any payments due to Hotel Fee Borrower and/or Operating Lessee Borrower, directly to the Clearing Account (or to the post office box associated with the Clearing Account, as described in the Clearing Account Agreement) and in any event no later than two (2) Business Days after receipt thereof by Hotel Manager;
(b)Borrowers shall, and shall cause Parking Manager to, cause the Net Parking Revenue, and cause Garage Manager to cause all Garage Revenue (other than revenue allocable to parking in the Garage) to be deposited directly to the Clearing Account (or to the post office box associated with the Clearing Account, as described in the Clearing Account Agreement) and in any event no later than two (2) Business Days after receipt thereof by Parking Manager and Garage Manager, respectively;
(c)All Revenue, Cash and Cash Equivalents or other items of Rents (including, without limitation, payments to any Borrower by any entity or Affiliate that Borrower owns an Equity Interest in) not otherwise collected as described in clauses (a) or (b) above, shall be paid by or caused to be paid by such Borrower within three (3) Business Days after receipt thereof by such Borrower or its Affiliates directly into the Clearing Account;
(d)Until the items to be deposited in clauses (a) or (b) above are so deposited, any such amounts held by such Person(s) shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Agent and the Lenders and shall not be commingled with any other funds or property of such Person;
(e)There are no accounts other than the Collateral Accounts maintained by Borrowers with respect to Property or the collection of Revenue; and
(f)So long as the Loan shall be outstanding, no Borrower shall not open any other operating accounts with respect to the Mortgaged Property or the collection of Revenue, except for the Collateral Accounts, accounts opened by Hotel Manager pursuant to the Hotel Management Agreement and the Operating Account.
15.Account Collateral and Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default, without additional notice from Agent to Borrowers, Agent may, in addition to and not in limitation of Agent’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Agent shall determine in its sole and absolute discretion to pay any Obligations.
(b)Upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably constitutes and appoints Agent as such Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of such Borrower with respect to the Account Collateral, and do in the name, place and stead of such Borrower, all such acts, things and deeds for and on behalf of and in the name of such Borrower,

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which such Borrower could or might do or which Agent may deem necessary or desirable to more fully vest in Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.
(c)Each Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind (except as expressly required under the Loan Documents) in connection with this Agreement or the Account Collateral. Each Borrower acknowledges and agrees that ten (10) Business Days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrowers within the meaning of the UCC.
16.Transfers and Other Liens. Each Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral except as may be expressly permitted under the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Agent under this Agreement and any customary liens of Clearing Bank or Cash Management Bank thereupon to the extent expressly permitted under the Clearing Account Agreement or the Cash Management Agreement.
17.No Liability. Agent shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 4.18 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Agent shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrowers shall indemnify and hold Agent, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements, but excluding consequential, special, punitive or exemplary damages, except to the extent asserted against Agent or any Lender by any third party or paid by Agent or any Lender by any third party) incurred by Agent in connection with the transactions contemplated hereby with respect to the Account Collateral except as such costs as are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Agent, its employees, officers or agents. Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.
18.Interest. Interest accruing on amounts held in the Collateral Accounts under this Agreement shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. Borrowers shall be the beneficial owner of the Collateral Accounts for federal income tax purposes (but not otherwise) and shall report all income on all amounts held in the Collateral Accounts under this Agreement.
19.Reinstatement. Upon the cessation of a Cash Sweep Period, and if no Default, Event of Default or other Cash Sweep Period shall have occurred and be continuing, Agent shall (A) confirm in writing to Cash Management Bank and Borrowers that such Cash Sweep Period is no longer in effect and (B) to subject to Section 4.5(c), cause Cash Management Bank to transfer any funds then held in the Net Cash Flow Reserve Sub-Account to the Operating Account.

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Article V
GENERAL AND OPERATIONAL COVENANTS
1.Financial Statements, Reports and Documents of Borrower. Each Borrower shall deliver to Agent and each Lender each of the following:
(a)Annual Financial Statements. As soon as practicable, but in any event within one hundred and thirty (130) days after the close of each Fiscal Year of such Borrower, unaudited financial statements of such Borrower for such period, which shall (v) include a balance sheet, statement of operations (income and expenses), statement of cash flow, contingent liability schedule, statement of changes in members’ or partners’ capital, as applicable, and any other financial information with respect to such Borrower as shall be reasonably required by Agent, (w) be prepared in accordance with GAAP, and/or USALI and reconciled in accordance with GAAP, as applicable (or another accounting method (consistently applied) reasonably acceptable to Agent) (x) be in a form reasonably acceptable to Agent and (y) be certified by the chief executive, operating or financial officer of such Borrower as being true, correct and complete. Notwithstanding the foregoing, each Borrower agrees to provide audited financial statements of such Borrower (in the timeframe set forth in this clause (a)) if requested by Agent or Lender in connection with a Secondary Market Transaction.
(b)Quarterly Financial Statements. As soon as practicable, but in any event within sixty (60) days after the close of each Calendar Quarter of such Borrower, unaudited financial statements of such Borrower for such period, which shall (w) include a balance sheet, statement of operations (income and expenses), statement of cash flow, contingent liability schedule, statement of changes in members’ or partners’ capital, as applicable, and any other financial information with respect to such Borrower as shall be reasonably required by Agent, (x) be prepared in accordance with GAAP, and/or USALI and reconciled in accordance with GAAP, as applicable, (y) be in a form reasonably acceptable to Agent and (z) be certified by an officer of a member of such Borrower as being true, correct and complete in all material respects.
(c)Leasing and Occupancy Reports.
(i)As soon as practicable, but in any event no later than thirty (30) days after the end of each Calendar Quarter: (i) a delinquency report setting forth any arrearages under the Leases, each of which shall be certified as being true, correct and complete in all material respects by an officer of a member of such Borrower, (ii) a report setting forth the identity of each Lessee for which such Borrower has accepted rent more than one (1) month in advance and the amount of such rent accepted by such Borrower, (iii) a status report regarding the termination of Leases, (iv) a report setting forth the Tenants that have “gone dark” or have otherwise vacated all or a material portion of their space Leases, (v) an opening dates and co-tenancy schedule, (vi) a schedule of Tenants that have taken occupancy in their applicable space during the last Calendar Quarter (the schedules and reports described in clauses (i) through (vi) herein being referred to herein as the “Quarterly Leasing Report”) and (vii) a rent roll or updated rent roll, as the case may be, reasonably satisfactory to Agent and a summary of all leasing activity then taking place including the status of all Lease negotiations.
(ii)As soon as practicable, but in any event no later than thirty (30) days after the end of each Calendar Quarter (but only to the extent received from the Hotel Manager in the case of clause (i)): (i) an occupancy report, including an average daily rate and RevPAR, (ii) the most current Smith Travel Research Reports then available to Borrower reflecting market penetration and relevant hotel properties competing with the Hotel Property, (iii) any franchise and/or management inspection reports received by Borrower, Guarantor, Hotel Manager or any of their respective

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Affiliates during such month, (iv) any notice from Hotel Manager that the Hotel (1) has received low quality or customer satisfaction ratings, surveys or reports, (2) is not in compliance with Hotel Manager’s brand standards or (3) has failed any franchise and/or management inspection report, or any similar notice in each case received by Borrower, Guarantor, Hotel Manager or any of their respective Affiliates during such quarter.
(d)Compliance Certificate. As soon as practicable, but in any event no later than sixty (60) days after the end of each Calendar Quarter, a certificate executed by the an officer of such Borrower stating that a review of the activities of such Borrower and the Mortgaged Property during such Calendar Quarter has been made by such individual and to the best knowledge and belief of such individual after reasonable and due investigation, (i) there exists no monetary Default or Event of Default as of the date of such certificate or, if any such event shall have occurred, specifying the nature and status thereof, (ii) to such Person’s knowledge, no default, failure of performance of a term, provision or covenant or terminating event has occurred under any Management Agreement, Hotel Management Agreement or any Lease, if in effect, that is reasonably likely to have a Material Adverse Effect and such Borrower has not received any notice that any party to any such document has challenged or denied the validity or enforceability thereof given any notice of default, termination or intent to terminate thereunder, or specifying the nature and status thereof and (iii) there is no litigation, mediation or arbitration pending with respect to such Borrower, the Mortgaged Property or any of the Collateral that is reasonably likely to have a Material Adverse Effect or, if any such litigation, mediation, or arbitration is pending, specifying the nature and status thereof.
(e)Notices by Governmental Authorities. Promptly upon receipt of same, true and complete copies of any official notice, claim or complaint by any Governmental Authority pertaining to the Mortgaged Property or any portion thereof or such Borrower’s rights under any Permitted Encumbrance which is reasonably likely to have a Material Adverse Effect, including any notice from a public authority concerning any tax or special assessment, or any notice of any alleged violation of any zoning ordinance, restrictive covenant, fire ordinance, building code provision, or other Legal Requirement affecting any portion of the Mortgaged Property and any notice of any Taking or other eminent domain action or proceeding affecting or threatened against any portion of the Mortgaged Property.
(f)Annual Budgets; Business Plans.
(i)As soon as available and in any event within thirty (30) days prior to the end of each Fiscal Year, a copy of a proposed Annual Budget for the upcoming Fiscal Year, which, so long as no Cash Sweep Period is in effect, shall be for informational purposes only, and if a Cash Sweep Period is then in effect, such Annual Budget shall require Agent’s prior written approval, which approval shall not be unreasonably withheld or delayed (provided that with respect to the Hotel Property, so long as a Hotel Management Agreement is in effect, Agent shall have an approval right with respect to the Annual Budget only to the extent Operating Lessee Borrower and/or Hotel Fee Borrower have the right to approve any such budget) (such Annual Budget, as approved by Agent or deemed approved pursuant to this clause (f) (if approval is required), as the same may be amended in accordance with the provisions hereof, the “Approved Annual Budget”). Upon receipt of Agent’s approval of an Annual Budget (or upon an Annual Budget being deemed approved or otherwise created), each Borrower shall deliver to Agent a copy of the Approved Annual Budget, which copy shall be certified by Borrower as the Approved Annual Budget for the applicable Fiscal Year. Agent acknowledges and agrees that on or prior to the Closing Date, each Borrower submitted to Agent the Annual Budget for the balance of 2024 and the Annual Budget for 2025 attached hereto as Schedule IV, which Agent has approved as an initial “Approved Annual Budget”. In addition, notwithstanding anything to the contrary in this Section

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5.1(f), upon entry into a Replacement Hotel Management Agreement, Hotel Fee Borrower shall deliver to Agent an updated Annual Budget for the remainder of the then applicable year, which such Annual Budget shall require Agent’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (and for purposes of emphasis, such approval shall be required whether a Cash Sweep Period is in effect or not).
(ii)At any time Agent’s prior approval is required for an Annual Budget in accordance herewith, until such time that Agent approves a proposed Annual Budget (or a proposed Annual Budget is deemed approved), the most recently Approved Annual Budget which has actually been approved or deemed approved by Agent shall apply for the next Fiscal Year, as the same may be Modified by Borrower in accordance with this Section 5.1(f). Upon the occurrence and during the continuance of a Cash Sweep Period, upon Lender’s request, each Borrower shall deliver, on a quarterly basis (or cause the Hotel Manager to prepare for delivery to Agent) an updated Annual Budget, which shall be subject to the approval of Agent, which approval shall not be unreasonably withheld or delayed (provided that with respect to the Hotel Property, so long as a Hotel Management Agreement is in effect, Agent shall have an approval right with respect to the Annual Budget only to the extent Operating Lessee Borrower and/or Hotel Fee Borrower have the right to approve any such budget). With respect to each Approved Annual Budget, such Borrower shall be permitted to Modify such Approved Annual Budget, without Agent’s prior review or approval, to make changes in budget line items in any such Approved Annual Budget (i) to account for increases in Taxes, Insurance Premiums and utilities expenses and (ii) to increase any such budget line item by up to ten percent (10%); provided, that, in no event shall the aggregate amount of all such changes pursuant to this clause (ii) result in increases exceeding five percent (5%) of the aggregate amount set forth in the most recent Approved Annual Budget without Agent’s approval. In the event any Borrower fails to deliver the information required under this clause (f) within the time period provided, such failure shall not constitute an Event of Default unless such Borrower fails to provide such information within thirty (30) days after Borrower has received written notice of such failure from Agent. Except as expressly set forth in this clause (f), no Borrower shall Modify any Approved Annual Budget unless a copy of such Modification is delivered to Agent at least twenty (20) days prior to the effectiveness thereof and is approved by Agent, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, each Borrower shall deliver a copy of any new, Modified or updated Approved Annual Budget, if any, within twenty (20) days after the effectiveness thereof. Each request for approval of the Annual Budget or any Modification thereof shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO AN ANNUAL BUDGET OR A MODIFICATION OF AN ANNUAL BUDGET. AGENT’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. AGENT’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN AGENT’S APPROVAL BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Agent fails to grant or withhold its approval to any Annual Budget or Modification within such ten (10) Business Day period and such Borrower gives a duplicate notice upon the expiration of such ten (10) Business Day period in similar fashion providing that the failure to respond within five (5) Business Days of receipt of such second notice shall constitute deemed approval and Agent shall fail to respond to such second notice, then Agent’s approval shall be deemed to have been granted; provided, however that for so long as the “Agent” under this Agreement is Deutsche Bank or one of its Affiliates, there shall be no deemed approval under this Section 5.1(f), and any Annual Budget that requires Agent’s consent under this Agreement shall require the actual consent of Deutsche Bank or its applicable Affiliate. In the case of a withholding of consent, Agent shall state the grounds therefor.

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(g)Notification by Borrowers. The following notifications:
(i)promptly upon any Borrower’s learning thereof, any material determination in all litigation and all proceedings before any Governmental Authority affecting Borrowers, any other Credit Party or the Mortgaged Property (or any portion thereof);
(ii)promptly upon the occurrence thereof (x) of any material change in any material fact or circumstance represented or warranted in this Agreement or any of the other Loan Documents, and of any other fact or circumstance, which might materially interfere with or adversely affect any Credit Party, the operation of the Mortgaged Property (or any portion thereof) or the ownership of any of the other Collateral, and (y) of any Default that is likely not to be cured within thirty (30) days after the occurrence thereof and of any Event of Default;
(iii)within five (5) Business Days after the occurrence thereof, of any acceleration of any material Indebtedness of any Borrower;
(iv)within ten (10) Business Days after the occurrence thereof, of any name change or change in Fiscal Year for any Borrower or any Guarantor;
(v)within ten (10) Business Days after the occurrence thereof, a copy of any material amendment to any Organizational Document of any Credit Party;
(vi)within five (5) Business Days after the delivery thereof, a copy of any material notice sent or received under Borrower’s Organizational Documents;
(vii)any receipt or delivery of a notice of, or the actual knowledge of any Borrower of, a default or failure by any Person to perform any of its obligations under the Permitted Encumbrances, any Material Agreements, any Management Agreement, or any other material agreement, contract or other instrument to which such Borrower is a party or by which any of its properties are bound which would reasonably be likely to have a Material Adverse Effect;
(viii)within five (5) Business Days after receipt of notice of the same from any Person, any suit, litigation, action, proceeding or any material adverse claim against or affecting any Borrower, the Mortgaged Property, any of the Collateral or the Liens securing the Obligations which, if adversely determined, would be reasonably likely to have a Material Adverse Effect;
(ix)within ten (10) Business Days after the occurrence thereof, any fire or other Casualty or Taking of any portion of the Mortgaged Property;
(x)promptly after the commencement thereof by any Borrower, any landlord/tenant litigation against any Lessee under a Material Lease or any other material landlord/tenant litigation against any Lessee;
(xi)within ten (10) Business Days after any Borrower’s knowledge thereof, notice of (y) the incurrence by any Borrower of any liability, or the occurrence of any event or action that could reasonably be expected to cause such Borrower to incur any liability, (1) with respect to any Pension Plan, including any liability under Section 412 of the Code or Title IV of ERISA, or (2) on account of a partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from, or unpaid contributions to, any Multiemployer Plan, or the termination or

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insolvency of any such Multiemployer Plan, or (z) a Borrower’s engaging in any transaction in connection with which it could reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed under Section 4975 of the Code, which notice shall include a copy of any report or notice that Borrower receive from, or file with, the Internal Revenue Service, the PBGC or the U.S. Department of Labor, a Pension Plan or a Multiemployer Plan concerning such event, or a description thereof if no such written report or notice is received or filed;
(h)Notice Regarding Contracts. Borrowers will notify Agent of any material changes in any Material Agreement. Borrowers will notify Agent if any Material Agreements are not renewed or replaced with similar agreements upon their expiration or termination, and shall include with such notification a detailed explanation of reasons for such termination, non-renewal and non-replacement.
(i)Material Adverse Effect Generally. Promptly upon any event or condition that has or is reasonably likely to have a Material Adverse Effect of which any Borrower has knowledge.
(j)Estoppel Certificates. (1) Within ten (10) Business Days after request therefor from Agent, Borrowers will deliver to Agent a certificate executed by Borrowers, stating the amount due under the Note and this Agreement and to the effect that as of the date of such certificate no Default or Event of Default has occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, describing in reasonable detail each such Default or Event of Default and the action, if any, taken or being taken to cure the same. (2) Promptly after request therefor from Agent (but, provided no Event of Default has occurred, not more than once per any calendar year), Borrowers will, in writing, request of each Lessee that it deliver to Agent a certificate executed by such retail Lessee, stating, among other things, that (i) the applicable Lease is in effect, (ii) the Rent payable under such Lease and (iii) that as of the date of such certificate, to the knowledge of such Lessee, no default or event of default, by the lessor or the Lessee, has occurred and is continuing under such Lease. (3) Promptly after request therefor from Agent (but, provided no Event of Default has occurred, not more than once per any calendar year), Borrowers will, in writing, request estoppel certificates from each party under any Operations Agreement, General Contractor’s Agreement and/or Architect’s Contract, in form and substance reasonably satisfactory to Agent or such Lender. (4) Promptly after request therefor from Agent (but, provided no Event of Default has occurred, not more than once per any calendar year), Borrowers will, in writing, request estoppel certificates from the Hotel Manager.
(k)Other Information. Promptly upon Agent’s request and at Borrowers’ expense, such other information concerning the business, properties, or financial condition of Borrowers and each other Credit Party, including the performance of their respective obligations under the Loan Documents, as Agent shall reasonably request. Further, promptly upon Agent’s reasonable request, Borrower or its ERISA Affiliate(s), as applicable, shall request from the administrator of any Multiemployer Plan the applicable estimated withdrawal liability pursuant to Section 101(l) of ERISA.
2.Garage Agreements, Maintenance and Repairs.
(a)Borrowers shall not, without Agent’s prior consent, (i) materially Modify or assign or consent to the assignment or termination of any provision of the Garage Management Agreement or Parking Garage Lease or waive or release any of its rights and remedies that would have a material adverse effect on the Garage Management Agreement or Parking Garage Lease, as applicable, or (ii) replace, terminate or otherwise substitute Garage

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Manager with a new manager or Parking Manager with a new tenant or manager (as applicable, a “New Manager”); provided, however, that notwithstanding the foregoing, a Borrower may replace Garage Manager with a New Manager that is a Qualified Garage Manager and/or replace Parking Manager with a New Manager that is a Qualified Parking Manager, provided that (i) Agent receives prior notice of such replacement, (ii) such Borrower enters into a Replacement Garage Management Agreement and/or Replacement Parking Management Agreement with such New Manager that is approved by Agent, such approval not to be unreasonably withheld, provided, however, that the amount of management fees or rent received by the manager being replaced shall be deemed reasonable with respect to the New Manager, and (iii) such New Manager delivers a subordination agreement executed by such New Manager and such Borrower substantially in the form of the Garage Manager Subordination Agreement and/or Parking Manager Subordination Agreement delivered to Agent as on the Closing Date (subject to any changes requested by the New Manager and reasonably satisfactory to Agent). It is hereby agreed and understood that any Modification of any Management Agreement which results in a change in the amount or payment terms of any fee or similar payment to the applicable manager under any Management Agreement shall be deemed to be a material Modification which shall require Agent’s prior consent. Subject to the first sentence of this Section 5.2(a), Borrowers shall not enter into any management or similar agreement without the prior consent of Agent, not to be unreasonably withheld, conditioned or delayed, and if such consent is obtained, without the delivery of a subordination agreement reasonably acceptable to Agent by the manager thereunder. Borrowers shall observe, perform, and discharge all obligations, covenants, and warranties provided for under any Management Agreement to be kept, observed and performed by Borrowers. Borrowers shall diligently enforce its rights and or secure the performance by any manager under any Management Agreement.
(b)Borrowers shall observe, perform, and discharge all obligations, covenants, and warranties provided for under each Material Agreement to be kept, observed, and performed by Borrower. Borrowers shall diligently enforce its rights and/or secure the performance by each Person under the Material Agreements. Except as expressly permitted under Section 5.2(a) with respect to any Management Agreement, no Borrower shall enter into, surrender, terminate, cancel or materially Modify or enter into any agreement in substitution for, or consent to the assignment of any Material Agreement without, in each case, the prior consent of Agent, such consent not to be unreasonably withheld.
(c)The obligation of Borrowers to pay any fees or other compensation to any Manager and the right of any Manager to any sums due and all other rights and liens of any Manager shall be at all times subordinated to the rights of Agent pursuant to the Mortgage and the other Loan Documents. After the occurrence of an Event of Default, Agent shall have the right to terminate or require that Borrowers terminate any Management Agreement pursuant to the terms of the Garage Manager Subordination Agreement, Parking Manager Subordination Agreement, or other applicable subordination agreement. Any such termination shall not relieve Borrowers from their obligations pursuant to this Section 5.2. After the occurrence of a material breach under the Garage Management Agreement or Parking Management Agreement which provides any Borrower with a right to terminate such agreement or if such Manager becomes subject to a Bankruptcy Event and such Manager is not replaced by such Borrower, (x) within sixty (60) days following such Borrower’s knowledge of same or (y) within ninety (90) days following such Borrower’s knowledge of same if such Borrower has, after sixty (60) days, diligently found a Qualified Garage Manager or Qualified Parking Manager, as applicable, and the failure to finalize such replacement is due solely to a delay in approval by Agent or Lenders (to the extent such approval is required hereunder), then upon the occurrence of one of the events set forth in subsections (x) or (y) above, each such Borrower shall, at the request of Agent, terminate such Management Agreement and replace Manager with a Qualified Garage Manager or Qualified Parking Manager, as applicable, pursuant to a Replacement Garage Management

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Agreement or Replacement Parking Management Agreement, as applicable, in accordance with the terms of this Agreement.
(d)Borrowers shall cause the Mortgaged Property to be at all times operated, maintained and managed in the manner and in accordance with the standards required pursuant to any Management Agreement, the Parking Agreement, the Leases, the Operating Agreements and the Permitted Encumbrances and otherwise in the manner required pursuant to this Agreement. Borrowers shall operate, maintain, manage and market the Garage Property in a manner similar to Comparable Parking Structures; provided that the foregoing shall not limit Borrower’s right to undertake Alterations to the extent otherwise permitted under this Agreement, or take any other action permitted by this Agreement. Borrower shall keep in effect at all times any contractual arrangements as may be necessary to meet the standard of operation described in the foregoing sentence or as may be required by Legal Requirements and all Operating Permits. Subject to Borrower’s rights to undertake Alterations to the extent permitted under this Agreement and without otherwise limiting any other provision set forth in this Agreement, Borrower shall keep the Mortgaged Property in good repair, working order and condition, so that the value of all or any portion of the Mortgaged Property will not be diminished in any material respect and shall supply the Mortgaged Property with all necessary supplies and equipment and promptly and diligently make or cause to be made all needful and proper repairs, renewals and replacements thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, or foreseen or unforeseen. All such repairs, renewals and replacements shall be (i) done in a good and workmanlike manner, (ii) completed in accordance with all Legal Requirements, Permitted Encumbrances, the Parking Agreement, the Operations Agreements and (iii) at least equal in quality, value and class to that of the improvements which are the subject of such repairs, renewals and replacements.
(e)Borrowers shall not commit or permit any waste or deterioration (other than ordinary wear and tear) of or to the Mortgaged Property or other improvements, structures and equipment thereon, provided that the foregoing shall not limit Borrowers’ right to undertake any Alterations, all in accordance with the provisions of this Agreement, or take any other action permitted under this Agreement. Borrowers shall promptly replace any part of the Mortgaged Property taken by theft to the extent necessary to comply with the provisions of Section 5.2(d) and this Section 5.2(e). Once commenced, Borrower will, at its sole cost and expense, diligently and continuously take all steps to complete any Alterations in a good and workmanlike manner, and in compliance with all Legal Requirements, Permitted Encumbrances, the Operations Agreements, the Leases and otherwise with the requirements set forth in this Agreement.
3.Inspection of Mortgaged Property and Books and Records.
(a)Subject to the rights of Lessees, hotel guests, Hotel Manager and Parking Manager, Borrowers will permit Agent, its designated representatives or, if an Event of Default is continuing, any Lender accompanied by a representative of Agent, to enter upon and inspect the Mortgaged Property, or any part of the foregoing, in an emergency and at all other times during normal business hours and upon reasonably prior notice, with free access to inspect or examine the Mortgaged Property.
(b)Agent shall have no duty to any Person (including any Credit Party and Lenders) to make any inspection nor shall Agent incur any liability or obligation for not making any such inspection or, once having undertaken any such inspection, for making the inspection, not making the same carefully or properly, or for not completing the same; nor shall the fact that such inspection may not have been made by Agent relieve Borrowers of any obligations that it may otherwise have under the Loan Documents.

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(c)Borrowers shall at all times keep complete and accurate books, records and accounts of its transactions. At Borrowers’ expense, Borrowers shall permit any representative of Agent, at all times during normal business hours upon reasonable notice, to examine and copy the books and records of Borrowers, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction, reconstruction, maintenance, operation and repair of the Mortgaged Property.
4.Compliance with Legal, Insurance and Contractual Requirements.
(a)Subject to Borrowers’ right to contest as set forth in Section 5.8, Borrowers, at its sole cost and expense, shall comply and cause compliance of the Mortgaged Property and the construction, use, occupancy, possession, operation, management, maintenance and ownership thereof, with all Legal Requirements, Operations Agreements, all Permitted Encumbrances and all Insurance Requirements, whether or not compliance therewith shall require changes in, or interfere with the use and enjoyment of, the Mortgaged Property or any part thereof. Borrowers shall preserve and maintain all of its rights, privileges and Operating Permits necessary fully to operate the Mortgaged Property in accordance with Section 5.2. Neither Agent nor any Lender shall have any obligation or responsibility whatsoever for any matter incident to the Mortgaged Property or the maintenance and operation of the Mortgaged Property. Borrowers agree that all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, or other actions with respect to or by, any Governmental Authority or any Permitted Encumbrance required for the Project, the operation and maintenance of the Mortgaged Property and otherwise in connection with the carrying out or performance of any of the transactions required or contemplated hereby or thereby (other than routine construction and occupancy permits which are not appropriate or necessary for the stages of construction in question) will be obtained when required.
(b)Borrowers, at their sole cost and expense, shall comply and cause compliance in all material respects with all of its covenants, obligations, agreements and undertakings under the Permitted Encumbrances, and any Material Agreements, and make all reasonable efforts to secure the performance of the obligations of the other parties thereto and to enforce its rights thereunder. Borrowers, at their sole cost and expense, shall comply and cause compliance with all of its material covenants, obligations, agreements and undertakings under its other agreements, and make all reasonable efforts to secure the performance of the obligations of the other parties thereto and to enforce its rights thereunder. Borrowers shall not terminate, cancel, surrender or materially Modify or enter into any agreement in substitution for any Permitted Encumbrance or any Material Agreement if the result of the foregoing would result in any Borrower failing to diligently and expeditiously pursue the Project.
(c)Borrowers, at their sole cost and expense, shall comply with all rights of way or use, declarations or transfers of air rights, other declarations, zoning lot development agreements, privileges, franchises, licenses, servitudes, easements and other encumbrances affecting or forming a part of the Mortgaged Property or any portion thereof, and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of Borrowers under the terms thereof. Borrowers shall not take any action which results in a forfeiture or termination of the rights afforded to Borrowers under any such instruments in any manner that would have a Material Adverse Effect. Borrowers will make all reasonable efforts to secure the performance of the obligations of the grantors or other parties thereto and to enforce Borrowers’ rights thereunder. Borrowers shall not, without the prior reasonable consent of Agent, amend any such instruments.
5.Appraisals. Agent shall be entitled to obtain, at Borrowers’ expense, an Appraisal (a) if required for regulatory purposes applicable to Agent or any Lender, (b) at any time that an Event of Default has occurred and is continuing, (c) in connection with the foreclosure of the

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Mortgage or deed-in-lieu thereof or the exercise of other remedies against Borrowers or any other Credit Party hereunder or under any other Loan Document and (d) after the occurrence of a Casualty or a Taking. Agent may, at Lenders’ expense, obtain an Appraisal or an Appraisal Update at any other time. Borrowers shall cooperate with Agent and any appraiser retained by Agent and their agents and employees in connection with such Appraisals or Appraisal Updates, as applicable.
6.Payment of Impositions. Subject to Borrowers’ right to contest in accordance with and as set forth in Section 5.8, Borrowers shall pay or cause to be paid all Impositions on or before the due date thereof and in any event before any fine, penalty, interest or cost may be added for non-payment. Borrowers promptly shall deliver to Agent, upon request of Agent, copies of official receipts or other evidence satisfactory to Agent evidencing the payment of the Impositions. Upon Agent’s request, which shall be made no more frequently than quarterly (provided that no Event of Default exists), Borrower shall provide an Officer’s Certificate setting forth the actual amount of Hotel Taxes due and the actual amount paid for the calendar quarter immediately preceding the date of such certificate; provided if a Hotel Management Agreement is in effect, Borrowers’ obligation shall be limited to providing Agent with any Hotel Taxes reconciliation Hotel Manager provides to Borrowers. Borrowers shall (or shall cause Hotel Manager to) pay or remit to each Person entitled thereto all other amounts of Hotel Pass-Through Income prior to delinquency. Borrowers shall not claim or demand or be entitled to any credit or credits on account of the Obligations for any Imposition or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property or any part thereof, by reason of the Mortgage or the Obligations.
7.Liens and Encumbrances; Ownership of Collateral. Hotel Fee Borrower shall at all times be the absolute and sole owner of the Hotel Property, and Garage Fee Borrower shall at all times be the absolute and sole owner of the Garage Property, Operating Lessee Borrower shall at all times be the absolute and sole owner of the leasehold interest in the Hotel Property, and Borrower shall be the absolute and sole owner of the legal and beneficial title of, and have good and marketable title in fee simple absolute to, the other Collateral, in each case, free and clear of any Lien except (i) the Permitted Encumbrances, and (ii) any mechanic’s Liens that Borrowers discharge of record (by payment, bonding or otherwise) within the earlier of (x) thirty (30) days after Borrower becomes aware of such Lien and (y) thirty (30) days after written notice by Agent. In furtherance of the foregoing and without limiting any other provision of this Agreement and the other Loan Documents, except as otherwise permitted pursuant to this Agreement, Borrowers shall not make, grant, Modify or terminate any rights of way or use, declarations, transfers of air rights, other declarations, zoning lot development agreements, privileges, franchises, licenses, servitudes, easements and other encumbrances over, under or on the Land or Improvements or any portion thereof, in any manner that would have a Material Adverse Effect without the prior consent of Agent. Borrowers shall not directly or indirectly assist in the creation, permit, cause to be created or permit to remain, and shall promptly discharge or cause to be discharged, any Lien on any direct equity or beneficial interest in any Borrower.
8.Permitted Contests. After prior written notice to Agent and provided no Default or Event of Default shall then exist, Borrowers at their sole cost and expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement or Lien and defer the payment thereof or compliance therewith, subject, however, to the following conditions:
(a)in the case of an unpaid Imposition, such proceedings shall suspend the collection or enforcement thereof, as the case may be, from Borrowers, Agent, Lenders and the Mortgaged Property;

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(b)neither the Mortgaged Property, any Rent nor any part thereof or interest therein, in the reasonable judgment of Agent, would be in any danger of being sold, forfeited, terminated, canceled or lost in any respect;
(c)in the case of a Legal Requirement, Borrowers would not be in danger of criminal liability for failure to comply therewith and neither Agent nor any Lender would be in danger of any civil or criminal liability for failure to comply therewith;
(d)Borrowers shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by Agent to ensure the payment of any Imposition or the compliance with any Legal Requirement or Insurance Requirement, as the case may be, together with any interest or penalties which may become due in connection therewith;
(e)the non-payment of the whole or any part of any Imposition or other charge during the pendency of any such action will not result in the delivery of a tax deed to the Mortgaged Property or any part thereof, because of such non-payment;
(f)the payment of any sums required to be paid under this Agreement and the other Loan Documents (other than any unpaid Imposition at the time being contested in accordance with this Section 5.8) shall not be interfered with or otherwise affected;
(g)reserved; and
(h)Borrowers comply with any and all conditions or requirements set forth in the Leases and any other agreement to which any Borrower is a party or otherwise bound with respect to such contest;
provided, that, the conditions set forth in clauses (a), (c), (d), and (e) shall not be conditions to a permitted contest pursuant to this Section 5.8 if Borrowers pay or bond over and otherwise comply with such Imposition, Legal Requirement, Insurance Requirement or Lien.
9.Alterations. Without Agent’s prior written approval, Borrowers shall not alter or add to the Improvements or otherwise make any Alterations; provided however that (i) the Phase Zero Renovation Project and PIP Project shall be governed by the provisions of Sections 2.20, 5.40, 5.41, 5.42, 5.43 and 5.44 (and not this Section 5.9) and (ii) no Agent approval shall be required for Alterations which are permitted under the Hotel Management Agreement, Parking Agreement, Operations Agreements, and Permitted Encumbrances, as applicable and (I) constituting tenant improvement work performed pursuant to any Existing Lease and any Lease entered into after the Closing Date in accordance with this Agreement; (II) performed as part of a restoration or (III) the cost of which individually, or in the aggregate (with respect to all related Alterations), do not exceed the Alterations Threshold in any twelve month period if such Alterations (i) are made in accordance with all applicable Legal Requirements, in all material respects, (ii) do not purport to alter any structural components or building systems of the Improvements, and (iii) are not otherwise reasonably likely to result in any Material Adverse Effect.
10.Leases.
(a)No Borrower shall enter into, Modify, terminate, consent to the assignment or surrender of, or grant a waiver of any provision or right of Borrower under any Lease or related Lease guaranty (any of the foregoing, a “Leasing Action”) except in accordance with the terms and provisions of this Section 5.10. Notwithstanding the foregoing, any Borrower may take any Leasing Action with respect to a Lease that is not a Material Lease without Agent’s

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prior consent; provided, however, that all such Leases and all Modifications and renewals of such Leases executed after the date hereof shall (i) be on commercially reasonable terms, (ii) provide that such Lease is subordinate to the lien of the Mortgage and that the Lessee will attorn to Agent and any purchaser at a foreclosure sale, (iii) not be to an Affiliate of any Borrower, and (iv) not contain any option to purchase, any right of first refusal to purchase, or any right to terminate (except in the event of the destruction or condemnation of substantially all of the Mortgaged Property or for failure to deliver the promises or other landlord defaults) on the part of the Lessee. Each guaranty of each such Lease shall provide that such guaranty shall remain in full force and effect, and that guarantor thereunder shall perform for the benefit of Agent or such purchaser, upon attornment by the Lessee. Additionally, no Borrower shall enter into, extend, renew or Modify (including, without limitation, any subletting or assignment thereunder not contemplated by the express terms of such Lease) any Material Lease without the prior written consent of Agent; provided that Agent shall not unreasonably withhold, condition or delay its consent to any Material Lease or Modification thereto so long as no Event of Default is continuing. Borrowers shall be permitted to relocate Lessees within the Improvements, provided that the Leases entered into by such Lessees otherwise comply with the provisions of this Section 5.10. Borrowers shall be permitted to terminate without Agent’s prior consent (i) any Lease that is not a Material Lease and (ii) any Material Lease in connection with a monetary or material non-monetary default (after giving effect to any all applicable cure and grace periods) by the Lessee thereunder, as long as in each case, such termination would not result in any Borrower’s default under the subject Lease. With respect to any Material Leases that do not already provide for the Lessee to subordinate to the Mortgage, Agent may, in its sole discretion, require a subordination non-disturbance and attornment agreement in form and substance reasonably satisfactory to Agent. If requested by Borrowers, Agent agrees to enter into a subordination non-disturbance and attornment agreement, on Agent’s standard form together with customary modifications requested by the Lessee, with respect to any Material Lease.
(b)Any Leasing Action that requires Agent’s consent shall be delivered to Agent for approval not less than ten (10) Business Days prior to the effective date of such Leasing Action, together with all other materials reasonably necessary in order to evaluate such Leasing Action. Each such request for approval and consent shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO A LEASING ACTION. AGENT’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. AGENT’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN AGENT’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Agent fails to grant or withhold its approval and consent to such Leasing Action within such ten (10) Business Day period and Borrowers give a duplicate notice upon the expiration of such ten (10) Business Day period in similar fashion providing that the failure to respond within five (5) Business Days of receipt of such second notice shall constitute deemed approval and Agent shall fail to respond to such notices, then Agent’s approval and consent shall be deemed to have been granted; provided, however that for so long as the “Agent” under this Agreement is Deutsche Bank or one of its Affiliates, there shall be no deemed consent under this Section 5.10(b), and any Leasing Action that requires Agent’s consent under this Agreement shall require the actual consent of Deutsche Bank or its applicable Affiliate. In the case of a withholding of consent, Agent shall state the grounds therefor.
(c)Without limiting Section 5.10(a) and to the extent not previously delivered to Agent, Borrowers shall deliver to Agent a copy of any Lease, and any Modification thereof within five (5) Business Days after requested by Agent.
(d)Borrowers shall faithfully keep and perform its obligations under each Lease and shall not permit any Lessee to prepay rent pursuant to the terms of any Lease other than the usual prepayment of rent as would result from the acceptance on the first day of each month of the rent for the ensuing month, according to the terms of any Leases. Borrowers shall,

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on a quarterly basis or such more frequent basis as Agent may elect (but not more frequently than monthly), (i) notify Agent, in writing, of any defaults by any Lessee or Lease guarantor and (ii) deliver to Agent a copy of all termination notices, default notices, notices claiming any offset rights and all other material notices from any Lessee or Lease guarantor to Borrowers or from Borrowers to any Lessee or Lease guarantor.
(e)In addition to any leasing report provided pursuant to Section 5.1, Borrowers shall furnish to Agent, within ten (10) days after a request by Agent to do so, a certified statement of Borrowers containing the names of all Lessees, the terms of the Leases, the space occupied, the Revenue payable and the securities deposited thereunder, and the name of any Lease guarantor thereof, together with true copies of each Lease and any Lease guaranty thereof or amendments and supplements thereto not previously furnished to Agent and any other information with respect to Borrowers’ leasing activities and policies as Agent shall reasonably request.
(f)Borrowers shall appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Leases and Lease guaranties or the obligations, duties, or liabilities of Borrowers, any Lessee or any Lease guarantor. Borrowers shall pay all costs and expenses of Agent, including reasonable attorneys’ fees, in any action or proceeding in which Agent may appear.
(g)Borrowers shall use commercially reasonable efforts to enforce or secure the performance of the obligations of the Lessees and all Lease guarantors. Borrowers shall not waive, discount, set-off, compromise, or in any manner release or discharge any Lessee or Lease guarantor of and from any material obligations, covenants, conditions, and agreements by said Lessee and Lease guarantor to be kept, observed, and performed, in the manner and at the place and time specified in the applicable Lease and Lease guaranty, other than as permitted pursuant to Section 5.10(a).
(h)Borrowers shall not, and shall not allow any Person on behalf of Borrowers, to enter into any agreement with any Affiliate of any Borrower to pay lease commissions with regard to any Lease which agreement is not subordinate to Agent’s rights, interests and claims under the Loan Documents.
(i)Borrowers shall pay all reasonable out-of-pocket expenses of Agent, including Agent’s Counsel Fees, incurred in connection with the review of any proposed Lease, Modification, waiver, termination or surrender required under this Section 5.10 or other otherwise requested by Borrowers.
11.Required Insurance.
(a)Insurance Policies.
(i)Borrowers, or Hotel Manager on behalf of the Hotel Property, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, Insurance Policies for Borrowers and the Mortgaged Property providing at least the following coverages:
(A)(1) Property insurance against loss or damage by fire, any type of wind (including named storms), lightning and such other perils as are included in a standard “special form” or “all-risk” policy, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by the acts of “Terrorists” (as defined by TRIPRA) (or, subject to Section 5.11(a)(x) below,

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standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Mortgaged Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (2) have deductibles no greater than $50,000 with the exception of water damage at $250,000 deductible, and windstorm or earthquake, which may have deductibles not to exceed five percent (5%) of the total insurable value of the Property per occurrence (3) containing an agreed amount endorsement with respect to the Improvements and personal property at the Mortgaged Property waiving all co-insurance provisions; and (4) containing an “Ordinance or Law Coverage” endorsement if any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss to the undamaged portion of the building (with a limit equal to replacement cost), the cost of demolition and the increased costs of construction, each in amounts as required by Agent. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (i) the Outstanding Principal Balance or (ii) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Agent shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Agent (provided that Lender shall not require earthquake insurance unless the Property is located in seismic zone 3 or 4, provided that the insurance pursuant to clauses (y) and (z) above shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.11(a)(i)(A);
(B)commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, such insurance (1) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million Dollars ($1,000,000), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million Dollars ($2,000,000); (2) to continue at not less than the aforesaid limit until required to be changed by Agent by reason of changed economic conditions making such protection inadequate; and (3) to cover at least the following hazards: (w) premises and operations; (x) at all times during which construction or alterations are being made with respect to the Improvements, Borrower shall cause to be maintained products and completed operations coverage on an “if any” basis (y) independent contractors; and (z) contractual liability for all legal contracts to the extent the same is available;
(C)rental loss and/or business income interruption insurance (1) with loss payable to Lender; (2) covering all risks required to be covered by the insurance provided for in Section 5.11(a)(i)(A) above and Section 5.11(a)(x) below; (3) covering a period of restoration of twenty four (24) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is repaired or replaced and

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operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (4) in an amount equal to one hundred percent (100%) of the projected Rents from the Mortgaged Property for a period of twenty four (24) months from the date that the Mortgaged Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Rents from the Mortgaged Property for the succeeding twenty four (24) month period. All proceeds payable to Agent pursuant to this Section 5.11(a)(i)(C) shall be held by Agent and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Notes; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the outstanding principal amount of the Loan, together with all interest and other Indebtedness due and payable in connection therewith, and all other outstanding Obligations on the respective dates of payment provided for in the Notes and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(D)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property or liability coverage form does not otherwise apply, (1) commercial general liability and umbrella liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability and umbrella liability insurance policy as set forth in Section 5.11(a)(i); and (2) the insurance provided for in Section 5.11(a)(i)(A) above written in a so-called builder’s risk completed value form (w) on a non-reporting basis, (x) against all risks insured against pursuant to Section 5.11(a)(i)(A) above, (y) including permission to occupy the Mortgaged Property, and (z) with an agreed amount endorsement waiving co-insurance provisions;
(E)workers’ compensation, subject to the statutory limits of the state in which the Mortgaged Property is located, and employer’s liability insurance with limits which are required from time to time by Agent in respect of any work or operations on or about the Mortgaged Property, or in connection with the Mortgaged Property or its operation (if applicable);
(F)comprehensive boiler and machinery/equipment breakdown insurance, if applicable, in amounts as shall be reasonably required by Agent on terms consistent with the commercial property insurance policy required under Section 5.11(a)(i)(A) above;
(G)umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability, auto liability and employers’ liability insurance policies required under Sections 5.11(a)(i)(B) (E) and (H);
(H)commercial automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Agent;
(I)reserved; and

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(J)upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located.
(ii)All insurance provided for in Section 5.11(a)(i) shall be obtained under valid and enforceable policies. Not less than ten (10) days prior to the expiration dates of the Insurance Policies theretofore furnished to Agent, certificates of insurance evidencing the Insurance Policies (and, upon the written request of Agent, copies of such Insurance Policies accompanied by evidence satisfactory to Agent of payment of the premiums then due thereunder (the “Insurance Premiums”)), shall be delivered by Borrower to Agent.
(iii)Any blanket Insurance Policy shall otherwise provide the same protection as would a separate Insurance Policy insuring only the Mortgaged Property in compliance with the provisions of Section 5.11(a)(i) (any such blanket policy, an “Acceptable Blanket Policy”). To the extent that the Insurance Policies are maintained pursuant to an Acceptable Blanket Policy that covers more than one location within a one thousand foot radius of the Property (the “Radius”), the limits of such Acceptable Blanket Policy must be sufficient to maintain coverage as set forth in Section 5.11(a) for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis.
(iv)All Insurance Policies provided for or contemplated by Section 5.11(a)(i) shall name the applicable Borrower as a named insured and, with respect to policies of liability insurance, except for the Insurance Policies referenced in Section 5.11(a)(i)(E), shall name Agent and its successors and/or assigns as additional insured, as its interests may appear, and in the case of Policies of property insurance, including but not limited to special form/all-risk, boiler and machinery, terrorism, windstorm, flood, rental loss and/or business interruption and earthquake insurance, shall contain a standard non-contributing mortgagee and lender’s loss payable clauses-in favor of Agent providing that the loss thereunder shall be payable to Agent unless below the threshold for Borrower to handle such claim without Agent intervention as provided in Section 5.12 below. Additionally, if any Borrower obtain property insurance coverage in addition to or in excess of that required by Section 5.11(a)(i)(A), then such insurance policies shall also contain a standard non-contributing mortgagee and lender’s loss payable clauses in favor of Agent providing that the loss thereunder shall be payable to Agent.
(v)All Insurance Policies provided for in Section 5.11(a)(i), except for the Insurance Policies referenced in Section 5.11(a)(i)(E) and (a)(i)(H), shall contain clauses or endorsements to the effect that:
(vi)no act or negligence of any Borrower, or anyone acting for any Borrower, or of any Lessee or other occupant, or failure to comply with the provisions of any Insurance Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Agent is concerned;
(A)the Insurance Policy (other than any liability Insurance Policy referenced in Section 5.11(a)(i)(B)(G) shall not be canceled without at least thirty (30) days’ written notice to Agent and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten (10) days prior notice, or the shortest time allowed by

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applicable Legal Requirement (whichever is longer), will be required) and shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;
(B)Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and
(C)the issuers thereof shall give notice to Agent if the Insurance Policies have not been renewed ten (10) days prior to its expiration.
(vii)If at any time Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Agent shall have the right, without notice to Borrowers, to take such action as Agent deems necessary to protect its interest in the Mortgaged Property, including the obtaining of such insurance coverage as Agent in its sole discretion deems appropriate and all premiums incurred by Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Agent upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.
(viii)In the event of foreclosure of the Mortgage or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrowers in and to the Insurance Policies that are not blanket Policies then in force concerning the Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Agent or other transferee in the event of such other transfer of title.
(ix)To the extent available, the property insurance, commercial general liability, umbrella insurance and rental loss and/or business interruption insurance required under Sections 5.11(a)(i)(A), (B), (C), (D) and (G) above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Borrowers shall maintain property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 5.11(a)(i)(A), (B), (C), (D) and (G) above (or at least not specifically excluding same) at all times during the Term of the Loan.
(x)Notwithstanding anything in Sections 5.11(a)(i)(A) or 5.11(a)(ix) above to the contrary, Borrowers shall be required to obtain and maintain coverage in its property Insurance Policy (or by a separate Insurance Policy) against loss or damage by terrorist acts in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Mortgaged Property; provided that such coverage is commercially available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by Section 5.11(a)(i)(A) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Mortgaged Property plus the rental loss and/or business interruption coverage under Section 5.11(a)(i)(C) above; provided that such coverage is commercially available. Borrower shall obtain the coverage required under this clause (x) from a carrier which otherwise satisfies the rating criteria specified in Section 5.11(b) below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrowers shall obtain such coverage from the highest rated insurance company providing such coverage. Notwithstanding the foregoing, for so long as TRIPRA is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as

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TRIPRA), Lender shall accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 5.11(a)(x) as it relates to the risks that are required to be covered.
(b)Insurance Company. All Insurance Policies required pursuant to Section 5.11(a): (i) shall be issued by companies licensed to do business in the state where the Mortgaged Property is located, with (A) a financial strength and claims paying ability rating of “A-” or better by S&P, or “A-VIII” or better in the current Best’s Insurance Reports, (ii) shall, with respect to all property insurance policies, name Agent and its successors and/or assigns as their interest may appear as the agent and mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Agent as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Agent and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Agent; and (vi) shall contain such provisions as Agent deems reasonably necessary or desirable to protect its interest including endorsements providing (A) that neither Borrower, Agent nor any other party shall be a co-insurer under said Insurance Policies, (B) that Agent shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation, and (C) in addition to complying with any other requirements expressly set forth in Section 5.11 for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Mortgaged Property, but in no event in excess of an amount reasonably acceptable to Agent. No insurance policy required hereunder shall include any so called “terrorist exclusion” or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals; provided that, for so long TRIPRA is in effect, Agent shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In addition to the insurance coverages described in Section 5.11(a) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Agent in order to protect its interests. To the extent requested by Agent, complete copies of the Insurance Policies shall be delivered to Agent at the address below (or to such other address or Person as Agent shall designate from time to time by notice to Borrowers) on the date hereof with respect to the current Insurance Policies and within thirty (30) days after the effective date thereof with respect to all renewal Insurance Policies:
DEUTSCHE BANK AG, NEW YORK BRANCH
1 Columbus Circle, 15th Floor
New York, New York 10019
Attn: Joanne Marcino
(c)Subject to Section 4.6, Borrowers shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Agent evidence of the renewal of each of the Insurance Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Agent. Within thirty (30) days after request by Agent, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Agent, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.
12.Damage or Destruction.
(a)Borrowers will promptly give notice to Agent of any Casualty that meets or exceeds the Casualty Proceeds Disbursement Threshold. Such notice also shall generally

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describe the nature and extent of such Casualty and set forth Borrower’s best estimate of the cost of Restoration.
(b)Agent shall be entitled to receive all insurance proceeds payable with respect to the Mortgaged Property on account of a Casualty if the insurance proceeds with respect thereto shall be greater than the Casualty Proceeds Disbursement Threshold. Borrowers hereby irrevocably assigns, transfers and sets over to Agent all rights of Borrowers to any such insurance proceeds, award or payment; provided, however, that the insurer may make payments directly to Borrowers to reimburse Borrowers for Restoration costs already paid by Borrowers to the extent Borrowers would have been entitled to receive a disbursement of insurance proceeds held by Agent. Borrowers hereby irrevocably authorizes and empowers Agent, in the name of Borrowers or otherwise, to file for and prosecute in its own name what would otherwise be Borrower’s claim for any such insurance proceeds. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing and provided Borrowers promptly file all claims and diligently prosecutes same, Borrowers shall have the right to file, adjust, settle and prosecute any claim for such insurance proceeds; provided, however, that Borrowers shall not agree to any adjustment or settlement of any such claim payable with respect to a Casualty the insurance proceeds with respect to which are greater than (x) with respect to the Hotel Property, $2,766,000 and (y) with respect to the Garage Property, $922,000 (as applicable, the “Casualty Proceeds Disbursement Threshold”) without Agent’s prior consent, not to be unreasonably withheld, conditioned or delayed. Borrowers shall promptly after demand pay to Agent all out-of-pocket costs and expenses (including the fee of any insurance consultant or adjuster and reasonable attorneys’ fees and disbursements) incurred by Agent in connection with a Casualty and seeking and obtaining any insurance proceeds, award or payment with respect thereto. Net Insurance Proceeds held by Agent, together with any interest earned thereon, shall constitute additional security for the payment of the Obligations (a security interest therein being granted hereby), until disbursed in accordance with this Section 5.12 or Section 5.14, as the case may be. Notwithstanding the foregoing, or anything else herein to the contrary, all proceeds of business interruption/rent loss insurance may be collected by and shall be paid to Agent and applied in accordance with Section 5.12(g).
(c)At all times during the Term, Borrowers will, at its sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration in a good and workmanlike manner, and in compliance with all Legal Requirements, Permitted Encumbrances, the Leases, the Parking Agreement, the Parking Garage Lease, the Hotel Management Agreement, as applicable, and otherwise with the requirements set forth in this Agreement, whether or not Borrowers shall have satisfied the requirements of Section 5.12(d) in order to cause the Net Insurance Proceeds to be made available for such Restoration and whether or not such insurance proceeds on account of the Casualty shall be sufficient for such purpose,.
(d)In the case of any Casualty with respect to which the insurance proceeds payable are equal to or greater than the Casualty Proceeds Disbursement Threshold, the Net Insurance Proceeds shall be held by Agent, and be made available to the Borrowers for Restoration upon the determination of Agent, in its sole discretion, that the Release Conditions (Casualty) are satisfied (and to the extent Agent makes a determination that such Release Conditions (Casualty) have been satisfied, the procedure in clause (i) shall apply):
(i)The Net Insurance Proceeds shall be disbursed from time to time (but not more frequently than once in any month) by Agent as Restoration progresses upon receipt by Agent of (1) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the work performed that is the subject of such request, the parties that performed such work and the actual cost thereof, and also certifying that such work and materials are or, upon disbursement of the payment requested to the parties

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entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (2) evidence reasonably satisfactory to Agent that (A) all materials installed and work and labor performed in connection with the Restoration have been or, upon disbursement of the payment requested to the parties entitled thereto, will be paid for in full, and (B) there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same or any Liens or encumbrances of any nature (other than Permitted Encumbrances) whatsoever on the Mortgaged Property arising out of the Restoration which have not been either fully bonded to the satisfaction of Agent or discharged of record or in the alternative, fully insured to the satisfaction of Agent by the Title Company that issued the Title Policy, and (3) an Independent Architect’s certificate certifying performance of the Restoration together with an estimate of the cost to complete the Restoration. All “hard cost” contracts in connection with the Restoration shall provide for “retainage” in an amount reasonably satisfactory to Agent. Final payment of all Net Insurance Proceeds remaining with Agent shall be made upon receipt by Agent of a certification by an Independent Architect, as to the completion of the Restoration substantially in accordance with the submitted plans and specifications and final Lien releases, as certified pursuant to an Officer’s Certificate, and delivery of a certificate of occupancy with respect to the work, or, if not applicable, an Officer’s Certificate to the effect that a certificate of occupancy is not required.
(ii)The release of any Net Insurance Proceeds shall be subject to the satisfaction (or waiver by Agent) of each of the following conditions (each a “Release Condition (Casualty)” and collectively, the “Release Conditions (Casualty)”):
(A)less than twenty-five percent (25%) of the total floor area of the Improvements on the applicable Property has been damaged, destroyed or rendered unusable as a result of such Casualty;
(B)with respect to the Garage Property, the Parking Agreement and Parking Garage Lease shall remain in full force and effect during and after the completion of the Restoration;
(C)with respect to the Hotel Property, such Casualty does not result in a termination of the Hotel Management Agreement, and the Restoration is conducted in accordance with the terms and conditions of the Hotel Management Agreement;
(D)the Loan to Value Ratio after giving effect to the Restoration, shall be equal to or less than 50%;
(E)no Default or Event of Default shall have occurred and be continuing;
(F)Borrowers shall have delivered to Agent within sixty (60) days after the occurrence of the Casualty, a notice of Borrowers’ desire to undertake the Restoration;
(G)Borrower shall have demonstrated to the reasonable satisfaction of Agent that the Restoration will be completed in accordance with any requirements under the Operations Agreements, Permitted Encumbrances, and Hotel Management Agreement (if and to the extent applicable);

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(H)Borrowers shall have demonstrated to the reasonable satisfaction of Agent that the Restoration can be completed no later than three (3) months prior to the then current Maturity Date;
(I)Borrowers shall have demonstrated to the reasonable satisfaction of Agent that sufficient funds are available to Borrower through projected revenue as determined by Agent in good faith, rent and/or business interruption insurance maintained pursuant to Section 5.11, cash, and/or a letter of credit or other similar cash-equivalent security reasonably satisfactory to Agent as to form, content and issuer, and which shall be for the benefit of Agent, to pay all debt service with respect to the Loan and all operating expenses with respect to the Mortgaged Property during the period reasonably estimated by Borrower as necessary for the completion of the Restoration;
(J)prior to the making of any disbursement hereunder, Guarantor (or another guarantor acceptable to Agent in its sole discretion) shall have executed and delivered to Agent a completion guaranty in form and substance reasonably acceptable to Agent, which shall guaranty the Lien free completion of the Restoration; and
(K)with respect to the Hotel Property, (i) if the applicable Casualty occurs after the achievement of Final Completion of the Phase Zero Renovation Project and Final Completion of the PIP Project, to the extent the Net Insurance Proceeds are insufficient to pay the costs of the Restoration (as estimated by the Independent Architect and approved by Agent in its reasonable discretion) prior to the initial disbursement of Net Insurance Proceeds, Borrowers shall have provided Agent with a letter of credit, cash deposit or similar equivalent security in the amount of such deficiency in form, content and issuer reasonably satisfactory to Agent and/or (ii) if the applicable Casualty occurs prior to the achievement of Final Completion of the Phase Zero Renovation Project and Final Completion of the PIP Project, Agent is reasonably satisfied that (w) the Net Proceeds, plus (x) any Phase Zero Renovation Advances and/or PIP Advances available under this Agreement, plus (y) funds on deposit in the Renovation/PIP Costs Rebalancing Reserve Sub-Account, Key Money Reserve Sub-Account, Net Cash Flow Reserve Sub-Account and/or Future Equity Contributions are sufficient to cause Final Completion of the Phase Zero Renovation Project and/or PIP Project, as applicable, and pay all Renovation/PIP Costs to be incurred in connection therewith.
provided, if Agent does not elect to hold the Net Insurance Proceeds (in which case such Net Insurance Proceeds shall be held by Borrower), Borrowers shall not disburse any Net Insurance Proceeds other than in accordance with the conditions of this Section 5.12(d) and Sections 5.12(e) and 5.12(f).
(e)If one or more of the Release Conditions (Casualty) are not satisfied, all Net Insurance Proceeds shall be applied in accordance with Section 5.14 or if the Net Insurance Proceeds are in excess of the outstanding principal amount of the Loan, Borrowers may elect not to complete the Restoration so long as the Net Insurance Proceeds are utilized by Borrowers to repay the Loan in full.
(f)All reasonable out-of-pocket costs and expenses incurred by Agent in connection with making the Net Insurance Proceeds available for the Restoration (including reasonable attorneys’ fees and disbursements and reasonable fees and actual out-of-pocket

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expenses of Agent’s construction consultants and inspectors) shall be paid by Borrowers. Any Net Insurance Proceeds remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration, at Borrowers’ option, either will be distributed by Agent to Borrowers or applied in accordance with Section 2.6.
(g)Business interruption/rent loss insurance proceeds, if any, shall be deposited into either (i) an account or subaccount of Agent or (ii) an account at a bank or other financial institution reasonably approved by Agent. Provided no monetary Default, material non-monetary Default (of which notice has been given by Agent) or Event of Default shall have occurred and be continuing, such proceeds shall be applied to the payment of Interest, and other sums that become due and payable under the Loan Documents as and when due and then to operating expenses for the Mortgaged Property that are set forth in the Approved Annual Budget as the same become due and payable. Borrower hereby grants to Agent, for its benefit and for the ratable benefit of Lenders, a security interest in all rights of Borrowers in and to such account and all sums on deposit therein as additional security for the Obligations. Upon the occurrence and during the continuation of an Event of Default or if Agent is applying the Net Insurance Proceeds or Net Restoration Award in accordance with Section 5.14, Agent shall have the rights and remedies with respect to such account specified in this Agreement and in any other Loan Document including the right to apply such proceeds to the Obligations. If held by Agent, the credit balance in such account or subaccount may be commingled with the general funds of Agent. If not held by Agent, Borrower shall cause the bank or financial institution at which such account is held to execute and deliver to Agent an account control agreement (in form and substance reasonably satisfactory to Agent) with respect to such account, Borrower shall pay all fees and costs with respect thereto and Borrowers shall not close such account without obtaining the prior consent of Agent. Neither Agent nor Lenders shall be liable for any loss of interest on or any penalty or charge assessed against the funds in, payable on, or credited to such account as a result of the exercise by Agent of any of its rights, remedies or obligations hereunder or under any other Loan Document. Any interest earned on the balance of such account shall be deposited into such account and be applied with the balance of such account in accordance with this Section 5.12(g). Agent shall have sole control over such account. Any business interruption/rent loss insurance proceeds remaining after completion of the Restoration shall be deposited in the Cash Management Account for distribution in accordance with Section 4.4.
(h)Notwithstanding anything to the contrary contained in this Section 5.12, so long as the Hotel Management Agreement is in full force and effect, in the event of any conflict between the provisions of this Section 5.12 and the provisions of the Hotel Management Agreement with respect to the holding, disbursement and/or use of Proceeds relating to the Hotel Property, the provisions of the Hotel Management Agreement shall govern and control.
13.Taking of the Mortgaged Property.
(a)In case of a Taking of any portion of the Mortgaged Property or the commencement of any proceedings or negotiations which might result in a Taking, Borrowers promptly will give notice thereof to Agent. Such notice shall generally describe the nature and extent of such Taking or the nature of such proceedings and the nature and extent of the Taking which might result therefrom. Agent shall be entitled hereunder to all awards or compensation payable on account of a Taking (“Awards”), which Awards shall be applied to Restoration in accordance with the provisions of this Section 5.13. Borrowers hereby irrevocably assign, transfer and set over to Agent all rights of Borrowers to any Awards and irrevocably authorizes and empowers Agent, in the name of Borrowers or otherwise, to collect and receipt for any such Awards and delegates to Agent the right to file and prosecute any and all claims for any such Awards and to participate in any and all hearings, trials and appeals in connection with a Taking that is reasonably likely to result in Net Restoration Award in excess of than (x) with respect to the Hotel Property, $2,766,000 and (y) with respect to the Garage Property, $922,000

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(“Condemnation Proceeds Disbursement Threshold”) on behalf of Borrowers. Agent may participate in such proceedings or negotiations and Borrowers will deliver or cause to be delivered to Agent all instruments requested by Agent to permit such participation; provided, however, that Agent shall be under no obligation to question the amount of the Awards. Although it is hereby expressly agreed that the same shall not be necessary, Borrowers shall, upon demand of Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any Awards to Agent, free and clear of any encumbrances of any kind or nature whatsoever. Agent may be represented by counsel satisfactory to it at the expense of Borrowers. Borrowers will pay promptly after demand all costs and expenses (including reasonable attorneys’ fees and disbursements and any appraiser or other consultant) incurred by Agent in connection with any Taking and seeking and obtaining any Awards on account thereof.
(b)At all times during the Term, Borrowers will, at its sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration, in a good and workmanlike manner, and in compliance with all Legal Requirements, Permitted Encumbrances, the Leases and otherwise with the requirements set forth in this Agreement whether or not Borrowers shall have satisfied the requirements of Section 5.12(d) in order to cause the Net Restoration Award to be made available for such Restoration and whether or not the Awards, if any, on account of such Taking shall be sufficient for the purpose.
(c)In the case of any Condemnation with respect to which the Award is equal to or greater than the Condemnation Proceeds Disbursement Threshold, the Net Restoration Awards shall be held by Agent and be made available to the Borrowers for Restoration upon the determination of Agent, in its sole discretion, that the Release Conditions (Condemnation) are satisfied (and to the extent Agent makes a determination that such Release Conditions (Condemnation) have been satisfied, the procedure in clause (i) shall apply):
(i)The Net Restoration Awards shall be applied to pay the cost of Restoration, such application to be effected in the same manner as provided in Section 5.12(d) with respect to Net Restoration Awards and the balance, if any, of such Net Restoration Awards shall, at the option of Agent, be applied as set forth in Section 2.6 or be paid over or assigned to Borrower following completion of the Restoration.
(ii)Intentionally left blank;
(iii)The release of any Net Restoration Awards shall be subject to the satisfaction (or waiver by Agent) of each of the following conditions (each a “Release Condition (Condemnation)” and collectively, the “Release Conditions (Condemnation)”):
(A)less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;
(B)[Intentionally omitted];
(C)the Loan to Value Ratio after giving effect to the Restoration, shall be equal to or less than 50.0%;
(D)no Default or Event of Default shall have occurred and be continuing;

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(E)Borrowers shall have delivered to Agent within sixty (60) days after the occurrence of the Condemnation, a notice of Borrowers’ desire to undertake the Restoration;
(F)Borrower shall have demonstrated to the reasonable satisfaction of Agent that the Restoration will be completed in accordance with any requirements under the Operations Agreements, Permitted Encumbrances, Hotel Management Agreement, Garage Management Agreement (if and to the extent applicable), and such agreements shall remain in effect after any such Restoration;
(G)Borrowers shall have demonstrated to the reasonable satisfaction of Agent that the Restoration can be completed no later than three (3) months prior to the then current Maturity Date;
(H)Borrowers shall have demonstrated to the reasonable satisfaction of Agent that sufficient funds are available to Borrower through projected revenue as determined by Agent in good faith, rent and/or business interruption insurance maintained pursuant to Section 5.11, cash, and/or a letter of credit or other similar cash-equivalent security reasonably satisfactory to Agent as to form, content and issuer, and which shall be for the benefit of Agent, to pay all debt service with respect to the Loan and all operating expenses with respect to the Mortgaged Property during the period reasonably estimated by Borrower as necessary for the completion of the Restoration;
(I)prior to the making of any disbursement hereunder, Guarantor (or another guarantor acceptable to Agent in its sole discretion) shall have executed and delivered to Agent a completion guaranty in form and substance reasonably acceptable to Agent, which shall guaranty the Lien free completion of the Restoration; and
(J)to the extent the Net Restoration Awards are insufficient to pay the costs of the Restoration (as estimated by the Independent Architect and approved by Agent in its reasonable discretion) prior to the initial disbursement of Net Restoration Awards, Borrowers shall have provided Agent with a letter of credit, cash deposit or similar equivalent security in the amount of such deficiency in form, content and issuer reasonably satisfactory to Agent.
(iv)In the case of a Taking for temporary use, any Net Restoration Awards shall be held by Agent and applied in the same manner as business interruption insurance proceeds in accordance with Section 5.12(g) during the term of the Taking and after such application as a prepayment of the principal amount of the Loan.
(d)Notwithstanding anything to the contrary contained in this Section 5.13, in the event of any conflict between the provisions of this Section 5.13 and the provisions of the Hotel Management Agreement with respect to the holding, disbursement and/or use of Awards with respect to the Hotel, the provisions of the Hotel Management Agreement shall govern and control.
14.Application of Proceeds of Casualty or Taking to Loan; Loan Repayment. Subject to Section 5.12(h), upon a Casualty, if the disposition of the Net Insurance Proceeds is governed by Section 5.12(e) or subject to Section 5.13(d), upon a Taking, if the disposition of the Net Restoration Awards is governed by Section 5.13(c)(ii), at the option of Agent, the Loan, upon one hundred twenty (120) days’ prior notice, shall be immediately due and payable,

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together with the Prepayment Fee and all other amounts due and payable in connection with a mandatory prepayment of the Loan under Section 2.4 hereof; provided, however, that if an Event of Default is not continuing, then no Prepayment Fee shall be payable. Regardless of whether Agent shall so elect to accelerate the maturity of the Loan as aforesaid, Agent shall have the option to (a) make available the Net Insurance Proceeds or the Net Restoration Awards, as the case may be, to Borrowers for Restoration in the manner provided in Section 5.12(d) or (b) apply the Net Insurance Proceeds and/or the Net Restoration Awards towards the payment of the Obligations, in such order and manner as Agent determines, as the case may be.
15.Costs and Expenses.
(a)Without limiting any other provision of this Agreement or of any other Loan Document, Borrowers shall pay within five (5) days after demand by Agent, to or for the account of Agent, as the case may be, Agent’s Counsel Fees and all other out-of-pocket costs and expenses incurred by or on behalf of Agent in connection with the closing of the Loan, any prepayments of the Loan, Agent’s responses to requests for consents and waivers under the Loan Documents, any Modification or restructuring of the Loan or the Loan Documents (regardless if such Modification or restructuring closes), the enforcement of Agent’s rights and remedies under the Loan Documents or otherwise at law or equity, or with respect to any and all other aspects of the transactions contemplated herein or in any other Loan Document, including the following, whether currently outstanding or which may arise at any time during the term of the Loan:
(i)all taxes and recording expenses, including all filing fees and mortgage recording taxes, with respect to the Security Documents, and any other documents modifying, extending or consolidating the Security Documents;
(ii)in the event the Mortgaged Property, or any part thereof, shall be advertised for foreclosure sale and not sold, all costs in connection therewith, including reasonable attorneys’ fees and disbursements, advertising costs and trustees’ commissions;
(iii)all fees of any construction consultant retained by Agent as otherwise contemplated under this Agreement and other construction monitoring expenses;
(iv)all title insurance charges and premiums;
(v)all survey, investigation, insurance and, subject to the provisions hereof, appraisal, fees and expenses and all costs of preparing environmental, engineering and insurance reports concerning the Mortgaged Property; and
(vi)the reasonable and customary cost of operating and maintaining the Collateral Accounts.
(b)Borrowers agree to pay on demand or reimburse on demand to the applicable party all reasonable out-of-pocket costs and expenses of Lenders (including the reasonable fees and expenses of legal counsel) in connection with (i) any prepayments of the Loan, any Modification or restructuring of the Loan or the Loan Documents (regardless if such Modification, amendment or restructuring closes) and (ii) the enforcement of Lender’s rights and remedies under the Loan Documents or otherwise at law on equity.
16.Transfers.

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(a)Except as expressly permitted in this Section 5.16, no Transfer (including any pledge of the direct or indirect interests in any Borrower) other than a Permitted Encumbrance or a Permitted Equity Transfer shall be made without Agent’s prior consent; provided, however, that a Transfer under clause (a)(i) of the definition thereof of a material portion of the Collateral or under clause (b) of the definition thereof, shall require the consent of all Lenders. Nothing herein shall restrict Borrowers or any owner of Borrowers from entering into a purchase and sale agreement for the Property (or direct or indirect equity interests in any entity owning the Property) so long as (i) such purchase and sale agreement does not obligate Borrowers to perform any work or other obligations other than delivery of title to the Property (or such ownership interests), and (ii) the purchase price set forth in such purchase and sale agreement will result in net sales proceeds in an amount sufficient to repay the Loan in full.
(b)If certain fixtures or other personal property located at or on the Mortgaged Property are required, in accordance with the applicable Plans and Specifications, to be removed or replaced in connection with the Phase Zero Renovation Project and/or PIP Project, upon the purchase and receipt of the applicable fixtures or personal property, Borrower may sell or otherwise dispose of the fixtures or other personal property being replaced, free from the Lien of the Security Documents; provided, however, any proceeds from the sale thereof shall be promptly deposited into the Clearing Account. In addition, Borrowers may, without the prior consent of Agent, in the Ordinary Course of Business in compliance with the operating standards set forth in Section 5.2, sell or otherwise dispose of, free from the Lien of the Security Documents, any fixtures or other personal property located at or on the Mortgaged Property (except all or any portion of the buildings or other permanent structures built upon the Land) to the extent such property is being replaced, has become old, inadequate, obsolete, worn out or unfit or unadapted for use in the operation of the Mortgaged Property, cannot be advantageously used in the efficient operation of the Mortgaged Property or the removal and/or replacement of which would result in a cost savings, provided, that, in the case of each such sale or other disposition of any such fixtures or personal property (other than in connection with the sale or other disposition of such property which is contained in, or is part of, the existing Improvements as of the date hereof so long as such property is not intended or required to be used for or in connection with the development of the Project), Borrowers shall (unless the failure to do so would not reduce the value of the Mortgaged Property by more than a de minimis extent) substitute such property with other property acquired by Borrowers free and clear of all liens, encumbrances and rights of others except Permitted Encumbrances, of a value and utility substantially equal to the property sold or otherwise disposed of when new and such substitute property is subject to a first, perfected security interest in favor of Agent.
(c)So long as no Default or Event of Default has occurred and is continuing, Borrowers may, without the prior consent of Agent or any Lender, (i) make immaterial Transfers of portions of the Mortgaged Property to Governmental Authorities for dedication or public use, and (ii) grant easements, restrictions, covenants, reservations and rights-of-way in the Ordinary Course of Business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) or (ii) shall (x) materially impair the utility and operation of the Mortgaged Property, (y) materially impair the ability to sell the Mortgaged Property or lease any portion of the Mortgaged Property (other than the portion to be transferred) or (z) reasonably be expected to, or does, have a Material Adverse Effect. In connection with any Transfer permitted pursuant to this subsection (c), Agent shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Mortgaged Property affected by such Taking or such Transfer from the Lien of the Mortgage or, in the case of clause (ii) above, to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights-of-way or other similar grants upon receipt by Agent of:

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(i)fifteen (15) days’ prior written notice thereof;
(ii)a copy of the instrument or instruments of Transfer;
(iii)a certificate in form and substance reasonably satisfactory to Agent stating (A) with respect to any Transfer, the consideration, if any, being paid for the Transfer, which consideration shall be applied to the Outstanding Principal Balance in accordance with Section 5.14 and (B) that such Transfer does not have a Material Adverse Effect; and
(iv)reimbursement of all of Agent’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with such Transfer.
(d)Without limiting Section 5.16(a), Borrowers shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in the Loan, the Loan Documents or the Collateral, or attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Agent’s or Lenders’ rights in connection therewith, to constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (unless Borrowers furnish to Agent a legal opinion reasonably satisfactory to Agent that the transaction is exempt from such prohibited transaction provisions of ERISA and the Code). Assuming that no portion of the assets held by Agent or any Lender in connection with the transactions contemplated under the Loan Documents constitute Plan Assets, Borrowers agree to indemnify and hold Agent and Lenders free and harmless from and against all losses, costs (including reasonable attorneys’ fees and expenses), taxes, damages (excluding consequential, special, punitive or exemplary damages, except to the extent asserted against Agent or any Lender by any third party or paid by Agent or any Lender by any third party) and expenses Agent or any Lender may suffer by reason of the reasonable investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Agent’s reasonable judgment or by reason of a breach of the foregoing prohibitions.
(e)In clarification of this Section 5.16, the Loan, and Borrowers’ rights with respect thereto, are not “assumable”.
(f)Notwithstanding anything to the contrary contained in this Section 5.16, no Transfer shall be permitted unless such Transfer is made in compliance with the Hotel Management Agreement, the Permitted Encumbrances and Operations Agreements.
17.Defense of Title. Borrowers will do all things necessary or proper to defend title to the Mortgaged Property and the other Collateral, subject to the Permitted Encumbrances, but Agent shall have the right, at any time, to intervene in any suit affecting such title and to employ independent counsel in connection with any such suit to which it may be a party by intervention or otherwise; and upon demand, Borrowers agree to pay Agent all reasonable out-of-pocket expenses paid or incurred by Agent in respect of any such suit affecting title to any such property or affecting Agent’s Lien or rights hereunder, including Agent’s Counsel Fees. Borrowers will indemnify and hold harmless Agent and Lenders from and against any and all costs and expenses, including any and all cost, loss, damage (excluding consequential, special, punitive or exemplary damages, except to the extent asserted against Agent or any Lender by any third party or paid by Agent or any Lender by any third party) or liability which Agent or any Lender may suffer or incur by reason of the failure of the title to all or any part of the Mortgaged Property or security interest in the Collateral or by reason of the failure or liability of Borrowers, for any reason, to convey or grant a security interest in the rights, titles and interests which the Mortgage or other Security Document purports to mortgage, assign, pledge or grant a security interest in,

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and all amounts at any time so payable by Borrowers shall be secured by the Security Documents.
18.Recordation and Certain Taxes. Borrowers, at their sole cost and expense, shall at all times cause the Security Documents to be recorded, registered or filed in the public records, and any amendments or supplements hereto and thereto, and, if requested by Agent, any instruments of assignment hereof or thereof, to be recorded, registered and filed, as applicable, and to be kept recorded, registered and filed, in such manner and in such places, shall pay all recording, registration and filing fees and taxes and other charges, including any recording or intangible personal property tax or similar imposition of the State of California or any authority thereof, with respect thereto, and shall comply with all Legal Requirements in order fully and effectively to establish, preserve, perfect and protect the Lien of the Security Documents subject only to Permitted Encumbrances. Borrowers hereby authorize Agent to file financing and continuation statements with respect to the Collateral. Borrowers shall timely file (taking into account any effective extensions for filing) all federal, state and local tax returns and all other material tax returns, domestic and foreign, required to be filed by it and shall pay prior to being delinquent all Taxes (excluding Property Taxes), charges and assessments payable by it that become due, except for those being contested in good faith. Each Borrower shall maintain its status as an entity disregarded from its owner as defined in Treasury Regulation Section 301.7701-3(b)(1)(ii).
19.Name, Fiscal Year and Accounting Method. If any Borrower changes its Fiscal Year, its method of accounting or its name, in each case, Borrowers will provide Agent at least thirty (30) days prior written notice. If any Guarantor changes its name, Borrowers will provide Agent with prompt notice thereof.
20.Consolidation, Merger, Conveyance, Transfer or Lease. Without the prior consent of Agent, no Borrower shall consolidate with, merge into or divide (whether pursuant to Section 18-217 of the Act or otherwise) into any other one or more Persons and no Borrower shall not, except for Permitted Equity Transfers, convey, transfer or lease its properties or assets substantially as an entirety to any Person.
21.Special Purpose Bankruptcy Remote Entity. Without in any way limiting the provisions of this Article V, each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower shall, directly or indirectly, make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity. No Borrower will own or use any assets other than its applicable Mortgaged Property and personal property incidental to the business of owning and operating its applicable Mortgaged Property and activities incidental thereto; without limiting the foregoing, each of the Hotel Property and Garage Property shall be operated as a single property or project, generating substantially all of the applicable Borrowers’ gross income, it being Borrowers’ intent that the Mortgaged Property shall at all times and from time to time constitute “single asset real estate” for purposes of Section 362(d)(3) of the Bankruptcy Code.
22.Changes in Zoning. From and after the Closing Date, Borrowers shall not request or seek to obtain any change to, or consent to any request for or change in, any Legal Requirement, restrictive covenant or other restriction applicable to the Mortgaged Property or any portion thereof or any other law, ordinance, rule, regulation, restrictive covenant or restriction affecting the zoning, development or use of the Mortgaged Property or any portion thereof (that would change or limit the uses permitted of such portion), or any variance or special exception therefrom, that could result in the use of the Mortgaged Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Agent. Hotel Fee Borrower and Operating Lessee

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Borrower shall not partition the Hotel Property and Garage Fee Borrower shall not partition the Garage Property.
23.Limitation on Indebtedness. Borrowers shall not incur, create, contract for, waive, assume, have outstanding, guarantee or otherwise become liable with respect to Indebtedness other than Permitted Indebtedness. Without limiting the actions required in this Agreement, Borrowers shall not guarantee any obligation of any Person that is not a Borrower.
24.Distributions and Dividends.
(a)During any Cash Sweep Period, and except pursuant to any agreements with Affiliates entered into by Borrowers in accordance with the terms of this Agreement, Borrowers shall not make (directly or indirectly) any payments, dividends or distributions to any other Credit Party or to any direct or indirect owner of any interests in any Borrower or any other Credit Party or to any Affiliate of any Borrower or any other Credit Party or any such owner, including any payments on account of any Indebtedness, investment or any services rendered or goods supplied other than as permitted under Section 4.4 hereof.
(b)No Borrower Party shall distribute any money or other property to any member, partner or other direct or indirect owner of such Borrower Party, whether in the form of earnings, income or other proceeds from the Property, nor shall any Borrower Party repay any principal or interest on any loan or other advance made to such Borrower Party by any member, partner or other direct or indirect owner of such Borrower Party nor shall Borrower loan or advance any funds to any such member, partner or other direct or indirect owner of any Borrower Party, in each case, in a manner that could cause the Loan to be classified as a HVCRE, and each Borrower Party shall at all times maintain sufficient equity in the Property to ensure that the Loan is not categorized as HVCRE.
25.Organizational Documents. No Borrower shall amend, terminate or cancel (or suffer the amendment, termination or cancellation of) any of its Organizational Documents, without, in each case, the prior consent of Agent, not to be unreasonably withheld, conditioned or delayed. Borrowers shall cause each Credit Party not to amend, terminate or cancel (or suffer the amendment, termination or cancellation of) any of their respective Organizational Documents, without, in each case, the prior consent of Agent; provided, however, Agent’s consent shall not be required with respect to any amendment of any Organizational Document of Guarantor so long as such amendment is not being entered into in connection with any Transfer which is not a Permitted Equity Transfer.
26.ERISA.
(a)Borrowers shall not enter into any collective bargaining agreement or other union contract that may require contributions to any Multiemployer Plan or establish, maintain or become obligated to contribute to any Pension Plan, except to the extent such contributions do not exceed $1,000,000 per annum. Borrowers shall not permit any of its assets to become Plan Assets.
(b)At any time any Borrower has any investor that is subject to Title I of ERISA or Section 4975 of the Code, Borrowers shall deliver to Agent at least ninety (90) days following the end of each “annual valuation period” (as defined in 29 CFR Section 2510.3-101) of such Borrower or within ninety (90) days following the end of each calendar year of such Borrower, as applicable, a certificate in form and substance reasonably satisfactory to Agent to the effect that (A) each Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA; (B) Borrowers are not subject to state statutes

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applicable to it regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:
(i)Equity Interests in each Borrower is publicly offered securities, within the meaning of 29 CFR Section §2510.3-101(b)(2);
(ii)Less than twenty-five percent (25%) of each outstanding class of Equity Interests in each Borrower is held by “benefit plan investors” within the meaning of 29 CFR Section §2510.3-101(f)(2); or
(iii)Each Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 CFR Section 2510.3-101(c) or (e).
27.Maintenance of Existence. Borrowers shall remain in good standing under the laws of the State of Delaware and the State of California. Each Borrower shall preserve, renew and keep in full force and effect its existence as a limited liability company organized and existing pursuant to the laws of the State of Delaware and as a foreign limited liability company pursuant to the laws of the State of California, shall take all action to maintain all rights, privileges and franchises necessary or desirable for the conduct of its business, and shall comply with all Legal Requirements with respect thereto.
28.Subsidiaries and Joint Ventures. No Borrower shall acquire any stock or assets of, or form a partnership, joint venture or other similar arrangement with, or make any investment in, any Person without Agent’s prior consent.
29.Loans to Partners and Employees. No Borrower shall make any loan or advance to any other Credit Party or to any employee or Affiliate of any Borrower or any other Credit Party. For the avoidance of doubt, loans by one member of any Borrower or its indirect owners to another member or its indirect owners for the purpose of making up a capital contribution shortfall shall be permitted.
30.Transactions with Affiliates. Except for the Garage Management Agreement, the Operating Lease, the Parking Agreement and transactions among Borrowers, Borrowers shall not enter into, or be a party to, any transaction with any other Credit Party or any Affiliates of any Borrower or any other Credit Party without Agent’s express prior written approval (if such transaction is upon fair and reasonable terms which are fully disclosed to Agent and are substantially similar to those that would obtain in a comparable arm’s length transaction with a Person not its Affiliate, such approval not to be unreasonably withheld or delayed).
31.Adverse Contracts. Borrowers shall not enter into any contract or agreement which is reasonably likely to cause a Material Adverse Effect; provided that the foregoing shall not limit Borrowers’ right to take any other action permitted hereunder.
32.Utilities. Borrowers shall pay, or cause to be paid, all charges for all utility services at any time due and payable to, or the payment of which is the obligation of, Borrowers, and will do all other things required for the maintenance and continuance of utility services necessary for the operation, use and occupancy of the Improvements for their intended purposes in accordance with this Agreement, and ensure that they are available at the boundaries of the Mortgaged Property.
33.Margin Stock. Borrowers shall not use any of the proceeds of the Loan for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and

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Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.
34.Patriot Act and U.S. Bank Secrecy Act Compliance.
(a)Borrowers will comply with the Patriot Act, Anti-Money Laundering Laws, the U.S. Bank Secrecy Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Property, including those relating to money laundering and terrorism and shall put into place all policies, practices and procedures as required by Legal Requirements to insure that each Credit Party and each of their direct or indirect owners are in compliance with the representations, warranties and covenants set forth in this Section 5.34. Agent shall have the right to audit Borrowers’ compliance with the Patriot Act, the U.S. Bank Secrecy Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Property, including those relating to money laundering and terrorism. In the event that any Borrower fails to comply with the Patriot Act, Anti-Money Laundering Laws, the U.S. Bank Secrecy Act and/or any other applicable requirements of Governmental Authorities, then Agent may, at its option, cause Borrowers to comply therewith and any and all costs and expenses incurred by Agent and any Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.
(b)Neither any Credit Party nor, with respect to any direct or indirect owners of publicly traded shares of CMCT or any other publicly traded company, to Borrowers’ knowledge, any direct or indirect owner of any Credit Party (i) is or will be a Person listed on any Government Lists, (ii) is or will be a Person listed in the annex to, or otherwise to be subject to the prohibitions of, Presidential Executive Order No. 13224 (Sept. 23, 2001) (“Executive Order 13224”), or subject to any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other executive orders in respect thereof, (iii) except with respect to any direct or indirect owners of publicly traded shares of CMCT or any other publicly traded company acquired through a nationally recognized exchange, is a Person that has been previously or will be indicted for or convicted of any felony involving a crime or crimes of moral turpitude (provided that the foregoing statement in this clause (iii) with respect to crimes of moral turpitude shall be qualified to Borrowers’ knowledge in each case solely with respect to the indirect owners of Borrowers that (x) are not Guarantor or any Affiliate of Borrowers or Guarantor, (y) do not own any direct or indirect interest in any Borrower or any Person that Controls any Borrower in an amount which equals or exceeds 10%, and (z) do not Control Borrower) or for any Patriot Act Offense, or (iv) except with respect to any direct or indirect owners of publicly traded shares of CMCT or any other publicly traded company acquired through a nationally recognized exchange, is a Person that is currently or will be under investigation by any Governmental Authority for any Patriot Act Offense or other alleged criminal activity (provided that the foregoing statement in this clause (iv) with respect to alleged criminal activity shall be qualified to Borrowers’ knowledge in each case solely with respect to the indirect owners of Borrowers that (x) are not Guarantor or any Affiliate of Borrowers or Guarantor, (y) do not own any direct or indirect interest in any Borrower or any Person that Controls any Borrower in an amount which equals or exceeds 10%, and (z) do not Control Borrower) (any Person described in any of the foregoing clauses (i)-(iv) a “Proscribed Person”). For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under any Anti-Money Laundering Laws. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists and any replacement or other lists maintained by the Office of Foreign Assets Control or

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by any successor thereto (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America.
(c)At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Credit Party or any direct or indirect owner of any Credit Party, provided, with respect to any direct or indirect owners of publicly traded shares of CMCT or any other publicly traded company, to Borrowers’ knowledge, shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., as amended, The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), the Patriot Act, Executive Order 13224, and any legislation, executive orders and rules and regulations, enabling or promulgated under any of the foregoing (each, an “Embargoed Person”), with the result that the investment in any Credit Party, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Lenders would be in violation of law, (ii) no Embargoed Person or other Prohibited Person shall, or with respect to any direct or indirect owners of publicly traded shares of CMCT, to Borrowers’ knowledge, have any interest of any nature whatsoever in any Credit Party, as applicable, with the result that the investment in any Credit Party, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of any Credit Party, as applicable, shall be derived from any unlawful activity with the result that the investment in any Credit Party, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
(d)Borrowers shall provide Agent with any information that Agent deems necessary from time to time and on Agent’s request in order to ensure compliance with this Section 5.34 and the other provisions of this Agreement relating to the Patriot Act, the U.S. Bank Secrecy Act and any other Legal Requirements concerning money laundering and similar activities.
35.Anti-Corruption Obligations. Each Borrower represents and warrants that, in connection with this Agreement, Borrowers and, to such Borrower’s knowledge, each Person that has an economic interest in any Borrower, has complied with and will continue to comply with all applicable anti-bribery and corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010 (the “Anti-Corruption Obligation”). Borrowers shall, at all times throughout the Term, maintain and enforce appropriate policies, procedures and controls to ensure compliance with the Anti-Corruption Obligation.
36.General Contractor Agreement.
(a)Borrower shall (i) use commercially reasonable efforts to cause the General Contractor to manage the Phase Zero Renovation Project and/or the PIP Project and perform its duties under and in accordance with the General Contractor’s Agreement, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the General Contractor’s Agreement on the part of Borrower to be performed, (iii) promptly notify Agent of any material default under the General Contractor’s Agreement of which it is aware, (iv) use commercially reasonable efforts to promptly enforce the performance and observance of all of the covenants required to be performed and observed by the General Contractor under the General Contractor’s Agreement, (v) use commercially reasonable efforts

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to cause General Contractor to ensure that the work to be performed by each Contractor under each Construction Contract is the work called for by the applicable Plans and Specifications (other than de minimis changes to reflect site conditions) and (vi) ensure that all work on the Improvements shall be completed in substantial accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be free of any defects. Borrower shall, upon request by Agent, cause General Contractor to provide Agent and Construction Consultant with reports in regard to the status of construction of the Improvements, in such form and detail and in such intervals as may be reasonably requested by Agent; provided that, so long as no Event of Default shall have occurred and be continuing, in no event more than once per month. If Borrower shall default (beyond applicable notice and cure periods) in the performance or observance of any material term, covenant or condition of the General Contractor’s Agreement on the part of Borrower to be performed or observed, then, without limiting Agent’s other rights or remedies under this Agreement or the other Loan Documents or under the General Contractor’s Agreement, then during the continuance of such Event of Default, Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the material terms, covenants and conditions of the General Contractor’s Agreement on the part of Borrower to be performed or observed.
(b)Prohibition Against Termination or Modification of General Contractor’s Agreement. Borrower shall not (i) surrender, terminate, cancel, modify, renew or extend the General Contractor’s Agreement, (ii) enter into any other agreement relating to the development or construction of the Improvements with the General Contractor or any other Person, (iii) consent to the assignment by the General Contractor of its interest under the General Contractor’s Agreement, or (iv) waive or release any of its rights and remedies under the General Contractor’s Agreement, in each case, without the express written consent of Agent, which consent shall not be unreasonably withheld.
37.Architect’s Contract. (i) The Architect’s Contract shall not be amended or terminated without Agent’s prior written consent, which consent shall not be unreasonably withheld; (ii) Borrower shall comply in all material respects with its obligations under the Architect’s Contract; (iii) the work to be performed by Borrower’s Architect under the Architect’s Contract shall be the architectural services required to design the applicable portion of the applicable Project; (iv) Borrower shall enforce the provisions of the Architect’s Contract in the best interests of the applicable Project using sound business judgment, (v) Borrower shall not waive any of the material obligations of Borrower’s Architect under the Architect’s Contract, (vi) Borrower shall not do any act which would relieve Borrower’s Architect from its material obligations under the Architect’s Contract; and/or (vii) Borrower shall not enter into an any amendments to the Architect’s Contract (or enter into any new or replacement architect’s contract) without the prior written approval of Agent, which approval shall not be unreasonably withheld. Upon request by Agent, Borrower shall (subject to the terms of the Architect’s Contract) use commercially reasonable efforts to cause Borrower’s Architect to provide Agent with reports in regard to the status of construction of the Phase Zero Renovation Project and/or PIP Project, as applicable, in such form and detail as reasonably requested by Agent.
38.Replacement of General Contractor, Borrower’s Architect. Without limiting any other rights of Agent and Lender under the Loan Documents, at Agent’s election, Borrower shall remove and replace the General Contractor and Borrower’s Architect with a Person or Persons approved by Agent acting in its sole but (other than in the case of clause (i)) reasonable discretion (or if no such Person or Persons are approved by Agent within thirty (30) days of such election, with such Person(s) chosen by Agent acting in its sole discretion) in accordance with and upon the occurrence of any one or more of the following events: (i) any or all of such parties, at any time following the occurrence and during the continuance of an Event of Default, (ii) any such party if such party has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (iii) if such party shall be in material default beyond all applicable

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notice and cure periods under the General Contractor’s Agreement or Architect’s Contract, as applicable, or (iv) if such party becomes insolvent or a debtor in any bankruptcy or insolvency proceeding. If at any time Agent consents to (A) the appointment of a new general contractor, such general contractor and Borrower shall, as a condition to Agent’s consent, execute and deliver a subordination of general contractor’s agreement in form and substance reasonably acceptable to Agent and/or (B) the appointment of a new architect, such architect and Borrower shall, as a condition to Agent’s consent, execute and deliver an architect’s certificate in form and substance reasonably acceptable to Agent and/or (C) the appointment of a construction manager, such construction manager and Borrower shall, as a condition to Agent’s consent, execute and deliver a subordination of construction management agreement in form and substance reasonably acceptable to Agent.
39.Hotel Covenants.
(a)Borrowers shall cause the hotel located on the Property to be operated pursuant to the Hotel Management Agreement.
(b)Borrowers shall (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Hotel Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Agent of any default under the Hotel Management Agreement of which it is aware; (iii) promptly deliver to Agent a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Hotel Management Agreement; and (iv) use commercially reasonable efforts to promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Hotel Manager under the Hotel Management Agreement.
(c)Borrowers shall not, without Agent’s prior written consent, which consent shall not be unreasonably withheld, (i) surrender, terminate or cancel the Hotel Management Agreement; (ii) reduce or consent to the reduction of the term of the Hotel Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Hotel Management Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Hotel Management Agreement; or (v) replace the Hotel Manager or enter into any Replacement Hotel Management Agreement.
(d)Without in any way limiting the covenants set forth in the Loan Documents, Borrowers shall:  (i) subject to the disruption caused by the Phase Zero Renovation Project and PIP Project, cause the hotel located on the Property to be at all times open for business and operated, repaired and maintained as a well-maintained “first-class hotel” which shall mean a hotel providing amenities, services and facilities substantially equivalent or superior to hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotel located on the Property and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.
(e)Unless Agent consents in writing, Borrowers shall not have any employees at the hotel located on the Property. Regardless of who is the employer of the employees at the hotel, Borrowers shall use commercially reasonable efforts to ensure that none of Hotel Manager, Borrowers or such employer shall terminate (or permit the termination of) any employees at the hotel without the prior written consent of Agent if such termination would trigger any liability under the WARN Act.

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(f)Borrowers shall, or cause Hotel Manager to cause, all revenues paid by credit card companies with respect to the Property (less any processing fees which are owed such credit card companies in accordance with the terms of the applicable credit card agreements) to be deposited into the Clearing Account; provided, that such revenue paid by credit card companies with respect to the Hotel Property may be deposited into an account with Hotel Manager if required or permitted under a Hotel Management Agreement which is in full force and effect. Any new or replacement Credit Card Agreement for the Property, including the form of such Credit Card Agreement and the identity of the credit card company shall be subject to the prior written reasonable consent of Agent; provided, that (i) with respect to the Hotel Property, if a Hotel Management Agreement is in full force and effect, only to the extent Operating Lessee Borrower and/or Hotel Fee Borrower has the right to consent to a new or replacement Credit Card Agreement and (ii) with respect to the Garage Property, if the Parking Lease is in full force and effect, only to the extent Garage Fee Borrower has the right to consent to a new or replacement Credit Card Agreement.
(g)All Advance Deposits shall be held and applied in compliance with all applicable Legal Requirements. Any bond or other instrument which Borrowers are permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (a) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (b) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Agent’s option, be fully assignable to Lender), and (c) shall in all respects comply with any applicable Legal Requirements. Borrowers shall, upon request, provide Agent with evidence reasonably satisfactory to Agent of Borrowers’ compliance with the foregoing.
40.Construction Representations and Covenants.
(a)The Phase Zero Renovation Project / PIP Project.
(i)Borrowers represent and warrant to Agent and Lenders that Borrowers have furnished Agent true and complete sets of the Phase Zero Renovation Plans and Specifications which comply with all applicable Legal Requirements (including, without limitation, all requirements of the ADA), all Governmental Approvals, and are the Plans and Specifications that are the basis for all Governmental Approvals required to construct the Phase Zero Renovation Project and the Phase Zero Renovation Plans and Specifications have been approved by any applicable Governmental Authority and Borrowers’ Architect as required for the Phase Zero Renovation Project in accordance with this Agreement, and are the same Plans and Specifications submitted to General Contractor and to all Contractors performing the Phase Zero Restoration Project work at the Property.
(ii)Borrowers represent and warrant to Agent and Lenders that appropriate Governmental Authorities have issued all Governmental Approvals required for the commencement of construction of the Phase Zero Renovation Project and, with respect to the PIP Project will issue, prior to commencement thereof, all Governmental Approvals required for the commencement of the PIP Project, in each case, through Final Completion in accordance with the applicable Plans and Specifications. All such Governmental Approvals with respect to the Phase Zero Restoration Project are final and beyond any and all appeal or contest periods. Each addition to or modification of the applicable Plans and Specifications shall be subject to approval in writing by Agent (which approval shall not be unreasonably withheld), and, to the extent required by law, by the appropriate Governmental Authorities.

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(iii)Borrowers shall not commence any work on any stage or phase of the Phase Zero Renovation Project and/or PIP Project, as applicable unless all required Governmental Approvals have been issued or obtained from the appropriate Governmental Authorities with respect to the commencement of such stage or phase of construction. All Plans and Specifications shall become the property of Agent upon the occurrence and continuance of an Event of Default under the Loan Documents.
(iv)The Phase Zero Renovation Project and/or PIP Project, as applicable shall be constructed and equipped in compliance with the requirements of the Governmental Authorities and the appropriate Board of Fire Underwriters, if any, or other similar body, if any, acting in and for the locality in which the Property is situated. Compliance with the provisions of this Section 5.40 and any other provisions of this Agreement relating to the construction and equipping of the Phase Zero Renovation Project and/or PIP Project, as applicable, shall be determined by Agent in its reasonable discretion.
(v)During regular business hours and subject to the terms of the Hotel Management Agreement, the Construction Consultant, and its agents and employees, shall have the right of entry and free access to the Property to inspect the Phase Zero Renovation Project and/or PIP Project, as applicable, provided that Agent, the Construction Consultant, and its agents and employees shall use reasonable efforts not to unreasonably interfere with Borrowers’ construction of the Phase Zero Renovation Project and/or PIP Project, as applicable, and with the operations of the Hotel, and Borrowers may have a representative present during any such inspection.
(vi)Borrowers hereby acknowledge and agree that neither Agent, Lenders nor the Construction Consultant’s approval of the applicable Plans and Specifications (or any revisions thereto), nor its inspection of the performance of the construction, nor its right to inspect such work, shall impose upon Agent, Lenders and/or Construction Consultant any obligation or liability whatsoever with respect thereto, including, without limitation, any obligation or liability that might arise as a result of such work not being performed in accordance with Legal Requirements or with the applicable Plans and Specifications (and revisions thereto) approved by Agent, Lenders and Construction Consultant or otherwise. The review or approval by Agent, Lenders and Construction Consultant of the applicable Plans and Specifications or any revisions thereto is solely for Agent’s and Lenders’ benefit, and is without any representation or warranty whatsoever with respect to the adequacy, correctness or efficiency thereof or otherwise. Neither the granting by Agent, Lenders and/or Construction Consultant of its approval of the applicable Plans and Specifications or any revisions thereto, shall in any manner constitute or be deemed to constitute a judgment or acknowledgment by Agent or Lenders as to their legality or compliance with Legal Requirements.
41.Completion of Phase Zero Renovation Project/PIP Project. Borrowers shall diligently pursue construction and completion of the Phase Zero Renovation Project and PIP Project, all in accordance with the applicable Plans and Specifications, the applicable Construction Schedule, the Phase Zero Renovation Budget and/or PIP Budget, as applicable, and in compliance with all restrictions, covenants and easements affecting the Property, all applicable Legal Requirements, all applicable Governmental Approvals, and the terms and conditions of the Loan Documents, and free and clear of all liens, encumbrances and security instruments (other than the Permitted Encumbrances).
(a)Borrowers shall promptly pay all sums and to perform such duties as may be necessary to complete such construction of the Phase Zero Renovation Project and/or PIP Project substantially in accordance with the applicable Plans and Specifications and in

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compliance with all restrictions, covenants and easements affecting the Property, all Legal Requirements and all applicable Governmental Approvals, and in accordance with all terms and conditions of the Loan Documents free from any Liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith.
(b)Borrowers shall deliver, from time to time within ten (10) days of Borrowers' receipt of Agent's written request therefor, in a form reasonably acceptable to Agent, the following: (i) a list containing the name, address, telephone number and contact party of each Contractor previously employed, or to be employed, or to be used in connection with Final Completion of the Phase Zero Renovation Project and/or PIP Project, as applicable, which list shall include the dollar amount, inclusive of any Change Orders, if any, of each Construction Contract, and specifying the portion thereof, if any, paid through the date of such list; (ii) true, correct and complete copies of each Construction Contract and schedule of materials identified in such list, including any changes thereto; (iii) a breakdown of each cost of the projected total cost of completing the Phase Zero Renovation Project and/or PIP Project, as applicable,, specifying that portion, if any, of each cost item which has been incurred; and (iv) a detailed report specifying the progress of all construction and projected sequencing and completion time for all yet to be completed work compared to the applicable Construction Schedule, all as of the date of such request. Agent may contact General Contractor to discuss the course of construction and so long no Event of Default shall have occurred and be continuing, a representative of Borrowers must participate in any such discussion. Borrowers acknowledge and agree that Agent may disapprove any proposed new Contractor which, in Agent's good faith determination, is deemed financially or otherwise unqualified. Borrowers acknowledge that the absence of any such disapproval shall not constitute and shall not be deemed to constitute a representation or warranty of qualification by Agent.
(c)Borrowers shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Project Improvements if any third party shall retain any ownership interest (other than Permitted Equipment Leases) in such items after their delivery to the Property. Borrowers shall have five (5) Business Days to effect the removal of any such retained interest. Notwithstanding the foregoing, Borrowers may request Agent's prior written consent to any such contract.
(d)Borrowers agree to use best efforts to obtain a permanent certificate of occupancy for the entire Property as soon as reasonably practicable and in any event within the time periods required by law.
(e)At all times during the duration of the Phase Zero Renovation Project and/or PIP Project, Borrowers shall not take more than four (4) floors in the Hotel out of the reservation system at one time to perform the work required in connection with the Phase Zero Renovation Project and/or PIP Project.
(f)If not delivered in connection with Final Completion, within forty-five (45) days following Final Completion, Borrowers shall deliver evidence reasonably acceptable to Agent that (i) all Punch List Items shall have been completed in accordance in all material respects with the Phase Zero Renovation Plans Specifications or PIP Plans and Specifications, as applicable (as the same may be amended in accordance with this Agreement), all applicable Legal Requirements, the Hotel Management Agreement and this Agreement, (ii) all Phase Zero Renovation Costs and PIP Costs, as applicable, in connection with the Phase Zero Renovation Project or PIP Project, as applicable, have been paid in full and closed out and unconditional Lien waivers in form reasonably satisfactory to Agent from all Contractors who performed any work with regard to all work performed and/or all materials supplied (in each case, in connection with the Phase Zero Renovation Project or PIP Project, as applicable) have been delivered to

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Agent, (iii) Borrowers shall have delivered to Agent (A) copies of all operating manuals, warranties and other material documentation relating to the Phase Zero Renovation Project or PIP Project, as applicable, and any fixtures and equipment used in accordance therewith to the extent in Borrowers’ possession or control, (B) with respect to the PIP Project, to the extent of a change in the building footprint or if otherwise reasonably requested by Agent, a final “as built” set of drawings of the Hotel, and an “as built” survey of the Hotel Property and the Improvements, and (C) if required by the applicable jurisdiction to occupy all or any portion of the Hotel following completion of the Phase Zero Renovation Project or PIP Project, as applicable, a copy of a permanent certificate of occupancy (or temporary certificate of occupancy, provided any conditions contained therein are reasonably acceptable to Agent); with completion of such requirements set forth in clause (i) through (iii) above to be evidenced to the reasonable satisfaction of Agent; together with evidence that all other applicable Governmental Approvals, to the extent required under applicable Legal Requirements, have been issued and all other applicable Legal Requirements have been satisfied to the extent necessary so as to allow such component of the Improvements at the Hotel Property to be used and operated in accordance with the Loan Documents.
42.Correction of Defects. Borrowers shall promptly correct (or cause the responsible Contractor to correct) all defects in the Phase Zero Renovation Project and/or PIP Project, as applicable, or any departure from the Renovation/PIP Plans and Specifications not previously approved by Agent to the extent required hereunder. Borrowers agree that the advance of any proceeds of the Loan whether before or after such defects or departures from the Renovation/PIP Plans and Specifications are discovered by, or brought to the attention of, Agent shall not constitute a waiver of Agent’s right to require compliance with this covenant.
43.Project Budget.
(a)Generally. The Phase Zero Renovation Budget and PIP Budget detail all applicable Project Related Costs to be incurred by Borrowers until Final Completion of the Projects in accordance with the applicable Plans and Specifications, and Borrower represents and warrants the same to be Borrower’s best estimate of the Project Related Costs to be incurred by Borrower until Final Completion of the Phase Zero Renovation Project and PIP Project, as applicable (including completion of all Punch List Items) in accordance with the applicable Plans and Specifications and all Legal Requirements. Each category of direct and indirect cost (each, a “Line Item”), shall be delineated in the Project Budget with those that are approved as Project Related Costs to be disbursed out of (x) Loan proceeds, subject to availability and satisfaction of all applicable conditions to Advances hereunder and (y) equity contributions (including, without limitation, Key Money, funds held in reserve under the Hotel Management Agreement (subject to the terms and conditions of the Hotel Management Agreement) and funds on deposit in the FF&E Reserve Sub-Account, Net Cash Flow Reserve Sub-Account, and the Renovation/PIP Costs Rebalancing Reserve Sub-Account in accordance with this Agreement). The Phase Zero Renovation Budget and/or PIP Budget, as applicable, shall contain, as of the Closing Date, an “Owner’s Hard Cost Contingency” Line Item of at least ten percent (10.0%) of all Hard Costs, as well as a “Contingency” Line Item of at least five percent (5.0%) for all Soft Costs. Except as provided in Section 5.43(e), any revision to the Phase Zero Renovation Budget and/or PIP Budget, as applicable, shall be subject to Agent’s approval, in its reasonable discretion.
(b)Cost Overruns. If Borrowers become aware of any change in Project Related Costs which will increase a category or Line Item of Project Related Costs reflected on the applicable Project Budget, Borrower shall promptly notify Agent in writing and promptly submit to Agent for its approval a revised Phase Zero Renovation Budget and/or PIP Budget, as applicable. Subject to Section 5.43(e), any reallocation of any category or Line Items in the Phase Zero Renovation Budget and/or PIP Budget, as applicable, in connection with cost overruns shall be subject to Agent's approval in Agent's reasonable discretion. Agent shall have

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no obligation to make any further Advances unless and until the revised Phase Zero Renovation Budget and/or PIP Budget, as applicable, so submitted by Borrower is approved by Agent (unless Agent’s approval is not required pursuant to Section 5.43(e), and Agent reserves the right to approve or disapprove any revised Phase Zero Renovation Budget and/or PIP Budget, as applicable, in its reasonable discretion and to require the funding of a Renovation/PIP Costs Shortfall if required pursuant to Section 2.20.8 hereof.
(c)Feasibility. The applicable Construction Schedule is or will be accurate and complete in all material respects and, to Borrower’s best information and belief, can be met as and when required thereunder.
(d)Change Orders. Borrowers shall permit no Change Orders or deviations from the applicable Plans and Specifications, the applicable Construction Schedule or applicable Project Budget or any amendment, modification or supplement to any Material Agreement during construction without the prior written consent of Agent acting in its reasonable discretion. Any Change Orders (regardless of whether such Change Order is a Material Change Order) shall clearly delineate the proposed changes to the Plans and Specifications with bubbles or other clear method of indicating revisions to the prior version. Notwithstanding the foregoing, Borrowers may permit Change Orders that are not Material Change Orders without Agent’s consent so long as Borrowers shall deliver to Agent and Construction Consultant copies of such Change Orders promptly following execution thereof. If the cost of any Change Order would result in an increase of construction costs, such increased costs shall be paid for with Borrowers’ equity, or, if Borrowers are entitled to same pursuant to clause (e) of this Section 5.43 hereof, Cost Savings or a reallocation of the “Owner’s Hard Cost Contingency”, and Borrowers shall deliver a revised Phase Zero Renovation Budget and/or PIP Budget, as applicable, to Agent pursuant to clause (e) of this Section 5.43 with respect thereto.
(e)Cost Savings and Contingency Reserve.
(i)Reallocation of Cost Savings to Contingency. With respect to Project Related Costs set forth in the Phase Zero Renovation Budget and/or PIP Budget, as applicable, after Borrowers have delivered to Agent reasonably satisfactory evidence that the requirements set forth in the definition of "Cost Savings" have been satisfied, Borrowers may revise the Phase Zero Renovation Budget and/or PIP Budget, as applicable, from time to time to reallocate demonstrated Cost Savings available under any Line Item to any other Line Item in the Phase Zero Renovation Budget and/or PIP Budget, as applicable, (and subsequently utilized in accordance with clause (ii) immediately below). Notwithstanding the foregoing, until such time as Borrowers are entitled to an Advance in respect of Retainage pursuant to the terms hereof, Borrowers shall not have the right to reallocate as Cost Savings any amounts required to be set aside as Retainage for such Line Item.
(ii)Reallocation of Contingency to Other Line Items.
(1)Subject to the prior written approval of Agent, Borrowers may reallocate “Owner's Hard Cost Contingency” in the Phase Zero Renovation Budget and/or PIP Budget, as applicable, to other Line Items for Project Related Costs that are Hard Costs in the Phase Zero Renovation Budget and/or PIP Budget, as applicable,, provided, however, that Agent's prior approval shall not be required with respect to any such reallocation of “Owner's Hard Cost Contingency” to other Line Items for Project Related Costs that are Hard Costs in the applicable Project Budget if the amount so reallocated (together with all other amounts of “Owner's Hard Cost Contingency” previously reallocated), when expressed as a percentage of total “Owner's Hard Cost Contingency” in the applicable Project Budget (taking into account demonstrated Cost

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Savings reallocated pursuant to Section 5.43(e)(i) above), is equal to or less than the percentage of completion of the applicable Project at the time of such reallocation.
(iii)Subject to the prior written approval of Agent, Borrower may reallocate “Owner's Soft Cost Contingency” in the Phase Zero Renovation Budget and/or PIP Budget, as applicable, to other Line Items for Project Related Costs that are Soft Costs or Hard Costs in the applicable Project Budget (excluding operating expenses or Debt Service, unless Final Completion of both the Phase Zero Renovation Project and PIP Project has occurred), provided, however, that Agent's prior approval shall not be required with respect to any such reallocation of “Owner's Soft Cost Contingency” to other Line Items for Project Related Costs that are Soft Costs and/or Hard Costs in the applicable Project Budget if the amount so reallocated (together with all other amounts of “Owner's Soft Cost Contingency” previously reallocated), when expressed as a percentage of total “Owner's Soft Cost Contingency” in the applicable Project Budget (taking into account demonstrated Cost Savings reallocated pursuant to Section 5.43(e)(i) above), is equal to or less than the percentage of completion of the applicable Project Budget at the time of such reallocation; provided, however, in no event shall more than fifty percent (50%) of the “Owner’s Soft Cost Contingency” available for reallocation be reallocated to Hard Costs.
(iv)For the avoidance of ambiguity, at no time shall (x) the “Owner’s Hard Cost Contingency” be less than ten percent (10%) of all remaining Hard Costs set forth in the applicable Project Budget and (y) the “Owner’s Soft Cost Contingency” be less than five percent (5%) of all remaining Soft Costs set forth in the applicable Project Budget.
(f)General Conditions. Notwithstanding anything to the contrary set forth in this Agreement, to the extent the applicable Project Budget includes a Line Item for the General Contractor’s “General Conditions”, Borrower shall not be permitted to reallocate Cost Savings or any “Owner’s Hard Cost Contingency” or “Owner’s Soft Cost Contingency” to the Line Item for “General Conditions” without Agent’s prior written consent, not to be unreasonably withheld. In the event of an inconsistency or conflict between this subsection (f), on the one hand, and any other provision set forth in any Loan Document, on the other hand, this subsection (f) shall control.
(g)Stored Materials.
(i)Lender shall not be required to disburse any funds for any materials, machinery or other personal property not yet incorporated into the Phase Zero Renovation Project and/or PIP Project, as applicable, (the “Stored Materials”), unless the following conditions are satisfied at Borrower's sole cost and expense:
(1)Borrower shall deliver to Agent bills of sale or other evidence reasonably satisfactory to Agent of the cost of, and, subject to the payment therefor, the Borrower's title in and to such Stored Materials;
(2)the Stored Materials are and at all times shall be located in the United States;
(3)the Stored Materials are identified to the Property and Borrower, are segregated so as to adequately give notice to all third parties of Borrower's title in and to such materials, and are components in substantially final form ready for incorporation into the Improvements;

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(4)the Stored Materials are stored at the Property or at such other third-party owned and operated site as Agent shall approve, and are protected against theft and damage in a manner satisfactory to Agent, including, if requested by Agent, storage in a bonded warehouse in the greater metropolitan area in which the Property is located;
(5)with respect to Stored Materials that are not stored at the Property, such Stored Materials will not be moved except in connection with the delivery of such materials to the Property or to another storage location that conforms with the requirements of this Section 5.43(g);
(6)the Stored Materials will be paid for in full with the funds to be disbursed, and all lien rights or claims of the supplier will be released upon full payment;
(7)Agent (for the benefit of Lenders) has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials;
(8)the Stored Materials are insured for an amount equal to their replacement costs;
(9)the aggregate cost of Stored Materials stored at the Property is approved by the Construction Consultant and, if required by Agent, the Construction Consultant shall certify that it has inspected such Stored Materials and they are in good condition and suitable for use in connection with the Project Improvements;
(10)If required by Agent, Agent shall have received a warehouseman’s letter or similar letter or agreement in which the landlord, warehouseman, processor, or other Person that may have lienholders’ enforcement rights with respect to any Stored Materials in such Person’s possession, custody or control shall (A) waive or subordinate its liens and claims with respect to any Stored Materials in favor of Agent’s Lien and (B) assure Agent’s access to such Stored Materials to enable Agent to repossess and enforce its Lien and other rights with respect to such Stored Materials; and
(11)the aggregate cost of Stored Materials stored on the Property at any one time shall not exceed $500,000 and the aggregate cost of Stored Materials stored off the Property at any one time shall not exceed $2,000,000 unless otherwise approved by Agent acting in its sole discretion.
44.Construction Consultant.
(a)Borrowers acknowledge that (i) the Construction Consultant has been retained by Agent to act as a consultant and only as a consultant to Agent in connection with the Phase Zero Renovation Project and PIP Project and has no duty to Borrowers, (ii) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon Agent, (iii) Agent reserves the right to make any and all decisions required to be made by Agent under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Agent under this Agreement and to accept or not accept any matter or thing required to be accepted by Agent under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction

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Consultant with respect thereto, (iv) Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Agent or any other person or party, and (v) Agent reserves the right to replace the Construction Consultant with another construction consultant at any time and without prior notice to or approval by Borrower.
(b)The Construction Consultant shall perform the following services on behalf of Agent:
(i)prepare the Project Reports;
(ii)review and advise Agent whether, in the opinion of the Construction Consultant, the applicable Plans and Specifications are satisfactory;
(iii)review Draw Requests and Change Orders;
(iv)make inspections and visits;
(v)attend all meetings of any nature relating to the Phase Zero Renovation Project and/or PIP Project;
(vi)review any Contracts, Governmental Approvals or other documentation relating to the applicable Project requested by Agent or the Construction Consultant; and
(vii)take such other actions deemed necessary by Agent or the Construction Consultant in order to effectively administer and review the applicable Project.
(c)The fees, costs and expenses of the Construction Consultant shall be paid by Borrower (and costs and expenses incurred by Agent on account thereof shall be reimbursed to Agent) after Borrowers receive the Construction Consultant’s invoice approved by Agent for payment to the extent such fees are set forth in the applicable Project Budget or, if not set forth in the applicable Project Budget, within fifteen (15) days of request therefor, but neither Agent nor the Construction Consultant shall have any liability to Borrowers on account of (i) the services performed by the Construction Consultant, (ii) any neglect or failure on the part of the Construction Consultant to properly perform its services or (iii) any approval by the Construction Consultant of the Phase Zero Renovation Project and/or the PIP Project. Neither Agent nor the Construction Consultant assumes any obligation to Borrowers or any other Person concerning the quality of construction of the applicable Project or tenant improvement work or the absence therefrom of defects.
45.Collective Bargaining Agreements
(a)Borrowers shall, and shall cause the Hotel Manager and their Affiliates (as applicable) to, remain in compliance in all material respects with the terms, conditions, and obligations under the Collective Bargaining Agreements, as each such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms therein and herein and applicable Law.
(b)Borrowers shall, within five (5) Business Days, provide Agent with a copy of any notice any Borrower receives alleging that a Borrower, Hotel Manager or the Hotel Property is in material breach of or default under a Collective Bargaining Agreement.

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(c)Borrowers shall deliver a copy of any amendment to, or modification of, any of the Collective Bargaining Agreements to Agent within ten (10) Business Days of any Borrower receiving fully executed copies of the same.
(d)Neither any Borrower nor the Hotel Manager shall cease to be a party or otherwise subject to any of the Collective Bargaining Agreements without the express prior written consent of the Lenders, nor shall any Borrower or the Hotel Manager undertake any act or omission that could cause any Lender or their Affiliates to become a party to or subject to any of the Collective Bargaining Agreements. Borrowers shall defend and hold harmless Agent, the Lenders and their Affiliates for breach of any of the foregoing, including any and all liabilities resulting therefrom. Upon termination of any of the Collective Bargaining Agreements as permitted under the Loan Documents (and upon any expiration of any subsequent collective bargaining agreement), Borrowers shall forward to Agent copies of any new Collective Bargaining Agreement within ten (10) Business Days of any Borrower being provided notice of the execution of same.
(e)Borrower shall promptly notify Agent within five (5) Business Days upon the occurrence of any Pension Lien on the Property.
(f)Borrower shall promptly notify Agent within five (5) Business Days upon the occurrence or threatened (in writing) occurrence of any of the matters described in Section 3.28 or Section 3.43(b).
Article VI
RESERVED
Article VII
EVENTS OF DEFAULT
1.Events of Default. The following shall each constitute an “Event of Default” hereunder:
(a)the failure of Borrowers to (i) pay when due the principal of the Loan (including, without limitation, the unpaid principal of the Loan on the Maturity Date) or (ii) any regularly scheduled monthly payment of accrued, unpaid Interest (including, to the extent applicable, interest at the Default Rate) on the Note (provided, however, that it shall not be an Event of Default if such failure is with respect to Interest and there are sufficient funds in the (x) Cash Management Account to make the payment required under Section 4.4(a)(vii), or (y) Debt Service Reserve Sub-Account to pay such Interest as and when required under this Agreement, no other Event of Default is then continuing and Agent or Servicer fails to make such payment (or cause such payment to be made) in violation of this Agreement and provided, however, that Borrowers shall a grace period of two (2) Business Days following Agent’s notice to Borrowers of such failure, with respect to breaches of this subclause (ii), such grace period to be limited to two (2) times during the entire term of the Loan; (iii) deposit sums in the Clearing Account or the Cash Management Account, as applicable, within two (2) Business Days after Borrowers’ or Garage Manager’s receipt thereof (provided that an Event of Default arising under this subclause (iii) shall be deemed cured if such sums are deposited in the Clearing Account or the Cash Management Account within two (2) Business Days following Agent’s notice to Borrowers of such failure, provided that such failure does not occur more than three (3) times in any twelve (12) month period); or (iv) pay Additional Interest on the Note or any payment required pursuant to Section 2.6 within five (5) Business Days after notice from Agent of the non-payment thereof;
(b)the failure of Borrowers to pay when due or deposit when due any other Obligations (excluding those referred to in clause (a) of this Section 7.1) on or before the due

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date therefor and such failure continues for five (5) Business Days after notice from Agent of the non-payment thereof;
(c)any Borrower or any other Credit Party shall fail in the due performance or observance of any covenant, agreement or term binding upon Borrowers or such other Credit Party contained in any Loan Document (including each Guaranty), other than those covenants, agreements or terms which Borrowers’ or such Credit Party’s failure to perform would constitute another Event of Default referred to in this Section 7.1, and such failure shall continue unremedied for more than thirty (30) days after notice thereof shall have been given to Borrowers by Agent; provided, however, that if such failure is of a nature such that it cannot be cured by the payment of money and if such failure requires work to be performed, acts to be done or conditions to be removed which cannot by their nature, with due diligence, be performed, done or removed, as the case may be, within such 30-day period and Borrowers or such other Credit Party, as the case may be, shall have commenced to cure such failure within such 30-day period, such period shall be deemed extended for so long as shall be required by Borrowers or the applicable Credit Party, as the case may be, in the exercise of due diligence to cure such failure, but in no event shall such 30-day period be so extended to be a period in excess of ninety (90) days;
(d)any warranty or representation made by any Borrower or a Credit Party pursuant to this Agreement or any other Loan Document or any document, instrument or certificate heretofore or hereafter executed or delivered in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made; provided, however, that if such false or misleading representation or warranty was not intentionally false or misleading, and is susceptible of being cured, so long as such misrepresentation does not have a Material Adverse Effect, Borrowers shall have the right to cure the underlying facts or circumstances that cause the applicable representation or warranty to have been false or misleading (as opposed to merely providing notice to Lender of such facts or circumstances) within forty-five (45) days after the earlier to occur of (i) written notice from Lender and (ii) Borrowers’ knowledge of such false or misleading representation or warranty;
(e)any breach by any Borrower of any of its obligations, beyond any applicable grace period provided for therein, under any Operations Agreement, Garage Management Agreement or any other Material Agreement and such default would reasonably likely result in a Material Adverse Effect and such breach shall continue unremedied for more than thirty (30) days after notice thereof shall have been given to Borrowers by Agent; provided, however, that if such failure is of a nature such that it cannot be cured by the payment of money and if such failure requires work to be performed, acts to be done or conditions to be removed which cannot by their nature, with due diligence, be performed, done or removed, as the case may be, within such 30-day period and Borrowers or such other Credit Party, as the case may be, shall have commenced to cure such failure within such 30-day period, such period shall be deemed extended for so long as shall be required by Borrowers or the applicable Credit Party, as the case may be, in the exercise of due diligence to cure such failure, but in no event shall such 30-day period be so extended to be a period in excess of ninety (90) days;
(f)any Borrower or any other Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any other Credit Party or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or petition, (v) make a general

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assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any other Credit Party for its respective debts, or of a substantial part of its respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any other Credit Party for a substantial part of its respective assets, and, in any such case, such proceeding or petition shall not have been discharged, stayed or dismissed within ninety (90) days of an order or decree approving or ordering any of the foregoing shall be entered;
(h)any Borrower shall fail in the due performance and observance of any of its covenants contained in the second and third sentence of Section 5.7, Sections 5.9, 5.11 (other than the second sentence of Section 5.11(a)(ii)) (provided, however, that it shall not be an Event of Default, if such failure is with respect to payment of Insurance Premiums and there are sufficient funds in the Tax and Insurance Reserve Sub-Account to pay such Insurance Premiums, as and when required under this Agreement, no other Event of Default is then continuing and Agent or Servicer fails to make such payment (or cause such payment to be made) in violation of this Agreement), 5.16, 5.20 through 5.22, 5.34 (provided, however, that it shall not be an Event of Default, if a Person owning a direct or indirect ownership interest in any Borrower Party shall be or become a Proscribed Person and Borrower Party causes such Person to no longer own a direct or indirect ownership interest in such Borrower Party within thirty (30) days following the earlier of (i) notice to Borrowers thereof from Agent or (ii) any Borrower Party obtaining knowledge that such Person is or became a Proscribed Person), and/or 5.35;
(i)Borrowers shall fail in the due performance and observance of any of its covenants contained in Sections 5.1, and such default continues for five (5) Business Days following notice to Borrowers thereof from Agent;
(j)there shall have been rendered judgments for the payment of money against any Borrower in excess of $500,000 in the aggregate or against any Guarantor in excess of $5,000,000 in the aggregate and any such judgment(s) shall not have been discharged, stayed, bonded or satisfied for a period of sixty (60) days after the entry of such judgment(s), or such judgment(s) shall have continued unsatisfied for a period of sixty (60) days after the termination of any stay of execution thereon obtained within such first mentioned sixty (60) days;
(k)(i) any Borrower shall have incurred any liability or an event or action shall have occurred that could reasonably be expected to cause such Borrower to incur any liability, (x) with respect to any Pension Plan under Section 412 of the Code or Title IV of ERISA, or (y) on account of a partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from, unpaid contributions to, or the termination or insolvency of, any Multiemployer Plan or (ii) any Borrower shall have engaged in any transaction in connection with which such Borrower is subject to either a material civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a material tax imposed under the provisions of Section 4975 of the Code, and in each case in subclauses (i) and (ii) of this clause (l), such event or condition, together with all other such events or conditions under this clause (l), if any, would reasonably be expected to result in a Material Adverse Effect;
(l)Intentionally left blank;
(m)Borrowers shall fail in the due performance and observance of any of its covenants contained in Sections 5.2(e) and 5.6 (provided, however, that it shall not be an Event

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of Default, if such failure is with respect to payment of Property Taxes and there are sufficient funds in the Tax and Insurance Reserve Sub-Account to pay such Property Taxes, as and when required under this Agreement, no other Event of Default is then continuing and Agent or Servicer fails to make such payment (or cause such payment to be made) in violation of this Agreement), the first sentence of Section 5.7, the second sentence of Section 5.11(a)(ii), the fourth sentence of Section 5.12(b), the fourth sentence of Section 5.13(a) or Sections 5.23, 5.24, 5.25, 5.39 and/or 5.40 and such default continues for ten (10) Business Days following notice to Borrower thereof from Agent;
(n)Borrowers shall fail to obtain an Interest Rate Protection Agreement as and when required by Section 2.9.1, any default by Borrowers shall occur and shall continue, beyond any applicable grace period provided for therein, under any Interest Rate Protection Agreement or if any Interest Rate Protection Agreement required by this Agreement to be in effect with respect to this Agreement shall cease to be in full force and effect and Borrowers fail to cause a replacement Interest Rate Protection Agreement to be to be in full force and effect within ten (10) Business Days thereof;
(o)the occurrence of a Milestone Non-Compliance, as the same may be extended by reason of Force Majeure;
(p)if without Agent’s prior consent, the Hotel Management Agreement is amended, modified or terminated without Agent's consent;
(q)if a default by a Borrower has occurred and continues beyond any applicable cure period under the Hotel Management Agreement (or any successor franchise agreement) if such default permits the Hotel Manager to terminate or cancel the Hotel Management Agreement (or any successor hotel management agreement);
(r)if any License Revocation Event occurs, and such event is not cured within thirty (30) days after the occurrence of such License Revocation Event, provided that such breach shall not be an Event of Default if such breach is not reasonably susceptible of cure within such thirty (30)-day period if Borrower is diligently pursuing a cure of such breach, and in such case, such period shall be extended to a maximum period of sixty (60) days in the aggregate;
(s)if, there is any cessation at any time in construction of such segment of the Phase Zero Renovation Project and/or PIP Project, as applicable, for more than thirty (30) consecutive days (as such period may be extended by Force Majeure) after notice thereof and a failure to resume construction within such period;
(t)if Agent, the Construction Consultant or either of their representatives are not permitted at all reasonable times upon not less than two (2) Business Days’ notice to enter upon the Property in violation of this Agreement to inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in the construction and to examine the applicable Plans and Specifications, or if Borrowers shall fail to furnish to Agent or its authorized representative, when requested upon not less than three (3) Business Days' notice, copies of the applicable Plans and Specifications and any other information required to be delivered to Agent pursuant to the Loan Documents; and/or
(u)Guarantor breaches any of the Guarantor Financial Covenants.
2.Acceleration of Loan. In addition to any other rights and remedies which Agent and Lenders may have under this Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, upon and at any time during the continuance of any

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Event of Default, Agent may, by notice to Borrowers, declare the indebtedness evidenced by the Note, together with all other sums payable thereunder and under the other Loan Documents, immediately due and payable (except with respect to any event of the nature described in Section 7.1(f) or (g), with respect to which such indebtedness and all other such sums shall automatically become due and payable upon the occurrence of any such event) and may exercise Agent’s rights and remedies pursuant to any one or more of the Security Documents, the other Loan Documents or as may be available at law or equity.
3.Agent’s Right to Complete; Sums Advanced.
(a)Agent’s Right to Complete. In addition to any other rights and remedies which Agent may have under this Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, after the occurrence and during the continuance of any Event of Default, Agent may enter upon and/or into possession of the Mortgaged Property (or any portion thereof), and any other Collateral and complete any construction that has been commenced by Borrower. Agent shall have the right, at any and all times, to discontinue any work commenced by Agent with respect to any construction commenced by Borrowers (or any portion thereof) or to change any course of action undertaken by it and shall not be bound by any limitations or requirements of time whether set forth herein or otherwise.
(b)Sums Advanced. Borrowers shall be liable to Agent, for the pro rata benefit of Agent and Lenders, for all sums paid or incurred by Agent or Lenders pursuant to the terms of the Loan Documents in connection with the performance of any construction commenced by Borrowers, whether the same shall be paid or incurred pursuant to the provisions of this Section 7.3 or otherwise, and all other payments made or liabilities incurred by Agent under this Agreement of any kind whatsoever, all of which shall be paid by Borrowers to Agent upon demand with interest at the Default Rate to the date of payment to Agent, and all of the foregoing sums, including such interest at the Default Rate, shall be deemed and shall constitute disbursements of Loan proceeds under this Agreement and be evidenced by the Note and secured by the Security Documents.
4.Reserved.
5.Collateral Accounts. Notwithstanding anything to the contrary contained herein but subject to Legal Requirements, after the occurrence and during the continuance of an Event of Default, the rights of Borrowers and each and every other Person (excluding Agent) with respect to the Collateral Accounts, upon notice to Borrowers, shall immediately terminate, and no such Person (excluding Agent) shall make any further withdrawal therefrom. Thereafter, Agent may from time to time designate such signatories with respect to the Collateral Accounts as Agent may desire, and may make or authorize withdrawals from the Collateral Accounts to pay the Obligations in whole or in part and/or pay operating expenses and capital expenditures with respect to the Mortgaged Property and/or any other expenses, all as Agent may deem necessary or appropriate and in such order as Agent may elect. Agent may notify the financial institutions in which any Collateral Account is held that Borrowers no longer have a right to instruct such financial institution with respect to matters relating to the withdrawal, operation or administration of, or investment or application of funds on deposit in such Collateral Account. Without limiting the foregoing, Agent shall have the right to cause the withdrawal of all funds on deposit in any Collateral Account and the deposit of such funds in an account established with Agent at any time following receipt by the financial institution in which such Collateral Account is held of a notice from Agent pursuant to the Account Agreement with respect to such Collateral Account, and Borrowers hereby authorize and direct such financial institutions to make payment directly to Agent of the funds in or credited to such accounts, or such part thereof as Agent may request. Such financial institution shall have the absolute right to rely upon such notice without inquiring as to the accuracy of the matters referred to in such notice and the depositories shall be

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fully protected by Borrowers in relying upon such notice from Agent. In the event that Agent delivers such a notice, Agent shall thereafter have the exclusive right to so instruct such financial institution. Nothing in this Section 7.5 shall be construed so as to limit or impair Agent’s absolute right to have a receiver appointed following an Event of Default.
6.No Liability of Agent or Lenders. Whether or not Agent elects to employ any or all of the remedies pursuant to the Loan Documents or otherwise available to it at law or equity upon the occurrence of a Default or an Event of Default, neither Agent nor any Lender shall be liable with respect to any rights or obligations of Borrower or its Affiliates, including the rights and obligations of Borrowers in and to any Leases or to protect the Mortgaged Property or any of the other Collateral, or for payment of any expense incurred in connection with the exercise of any remedy available to Agent or Lenders or for the performance or non-performance of any other obligation of Borrowers. It is expressly understood that Agent and Lenders assume no liability or responsibility for (i) performance of any duties of any Borrower or any other Credit Party hereunder or under any of the other Loan Documents, the Hotel Management Agreement, the Garage Management Agreement, any Permitted Encumbrances, or any Lease, (ii) compliance with any Legal Requirements or any Permitted Encumbrances or (iii) any other matters pertaining to control over the management and affairs of any Borrower or any other Credit Party or the operation, management or ownership of the Mortgaged Property, nor by any such action shall Agent and Lenders be deemed to create a partnership or joint venture with any Borrower or any other Credit Party.
7.Management Agreement. Upon the occurrence and during the continuance of an Event of Default, in addition to any other rights or remedies of Agent hereunder or under the other Loan Documents, Agent may exercise any rights and remedies available to Agent pursuant to the applicable Manager Subordination Agreement, if in effect and/or may require that Borrowers exercise any rights and remedies available to Borrower pursuant to any Management Agreement including the termination thereof, subject to the provisions of the applicable Manager Subordination Agreement. Upon a foreclosure or deed in lieu of foreclosure with respect to all or any portion of the Mortgaged Property, Agent shall have the right to exercise all rights and remedies pursuant to and as and upon the terms described in any Management Agreement and/or the Manager Subordination Agreement.
8.Set-Off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, with the prior written consent of Agent (in its sole and absolute discretion), each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply in favor of the Lenders any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to the Lenders, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Without limiting the foregoing, and notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Lender, any assignee of a Lender, participant or Affiliate thereof shall proceed directly, by right of set-off, banker’s lien, counterclaim or otherwise, against any assets of Borrowers or any Credit Party (including any general or special, time or demand, provisional or other deposits or other indebtedness owing by such Persons to or for the credit or the account of any Borrower or any Credit Party) for the purpose of applying such assets against the Obligations, without the prior written consent of Agent (in its sole and absolute discretion). Any attempt by a Lender to exercise any such rights, whether purportedly under any authority granted pursuant to the Loan Documents or on account of any other legal or equitable right or theory, without first obtaining the prior written consent of Agent (in its sole and absolute discretion) shall be void, of no force or effect, and shall not have any effect on (and under no circumstances

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shall be applied in respect of) any outstanding Obligations hereunder. Agent agrees promptly to (i) notify the Borrowers after any such authorized set-off and application made by a Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application and (ii) any Lender exercising such set-off rights in accordance with the terms of this Agreement, shall pay such amounts that are set-off to the Agent for the ratable benefit of the Lenders.
9.Termination of Loan Agreement. Subject to Section 10.25, the obligations of Borrowers hereunder, excluding those which expressly or by the nature thereof survive the termination hereof or repayment of the Loan, shall terminate only upon repayment in full of the Outstanding Principal Balance of the Loan, together with all interest and other indebtedness due and payable in connection therewith, and all other outstanding Obligations.
10.Interest Rate Protection Agreement. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights or remedies of Agent hereunder or under the other Loan Documents, Agent may exercise all rights and remedies of Agent as a secured party with respect to the security interest of Agent or Lenders in any Interest Rate Protection Agreement or which otherwise arise pursuant to the Loan Documents. Without limiting the foregoing, Agent may cause any Interest Rate Protection Agreement to be terminated or otherwise direct Borrowers’ counterparty under any Interest Rate Protection Agreement to take such actions or omit to take such actions as Agent shall determine. Borrowers covenant and agree to reimburse and indemnify Agent and Lenders for any termination or breakage costs Agent or Lenders may incur as a result of any such termination.
11.Cash Collateral. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights or remedies of Agent hereunder or under the other Loan Documents, Agent may apply any cash collateral provided in connection with any Alterations to the Obligations, in such order and manner as Agent may elect in its sole and absolute discretion.
12.Guarantor Cure Right. Notwithstanding any provision of the Loan Documents to the contrary, if any Default or Event of Default results from the failure of Guarantor to satisfy the Guarantor Financial Covenants, the same shall be deemed to not constitute a Default or Event of Default hereunder or under the other Loan Documents if, within forty-five (45) days after obtaining knowledge of such Default or Event of Default, an Approved Guarantor, together with Guarantor, as applicable, satisfies the Guarantor Financial Covenants on a standalone or combined basis, as applicable (so long as neither the Guarantor (if it is remaining a Guarantor) nor the Approved Guarantor is the subject of any bankruptcy or other insolvency proceeding) and satisfies the Approved Guarantor Conditions.
Article VIII
SPECIAL PROVISIONS
1.Sale of Loan.
(a)Agent and each Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof (provided that, so long as no Event of Default has occurred and is continuing, any such transferee shall be an Eligible Assignee and no Lender shall sell any direct ownership in the Loan (excluding, for the avoidance of doubt, participation interests) to a Restricted Lender/Assignee) or (ii) to issue or sell one or more participation interests in the Loan, without the consent of Borrowers or any other Person (the transactions referred to in clauses (i) and (ii) are each hereinafter referred to as a “Secondary Market Transaction” and any certificates, notes or other securities issued in connection with a Secondary Market Transaction are hereinafter referred to as “Securities”). At Agent’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions. In the

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event the initial Lender hereunder sells or assigns all of its interest in the Loan to a Person that is not an Affiliate of Lender, Agent shall provide Borrowers with notice of such sale or assignment not later than five (5) days prior to the consummation of such sale or assignment.
(b)If requested by Agent or any Lender, Borrowers shall reasonably and promptly assist and cooperate with Agent or such Lender in satisfying the market standards to which Agent customarily adheres or which may be reasonably required in the marketplace, by prospective investors, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:
(i)(A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrowers, Guarantor(s) and the Manager, including, without limitation, the information set forth on Exhibit B attached hereto, (B) provide updated budgets and rent rolls relating to the Property, and (C) provide (and cooperate with Agent’s procurement of) updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Agent;
(ii)provide opinions of counsel, which may be relied upon by Agent, each Lender, and their respective successors, assigns and participants, underwriters, agents and representatives, as to non-consolidation or any other opinion customary in Secondary Market Transactions with respect to the Property, the Loan Documents, and Borrowers and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Agent and each Lender;
(iii)provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents to the extent applicable;
(iv)execute amendments to the Loan Documents and Borrowers’ organizational documents and such other documents requested by Agent, including without limitation, those documents required pursuant to Section 8.4 below; provided, however, that Borrowers shall not be required to make any Prohibited Changes (as defined below); and
(v)at Agent’s request, make Guarantor and such representatives of Borrowers requested by Agent available to meet with any investors or prospective investors in any potential Secondary Market Transaction at Borrowers’ offices.
(c)Any financial data or financial statements provided pursuant to this Section 8.1 shall be furnished to Agent within ten (10) Business Days after notice from Agent.
2.Confidentiality; Availability of Records. Borrowers acknowledge and agrees that subject to Agent’s and each Lender’s standard confidentiality procedures then in effect, as applicable, Agent and each Lender may provide to any actual or proposed assignee or participant originals or copies of this Agreement, any other Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, financial statements, reports, requisitions and other materials and information at any time submitted by or on behalf of Borrowers, any other Credit Party or other Persons and/or received by or on behalf of Agent or any Lender in connection with the Loan; provided, however, that such recipients shall agree to be bound by the terms of this Section 8.2 and such information shall not be disclosed by any such

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proposed assignee or participant other than to their respective employees, directors, officers, advisors or agents who need that information and agree to be bound by the provisions of this Section 8.2. Without the consent of Borrowers, neither Agent nor any Lender shall deliver to any third party any non-public information relating to Borrowers or any other Credit Party which (a) has been received by Agent or any Lender from Borrowers or any other Credit Party or from Agent and (b) Borrowers or such other Credit Party or Agent has advised Agent or such Lender in writing that the same is confidential, however, information may be disclosed by Agent or any Lender pursuant to the first sentence of this Section 8.2 and in the event that any of them becomes required by law, regulation or legal or regulatory process or is requested by a governmental agency or self-regulatory organization (collectively, “Law”) to disclose information; provided that Agent or Lender, as applicable, will, to the extent not prohibited by Law, provide Borrowers with prompt notice of such requirement or request so that Borrowers, at its sole expense, may seek a protective order or other appropriate remedy, or waive Agent’s or such Lender’s, as applicable, compliance with the provisions of this Agreement, or both. In the event Borrowers fail to obtain a protective order or other appropriate remedy, or if Borrowers waive compliance with the terms of this Agreement, Agent or such Lender may, without liability under this Agreement, disclose that portion of such information that its counsel advises is so required or requested by Law to be disclosed.
3.Severance.
1.Severance Documentation.     Agent, without in any way limiting Agent’s and Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any Secondary Market Transaction), to require Borrowers to execute and deliver “component” notes and/or one or more substitute notes evidencing the portion of the Loan held by a particular Lender (and the term “Note” as used in this Agreement and in all the other Loan Documents shall include all such component notes and/or substitute notes but shall exclude any Note replaced by the same), and/or modify the Loan in order to create one or more senior and subordinate notes (e.g., an A/B or A/B/C structure) or pari passu notes and/or one or more additional components of the Note or Notes, reduce the number of components of the Note, revise the interest rate for each component, reallocate the principal balances of the Note and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments); provided, that, notwithstanding anything herein to the contrary, in no case shall Borrowers be required to make (nor shall Lender be permitted to make) any Prohibited Changes. At Agent’s election, each note comprising the Loan may be subject separately to one or more Secondary Market Transaction. Agent shall have the right to modify the Note and/or Notes and any components in accordance with this Section 8.3.1 and, provided that such modification shall comply with the terms of this Section 8.3.1, such modification shall become immediately effective.
2.Reserved.
3.Cooperation; Execution; Delivery. Borrowers shall reasonably cooperate with all reasonable requests of Agent in connection with this Section 8.3. If requested by Agent, Borrowers shall (i) cooperate with all reasonable requests of Agent in order to establish the “component” notes, (ii) promptly execute and deliver such documents (including, without limitation, any amendments to the Loan Documents) as shall be required by Agent in connection with any modification pursuant to this Section 8.3, all in form and substance satisfactory to Agent, including, the severance of security documents if requested; provided, that notwithstanding anything herein to the contrary, Borrowers shall not be required to (I) modify or amend any Loan Document if such modification or amendment would (a) change the aggregate Outstanding Principal Balance of the Loan, the then-applicable Maturity Date, the weighted

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average interest rate effective immediately prior to such modification or the amortization of principal as set forth herein or in the Note (provided that such weighted average interest rate may thereafter change to reflect any implementation of the Default Rate after principal payments and/or the application of Net Insurance Proceeds pursuant hereto), (b) alter the rights or benefits or increase the obligations or liabilities of Borrowers or Guarantor under the Loan Documents (other than to a de minimis extent), or (c) modify or amend any other economic or other term of the Loan (other than to a de minimis extent) and (II) create a mezzanine loan (i.e., a loan with pledged equity as collateral) or a preferred equity investment arrangement (the changes described in the foregoing clauses (I) and (II) being collectively referred to as “Prohibited Changes”). In the event Borrowers fail to execute and deliver such documents to Agent within five (5) Business Days following such request by Agent, Borrowers hereby absolutely and irrevocably appoint Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrowers hereby ratifying all that such attorney shall do by virtue thereof (provided that notwithstanding anything herein to the contrary, Lender shall not be permitted to make any Prohibited Changes). It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrowers fail to comply with any of the terms, covenants or conditions of this Section 8.3 after expiration of five (5) Business Days after notice thereof.
4.Costs and Expenses. In connection with any Secondary Market Transaction, Borrowers shall be responsible for their own costs and expenses (including legal fees) incurred in connection with such Secondary Market Transaction and for the reasonable out-of-pocket costs and expenses incurred by Agent and Lender; provided, however, that notwithstanding anything herein to the contrary, with respect to any Secondary Market Transaction, Borrowers shall not be required to pay or incur costs and expenses covered by this Section 8.4 (whether costs or expenses of Borrowers or Agent and Lenders, and including costs pursuant to clause (C) of Section 8.1(b)(ii)) in excess of $50,000.
5.Register.
(a)Loan Register. Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the principal amounts (and stated interest) of the Loans (or portions thereof) owing to each Lender pursuant to the terms hereof from time to time and each repayment with respect to the principal amount (and stated interest) of the Loan of each Lender (the “Register”). Failure to make any such recordation, or any error in such recordation shall not affect Borrowers’, Agent’s or any Lender’s obligations in respect of the Loan. Without limiting the terms and provisions of Section 8.1 hereof, no assignment, sale, negotiation, pledge, hypothecation or other transfer of any part of any Lender’s interest in and to the Loan shall be effective until such Lender shall have provided Agent with written notice of such transfer and Agent shall have registered such assignee’s name and address in the Register. The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Lender hereby agrees to indemnify Agent and to hold Agent harmless from any actions, suits, claims, demands, liabilities, losses, damages, obligations and actual costs and expenses which Lender sustains or incurs as a consequence of Agent maintaining the Registry, except to the extent such loss or expense is caused by Agent’s fraud or willful misconduct.

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(b)Participant Registry. Borrowers agree that each participant shall be entitled to the benefits of Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13 (it being understood that the documentation required under Section 2.13 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.1; provided that such participant shall not be entitled to receive any greater payment under Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the participant acquired the applicable participation. Each Lender that sells a participation interest in the Loan shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Loan or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that the Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(c)This Section 8.5, the Register and the Participant Register are intended to be construed so that the Note is at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations (or any other successor provision of such regulations).
Article IX
AGENT AND LENDERS
1.Appointment.
(a)Each Lender hereby irrevocably designates and appoints Agent as the agent of such Lender under this Agreement and the other Loan Documents, including acting as collateral agent for Lenders under the Loan Documents, or any of them. Each such Lender irrevocably authorizes Agent, as the agent for such Lender, to take such action on its behalf and in Agent’s designated capacity under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. So long as no Event of Default exists and Deutsche Bank AG, New York Branch owns twenty-five percent (25%) or more of the Loan, Deutsche Bank AG, New York Branch or an Affiliate of Deutsche Bank AG, New York Branch shall remain as Agent (unless removed for cause or required to resign for cause as Agent by the Lenders pursuant to the terms of the Co-Lender Agreement). Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties,

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obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent and in favor of Lenders.
(b)No individual Lender or group of Lenders shall have any right to modify or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the Obligations. All such rights, on behalf of Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Agent for the pro-rata benefit of Lenders. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to exercise or take under this Agreement or the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Agent’s satisfaction are acceptable or otherwise within its discretion, and (ii) the exercise of remedies under this Agreement or any other Loan Document, and any action so taken or not taken shall be deemed consented to by Lenders.
(c)In case of the pendency of any bankruptcy, receivership, insolvency, liquidation, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, Guarantor or any Affiliate of any Borrower or Guarantor, no individual Lender or group of Lenders shall have the right, and Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrowers) shall be exclusively entitled and empowered on behalf of itself and Lenders, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel) and all other amounts due Lenders and Agent hereunder allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, conservator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent hereunder. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by Lenders or to authorize Agent to vote in respect of the claims of Lenders except as approved by Lenders in any such proceeding.
2.Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to receive and rely upon advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
3.Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken

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or omitted to be taken by it or such Person or Persons under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person or Persons’ own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Borrower or Guarantor or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower or Guarantor to perform its obligations thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or Guarantor.
4.Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, instrument, writing, resolution, notice, consent, certificate, certification, affidavit, letter, facsimile message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the parties to the Loan), independent accountants and other experts selected by Agent. Agent shall take any and all direction with regard to administration of the Loan Documents from Lenders holding such portion of the Loan as may be agreed by Lenders in any Co-Lender Agreement. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with this Agreement and all actions required in connection with such transfer shall have been taken. Notwithstanding anything to the contrary set forth herein: Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of one hundred percent (100%) of Lenders (or any other instructing group of Lenders specified by this Agreement or by a separate agreement between Agent and any of the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders as may be directed under the Co-Lender Agreement and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of all or any interest in the Loan.
5.Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents unless Agent shall have received notice from a Lender or Borrowers, referring to the Loan Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice and a Default has occurred, Agent shall promptly give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as may be agreed by Agent and Lenders separately in any Co-Lender Agreement; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
6.Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of any Borrower or Guarantor or any Affiliate

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of any Borrower or Guarantor, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to make its Ratable Share of the Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the parties to the Loan and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
7.Indemnification. Lenders agree to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so to the extent required pursuant to the other provisions of this Agreement), ratably according to their respective Ratable Share on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Loan shall have been paid in full, ratably in accordance with such Ratable Share immediately prior to such date), for, and to save Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, the Loan, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from Agent’s gross negligence or willful misconduct. The provisions of this Section 9.7 shall survive the payment of the Obligations and the termination of this Agreement.
8.Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party or any Affiliate of any Credit Party as though Agent were not an agent hereunder. With respect to the Ratable Share of the Loan made or held by it at any time, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include Agent in its individual capacity.
9.Appraisals. Agent may, at its option, commission one or more new and/or updated appraisals from time to time after the Closing Date; provided, however, that Borrowers shall only be required to reimburse Agent for such new and/or updated appraisal (A) not more than one (1) time annually unless an Event of Default is continuing, (B) in connection with Section 2.17 hereof, (C) in connection with a Secondary Market Transaction (but subject to Section 8.4) and (D) at any time such appraisal is required by applicable Legal Requirements or regulatory requirements.

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10.Ratable Share. (i) The liabilities of Lenders shall be several and not joint, (ii) no Lender shall be responsible for the obligations of any other Lender, and (iii) each Lender shall be liable to Borrowers only for its respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Lender in accordance with its Ratable Share.
11.Reserved.
12.Co-Lender Agreement.
(a)    Each Borrower hereby acknowledges and agrees that, subject to the terms set forth in Section 9.12(b), Lender, any other Lenders and Agent may at any time and from time to time enter into one or more agreements (any such agreement as the same may be modified, amended, restated supplemented or replaced from time to time, a “Co-Lender Agreement”) governing the relationship between such parties, including, without limitation, the rights of Lenders as among themselves and the manner in which Agent shall administer the Loan. Each Borrower acknowledges and agrees that Agent’s discretion under this Agreement or the other Loan Documents may be subject to the limitations in any such Co-Lender Agreements, including the requirement that Agent obtain approval of a specified percentage of Lenders or all of the Lenders prior to granting certain consents or approvals or taking certain actions under this Agreement and under the other Loan Documents. Any Co-Lender Agreement is intended and will be solely for the benefit of Agent and the applicable Lenders, and each Borrower acknowledges and agrees that neither any Credit Party nor any other Person shall be a third-party beneficiary (intended or otherwise) of any of the provisions therein, or have any rights thereunder or be entitled to rely on any of the provisions contained therein. Neither Agent nor any Lenders shall have any obligation to provide a copy of any Co-Lender Agreement to any Borrower Related Party or any Affiliate of any Borrower Related Party or to disclose to any Borrower Related Party or any Affiliate of any Borrower Related Party the contents of any Co-Lender Agreement. The Credit Party’s obligations under the Loan Documents are and will be independent of any Co-Lender Agreement and shall remain unmodified by the provisions thereof (although Borrower acknowledges that with respect to certain approvals, calculations and other decisions hereunder, any Co-Lender Agreement may (subject to the terms set forth in Section 9.12(b)) require Agent to consult with or receive the approval of one or more Lenders prior to providing its own approval or determination regarding the same).
    (b)    Agent agrees that in the event that Agent enters into a Co-Lender Agreement after the date hereof, such Co-Lender Agreement shall not include any (I) Unanimous Decisions (as defined below) other than those listed on Exhibit E attached hereto (although, for the avoidance of doubt, (a) not all of the decisions specified on Exhibit E attached hereto will necessarily be unanimous decisions in such Co-Lender Agreement (and some may be Required Lender Decisions (as defined below)) at any given time, and (b) the terminology of the decisions set forth in any such Co-Lender Agreement may differ from the precise terminology set forth on Exhibit E attached hereto, and, in particular, there may exist certain exceptions to any Unanimous Decision which renders such a decision not to be a Unanimous Decision) or (II) Required Lender Decisions other than those listed on Exhibit F attached hereto (although, for the avoidance of doubt, (a) not all of the decisions specified on Exhibit F attached hereto will

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necessarily be Required Lender Decisions in such Co-Lender Agreement, and (b) the terminology of the decisions set forth in such Co-Lender Agreement may differ from the precise terminology set forth on Exhibit F attached hereto, and, in particular, there may exist certain exceptions to any Required Lender Decision which renders such a decision not to be a Required Lender Decision). Borrowers acknowledge and agree that upon not less than five (5) Business Days’ prior written notice to Borrowers (an “Update Notice”), but without any consent right of Borrowers thereto, in connection with the execution of any Co-Lender Agreement, Lenders and Agent may update such Exhibit F to amend, modify, supplement, limit, caveat, add, and/or delete any Required Lender Decision (it being agreed that, from and after the expiration of such five (5) Business Day period, the then current Exhibit F shall be deemed deleted in full as an exhibit to this Agreement and replaced in full with the new Exhibit F, included in the Update Notice).
13.Future Funding Obligations. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the Loan may be severed into one or more component notes where one Lender (the “Future Funding Lender”) retains the obligations of the Lender hereunder to fund any Advances (the “Future Funding Obligations”). The Future Funding Obligations will be solely the obligation of Future Funding Lender and will not be transferred or assigned to any subsequent holder of the applicable Note(s) (the “Holder”), including the Servicer and any trust or trustee or substituted or successor trustee established in connection with any Secondary Market Transaction. No Holder other than Future Funding Lender shall have any liability with respect to the Future Funding Obligations.
14.Modifications to Article IX. Borrowers, Agent and Lenders acknowledge and agree that the provisions of this Article IX (other than Section 9.12(b) and the third sentence of Section 9.1(a)) solely govern the relationship among Lenders and Agent and do not alter or otherwise modify the provisions of this Agreement applicable to Borrowers or otherwise apply to Borrowers. The provisions of this Article IX may be modified without Borrowers’ consent so long as such modifications do not alter any of Borrowers’ rights or obligations under this Agreement or any of the other Loan Documents or otherwise alter the economic terms of the Loan or the Loan Documents in any manner.
15.Successor Agents. Agent may resign as Agent under the Loan Documents upon notice to Lenders and Borrowers. If Agent shall resign, then Lender shall appoint a successor Agent. The term “Agent” shall mean each such successor Agent, effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto. After any retiring Agent’s resignation hereunder as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents. In no event shall there be more than one Agent hereunder.
16.Limitation on Agent’s Liability. No syndication agents, arranger, or book running manager, in such capacities, shall have any right, power, obligation, liability, responsibility or duty under this Agreement.
Article X
GENERAL CONDITIONS
1.Indemnity.

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(a)Borrowers hereby indemnify and agree to defend, protect and hold harmless Agent and Lenders and their respective affiliates, participants, directors, officers, agents, employees and “controlling persons” (as defined under federal securities law) (each, an “Indemnified Party”) from and against any and all actual losses, liabilities, obligations, charges, claims, damages (excluding consequential, special, punitive and exemplary damages, except to the extent asserted against Agent or any Lender by any third party or paid by Agent or any Lender by any third party), penalties, causes of action, costs and expenses (including reasonable attorneys’ fees and disbursements) of any kind or nature (except to the extent of any claim arising from the gross negligence or willful misconduct of any Indemnified Party), in connection with this Agreement or any of the other Loan Documents, the consummation of the transactions contemplated herein or therein, or the acquisition, development, construction, management, financing maintenance, sale, marketing, leasing, use, operation, or occupancy of the Mortgaged Property, including the following:
(i)any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, and streets and ways;
(ii)any design, construction, operation, use, nonuse or condition of the Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, and streets and ways, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Agent or any Lender, and any claim as to which the insurance is inadequate;
(iii)any performance of or failure to perform any labor or services or furnishing of or failure to furnish any materials or other property in respect of the Mortgaged Property or any part thereof;
(iv)any negligence or tortious act or omission on the part of any Borrower, any other Credit Party, or any Affiliate of the forgoing Persons or any of its respective agents, contractors, servants, employees, Lessees, lessees, sublessees, licensees, guests or invitees;
(v)any other relationship that has arisen or may arise between or among Agent, Lenders, Borrowers, any other Credit Party, any third party with respect to the Mortgaged Property or any of the foregoing, as a result of the execution and delivery of the Note, this Agreement or the other Loan Documents, or any other action contemplated hereby, thereby or by any other document executed in connection with the Loan; and
(vi)any claim, action or other proceeding brought by or on behalf of any other Person against Agent or any Lender as the holder of, or by reason of (y) its interest in, any sum deposited or paid hereunder or in connection herewith, any insurance proceeds, any Awards or other amounts applied to the Obligations or (z) Borrowers acquiring the Mortgaged Property (or any portion thereof);
(b)If any action or proceeding shall be commenced or taken (including an action to foreclose any Security Document, collect the Obligations or enforce Agent’s rights under the Note or the other Loan Documents) by Agent or any other Person, in which action or proceeding Agent is involved or is made a party by reason of the execution and/or delivery of the Note, this Agreement, or any other Loan Documents or in which it becomes necessary to enforce, defend or uphold the Lien on the Mortgaged Property pursuant to this Agreement or the other Loan Documents or Agent’s rights under the Note or any other Loan Documents, all actual

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sums paid by Agent for the expense of any such action or litigation shall be paid by Borrower to Agent five (5) days after written demand therefore. In the event the Mortgaged Property, or any part thereof, shall be advertised for foreclosure sale and not sold, Borrowers shall pay all costs in connection therewith, including reasonable attorneys’ fees and disbursements and advertising costs.
(c)Borrowers will hold Agent and each Lender harmless against any and all liability with respect to any mortgage recording or intangible personal property tax or similar imposition now or hereafter in effect, to the extent that the same may be payable by Agent or any Lender with respect to this Agreement, any Note or any other Loan Document
2.No Waivers. No failure or delay on the part of Agent or any Lender in exercising any right, power or remedy hereunder or under or in connection with this Agreement or the other Loan Documents or to insist upon the strict performance of any term of this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under or in connection with this Agreement or any other Loan Document.
3.Agent’s Review. Observation, inspection and approvals by or on behalf of Agent shall impose no responsibility or liability of any nature whatsoever on Agent, any Lender and no Person shall, under any circumstances, be entitled to rely upon such observations, inspections and approvals by Agent for any reason, except that the condition or requirement that such observation or inspection be done or approval be obtained may be considered by Borrowers as having been satisfied once such observation or inspection is performed or approval is obtained, as the case may be.
4.Submission of Evidence. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Agent shall, at all times, be free to independently establish to its satisfaction such existence or non-existence.
5.Agent and Lenders Sole Beneficiaries. No Person other than Agent and Lenders shall be deemed to be beneficiary of the terms, provisions, covenants and other conditions of this Agreement and the other Loan Documents, any or all of which may be freely waived, in whole or in part, by Agent at any time if Agent deems it advisable or desirable to do so.
6.Third Party Beneficiaries. No Person dealing with Borrowers shall be, nor shall any of them be deemed to be, third party beneficiaries of this Agreement and each such other Person in question shall look to Borrowers as its sole source of recovery if not paid and they may not claim against Agent or Lenders under any circumstances.
7.Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding among Borrowers, the other Credit Parties, Agent and Lenders with respect to the Loan and supersede and cancel all prior loan applications, expressions of interest, commitments, agreements and understandings, whether oral or written, relating to the subject matter hereof, except as specifically agreed in writing to the contrary.
8.Assignment. No Borrower may assign, transfer or otherwise convey this Agreement or any other Loan Document, in whole or in part, nor all or any portion of the Loan to be made hereunder nor any interest therein and any such assignment, transfer or conveyance shall be null and void.

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9.Further Assurances; Filing of Financing Statements. Borrowers shall promptly execute and acknowledge (or cause to be executed and acknowledged), and deliver all documents, instruments and agreements, and take all actions, reasonably required by Agent from time to time in order to confirm the rights created or intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created hereunder or thereunder, to protect the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrowers intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the intent and purposes of the Loan Documents and the transactions contemplated thereunder, provided that the foregoing shall not impose any additional material liability or obligations on, nor materially reduce the rights or remedies of, any Borrower or any Guarantor, or change the timing of payments of interest or principal. Borrowers hereby agree that, without notice to or the consent of Borrowers, Agent may file with the appropriate public officials such financing statements or similar documents as are or may become necessary to perfect and continue the perfection of the security interest granted by any Security Document.
10.Cumulative Remedies. The remedies in this Agreement and the other Loan Documents herein are cumulative and not exclusive of any remedies available at law or equity or in any other agreement, document or instrument.
11.Amendments, Waivers, Consents and Approvals. No failure or delay of Agent in exercising any power or right hereunder or to demand payment for any sums due pursuant to this Agreement or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or in any of the other Loan Documents or consent to any departure by Borrowers or any other Person therefrom shall in any event be effective unless signed in writing by Agent in accordance with this Agreement (including Sections 9.10 and 9.11), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Consents, approvals and waivers granted by Agent for any matters covered under this Agreement or any Loan Document shall not be effective unless signed in writing by Agent hereof in accordance with this Agreement (including Sections 9.10 and 9.11), and such consents, approvals and waivers shall be narrowly construed to cover only the parties and facts identified in any such consent, approval or waiver. No notice or demand on Borrowers or any other Person in any case shall entitle Borrowers or such Person to any other or further notice or demand in similar or other circumstances. Except as set forth in Section 9.1, no Modification or termination of any provision of this Agreement shall be effective unless in writing and signed by Borrowers and Agent hereof.
12.Notices. All notices, certificates, demands, requests, approvals, consents, waivers and other communications (any of the foregoing, a “Notice”) provided for herein shall be in writing and (a) mailed (registered or certified mail, return receipt requested, and postage prepaid), (b) hand-delivered, with signed receipt, (c) sent by nationally-recognized overnight courier, or (d) sent as a .pdf attachment to an e-mail (provided that any Notice sent by e-mail is also delivered by one of the other means for Notices set forth in this Section 10.12 on the Business Day immediately following the date such e-mail was sent), in each case, as follows:
If to Borrowers, to:

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c/o CIM Group, LLC
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention: Nicholas Breyer, Greg Rollman and Alex Rieger

with copies to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019 -6064
Attention: Harris B. Freidus
Email: hfreidus@paulweiss.com

and

c/o CIM Group, LLC
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention: General Counsel

If to Agent, to:

Deutsche Bank AG, New York Branch
1 Columbus Circle, 15th Floor
New York, New York 10019
Attention: Mrinal Dansingani
Email: mrinal.dansingani@db.com

Deutsche Bank AG, New York Branch
1 Columbus Circle, 15th Floor
New York, New York 10019
Attention: Jordan Solomon
Email: jordan.solomon@db.com

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with a copy to:
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attention: Christine O’Connell, Esq.
Email: ckoconnell@kslaw.com

and
Hanover Street Capital, LLC
250 West 57th Street, Suite 2200
New York, NY 10107
Attention: Tom Deja & Bryan Whalen
Email: Tom.Deja@hanoverstcap.com Bryan.Whalen@hanoverstcap.com

If to a Lender:

At the address set forth next to such
Lender’s signature on the signature
page hereto.
or to such other address with respect to any party, as such party shall notify the other parties in writing. All such Notices given pursuant to this Section 10.12 shall be effective when received (or delivery is refused) at the address specified as aforesaid.
13.Binding Effect. This Agreement shall be binding upon and inure to the benefit of Agent and Lenders and their respective permitted successors and assigns and each Borrower and its permitted successors and assigns.
14.Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in the State of New York or in any other jurisdiction in the United States shall be, as to the State of New York or such other jurisdiction in the United States, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
15.Governing Law and Consent to Jurisdiction.
(a)THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY AGENT AND LENDERS AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN

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SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE MORTGAGE AND THE ASSIGNMENT OF LEASES SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF LENDERS, AGENT AND BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELINQUISHES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL DISTRICT COURT OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF LENDERS, AGENT AND BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF LENDERS, AGENT AND BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS AGREE THAT SERVICE OF PROCESS UPON BORROWERS AT THE ADDRESS FOR BORROWERS SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWERS IN THE MANNER PROVIDED HEREIN SHALL CONCLUSIVELY BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGE IN THE ADDRESS FOR BORROWERS SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF BORROWERS CEASE TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWERS IN ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO EXERCISE ALL OF AGENT’S RIGHTS AND REMEDIES HEREUNDER.
16.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE

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FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
17.No Joint Venture. Neither Borrowers nor any other Credit Party is or shall be deemed to be a joint venturer, partner, member, Lessee in common or joint Lessee with, or an agent of Agent or Lenders for any purpose. Neither Agent nor Lenders shall be deemed to be in privity of contract with any Person providing services with respect to the operation, marketing and sale of the Mortgaged Property or any part thereof unless and until and except to the extent that Agent shall affirmatively act to establish any such privity, or in the exercise of Agent’s remedies pursuant to the Mortgage or any other Loan Document.
18.Determinations and Consents of Agent and Lenders. Unless expressly provided to the contrary in any particular instance, any determination, election or judgment made or any consent, approval or waiver given by Agent or Lender pursuant to this Agreement or any other Loan Document shall be made or given, as the case may be, in Agent’s or such Lender’s sole and absolute discretion, whether or not the applicable provision of this Agreement or such other Loan Document expressly so provides. In making any such determination, election or judgment or in providing or deciding not to provide any such consent, approval or waiver, Agent and each Lender shall be entitled to rely, to the extent Agent or such Lender so elects, in whole or in part on the advice of counsel (including counsel for Borrowers or any other Credit Party), independent public accountants, engineers, architects, construction consultant and other experts selected by Agent or such Lender. In any instance where a Loan Document provides that Agent shall not unreasonably withhold its consent or approval, such standard shall apply only in the event that no Default or Event of Default is continuing, and during the period that a Default or Event of Default is continuing, Agent may withhold such consent or approval in its sole and absolute discretion (and at such time as all pending Defaults and Events of Defaults have been cured in accordance with the applicable Loan Documents or waived in writing by Lender, such standard of consent and approval shall revert back to reasonableness).
19.Headings, Etc. The headings and captions of various Sections of this Agreement have been inserted for convenience only and are not to be construed as defining, modifying, limiting or amplifying, in any way, the scope or intent of the provisions hereof.
20.Incorporation by Reference. Borrowers agree that the Note and the other Loan Documents shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth in

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and made a part of the Note and the other Loan Documents. In the event of a conflict between any of the Loan Documents and the provisions of this Agreement, this Agreement shall control.
21.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
22.IntraLinks. If Agent is required or elects to send information to Lender(s), Agent may elect to send such information by IntraLinks (or similar electronic distribution system), but this provision shall not be applicable to default notices and/or matters involving a deemed consent provision.
23.Survival. Without prejudice to the survival of any other agreements contained herein, obligations for taxes, costs, indemnification, reimbursements, damages and other contingent obligations (including pursuant to Sections 2.11, 2.13, 5.15 and 10.1) shall survive the repayment in full of the Loan.
24.Damages. Neither Agent nor any Lender nor any agent of any of them shall be liable to any Borrower or any of its Affiliates for punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligation or as a result of any transaction contemplated in any of the Loan Documents.
25.Preferences. Except to the extent otherwise provided in any Loan Document, Lenders and Agent shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Obligations. To the extent that any of the Credit Parties makes a payment or payments to Agent or Lenders, or Agent or Lenders enforce the lien of the Mortgage or other Loan Documents or exercise their rights of set-off (at all times in accordance with Section 7.8 above), and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent in its discretion) to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, equitable cause, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender severally agrees to pay to Agent upon demand its ratable share of the total amount so recovered from or repaid by Agent.
26.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)the effects of any Bail-In Action on any such liability, including, if applicable:

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(A)a reduction in full or in part or cancellation of any such liability;
(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b)As used in this Section 10.26 the following terms have the following meanings ascribed thereto: (i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii)”Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) “EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (z) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway or any other member state of the European Economic Area; provided, however, from and after any such time as the United Kingdom ceases to be a member state of the European Union, “EEA Member Country” shall also continue to include the United Kingdom; (v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
27.Exculpation. Notwithstanding anything to the contrary set forth in the Loan Documents, the Loan shall be fully recourse to Borrowers. Moreover, all of the terms and provisions of this Agreement and the other Loan Documents to which Borrowers are a party are obligations of Borrowers and not restricted by any limitation on personal liability; provided, however, that (a) if any Borrower is a limited partnership, in no event shall any general partner, limited partner, officer, director, employee, agent or direct or indirect owner of Borrower have any personal liability for the obligations of such Borrower hereunder, (b) if any Borrower is a limited liability company in no event shall any member, manager, officer, director, employee, agent or direct or indirect owner of such Borrower have any personal liability for the obligations of such Borrower hereunder, or (c) if any Borrower is a corporation, in no event shall any officer, director, employee, agent, direct or indirect owner, shareholder or authorized signatory of such

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Borrower have any personal liability for the obligations and liabilities of such Borrower hereunder; provided, further however, that in no way shall the foregoing apply to or limit any liabilities or obligations of any Guarantor under any Guaranty.
28.Brokers and Financial Advisors. Borrowers hereby represent that, except for Cushman & Wakefield (“Broker”), they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers shall indemnify, defend and hold Agent and each Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Agent’s and each Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person (including Broker) that such Person acted on behalf of Borrowers or Agent or any Lender in connection with the transactions contemplated herein. The provisions of this Section 10.28 shall survive the expiration and termination of this Agreement and the payment of the Obligations.
29.Servicer.
(a)At the option of Agent, the Loan may be serviced by one or multiple servicers, special servicers and/or trustees (any such servicers, special servicers and trustees, together with their agent’s, nominees or designees, are collectively referred to as “Servicer”) selected by Agent and Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Agent and Servicer. Servicer may, at any time, delegate all or any portion of its responsibilities for the servicing and administration of the Loan to a sub-servicer or sub-servicers. Borrowers shall be responsible for any fees, costs and expenses of Servicer, but only to the extent such fees, costs and expenses would otherwise be payable by Borrowers if incurred by Agent or Lender hereunder or are covered by the further provisions of this Section 10.29(a). Agent and Borrowers agree that Hanover Street Capital, LLC shall be the initial Servicer hereunder. Borrowers agrees that Servicer shall be paid an annual fee of $30,000, payable monthly (in equal monthly installments) on each Payment Date (the “Servicing Fee”), in accordance with Section 4.4 hereof. Notwithstanding any collection of the Servicing Fee by Agent on behalf of Servicer, the Servicing Fee will be deemed to have been paid directly to Servicer.
(b)Subject to Section 10.29(a), Borrowers shall pay all of the fees and out-of-pocket expenses of the Servicer and any reasonable third-party fees and expenses in connection with the Loan, including any prepayments, releases of the Mortgaged Property, approvals under the Loan Documents requested by Borrowers, other requests under the Loan, assumption of Borrowers’ obligations or modification of the Loan, as well as any fees and out-of-pocket expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, attorney’s fees and expenses and other fees and out-of-pocket expenses in connection with the modification or restructuring of the Loan. All amounts payable to Agent or Servicer in exercising its rights under this Section 10.29 (including, but not limited to, disbursements, advances and reasonable legal expenses incurred in connection therewith), shall be payable within five (5) days of demand therefor, secured by this Agreement and interest thereon shall accrue at the Default Rate from the date due.
30.Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Agent or any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of (i) any Federal Reserve Bank, any Federal Home Loan Bank or the

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central reserve bank or similar authority of any country to secure any obligation of Lender to such bank or similar authority (a “Central Bank Pledge”) or (ii) the trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or any other Person permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, on any substitute or successor legislation (a “Pfandbrief Pledge”). In the event that the interest of Agent and/or any Lender that is assigned in connection with a Central Bank Pledge is foreclosed upon and transferred to the pledge thereof, Agent or such Lender, as applicable, shall have no further liability hereunder with respect to the interest that was the subject of such transfer and the assignee shall be Agent or such Lender, as applicable with respect to such interest. Neither Agent nor any Lender shall be required to notify Borrowers of any Central Bank Pledge or Pfandbrief Pledge. Borrowers agree to execute, within fifteen (15) Business Days after request therefor is made by Agent or any Lender, any documents or any amendments, amendments and restatements, and/or modifications to any Loan Documents and/or additional documents (including, without limitation, amended, amended and restated, modified and/or additional promissory notes) and/or estoppel certificates reasonably requested by Agent and/or such Lender in order to make the Loan Documents eligible under German pfandbrief legislation; provided, however, that Borrowers shall not be required to make any Prohibited Changes.
31.Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Agent, Lenders, any Affiliate of Agent, any Affiliate of any Lender shall be subject to the prior written approval of Agent and/or such Lender, such approval not to be unreasonably withheld. All news releases, publicity or advertising by Agent and/or any Lender or any of their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to any Borrower or Guarantor or any Affiliate of any Borrower or Guarantor shall be subject to the prior written approval of Borrowers, such approval not to be unreasonably withheld; provided, however that the foregoing shall in no way limit Agent’s and each Lender’s rights pursuant to Article XIII. Notwithstanding the foregoing (and in no way limiting Agent’s and each Lender’s rights under Article XIII), Borrowers authorize Agent and each Lender to issue press releases, advertisements and other promotional materials in connection with Agent’s and each Lenders’ own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Agent’s and Lenders’ participation therein.
32.Joint and Several Liability; Suretyship Waivers. Each Borrower acknowledges that Lender has made the Loan to each Borrower upon the security of their collective interest in the Property and in reliance upon the aggregate of the Property taken together being of greater value as collateral security than the sum of each individual Borrower’s interest in the Property.
(a)As more specifically set forth in this Section 10.32, the waivers set forth in this Section 10.32 are intended only to apply to rights or defenses which any individual Borrower may have or assert in the event that such individual Borrower is held to be, or asserts that such individual Borrower is, a surety of any other individual Borrower. Without limiting any other provision of this Agreement or any other Loan Document, nothing in this Section 10.32 shall be deemed a waiver by Borrower or any individual Borrower, in its capacity as a debtor or obligor (as opposed to any capacity as a surety), of any of its rights, remedies and defenses otherwise afforded to it as a debtor or obligor (as opposed to a surety) under applicable law where the debt is secured by real property.
(b)Each individual Borrower acknowledges and agrees that (A) the obligations and liability of each individual Borrower under this Agreement and the other Loan

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Documents to which such individual Borrower is a party are joint and several and (B) each of the individual Borrowers and Agent, on behalf of the Lender, do not intend that any individual Borrower be treated or held to be a surety or guarantor of the obligations of any other individual Borrower under the Loan Documents. Notwithstanding the foregoing, if and to the extent that any individual Borrower may be treated as or deemed to be a surety or held to have any of the rights, remedies or defense of a surety for the obligations of any other individual Borrower under the Loan Documents, then each individual Borrower, to the fullest extent permitted by law, hereby knowingly, voluntarily and irrevocably waives and agrees not to assert or take advantage of any such rights, remedies or defenses.
(c)Without limiting the generality of the foregoing provisions, the validity, priority and enforceability of the Mortgage shall not be impaired or otherwise affected by (A) any failure of any individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) to receive notice of any default in the payment or performance of any indebtedness or other obligations of any other individual Borrower (in its individual capacity as an obligor under the Loan Documents) that are secured by the Mortgage; (B) any limitation on the personal liability of any individual Borrower (in its individual capacity as an obligor under the Loan Documents) for any indebtedness or obligation secured by the Mortgage; (C) any failure of any individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) to receive notice of, or consent to, any extension, alteration, impairment or suspension of any indebtedness or other obligations that are secured by the Mortgage; (D) any failure of any individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) to receive notice of, or consent to, the release by Agent, on behalf of the Lender, of any other security for, or guaranty of, any indebtedness or obligations that are secured by the Mortgage; (E) any failure of Agent to enforce any other right or remedy, or to resort to any other security or guaranty, before enforcing Agent’s foreclosure, receivership and other remedies under the Mortgage; and (F) any election of remedies by Agent, on behalf of the Lender, that impairs or destroys any right or remedy of any individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) against any other individual Borrower (in its individual capacity treated as an obligor under the Loan Documents) including any destruction of the right of any individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) to seek reimbursement from any other individual Borrower (in its individual capacity treated as an obligor under the Loan Documents) based on the principle of equitable subrogation as a result of Agent’s election to foreclose under the Mortgage by a nonjudicial trustee’s sale.
(d)Each individual Borrower (should such individual Borrower be deemed to be such, in its individual capacity as a surety) hereby further knowingly, voluntarily and irrevocably waives (A) any claim against any other individual Borrower (in its individual capacity treated as an obligor under the Loan Documents) including any equitable claim for reimbursement based on any loss suffered by such individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) as a result of Agent’s enforcement of its remedies under the Mortgage; and (B) any right to receive, resort to, or in any way have the benefit of any other security or guaranty held by Agent, on behalf of the Lender.
(e)The continuing validity and enforceability of the covenants and waivers of each individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) in this Section 10.32 shall not be impaired or otherwise affected by any election of Agent, in its discretion, to give any particular notice to such individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) or to solicit any particular consent of such individual Borrower (should such individual Borrower, in its individual capacity, be deemed to be a surety) that Agent is not obligated to give or solicit by reason of the provisions of this Section 10.32.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
BORROWERS:
CIM/J STREET HOTEL SACRAMENTO OWNER, LLC
CIM/J STREET HOTEL SACRAMENTO ML, LLC
CIM/J STREET GARAGE SACRAMENTO OWNER, LLC
each, a Delaware limited liability company

By: /s/ David Thompson
Name: David Thompson
Title: Vice President & Chief Financial Officer

[Signature Page to Loan Agreement (Sheraton Grand Sacramento)]

LENDER:
DEUTSCHE BANK AG, NEW YORK BRANCH, as initial Lender
By: /s/ Jon Tilli
    Name: Jon Tilli
    Title: Director
By: /s/ Christopher Harris
    Name: Christopher Harris
    Title: Director
Commitment: $92,200,000.00

[Signature Page to Loan Agreement (Sheraton Grand Sacramento)]

AGENT:
DEUTSCHE BANK AG, NEW YORK BRANCH
By: /s/ Jon Tilli
    Name: Jon Tilli
    Title: Director
By: /s/ Christopher Harris
    Name: Christopher Harris
    Title: Director

[Signature Page to Loan Agreement (Sheraton Grand Sacramento)]

EXHIBIT A-1
LEGAL DESCRIPTION OF HOTEL PROPERTY

Real property in the City of Sacramento, County of Sacramento, State of California, described as follows:
PARCEL ONE:

LOTS 3, 4, 5 AND THE EAST 19.50 FEET OF LOT 2 IN THE BLOCK BOUNDED BY 12TH AND 13TH STREETS AND "J" AND "K" STREETS IN THE CITY OF SACRAMENTO, ACCORDING TO THE OFFICIAL MAP OF SAID CITY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF SAID LOT 2 FROM WHICH THE NORTHEAST CORNER OF SAID LOT 2, BEARS SOUTH 71° 26' 27" EAST 19.50 FEET; THENCE ALONG THE NORTHERLY LINE OF LOTS 2, 3, 4 AND 5 SOUTH 71° 26' 27" EAST 260.76 FEET TO THE NORTHEAST CORNER OF SAID LOT 5; THENCE ALONG THE EASTERLY LINE OF SAID LOT 5 SOUTH 18° 37' 03" WEST 160.94 FEET TO THE SOUTHEAST CORNER OF SAID LOT 5; THENCE ALONG THE SOUTHERLY LINE OF LOTS 5, 4, 3, AND 2 NORTH 71° 28' 12" WEST 260.63 FEET TO A POINT THAT BEARS NORTH 71° 28' 12" WEST 19.50 FEET FROM THE SOUTHEAST CORNER OF SAID LOT 2; THENCE NORTH 18° 34' 11" EAST 161.07 FEET TO THE POINT OF BEGINNING.

THIS LEGAL DESCRIPTION IS PURSUANT TO THE CERTIFICATE OF COMPLIANCE FOR LOT MERGER RECORDED DECEMBER 13, 1999, BOOK 19991213, PAGE 1101, OF OFFICIAL RECORDS.

PARCEL TWO:

PARKING RIGHTS AS GRANTED IN THAT CERTAIN PARKING RIGHTS AGREEMENT BY AND BETWEEN COM/K STREET GARAGE SACRAMENTO, L.P., A CALIFORNIA LIMITED PARTNERSHIP AND CIM/J STREET HOTEL SACRAMENTO, L.P., A CALIFORNIA LIMITED PARTNERSHIP RECORDED SEPTEMBER 3, 2019 IN BOOK 20190903, PAGE 679, OFFICIAL RECORDS.
APN:  006-0111-018-0000

49289660v20

EXHIBIT A-2
LEGAL DESCRIPTION OF GARAGE PROPERTY
Real property in the City of Sacramento, County of sacramento, State of California, described as follows:
Lots 3, 4, 5, 6, 7 and 8 in the block bounded by 12th and 13th, "I" AND "J" Streets of the City of Sacramento, according to the Official Plat thereof; together with the North 1/2 of the abandoned alley adjoining said Lots 3, 4 and 5 and the South 1/2 of the abandoned alley adjoining said Lots 6, 7 and 8.

Together with that portion of vacated alley, pursuant to that certain document entitled Ordinance No. 3445 Fourth Series, recorded September 13, 1974 as Book 740913, Page 739 of official records.
APN:  006-0052-020 and 006-0052-021

49289660v20

EXHIBIT B
SECONDARY MARKET TRANSACTION INFORMATION
(A)    Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.
(B)    The general competitive conditions to which the Mortgaged Property is or may be subject.
(C)    Management of the Mortgaged Property.
(D)    Occupancy rate expressed as a percentage for each of the last five years.
(E)    Principal business, occupations and professions carried on in, or from the Mortgaged Property.
(F)    Number of Lessees occupying ten percent (10%) or more of the total rentable square footage of the Mortgaged Property and principal nature of business of such Lessee, and the principal provisions of the leases with those Lessees including, but not limited to: rental per annum, expiration date, and renewal options.
(G)    The average effective annual rental per square foot or unit for each of the last three years prior to the date of filing.
(H)    Schedule of the lease expirations for each of the ten years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:
(1)    The number of Lessees whose leases will expire.
(2)    The total area in square feet covered by such leases.
(3)    The annual rental represented by such leases.
(4)    The percentage of gross annual rental represented by such leases.

EXHIBIT C
RESERVED

EXHIBIT D
FORM OF DATE DOWN ENDORSEMENT

1

EXHIBIT E
List of Unanimous Decisions

(i)forgive, increase or reduce the principal amount of the Loan, or reduce the interest rate under any Note;
(ii)forgive or waive any accrued interest, fee, prepayment premium or any other amount due and owing with respect to any Note;
(iii)extend or waive or otherwise change (A) the Maturity Date of the Loan or (B) any stated payment date for principal of or interest on the Loan;
(iv)release any Borrower Party from liability under the Loan Documents (except that no such consent shall be required, and Agent is hereby authorized, to release the applicable Borrower Parties, (x) upon payment of the Obligations under the Loan in full in accordance with the terms of the Loan Documents or (y) as otherwise provided under the terms of the Loan Documents;
(v)release, substitute or exchange any material portion of the collateral given as security for the Loan (except that no such consent shall be required, and Agent is hereby authorized to release, substitute or exchange any Lien covering the collateral under the Mortgage upon payment of the Obligations in full in accordance with the terms of the Loan Documents);
(vi)subordinate the Lien of any of the Loan Documents to any mortgage or other monetary encumbrance; provided, however, Agent may subordinate such Lien if the subordination is to a lien or encumbrance in favor of the Agent for the benefit of the Lenders;
(vii)modify any of the Unanimous Decisions, the definition of “Required Lenders” in the Co-Lender Agreement, or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the consent of each Lender;
(viii)convert or exchange the Loan for any other indebtedness, or cross-default the Loan with any other indebtedness;
(ix)increase or decrease the maximum commitment of any Lenders, subject to the making of Protective Advances in accordance with (and as defined in) the Co-Lender Agreement;
(x)except as expressly permitted in the Loan Documents as of the date hereof or as amended following the date hereof in accordance with the terms hereof, permit any transfer of all or any portion of the Mortgaged Property or transfer of direct or indirect ownership interest in any Borrower, or modify any of the terms and conditions of the Loan Documents concerning any of the foregoing;

(xi)forgive, waive, reduce or extend any fees or other amounts payable to the Lenders, including, without limitation, obligation of the any Borrower to pay interest at the Default Rate and/or late charges without the consent of the affected Lenders;
(xii)any sale of the Mortgaged Property for less than ninety-five percent (95%) of then- current fair market value; and
(xiii)any amendment to the matters that constitute an “Event of Default” under the Loan Documents.

EXHIBIT F
List of Required Lender Decisions

(i)consent to (A) the sale, transfer or encumbrance of any portion of the Mortgaged Property (or any interest therein) or any direct or indirect ownership interest in the Borrower, except as otherwise provided in the Loan Agreement, or (B) the incurrence by Borrowers of any additional indebtedness secured by the Mortgaged Property, in each case to the extent such consent is required under the Loan Documents;
(ii)approve any proposed improvements or alterations to the Mortgaged Property that are subject to Agent’s consent under the Loan Agreement and would reasonably be expected to result in an aggregate expenditure for such alteration in excess of the Alteration Threshold;
(iii)bid less than ninety five percent (95%) of the outstanding principal amount of the Loan at a foreclosure sale;
(iv)waive or amend any requirement that the Borrowers maintain an Interest Rate Protection Agreement;
(v)waive the existence of any monetary or material non-monetary Event of Default under the Loan Documents that is known to Agent;
(vi)the making of any Protective Advance if such Protective Advance, together with all other prior Protective Advances which have not been repaid by Borrowers, exceeds specified dollar amounts in the Co-Lender Agreement;
(vii)waive or amend any material requirement relating to the organizational structure or single-purpose entity requirements of Borrowers (including, without limitation, any requirement to have one or more Independent Directors);
(viii)adopt Agent’s recommended course of action (a “Post-Foreclosure Plan”) for any portion of the Mortgaged Property acquired through foreclosure, power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise (“REO Property”) or taking any action that materially deviates from any such approved Post-Foreclosure Plan;
(ix)subject to the Unanimous Decision set forth in clause (xii) of Exhibit E hereto, any sale or financing of the REO Property;
(x)subject to the terms of the Loan Agreement, appointment of any Person to replace the Agent after its resignation or removal as provided herein;

(xi)waive the requirement of Borrowers to fund a Shortfall Deposit that is greater than an amount set forth in the Co-Lender Agreement, or waive any other material reserve requirement;
(xii)commence any Bankruptcy Event against a Borrower Party under the Loan Documents or affirmatively consenting to the adoption or approval of a plan in a bankruptcy or reorganization of a Borrower Party;
(xiii)modification or waiver of any material insurance requirements;
(xiv)to the extent Agent has consent rights over same, consent to the settlement of any insurance claim in excess of $10,000,000;
(xv)rescind any acceleration of the Loan;
(xvi)waive any requirement of Borrowers to deliver operating statements, financial statements or any other material reports to the extent such waiver permits the Borrowers to deliver such operating statement, financial statement or other report more than sixty (60) days later than the date that Borrowers is required to deliver same under the Loan Documents;
(xvii)approve any new Affiliate contracts or any amendment to an existing agreement with any Affiliate that increases the rights (including rights to payment) or decreases the obligations of the counterparty thereto;
(xviii)consent to the settlement of any litigation against Borrowers or the Mortgaged Property to the extent that the amount not covered by insurance exceeds an amount specified in the Loan Agreement, and is not otherwise fully capitalized by Borrowers;
(xix)consent to any dissolution, liquidation or consolidation or merger of any Borrower;
(xx)materially modify or waive any of the provisions or requirements set forth in the Loan Agreement relating to the Guarantor or any Guaranty, including, but not limited to, any provisions or requirements relating to a replacement Guarantor (if any) and financial covenants and financial requirements of such Guarantor;
(xxi)exercising any material rights and remedies against any Borrower Party or the Mortgaged Property (including commencing any foreclosure upon the Mortgaged Property);
(xxii)consenting to any Material Lease requiring Agent’s consent or any renewal, amendment or modification thereof to the extent Agent’s consent is required pursuant to Section 5.10(a) of the Loan Agreement;
(xxiii)any waiver of a condition precedent to an Extension Option, other than a de minimis condition;

(xxiv)permit any subordinate Liens to be placed upon the Collateral or any direct or indirect ownership interest in Borrower (except as expressly permitted to Borrowers in the Loan Documents as of the date hereof), or modify any of the terms and conditions of the Loan Documents concerning any of the foregoing;
(xxv)approve any non-emergency expenses or material actions with respect to the REO Property not contemplated in an approved Post-Foreclosure Plan, other than any Permitted REO Action (as such term shall be defined in the Co-Lender Agreement);
(xxvi)consent to any reclassification or any Borrower seeking any variance or special permit under existing zoning ordinances, to the extent Agent’s consent is required pursuant to the Loan Agreement;
(xxvii) without limiting Agent’s right to make Protective Advances in accordance with the terms hereof, incurring any individual expense which would not be subject to reimbursement by any Borrower Party pursuant to the terms of the Loan Documents in excess of $250,000;
(xxviii) modifying the definition of Event of Default under the Loan Agreement; and
(xxix)consent to the removal or replacement of Manager except as otherwise permitted pursuant to the terms of the Loan Documents, or consenting to any surrender, termination, cancellation, material modification or entry into any management agreement by any Borrower.

SCHEDULE I
Borrower’s Organizational Chart

SCHEDULE II
Definition of Special Purpose Bankruptcy Remote Entity
Borrowers hereby represent and warrant to, and covenant with Agent that since the date of its formation or other date indicated below and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full:
(a)Each Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, financing, transferring, exchanging, managing and operating the applicable Mortgaged Property, entering into the applicable Loan Documents and any other loan documents for which any underlying obligations are no longer outstanding, refinancing the applicable Mortgaged Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (ii) has not owned or leased, as applicable, does not own or lease, as applicable, and will not own or lease, as applicable, any asset or property other than (A) the applicable Mortgaged Property, and (B) incidental personal property necessary for the ownership or operation of the applicable Mortgaged Property.
(b)Each Borrower has not engaged and will not engaged in any business other than the acquisition, development, ownership, holding, sale, lease, financing, transfer, exchange, management and operation of the applicable Mortgaged Property, and each Borrower has and will conduct and operate its business as presently conducted and operated incidental to the foregoing.
(c)Each Borrower has not entered and will not enter into any contract or agreement with any Affiliate of such Person (other than other Borrowers), including the Management Agreements, except (i) in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arms-length basis with third parties other than any such party and (ii) as expressly permitted or contemplated under the Loan Documents.
(d)Except with respect to any prior mortgage loan encumbering the applicable Mortgaged Property and other indebtedness which has been repaid in full on or prior to the Closing Date, each Borrower has not incurred and will not incur any Indebtedness, in each case, other than Permitted Indebtedness.
(e)Each Borrower has not made and will not make any loans or advances to any third party (including any Affiliate (other than other Borrowers) or constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates (other than other Borrowers).

(f)Each Borrower has been, is, and intends to remain solvent and Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided in each case, there exists and made available to such Borrower sufficient cash flow from the applicable Mortgaged Property to do so and that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any capital contributions to Borrower. The foregoing shall not vitiate the obligations of Guarantor under the Guaranty.
(g)Each Borrower has done or caused to be done, and will do, all things necessary to observe material organizational formalities and preserve its existence, and Borrower will not (i) fail to comply with Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 30 or 31 or Schedule A of Borrower’s operating agreement, or (ii) without Agent’s prior written consent, amend, modify or otherwise change Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 30 or 31 or Schedule A of Borrower’s operating agreement.
(h)(1) Each Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (other than other Borrowers) and any other Person; (2) Borrowers’ assets will not be listed as assets on the financial statement of any other Person; it being understood that Borrowers’ assets may be included in a consolidated financial statement of its Affiliates, provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrowers and such Affiliates and to indicate that Borrowers’ assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person (other than other Borrowers), and (ii) such assets shall be listed on Borrowers’ own separate balance sheet; and (3) each Borrower will file its own tax returns (to the extent such Borrower is required to file any tax returns) separate from those of any other Person and will not file a consolidated federal income tax return with any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law.
(i)Each Borrower has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower, but excluding other Borrowers), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business solely in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)Each Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any capital contributions to Borrower. The foregoing shall not vitiate the obligations of Guarantor under the Guaranty.

(k)(x) Neither any Borrower nor any constituent party of any Borrower has sought or will seek or effect the liquidation, dissolution, winding up, division (whether pursuant to Section 18-217 of the Act or otherwise), consolidation or merger, in whole or in part, of Borrower, and (y) no Borrower has been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Act or otherwise).
(l)Each Borrower has held and shall hold all of its assets solely in its own name and has not commingled nor will commingle its assets with those of any other Person (other than other Borrowers).
(m)Each Borrower has maintained and shall maintain a sufficient number of employees, if any, in light of its contemplated business operations and has paid and shall pay the salaries of its own employees, if any, solely from its own funds.
(n)Each Borrower has not held itself out and Borrower will not hold itself out as having agreed to pay indebtedness incurred by any other Person (other than another Borrower). No Borrower has guaranteed and no Borrower will guarantee or become obligated for the debts of any other Person (other than another Borrower). Borrower has not held and Borrower will not hold itself out as being responsible for the debts or obligations of any other Person (other than other Borrowers).
(o)Each Borrower has allocated, and each Borrower shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space).
(p)Each Borrower has not maintained, and each Borrower shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (other than other Borrowers).

SCHEDULE III
INTENTIONALLY LEFT BLANK

SCHEDULE IV
APPROVED ANNUAL BUDGET

Sheraton Grand Sacramento Hotel
Garage/Transportation Division Summary

Ctrl-m for Menu	Yr 2024 ACT/FCST	%Rev	Yr 2025 BUDGET	%Rev	Jan-25	Feb-25	Mar-25	Apr-25	May-25	Jun-25	Jul-25	Aug-25	Sep-25	Oct-25	Nov-25	Dec-25
Revenue:																
Transportation	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Daily Parking Overnite	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Employee Parking	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Guest Parking Trn	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Guest Parking Overnite	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Valet Service	850.484	100.0%	1,032.590	100.0%	103.300	91.000	107.200	100.000	99.690	84.140	55.360	61.200	61.000	94.100	94.300	81.300
SP - Discount Clearing	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
SP - House Use Contra-Rev	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Miscellaneous Income	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Daily Parking Trn	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Total Revenue	**850.484**	**100.0%**	**1,032.590**	**100.0%**	**103.300**	**91.000**	**107.200**	**100.000**	**99.690**	**84.140**	**55.360**	**61.200**	**61.000**	**94.100**	**94.300**	**81.300**
Cost of Sales:																
SP - COS Credit	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Miscellaneous Cost	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Total Cost of Sales	**-**	**0.0%**	**-**	**0.0%**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
Salaries And Wages :																
Salaries and Wages																
Non-Mgmt wages	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Overtime Premium	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Mgmt Salaries	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Service Charge Distribution	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Contract/Buyout Labor	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Other Payroll	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Bonus and Incentives																
Bonus and Incentives	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Total Salaries & Wages	**-**	**0.0%**	**-**	**0.0%**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
Payroll Taxes																
Fica Tax Expense	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Futa Tax Expense	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Intl Misc Payroll Tax	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
State - Local Tax Exp	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Suta Tax Expense	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
A-T Fica Cron Tips	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Employee Benefits - Tax	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Supplemental Pay																
Vacation Leave	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Unvest Vacation Leave Forfeitu	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Sick Leave	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Severance	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Sal Incr Vacation Leave	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Unemp Claim Charges	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Commuter Benefit	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
WorkerS Comp	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Home Leave Ps	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Holiday	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Birthday	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Holiday Prmmgt	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Funeral Leave	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Jury Duty	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
WC EPL Premium	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
WC Deductibles Current Year	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
WC Deductibles Retro Year	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
EPL Deductibles	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Employee Benefits																
Employee Food	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Ppo Hi-Lo Co	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
HMO Self Insured Medical	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Education-Reimbursement	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Union Dues	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Pension Expense - Intl	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Misc Emp Benefits	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Employee Benefits Transfer	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Intl Misc Expat Benefits	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Profit Sharing Allocation	-	0.0%	-	0.0%	-	-	-	-	-	-	-	-	-	-	-	-

MARRIOTT INTERNATIONAL CONFIDENTIAL PROPRIETARY INFORMATION

Worksheet: Garage
Page: 1 of 2

SCHEDULE V
RATABLE SHARES
Lender: Deutsche Bank AG, New York Branch
Ratable Share: 100%

SCHEDULE VI
RENT ROLL

SCHEDULE VII
APPROVED PHASE ZERO RENOVATION BUDGET

49289660

SCHEDULE VIII
APPROVED PHASE ZERO RENOVATION SCHEDULE

49289660

DYA DIGNEY YORK ASSOCIATES

CONSTRUCTION - 7-WEEK LOOK AHEAD

Sheraton Sacramento - Guestroom Renovation

Contractor Name: Digney York Associates, LLC

REV: 12/3/2024

5 MORE WEEKS TILL "FINISHED"

CURRENT WEEK							CONSTRUCTION SCHEDULE	WEEK #23							WEEK #24							WEEK #25							WEEK #26												
M	T	W	TH	F	S	S	SCOPE OF WORK	M	T	W	TH	F	S	S	M	T	W	TH	F	S	S	M	T	W	TH	F	S	S	M	T	W	TH	F	S	S	M	T	W	TH	F	S
12/2	12/3	12/4	12/5	12/6	12/7	12/8		12/9	12/10	12/11	12/12	12/13	12/14	12/15	12/16	12/17	12/18	12/19	12/20	12/21	12/22	12/23	12/24	12/25	12/26	12/27	12/28	12/29	12/30	12/31	1/1	1/2	1/3	1/4	1/5	1/6	1/7	1/8	1/9	1/10	1/11
							'HOTEL STRIP																																		
							PRE-EXISTING CONDITION REPORT																																		
							LIQUIDATION																																		
							DEMO																																		
							MARK WALLS FOR ELECTRICAL CUT-OUTS																																		
							ELECTRICAL ROUGH-IN																																		
							FRAME TUB STRINGERS																																		
							PLUMBING ROUGH-IN																																		
;5/4	;5/4	;5/4					;WATER-SHUTDOWNS																																		
5/4	5/4						INSTALL SHOWER PANS & TUBS																																		
^5/4	^5/4						^ELECTRICAL INSPECTION																																		
		5/4	5/4				INSTALL DRYWALL - 1ST LAYER - GUESTROOMS																																		
			^5/4	^5/4			^PLUMBING INSPECTION																																		
				^5/4	^5/4		^DRYWALL INSPECTION - 1ST LAYER																																		
6						5/4	INSTALL FIRE CAULK / PLUMBING SHAFT	5/4																																	
6						5/4	INSTALL DRYWALL - 2ND LAYER - GUESTROOMS	5/4																																	
	^6						^FIRE CAULK & FRAMING INSPECTION		^5/4	^5/4																															
	6	6	6	6			WALL PREP - GUESTROOMS			5/4	5/4	5/4	5/4																												
		6	6				INSTALL DRYWALL - BATHROOMS				5/4	5/4																													
				6	6		INSTALL TILE						5/4	5/4																											
7	7				6	6	PAINT CEILINGS - GUESTROOMS & BATHROOMS	6						5/4	5/4	5/4																									
7	7				6	6	PAINT DOORS & JAMBS	6						5/4	5/4	5/4																									
7	7				6	6	PAINT MILLWORK & TRIM	6						5/4	5/4	5/4																									
7	7					6	GROUT TILE	6							5/4	5/4																									
7	7	7				6	INSTALL VWC - GUESTROOMS	6	6						5/4	5/4	5/4																								
7	7	7				6	INSTALL SHOWER & TUB SURROUNDS	6	6						5/4	5/4	5/4																								
		7	7				INSTALL WINDOW VALANCES (PRE-PAINTED)		6	6						5/4	5/4																								
		7	7				INSTALL MILLWORK TRIM (PRE-PAINTED)		6	6						5/4	5/4																								
		7	7				INSTALL CLOSET DOOR JAMBS & CASING		6	6						5/4	5/4																								
		7	7				INSTALL BARN DOOR JAMBS		6	6						5/4	5/4																								
		7	7	7			INSTALL CARPET - GUESTROOMS		6	6	6					5/4	5/4	5/4																							
			7	7	7		INSTALL RUBBER BASE - GUESTROOMS			6	6	6					5/4	5/4	5/4																						
			7	7	7		INSTALL CARPET / FLOORING PROTECTION			6	6	6					5/4	5/4	5/4																						
			7	7	7		INSTALL CLOSET DOORS			6	6	6					5/4	5/4	5/4																						
			7	7	7		INSTALL BATHROOM BARN & SWING DOORS			6	6	6					5/4	5/4	5/4																						
			7	7	7		INSTALL MISC. DOOR HARDWARE			6	6	6					5/4	5/4	5/4																						
			7	7			INSTALL VWC - BATHROOMS			6	6						5/4	5/4																							
				7	7		INSTALL VWC - CORRIDORS				6	6						5/4	5/4																						
				7	7		INSTALL SHOWER DOORS				6	6						5/4	5/4																						
				7	7		INSTALL WINDOW BENCH MILLWORK				6	6						5/4	5/4																						
				7	7		INSTALL VANITIES				6	6						5/4	5/4																						
8	8	8		7	7	7	INSTALL FF&E	7	7		6	6	6	6	6			5/4	5/4	5/4	5/4	5/4																			
8					7	7	INSTALL CARPET - CORRIDORS					6	6						5/4	5/4																					
8	8					7	INSTALL RUBBER BASE - CORRIDORS	7					6	6						5/4	5/4																				
8	8	8				7	ELECTRICAL TRIM-OUT	7	7				6	6	6					5/4	5/4	5/4																			
8	8	8				7	PLUMBING TRIM-OUT	7	7				6	6	6					5/4	5/4	5/4																			
	8	8					INSTALL ACCESSORIES	7	7					6	6						5/4	5/4																			
9			8	8	8		DRAPERY INSTALL (HARDWARE / FABRIC / ROLLER)		7	7	7				6	6	6					5/4				5/4	5/4														
		(8					(INSTALL MATTRESSES)	(7							(6							(5/4																			
	8	8	8	8		7	PRE-PUNCH	7	7	7			6	6	6	6										5/4	5/4	5/4	5/4												
9				8	8		CONSTRUCTION CLEAN			7	7					6	6												5/4	5/4											
	[9	[9				[8	[PUNCH]	[8				[7	[7					[6	[6													[5/4	[5/4								
		^9					^FINAL INSPECTIONS	^8					^7						^6														^5/4								
			\9				\HOTEL TAKES POSSESSION OF ROOMS		\8					\7						\6														\5/4							

LAST DAY OF WAREHOUSE! (12/22)

LAST DAY OF CREW HOUSING! (12/23)

CHRISTMAS (NO WORK) (12/24–12/26)

HAPPY NEW YEAR! (NO WORK) (1/1)

SCHEDULE IX
PHASE ZERO PLANS AND SPECIFICATIONS

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SACRAMENTO SHERATON RENOVATION

1230 J STREET
SACRAMENTO, CALIFORNIA 95814

PERMIT SET

12/02/2020

INDEX OF DRAWINGS

GENERAL

G0.0	COVER SHEET
G0.1	SYMBOLS AND ABBREVIATIONS
G2.1	ACCESSIBILITY DETAILS
G2.2	ACCESSIBILITY DETAILS
G2.3	ACCESSIBILITY DETAILS
G2.4	ACCESSIBILITY DETAILS
G2.5	ACCESSIBILITY DETAILS
G3.0	PROJECT SCOPE

ARCHITECTURAL

A1.00	TYPICAL GUEST ROOM FLOOR - LIFE SAFETY & EXITING PLAN
A1.11	GUEST RM KEY TYPES - LEVEL 04-11
A1.12	GUEST RM KEY TYPES - LEVEL 12-19
A1.13	GUEST RM KEY TYPES - LEVEL 20-26
A2.00	TYPICAL GUESTROOM FLOOR PLAN
A2.01	TYPICAL CORRIDOR DRAWINGS
A2.02	TYPICAL CORRIDOR DRAWINGS
A2.03	TYPICAL GUESTROOM FLOOR PLAN
A2.10	GUEST ROOM TYPE - KING 01 - CON DR
A2.11	GUEST ROOM TYPE - QQ 01 - CON DR
A2.12	GUEST ROOM TYPE - KING 02
A2.13	GUEST ROOM TYPE - QQ 02
A2.14	GUEST ROOM TYPE - KING 03
A2.15	GUEST ROOM TYPE - QQ 03 ACC
A2.16	GUEST ROOM TYPE - QQ 03
A2.17	GUEST ROOM TYPE - KING 04
A2.18	GUEST ROOM TYPE - KING 04 ACC
A2.19	GUEST ROOM TYPE - QQ 04
A2.20	GUEST ROOM TYPE - QQ SUITE
A2.21	GUEST ROOM TYPE - QQ SUITE ACC
A2.22	GUEST ROOM TYPE - LOUNGE CONVERSION
A2.23	GUEST ROOM TYPE - KING SUITE
A2.24	GUEST ROOM TYPE - PRES SUITE KING CONNECT
A2.25	GUEST ROOM TYPE - PRES SUITE KING MAIN
A2.26	GUEST ROOM TYPE - PRES SUITE KING MAIN
A2.28	GUEST ROOM BATH TYPES
A2.29	GUEST ROOM BATH TYPES
A2.30	GUEST ROOM BATH TYPES
A2.31	GUEST ROOM BATH TYPES
A8.1	DOOR AND FRAME SCHEDULE

ELECTRICAL

E0.01	ELECTRICAL NOTES, LEGEND, DETAILS, AND SCHEDULES
E0.02	ELECTRICAL SPECIFICATIONS
E0.03	ELECTRICAL SPECIFICATIONS
E1.01	ENLARGED ELECTRICAL GUEST ROOM PLANS
E1.02	ENLARGED ELECTRICAL GUEST ROOM PLANS
E1.03	ENLARGED ELECTRICAL GUEST ROOM PLANS
E1.04	ENLARGED ELECTRICAL GUEST ROOM PLANS
E1.05	OVERALL LIGHTING PLAN

MECHANICAL

PLUMBING

P0.01	PLUMBING NOTES, LEGEND AND SCHEDULES
P0.02	PLUMBING SPECIFICATIONS
P1.01	ENLARGED PLUMBING GUEST ROOM PLANS
P1.02	ENLARGED PLUMBING GUEST ROOM PLANS
P1.03	ENLARGED PLUMBING GUEST ROOM PLANS
P1.04	ENLARGED PLUMBING GUEST ROOM PLANS

NORTH

J STREET
SITE
K STREET
12th STREET
L STREET
13th STREET

LEGEND NOTES

OWNER:
CIM GROUP
[illegible] KAISER PLAZA, SUITE [illegible]
OAKLAND, CALIFORNIA [illegible]
Contact Person:
[illegible]
MOBILE: [illegible]
EMAIL: [illegible]

INTERIOR DESIGN:
DLR GROUP
[illegible] NICOLLET MALL, SUITE [illegible]
MINNEAPOLIS, MN [illegible]
Contact Person:
[illegible]
TEL: [illegible]
EMAIL: [illegible]@DLRGROUP.COM

ARCHITECT:
DLR GROUP
[illegible] W. 133RD ST.
OVERLAND PARK, KS [illegible]
Contact Person:
[illegible]
TEL: [illegible]
EMAIL: [illegible]@DLRGROUP.COM

MEP ENGINEER:
[illegible] ENGINEERS
[illegible] LENEXA DR STE [illegible]
LENEXA, KS [illegible]
Contact Person:
[illegible]
TEL: [illegible]
EMAIL: [illegible]

PROJECT DETAILS:

THESE DOCUMENTS ARE TO REFLECT THE RENOVATION OF [illegible] GUESTROOMS IN THE SHERATON IN SACRAMENTO, CA. RENOVATION INCLUDES FINISH, FURNITURE AND FIXTURE UPDATES, AS WELL AS NECESSARY ACCESSIBILITY UPGRADES. FINAL DRAWINGS WILL BE REVIEWED BY MARRIOTT INTERNATIONAL AS WELL AS THE OWNER OF THE FACILITY.

SQ. FOOTAGE: [illegible] FT^2
OCC. GROUP: R-1

BUILDING CODES APPLIED:
- 2019 CALIFORNIA BUILDING CODE
- 2019 ELECTRICAL BUILDING CODE
- 2019 MECHANICAL BUILDING CODE
- 2019 PLUMBING BUILDING CODE
- 2019 ENERGY CODE

DLR Group

SHERATON SACRAMENTO RENOVATION
CIM Sheraton

PERMIT SET
12-2-20
Revisions
1 [illegible] REV 1 - PERMIT SET
2 [illegible] REV 2

[illegible]

COVER SHEET

0.0

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SCHEDULE X
PIP BUDGET

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SCHEDULE XI
PIP PLANS AND SPECIFICATIONS

RENOVATION REQUIREMENTS

All Scope of Work shall be completed by December 31, 2026 (subject to extensions due to Extraordinary Events as set forth in Section 9.03 of the Management Agreement provided the sum of all extensions must not exceed six months). Phase 1 Scope of Work to be completed by December 31, 2025 (subject to extensions due to Extraordinary Events as set forth in Section 9.03 of the Management Agreement provided the sum of all extensions must not exceed six months).  Owner is scheduled to complete a full soft and casegood renovation of the guestrooms by December 31, 2024. Completion of the guestrooms per the Design Standards is considered a requirement of the Renovation Plan. All work is to meet the April 2024 Sheraton Design Standards and periodically updated supplements and guidelines. It is the responsibility of the Owner and Owner’s design team to ensure understanding and compliance with all Marriott International standards and requirements. All work is to be provided for review and approval prior to commencement of work. Prior to commencing any work, please contact Marriott Global Design (Dave.Morton@marriott.com) to set up a kick-off meeting. This meeting will be used to discuss this document’s requirements, the design and submittal process as well as a proposed construction schedule. Numbering of HOTEL RENOVATION sections below corresponds to Sheraton Design Standards Module numbers and may not be sequential.

PHASE 1:

GR.0  GENERAL REQUIREMENTS
GR.1  PROJECT ADMINISTRATION
Working with a Sheraton recommended Interior Designer, provide design solutions including, but not limited to, a comprehensive Design Concept Narrative, new space planning, updated finishes and FF&E, and accessories, art & styling that reinforce the Sheraton Design Standards in all areas of the hotel.
Provide the current Sheraton brand transformational programs and featured design elements as outlined within the HOTEL RENOVATION and Sheraton Design Strategy guidelines.

GR.2 SIGNAGE
.1Provide new exterior signage to comply with the current Sheraton Hotels Signage Standards.

1.0SITE / BUILDING EXTERIOR
a.BUILDING EXTERIOR / PORTE COCHERE
Complete a general repair and touch-up including but not limited to; paint, windows, doors & frames and items that are showing wear and tear.
Provide new revolving door and side doors/frames at Porte Cochere. Provide all necessary sweeps, seals, thresholds and door hardware.
Repair the following items: damaged areas of the building exterior, exterior guest facing railings and damaged hardscape elements.
Thoroughly clean the following items: façade of pool area, Porte Cochere glass canopy’s/overhang’s, all glazing and hardscape elements.
Provide architectural and/or decorative lighting, on a dimming system that allows space to transition from day to night, at Porte Cochere.

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Provide a valet/bellman stand that compliments the overall aesthetic of the Porte Cochere.
b.LANDSCAPE, PAVING & HARDSCAPE / PARKING AREAS
Replace plants at existing large-scale pots at exterior terrace.
PUBLIC SPACES
c.LOBBY
Provide Sheraton Public Space elements that promote open/global gathering places that encourage connectivity and interaction enabling a communal environment that allows guests to Work, Meet & Relax. Develop new space plan that incorporates Sheraton design elements of Community Table(s), Booth(s), Studio(s) and &More by Sheraton bar service. New space plan to incorporate existing street level restaurant space.
Provide a Full Renovation including but not limited to; floor, wall and ceiling finishes, Casegoods and Softgoods, architectural and decorative light fixtures, refinish all millwork and repaint all painted surfaces. Softgoods (carpet) replaced at 2018 FF&E refresh is excluded, provide documentation and refresh/refinish to like new condition.
Replace the following items: free-standing reception pods, custom feature behind pods, 2x2 and/or 2x4 fluorescent lighting with LED lighting.
Provide additional power outlets and USB ports throughout the space.
Provide a zoned, pre-set dimming lighting system for architectural and decorative lighting.
Provide a new all-in-one computer for guest use and provide printer in the same area. With inclusion of this element any business center can be repurposed.
Re-plan Business Center via new space plan.
d.PUBLIC RESTROOMS
Provide a Full Renovation including but not limited to; floor, wall and ceiling, finishes, complete vanity, accessories, partitions, decorative light fixtures, FF&E, refinish all millwork and repaint all painted surfaces. The following items are excluded and may remain; urinals, water closets and entry doors.
Complete a general repair and touch-up including but not limited to; entry doors and frames.
FOOD & BEVERAGE
e.BAR / RESTAURANT (1st Floor)
Re-concept the Bar to coordinate with Public Space Full Renovation and new space plan to implement Sheraton Public Space element &More by Sheraton.
Provide a Full Renovation including but not limited to; floor, wall and ceiling finishes, Casegoods and Softgoods, architectural and decorative light fixtures, refinish all millwork and repaint all painted surfaces. Full Renovation to include a new finishing kitchen space at 1st floor to support food service delivery.
Provide a Softgoods Renovation including but not limited to; upholstered seating, accessories and decorative lighting at exterior terrace.
Assess current F&B operations and implement Sheraton F&B direction and offerings.
Provide a zoned, pre-set dimming lighting system for architectural and decorative lighting.
f.RESTAURANT (2nd Floor)
Provide a Casegoods & Softgoods Renovation including casegoods, carpet, vinyl wallcovering, window treatments (if applicable), upholstery, seating, art, accessories, decorative lighting, refinish/painting millwork, and paint.

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PHASE 2:

GR.2 SIGNAGE
Provide new interior signage to comply with the current Sheraton Hotels Signage Standards.
Provide new digital signage at Meeting Room entry points.
Repair the following items: electronic reader boards in public areas.

2.0FUNCTION SPACES
g.STANDARD ITEMS FOR ALL MEETING SPACES
Provide a Casegoods & Softgoods Renovation including but not limited to casegoods, carpet, vinyl wallcovering, operable partition fabric, window treatments, upholstery, art, accessories, decorative light fixtures, refinish all millwork and repaint all painted surfaces.
Complete a general repair and touch-up including but not limited to; millwork and doors/frames showing wear and tear. Where chair rails or wainscoting exist, remove and repair surface.
Replace the following items: 2x2 and/or 2x4 fluorescent egg-crate lights with LED and banquet chairs.
Provide a pre-set dimming lighting system for architectural and decorative lighting.
h.PRE-FUNCTION
In additional to Casegoods & Softgoods Renovation items above; provide space planning to implement Sheraton Public Elements of Community Table(s), Booth(s), Studio(s) where space allows.
Provide additional power outlets and USB ports throughout the space.
i.MEETING ROOMS / BALLROOM / BOARDROOM
Remove the following items; all traditional architectural moldings.
Refurbish operable partitions to like new condition.
Replace the following items; 2x2 ACT with upgraded (tegular/narrow grid) ACT at Meeting Rooms, smooth gypsum board ceiling at Boardroom and new glass door/hardware at Boardroom.
Reduce percentage of ACT to 40% maximum in Ballroom. Replace with gypsum board ceiling above decorative chandeliers.
In additional to Casegoods & Softgoods Renovation items above; provide new table with power and connectivity to existing wall mounted TV at Boardroom.

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